AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2005
                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ________________________


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                       ON
                                    FORM S-4

                            ________________________

                             ORIGIN AGRITECH LIMITED
           (Exact Name of Each Registrant as Specified in its Charter)

    BRITISH VIRGIN ISLANDS                  6770                     NOT APPLICABLE
(State or other jurisdiction of   (Primary standard industrial     (I.R.S. Employer
Incorporation or organization)     classification code number)    Identification Number)

                            ________________________

                            625 BROADWAY, SUITE 1111
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 795-4627
    (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                            ________________________

                                MR. KERRY PROPPER
                                    PRESIDENT
                             ORIGIN AGRITECH LIMITED
                            625 BROADWAY, SUITE 1111
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 795-4627
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ________________________

                                   Copies to:

                             DAVID ALAN MILLER, ESQ.
                                 GRAUBARD MILLER
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                            TELEPHONE: (212) 818-8800
                               FAX: (212) 818-8881

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

      If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                            ________________________

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                 Proposed              Proposed
                                                                  Maximum              Maximum             Amount of
      Title of each Class of             Amount being       Offering Price Per    Aggregate Offering      Registration
     Security being registered            Registered            Security(1)            Price(1)               Fee
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Units, each consisting of one              4,025,000 Units        $13.45                   54,136,250           $6,317.84
  share of Common Stock, $.0001 par
  value, and two Warrants (2)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Shares of Common Stock                    4,900,000 Shares       -------                      -------             -------(2)
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Warrants included as part of the        8,050,000 Warrants       -------                      -------             -------(2)
  Units
------------------------------------ ---------------------- -------------------- --------------------- -------------------

Shares of Common Stock underlying         8,050,000 Shares         $5.00                  $34,500,000           $2,791.05
  the Warrants included in the
  Units(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Representative's Unit Purchase                           1          $100                         $100             -------(2)
  Option
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Units underlying the                         350,000 Units         $9.90                   $3,465,000             $439.02
  Representative's Unit Purchase
  Option ("Underwriter's Units")(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Shares of Common Stock included as          350,000 Shares       -------                      -------             -------(2)
  part of the Underwriter's Units(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Warrants included as part of the          700,000 Warrants       -------                      -------             -------(2)
  Underwriter's Units(3)
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Shares of Common Stock underlying           700,000 Shares         $6.40                   $4,480,000             $567.62
  the Warrants included in the
  Underwriter's Units(3)
------------------------------------------------------------------------------------------------------ -------------------

Total Fee........................................................................................              $10,169.53
====================================================================================================== ===================

------------------------------------

(1) Based on the market price of the Units or exercise price for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(g)(1).

(2)   No fee pursuant to Rule 457(g).

(3) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 133, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CHARDAN CHINA ACQUISITION CORP.
                            625 BROADWAY, SUITE 1111
                               SAN DIEGO, CA 92101

To the Stockholders of Chardan China Acquisition Corp:

      You are cordially invited to attend a special meeting of the stockholders of Chardan China Acquisition Corp. ("Chardan"), relating to its proposed purchase of the stock of State Harvest Holdings Limited ("Origin"), a British Virgin Islands company, and related matters. The meeting will be held at 10:00 a.m., eastern time, on _________, 2005, at Chardan's offices at 625 Broadway, Suite 1111, San Diego, California, 92101.

      At this meeting, you will be asked to consider and vote upon the following proposals:

      1. to approve a Stock Purchase Agreement, dated as of December 20, 2004 ("Purchase Agreement") among Chardan, Origin and the stockholders of Origin (the "Origin Stockholders" ) and the transactions contemplated thereby. Origin and the Origin Stockholders (collectively, the "Origin Parties") have already approved the stock purchase agreement;

      2. to approve the merger of Chardan with and into a wholly owned subsidiary formed under the laws of the British Virgin Islands, with the name Origin Agritech Limited ("Agritech") for the purposes of redomestication of the company to the British Virgin Islands (the "Redomestication Merger") and acquiring Origin; and

      3. to approve the Chardan 2005 Performance Equity Plan ("Stock Option Plan");

      If these proposals are approved:

      o     we will acquire an operating business in China;

      o we will change our corporate domicile from the State of Delaware to the British Virgin Islands, which means we will be governed by the laws of the British Virgin Islands;

      o we will change our corporate name to "Origin Agritech Limited" as a result of the Redomestication Merger;

      o the majority of our board of directors and officers will be the Origin Stockholders and their designees;

      o the Agritech Memorandum of Association and the Articles of Association will become the equivalent of our certificate of incorporation and by-laws, respectively;

      o each share of common stock of Chardan will automatically convert into one share of common stock of Agritech; and

      o each outstanding warrant of Chardan will be assumed by Agritech with the same terms, but exercisable for common stock of Agritech.

      Agritech will continue as a reporting company under the Securities Exchange Act of 1934, with its units, common stock and warrants trading on the OTCBB unless the Agritech application for listing on Nasdaq is approved as part of the Redomestication Merger.

      We will not consummate the transactions described under Proposal 1 unless the Redomestication Merger in Proposal 2 is also approved. Similarly, the Redomestication Merger will not take place if the Purchase Agreement is not approved. The approval of the Stock Option Plan in Proposal 3 is not a condition to consummation for the Purchase Agreement and the Redomestication Merger.

      At the closing of the Purchase Agreement, the Origin Stockholders and their designees will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,200,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be retained for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders.

      Additional purchase price payments will be made to the Origin Stockholders and their designees, up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1 - June 30 fiscal year):

            A. If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result of (i) the call of the outstanding public warrants assumed by Agritech at the closing; (ii) Agritech's successful completion of a secondary offering; or (iii) a private investment into Agritech by a strategic investor ("Financing Adjustment"), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designees; or

            B. If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis ("Earnings Adjustment"), then the Origin Stockholders and their designees will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.

            If both an Earnings Adjustment and a Financing Adjustment occurs, the maximum aggregate amount to be paid to the Origin Stockholders from one or both adjustments is $15,000,000.

      As further additional purchase price, certain Origin Stockholders and their designees will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years, if on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

       Year ending June 30,                           After Tax Profit
       --------------------                           ----------------
               2006                                      $11,000,000
               2007                                      $16,000,000
               2008                                      $21,000,000
               2009                                      $29,000,000

      The affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock is required to approve each of the Purchase Agreement and the Redomestication Merger. The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the Stock Option Plan.

      Each Chardan stockholder that holds shares of common stock issued in Chardan's initial public offering has the right to vote against the stock purchase proposal and at the same time demand that Chardan convert such stockholder's shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Chardan's initial public offering was deposited. These shares will be converted into cash only if the Purchase Agreement is consummated. However, if the holders of 805,000 or more shares of common stock issued in Chardan's initial public offering vote against the stock purchase proposal and demand conversion of their shares, then Chardan will not consummate the Purchase Agreement. Chardan's initial stockholders who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 17.9% of the outstanding shares of Chardan common stock, have agreed to vote all of their shares on the stock purchase and redomestication merger proposals as the majority of the other shares are voted.

      Immediately after consummation of the Purchase Agreement, if no holder of shares of Chardan common stock demands that Chardan convert these shares into a pro rata portion of the trust account, Chardan stockholders will own approximately 32.5% of Agritech's issued and outstanding shares of common stock. If one or more of Chardan's stockholders vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account, then Chardan's stockholders will own less than approximately 32.5% of Agritech's issued and outstanding shares of common stock.

      Chardan's shares of common stock, warrants and units currently are listed on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQW and CAQCU, respectively. Chardan, however, will seek listing of the units, common stock and warrants on Nasdaq. If the securities are not listed on Nasdaq, they will remain traded on the OTCBB.

      After careful consideration of the terms and conditions of the proposed Purchase Agreement, the Redomestication Merger and the Stock Option Plan, the board of directors of Chardan has determined that the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan are fair to and in the best interests of Chardan and its stockholders. The board of directors of Chardan unanimously recommends that you vote or give instruction to vote " FOR " the approval of the Purchase Agreement, the Redomestication Merger and the Stock Option Plan.

      Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

      YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

      I look forward to seeing you at the meeting.

                                             Sincerely,

                                             Richard D. Propper, MD
                                             Chairman of the Board

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This proxy statement/prospectus is dated ________ 2005 and is first being mailed to shareholders on or about _______, 2005.

                         CHARDAN CHINA ACQUISITION CORP.
                            625 BROADWAY, SUITE 1111
                               SAN DIEGO, CA 92101

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON __________ , 2005


TO ALL THE STOCKHOLDERS OF CHARDAN CHINA ACQUISITION CORP:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Chardan China Acquisition Corp. ("Chardan"), a Delaware corporation, will be held 10:00 a.m. eastern time, on ________, 2005, at Chardan's offices at 625 Broadway, Suite 1111, San Diego, California, 92101 for the following purposes:

      o To consider and vote upon a proposal to adopt the Stock Purchase Agreement, dated as of December 20, 2004, among Chardan, State Harvest Holdings Limited, ("Origin"), a British Virgin Islands company, and the stockholders of Origin (the "Origin Stockholders," together with Origin, the "Origin Parties"), and the transactions contemplated thereby;

      o To consider and vote upon the merger of Chardan into its wholly owned subsidiary Origin Agritech Limited ("Agritech"), formed under the laws of the British Virgin Islands, for the purposes of reincorporation and redomestication of the company to the British Virgin Islands (the "redomestication merger"); and

      o To consider and vote upon a proposal to adopt the Chardan 2005 Performance Equity Plan.

      The board of directors has fixed the close of business on ___________, 2005 as the date for which Chardan stockholders are entitled to receive notice of, and to vote at, the Chardan special meeting and any adjournments thereof. Only the holders of record of Chardan common stock on that date are entitled to have their votes counted at the Chardan special meeting and any adjournments or postponements of it.

      Chardan will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by Chardan's board of directors.

      Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Chardan common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the stock purchase agreement and the redomestication merger.

      THE BOARD OF DIRECTORS OF CHARDAN UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE STOCK PURCHASE AGREEMENT, THE REDOMESTICATION MERGER AND THE STOCK OPTION PLAN.

                                             By Order of the Board of Directors,

                                             Richard D. Propper, MD
                                             Chairman of the Board
February _____, 2005

                                TABLE OF CONTENTS

   TABLE OF CONTENTS..............................................................................................i
   QUESTIONS AND ANSWERS ABOUT THE MEETING........................................................................v
   SUMMARY........................................................................................................1
         Currency Conversion Rate.................................................................................1
         Summary..................................................................................................1
         The Companies............................................................................................1
         The Business Combination.................................................................................2
         The Stock Purchase Agreement.............................................................................4
         The Chardan Stock Option Plan............................................................................4
         Management...............................................................................................4
         Special Meeting of Chardan's Stockholders................................................................4
         Approval of the Origin Stockholders......................................................................4
         Voting Power; Record Date................................................................................4
         Vote Required to Approve the Proposals...................................................................5
         Relation of Proposals....................................................................................5
         Conversion Rights........................................................................................5
         Appraisal Rights.........................................................................................5
         Proxies..................................................................................................5
         Stock Ownership..........................................................................................5
         Chardan's Board of Directors' Recommendation.............................................................6
         Interests of Chardan Directors and Officers in the Stock Purchase........................................6
         Conditions to the Completion of the Stock Purchase.......................................................6
         No Solicitation..........................................................................................8
         Termination, Amendment and Waiver........................................................................8
         Quotation or Listing.....................................................................................9
         Governance and Voting Arrangements after the Purchase...................................................10
         Indemnification.........................................................................................10
         Comparison of Stockholders Rights.......................................................................10
         Material United States Federal Income Tax Consequences of the Stock Purchase............................10
         Accounting Treatment....................................................................................10
         Regulatory Matters......................................................................................11
         Board Solicitation......................................................................................11
   SELECTED HISTORICAL FINANCIAL INFORMATION.....................................................................11
   THE ORIGIN PARTIES HISTORICAL FINANCIAL INFORMATION...........................................................11
   CHARDAN HISTORICAL FINANCIAL INFORMATION......................................................................12
   SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION...................................................13
   COMPARATIVE PER SHARE INFORMATION.............................................................................14
   MARKET PRICE INFORMATION......................................................................................15
   RISK FACTORS..................................................................................................16
   FORWARD-LOOKING STATEMENTS....................................................................................23
   THE CHARDAN SPECIAL MEETING...................................................................................25
         Chardan Special Meeting.................................................................................25
         Date, Time and Place....................................................................................25
         Purpose of the Special Meeting..........................................................................25
         Record Date; Who is Entitled to Vote....................................................................25

         Voting Your Shares......................................................................................26
         Who Can Answer Your Questions About Voting Your Shares..................................................26
         No Additional Matters May Be Presented at the Special Meeting...........................................26
         Revoking Your Proxy.....................................................................................27
         Vote Required...........................................................................................27
         Conversion Rights.......................................................................................27
         Appraisal Rights........................................................................................28
         Solicitation Costs......................................................................................28
         Stock Ownership.........................................................................................28
   THE STOCK PURCHASE............................................................................................29
         General Description of the Stock Purchase...............................................................29
         Background of the Stock Purchase........................................................................29
         Board Consideration of Approval of Transaction..........................................................31
         Anticipated Accounting Treatment........................................................................37
         Regulatory Matters......................................................................................38
   THE STOCK PURCHASE AGREEMENT..................................................................................38
         Structure of the Stock Purchase and Redomestication Merger..............................................38
         Closing and Effective Time of the Stock Purchase........................................................38
         Purchase Price..........................................................................................39
         Representations and Warranties..........................................................................39
         Materiality and Material Adverse Effect.................................................................41
         Interim Operations of Chardan and the Origin Parties....................................................41
         No Solicitation by Chardan..............................................................................43
         No Solicitation by the Origin Parties...................................................................44
         Chardan Stockholders' Meeting...........................................................................44
         Access to Information; Confidentiality..................................................................44
         Reasonable Efforts; Notification........................................................................45
         Indemnification.........................................................................................45
         Expenses................................................................................................46
         Public Announcements....................................................................................46
         Conditions to the Completion of the Acquisition.........................................................46
         Termination.............................................................................................47
         Effect of Termination...................................................................................48
         Amendment...............................................................................................49
         Extension; Waiver.......................................................................................49
         Employment Agreements...................................................................................49
         Officers of the Combined Company........................................................................50
         Voting Agreement........................................................................................50
         CHARDAN REDOMESTICATION MERGER..........................................................................50
         Adoption of the Redomestication Merger..................................................................51
         Plan of Reincorporation and Redomestication Merger......................................................51
         Management of Agritech..................................................................................52
         Appraisal Rights........................................................................................52
         Differences of Stockholder Rights.......................................................................54
         Provision...............................................................................................54
         Defenses Against Hostile Takeovers......................................................................60
   CHARDAN 2005 PERFORMANCE EQUITY PLAN..........................................................................61

         Background..............................................................................................61
         Adoption of the Stock Option Plan.......................................................................62
         Shares Available........................................................................................62
         Administration..........................................................................................62
         Stock subject to the plan...............................................................................63
         Eligibility.............................................................................................63
         Accelerated Vesting and Exercisability..................................................................65
         Repurchases.............................................................................................66
         Forfeitures.............................................................................................66
         Withholding taxes.......................................................................................66
         Agreements; Transferability.............................................................................67
         Term and amendments.....................................................................................67
         Federal income tax consequences.........................................................................68
   INFORMATION ABOUT THE ORIGIN PARTIES..........................................................................70
         Business of Origin......................................................................................70
         Origin Represents a Consolidation Opportunity in a Fragmented Market....................................72
         Intellectual Property Base..............................................................................72
         Origin's Commercial Product Development Network.........................................................73
         National Marketing and Distribution.....................................................................74
         Future Strategy:  Entering the Cottonseed and Rice Seed Markets.........................................75
         Government Regulation...................................................................................76
         Competition.............................................................................................77
         Employees...............................................................................................78
         Facilities..............................................................................................79
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF.......................................................................79
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS.................................................................79
         Overview................................................................................................79
         Year Ended December 31, 2004 Compared to Year Ended December 31, 2003...................................80
         Accounting Pronouncements...............................................................................85
         Capital commitments.....................................................................................87
         Share purchase agreement................................................................................87
         Operating lease.........................................................................................87
   INFORMATION ABOUT CHARDAN.....................................................................................88
         Business of Chardan.....................................................................................88
         Fair Market Value of Target Business....................................................................88
         Legal Proceedings.......................................................................................90
         Plan of Operations......................................................................................90
         Off-Balance Sheet Arrangements..........................................................................91
   DIRECTORS AND MANAGEMENT......................................................................................99
         Directors and Management Following the Stock Purchase...................................................99
         Meetings and Committees of the Board of Directors of Chardan...........................................100
         Independence of Directors..............................................................................101
         Audit Committee........................................................................................101
         Code of Ethics.........................................................................................103
         Stock Option Committee Information.....................................................................103
         Nominating Committee Information.......................................................................104
         Director Compensation..................................................................................104

         Executive Compensation.................................................................................104
         Executive Compensation Determination...................................................................106
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................................106
         Chardan................................................................................................106
   BENEFICIAL OWNERSHIP OF SECURITIES...........................................................................107
         Beneficial Owners of More Than 5% of Chardan Common Stock..............................................107
         Security Ownership of Officers and Directors of Chardan................................................109
   PRICE RANGE OF SECURITIES AND DIVIDENDS......................................................................110
         Chardan................................................................................................110
   DESCRIPTION OF THE COMBINED COMPANY'S SECURITIES FOLLOWING THE STOCK PURCHASE................................111
         General................................................................................................111
         Common Stock...........................................................................................111
         Preferred Stock........................................................................................111
         Anti-takeover Effect of Unissued Shares of Capital Stock...............................................112
         Warrants...............................................................................................112
         Purchase Option........................................................................................113
         Registration Rights Agreements.........................................................................113
         Transfer Agent and Registrar...........................................................................113
   STOCKHOLDER PROPOSALS........................................................................................114
   LEGAL MATTERS................................................................................................114
   EXPERTS......................................................................................................114
   DELIVERY OF DOCUMENTS TO STOCKHOLDERS........................................................................114
   WHERE YOU CAN FIND MORE INFORMATION..........................................................................115
     Financial Statements of State Harvest Limited............................................................  F-1
     Financial Statements of Chardan China Acquisition Corp................................................... F-25

ANNEXES

A--Stock Purchase Agreement, as amended
B--Form of Agritech Memorandum of Association
C--Form of Agritech Articles of Association
D--The Chardan 2005 Performance Equity Plan
E--Agritech Audit Committee Charter
F--Agritech Nominating Committee Charter
G--Agritech Code of Ethics
H--Employee Complaint Procedures for Auditing Matters
I--Section 262 of the Delaware General Business Law
J--Proxy Card

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Q.     Why is Chardan    A.   Chardan was organized to effect a business
       proposing the          combination with an operating business that is
       stock purchase?        based in China and that has significant growth
                              potential. The operating companies of Origin, after the consummation of the stock purchase will be Beijing Origin Seed Limited, Henan
                              Origin Seed Cotton Technology Development
                              Limited, Changchun Origin Seed Technology
                              Development Limited and the newly formed and Beijing Origin State Harvest Technology Limited
                              (these four companies are referred to as the "Origin Operating Companies"). Together they develop, produce, distribute and market hybrid food crop seeds to the Chinese agriculture industry. The Origin Operating Companies have, collectively, sustained rapid growth since commencing operations in 1997. Chardan believes that the Origin Operating Companies have the infrastructure in place to expand their business through the development of additional hybrids and the expansion of its customer base. As a result, Chardan believes that a business combination with Origin will provide Chardan stockholders with an opportunity to participate in a combined company with significant growth potential.

Q.     Why is Chardan    A.   Chardan is proposing the reincorporation of
       proposing the          itself into a company formed under the laws of
       redomestication        the British Virgin Islands to attempt to secure
       merger?                future tax benefits for the stockholders.
                              Because the future operations will be almost exclusively foreign to the United States, the redomestication merger may reduce the tax liability of the company in the United States and permit greater flexibility in structuring acquisitions or creating subsidiaries in China and other countries as the business of Origin expands.

Q.     Why is Chardan    A.   Chardan is proposing the stock option plan to
       proposing the          enable the company to attract, retain and reward
       stock option           its directors, officers, employees and
       plan?                  consultants using equity-based incentives.

Q.     What is being     A.   There are three proposals that you are being
       voted on?              asked to vote on. The first proposal is to adopt
                              the stock purchase agreement, dated December 20, 2004 and the transactions contemplated thereby.
                              We refer to this proposal as the stock purchase proposal.

                              The second proposal is to approve the merger of Chardan with and into Agritech for purposes of redomestication to the British Virgin Island. We refer to this proposal as the redomestication merger proposal.

                              The third proposal is to adopt Chardan's 2005 Performance Equity Plan. We refer to this proposal as the stock option plan proposal.

Q.     What vote is      A.   The approval of the stock purchase proposal will
       required in            require the affirmative vote of a majority of
       order to adopt         the outstanding shares of Chardan's common
       the stock              stock.  If the holders of 805,000 or more shares
       purchase               of common stock issued in Chardan's initial
       proposal?              public offering vote against the stock purchase
                              and demand that Chardan convert their shares into a pro rata portion of the trust account as the record date, then the stock purchase will not be consummated. [No vote of the holders of Chardan's warrants is necessary to adopt the stock purchase proposal or other proposals, and Chardan is not asking the warrant holders to vote on the stock purchase proposal or the other proposals.] Chardan will not consummate the transaction described in the stock purchase proposal unless the redomestication merger is also approved. Similarly, the redomestication merger will not be consummated if the stock purchase proposal is not approved. The approval of the stock option plan proposal is not a condition to the consummation of the stock purchase or redomestication merger proposals.

Q.     What vote is           The affirmative vote of the holders of a
       required in            majority of the outstanding shares of Chardan
       order to adopt         common stock is required to approve the
       the                    redomestication merger proposal.
       redomestication
       merger?

Q.     What vote is      A.   The approval of the stock option plan will
       required in            require the affirmative vote of a majority of
       order to adopt         the shares represented and entitled to vote at
       the stock              the meeting.  The approval of the stock option
       option plan?           plan is not a condition to the approval of the
                              stock purchase or the redomestication merger proposals.

Q.     How do the        A.   All of the insiders who purchased their shares
       Chardan                prior to the initial public offering (including
       insiders intend        the officers and directors) have agreed to vote
       to vote their          the shares held by them on the stock purchase
       shares?                and redomestication merger proposals in
                              accordance with the vote of the majority of the shares of common stock issued in the initial public offering. They have indicated that they also will vote in favor of the stock option plan proposal.

Q.     What will I       A.   Chardan security holders will receive an equal
       receive in the         number of shares of common stock of Agritech in
       redomestication        exchange for their Chardan stock, and Agritech
       merger?                will assume the outstanding Chardan warrants,
                              the terms and conditions of which will not change, except that on exercise, they will receive Agritech common stock.

Q.     How will the      A.   Chardan will merge into Agritech, a new British
       redomestication        Virgin Islands company that has been established
       merger be              by Chardan.  As a result of the redomestication
       accomplished?          merger, each currently outstanding share of
                              common stock of Chardan will automatically convert into a common share of Agritech. This procedure will result in you becoming a shareholder in Agritech. After the other transactions with Origin, you will own a part of the Origin Operating Companies. Your ownership interest of Agritech will be reduced by the issuance of shares in the acquisition of the Origin Operating Companies.

Q.     Will the          A.   Generally for United States federal income tax
       Chardan                purposes, shareholders who are United States
       stockholders be        holders will not recognize any gain or loss,
       taxed as a             provided no holder owns 5% or more of the stock
       result of the          of Agritech following the redomestication
       redomestication        merger.  We urge you to consult your own tax
       merger?                advisors with regard to your particular tax
                              consequences of the redomestication merger.

Q.     Will Chardan be   A.   We believe that Chardan will not incur any
       taxed on the           material amount of federal income or withholding
       redomestication        tax as a result of the redomestication merger.
       merger?                The IRS may not agree with this conclusion.  In
                              such an event, there may be a significant tax obligation for Agritech, the surviving company, to pay.

Q.     How much of the   A.   The Origin Stockholders initially will receive
       combined               10,200,000 shares of common stock of Agritech.
       company will           After the stock purchase, if no Chardan
       existing               stockholders demand that Chardan convert their
       Chardan                shares into a pro rata portion of the trust
       stockholders           account and no Chardan stockholder exercises its
       own?                   appraisal rights, then Chardan's stockholders
                              who own shares immediately prior to the stock purchase will own approximately 32.5% of the outstanding Agritech shares. Existing Chardan stockholders could own less than approximately
                              32.5% if one or more Chardan stockholders vote against the stock purchase proposal and demand conversion of their shares into a pro rata portion of the trust account or appraisal rights are exercised.

Q.     What will the     A.   The name of the combined company following
       name of the            completion of the stock purchase and
       combined               redomestication merger will be Origin Agritech
       company be             Limited.
       after the stock
       purchase?

Q.     Do I have         A.   If you hold shares of common stock issued in
       conversion             Chardan's initial public offering, then you have
       rights?                the right to vote against the stock purchase
                              proposal and demand that Chardan convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Chardan's initial public offering are held. We sometimes refer to these rights to vote against the stock purchase and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.     If I have         A.   If you wish to exercise your conversion rights,
       conversion             you must vote against the stock purchase and at
       rights, how do         the same time demand that Chardan convert your
       I exercise them?       shares into cash.  If, notwithstanding your
                              vote, the stock purchase is completed, then you will be entitled to receive a pro rata share of the trust account, including any interest earned thereon through the record date. You will be entitled to convert each share of common stock that you hold into approximately $________. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the stock purchase and then tender your stock certificate. If the stock purchase is not completed, then your shares cannot be converted to cash.

Q.     What happens to   A.   Upon consummation of the stock purchase:
       the funds
       deposited in           the stockholders electing to exercise their
       the trust              conversion rights will receive their pro rata
       account after          portion of the funds in the trust account;o
       consummation of
       the stock              $10,000,000 of the funds in the trust account
       purchase?              will be paid to the Origin Stockholders as part
                              of the stock purchase consideration, less
                              $250,000 which will be retained by Agritech to satisfy any damages of the existing Chardan stockholders under the indemnification provisions of the stock purchase agreement; and

                              the balance will be retained by Agritech for operating capital subsequent to the closing of the business combination.

Q.     Who will manage   A.   The combined company will be managed by the
       the combined           current management of Origin.  Gengchen Han, who
       company?               is currently the chief executive officer of
                              Origin, will become the chairman and chief executive officer and a director of Agritech.
                              Yasheng Yang, who is currently the president of Origin, will be the chairman and chief operating officer and a director of Agritech. Liang Yuan, who is currently executive director of Origin, will be the executive vice president and a director of Agritech. Richard D. Propper, who is currently the chairman of the Chardan board, will become vice president for Corporate
                              Development, but he will not be a director.
                              Kerry Propper, who is currently the executive vice president and a director of Chardan will become a director of Agritech. Michael D.
                              Chermak, who is currently a director of Chardan, will become a director of Agritech. In addition, there will be four additional directors, all of whom will be new to the company, and will help the company have independent and financially literate directors.
                              These persons are:  Bailiang Zhang, Weicheng
                              Chen, Steven Urbach and Remo Richli.

Q.     Do I have         A.   In connection with the redomestication merger,
       dissenter or           the Chardan stockholders have appraisal rights
       appraisal              under Delaware corporate law.
       rights?

Q.     What happens if   A.   If the stock purchase is not consummated,
       the stock              Chardan will continue to search for an operating
       purchase is not        company to acquire. However, Chardan will be
       consummated?           liquidated if it does not consummate a business
                              combination by September 22, 2005, unless a letter of intent, agreement in principle or definitive agreement has been executed by September 22, 2005, in which case, Chardan will be liquidated if it does not consummate such business combination by March 22, 2006. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, will be distributed pro rata to Chardan's common stockholders, excluding the
                              Chardan initial stockholders, each of whom has waived any right to any liquidation distribution.

Q.     When do you       A.   It is currently anticipated that the stock
       expect the             purchase will be completed promptly following
       stock purchase         the Chardan special meeting on _________, 2005.
       to be completed?

Q.     If I am not       A.   Yes. After carefully reading and considering the
       going to attend        information contained in this proxy
       the Chardan            statement/prospectus, please fill out and sign
       special meeting        your proxy card. Then return the enclosed proxy
       in person,             card in the return envelope as soon as possible,
       should I return        so that your shares may be represented at the
       my proxy card          Chardan special meeting.
       instead?

Q.     What will         A.   An abstention or failure to vote will have the
       happen if I            same effect as a vote against the stock purchase
       abstain from           proposal, but will not have the effect of
       voting or fail         converting your shares into a pro rata portion
       to vote?               of the trust account.  An abstention or failure
                              to vote will also have the effect of voting against the redomestication merger, but will have no effect on the approval of the stock option plan.

Q.     What do I do if   A.   Send a later-dated, signed proxy card to
       I want to              Chardan's secretary prior to the date of the
       change my vote?        special meeting or attend the special meeting in
                              person and vote. You also may revoke your proxy by sending a notice of revocation to Chardan's secretary at the address of Chardan's corporate headquarters.

Q.     If my shares      A.   No. Your broker can vote your shares only if you
       are held in            provide instructions on how to vote. You should
       "street name"          instruct your broker to vote your shares,
       by my broker,          following the directions provided by your broker.
       will my broker
       vote my shares
       for me?

Q.     Do I need to      A.   No.  If you hold your securities in Chardan in
       turn in my old         certificate form, as opposed to holding them
       certificates?          through your broker, you do not need to exchange
                              them for certificates issued by Agritech. Your current certificates will represent your rights in Agritech. You may exchange them by contacting the transfer agent, Continental Stock Transfer &
                              Trust Company, Reorganization Department, and following their requirements for reissuance. If you elect conversion or appraisal, you will need to deliver your old certificate to Agritech.

Q.     Who can help      A.   If you have questions about the stock purchase,
       answer my              you may write or call Chardan China Acquisition
       questions?             Corporation, 625 Broadway, Suite 1111, San
                              Diego, CA  92101.  The phone number is (619)
                              795-4627.

                                     SUMMARY

CURRENCY CONVERSION RATE

      The financial statements of the Origin Companies are prepared using Renminbi, the currency of the Peoples Republic of China ("PRC"). For convenience, the Renminbi amounts have been converted throughout the text of the proxy into United States dollars. The Renminbi is a controlled currency and the exchange rate maintained by the PRC is approximately 8.27 Renminbi to one United States dollar. This is the exchange rate used for the translated dollar amounts in the text of this proxy statement/prospectus.

SUMMARY

      This section summarizes material items related to the proposals to be voted on. These items are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers you. See "Where You Can Find More Information."

THE COMPANIES

      Chardan

      Chardan is a blank check company organized as a corporation under the laws of the State of Delaware on December 5, 2003. It was formed to effect a business combination with an unidentified operating business having operations based in China and significant growth potential. On March 22, 2004, Chardan successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $21,242,000. The prices of Chardan's common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and two warrants to purchase common stock) are quoted on the Over-the-Counter Bulletin Board under the symbols CAQC for the common stock, CAQCW for the warrants and CAQCU for the units. Approximately $20,527,500 of the net proceeds of the initial public offering was placed in a trust account and will be released to Chardan upon consummation of the stock purchase, subject to the exercise of conversion rights by holders of less than 20% of the Chardan stock issued in the initial public offering. The balance of the net proceeds of approximately $714,500 has been and will be used by Chardan to pay the expenses incurred in its pursuit of a business combination. Other than its initial public offering and the pursuit of a business combination, Chardan has not engaged in any business to date. If Chardan does not consummate a business combination by the later of September 22, 2005 or March 22, 2006, if a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but not consummated September 22, 2005, then, pursuant to article fifth of its certificate of incorporation, Chardan's officers must take all actions necessary to dissolve and liquidate Chardan within 60 days.

      The mailing address of Chardan's principal executive office is Chardan China Acquisition Corporation, 625 Broadway, Suite 1111, San Diego, CA 92101, and its telephone number is (619) 795-4627.

      The Origin Parties

      Origin was organized by the Origin stockholders as a corporation under the laws of the British Virgin Islands on November 24, 2004, and, at the closing, will own or have agreements to exercise control of the stock of the four Origin Operating Companies. Origin itself does not engage in any operations.

      The four Origin Operating Companies are Beijing Origin Seed Limited, Changchun Origin Seed Technical Development Limited, Henan Origin Cotton Technology Development Limited and the newly created and currently inactive Beijing Origin State Harvest Biotechnology Limited, the technology-intellectual property holding and licensing company ("Origin Biotechnology"). Beijing Origin Seed Limited will be 97.96% controlled by Origin, with Henan Agriculture University holding the remaining 2.04%; Henan Origin Cotton Technology Development Limited will be 97.96% controlled by Origin, with the remaining 2.04% owned by an individual; and Changchun Origin Seed Technical Development Limited and Origin Biotechnology will be 100% controlled by Origin. Three of the Chinese Operating Companies will also execute Technology Service Agreements with Origin Biotechnology for the assignment, holding and management of the technology and intellectual property of the seeds and their production. The four Origin Operating Companies are organized and exist under the laws of the People's Republic of China. The Origin Operating Companies conduct the various business operations which include development, production, marketing, distributions and sale of food crop hybrid seeds. The present business of the Origin Operating Companies was begun in 1997.

      For the years ended December 31, 2003 and 2004, the Origin Operating Companies generated approximately $23,000,000 and approximately $36,000,000 in revenue, respectively, principally from the sale of hybrid corn seeds. To date, the Origin Operating Companies sell seeds to an estimated 2,000,000 end users, and their corn seeds represent roughly 3.75% of the total corn seed market in China.

      The Origin Operating Companies have in development a number of additional hybrid corn seeds which they plan to seek approval for and begin marketing over the next years. There is also under development cotton and rice seeds which the Origin Operating Companies plan to commence marketing in 2005.

      The current management of the Origin Operating Companies is led by Dr. Gengchen Han and Messrs. Yasheng Yang and Liang Yuan, each of whom will become the executive officers of Agritech and will continue to operate the Chinese companies. These persons will also become three of the nine-person board of directors of Agritech. Kerry Propper, a current director and an officer of Chardan, also will be a director of Agritech. Dr. Han and Messrs Yang and Yuan will enter into a voting agreement with Agritech and Mr. Propper for their commitment to take such action as is necessary to nominate and elect Mr. Propper and a designee of his (currently Mr. Steven Urbach) as directors of Agritech for three years after the closing. Of the remaining four director positions, two will be filled upon the recommendation the Origin Parties and two will be jointly determined by the Origin Parties and Chardan, but consideration will be made in meeting the requirements of having directors who are both independent and financially literate.

      The mailing address of Origin's principal executive offices is 12 Shangdi Xinxi Lu, Haidian District, Beijing 100085 China, and its telephone number is
(86) 10-62988498.

THE BUSINESS COMBINATION

      The stock purchase agreement provides for Chardan to form a wholly owned subsidiary under the laws of the British Virgin Islands, under the name Origin Agritech Limited ("Agritech"). At the time of closing of the stock purchase agreement, Chardan will merge with and into Agritech for the purpose of redomestication out of the United States to secure future tax benefits and greater corporate flexibility to structure the business of Origin within China and effect acquisitions and reorganizations under Chinese law. Simultaneously with the redomestication merger, Agritech will acquire all of the outstanding stock of Origin, gaining control of the four Origin Operating Companies pursuant to existing stock consignment dated December 24, 2004 between Origin and the stockholders of the Origin Operating Companies other than Origin Biotechnology which latter company is wholly owned by Origin. Following consummation of the stock purchase agreement and the redomestication merger, Agritech will continue as the surviving company and owner of Origin and, effectively, the Origin Operating Companies. Pursuant to the redomestication merger, all of the Chardan Stock held by Chardan's stockholders will be converted into stock in Agritech and the other outstanding warrants of Chardan will be assumed by Agritech.

      At the closing, the Origin Stockholders and their designees will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,200,000 shares of Agritech common stock for all the outstanding common stock of Origin. $250,000 of the cash portion of the purchase price will be held back for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders.

      Additional purchase price payments will be made to the Origin Stockholders and their designees, up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1 - June 30 fiscal year):

            A. If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result (i) of the call of the outstanding public warrants assumed by Agritech at the closing; (ii) Agritech's successful completion of a secondary offering; or (iii) a private investment into Agritech by a strategic investor ("Financing Adjustment"), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designees; or

            B. If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis ("Earnings Adjustment"), then the Origin stockholders and their designees will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.

            If both an Earnings Adjustment and a Financing Adjustment occur, the maximum aggregate amount to be paid to the Origin Stockholders from one or both adjustments is $15,000,000.

      As further additional purchase price, certain Origin Stockholders and their designees will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years, if on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

           Year ending June 30,                       After Tax Profit

                   2006                                  $11,000,000
                   2007                                  $16,000,000
                   2008                                  $21,000,000
                   2009                                  $29,000,000

      Chardan and the Origin Parties plan to complete the stock purchase promptly after the Chardan special meeting, provided that:

      o Chardan's stockholders have approved the stock purchase agreement and the redomestication merger proposals;

      o holders of less than 20% of the shares of common stock issued in Chardan's initial public offering vote against the stock purchase proposal and demand conversion of their shares into cash; and

      o the other conditions specified in the stock purchase agreement have been satisfied or waived.

THE STOCK PURCHASE AGREEMENT

      The stock purchase agreement is included as an annex to this proxy statement/prospectus. We encourage you to read the stock purchase agreement. It is the legal document that governs the stock purchase and the other transactions contemplated by the stock purchase agreement. It is also described in detail elsewhere in this proxy statement/prospectus.

THE CHARDAN STOCK OPTION PLAN

      The stock option plan reserves 1,500,000 shares of Chardan common stock for issuance in accordance with the plan's terms. The purpose of the stock option plan is to enable Chardan to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Chardan have been, are or will be important to the success of Chardan, an opportunity to acquire a proprietary interest in Chardan. The various types of awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. Upon the redomestication merger, the plan will become that of Agritech, and will be administered by the board of directors of Agritech using the common stock of Agritech instead of Chardan common stock.

      The stock option plan is included as an annex to this proxy statement/prospectus. We encourage you to read the stock option plan in its entirety.

MANAGEMENT

      After the consummation of the stock purchase and of the redomestication merger, the board of directors of the surviving corporation will be Dr. Gengchen Han, Liang Yuan, Yasheng Yang, Bailiang Zhang, Da Fang Huang, Kerry Propper, Steven Urbach, Michael D. Chermak and Remo Richli.

      Each of Dr. Gengchen Han and Messrs. Liang Yuan and Yasheng Yang will enter into a three-year employment agreement with Origin. Dr. Han will be employed as Origin's chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The form of executive employment agreement which they will sign is annexed as an annex to this proxy statement/prospectus.

SPECIAL MEETING OF CHARDAN'S STOCKHOLDERS

      Date, time and place. The special meeting of the stockholders of Chardan will be held at 10:00 a.m., eastern time, on ___________, 2005, at Chardan's offices at 625 Broadway, Suite 1111, San Diego, California, 92101 to approve the stock purchase, the redomestication merger, and the stock option plan proposals.

APPROVAL OF THE ORIGIN STOCKHOLDERS

      All of the Origin Stockholders have approved the stock purchase proposal and the transactions contemplated thereby by virtue of the execution of the stock purchase agreement.

VOTING POWER; RECORD DATE

      You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Chardan common stock at the close of business on ___________, 2005, which is the record date for the special meeting. You will have one vote for each share of Chardan common stock you owned at the close of business on the record date. Chardan warrants do not have voting rights. On the record date, there were 4,900,000 outstanding shares of Chardan common stock.

VOTE REQUIRED TO APPROVE THE PROPOSALS

      The approval of the stock purchase agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.

      The approval of the redomestication merger proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.

      The approval of the stock option plan proposal will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting.

RELATION OF PROPOSALS

      The stock purchase will not be consummated unless the redomestication merger proposal is approved, and the redomestication merger will not be consummated unless the stock purchase proposal is approved. The approval of the stock option plan is not a condition to consummation of either the stock purchase or the redomestication merger proposals.

CONVERSION RIGHTS

      Pursuant to Chardan's certificate of incorporation, a holder of shares of Chardan's common stock issued in its initial public offering may, if the stockholder votes against the stock purchase, demand that Chardan convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the stock purchase proposal. If so demanded, Chardan will convert each share of common stock into a pro rata portion of the trust account as of the record date. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company. If the stock purchase is not completed, then these shares will not be converted into cash at that time.

      The stock purchase will not be consummated if the holders of 20% or more of common stock issued in Chardan's initial public offering (805,000 shares or more) exercise their conversion rights.

APPRAISAL RIGHTS

      Appraisal rights are available under the Delaware General Corporation Law for the stockholders of Chardan in connection with the redomestication merger proposal. The procedure to exercise appraisal rights is described in detail elsewhere in this proxy statement.

PROXIES

      Proxies may be solicited by mail, telephone or in person.

      If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

STOCK OWNERSHIP

      On the record date, directors and executive officers of Chardan and their affiliates (the "Management Shareholders") beneficially owned and were entitled to vote 689,501 shares of Chardan's common stock. In addition, there are four additional insider persons who beneficially own 185,499 shares of common stock acquired prior to the initial public offering. Together the Management Shareholders and these shareholders are the "Initial Shareholders." The total of these two groups of shares represent 875,000 shares or approximately 17.9% of Chardan's issued and outstanding common stock. In connection with its initial public offering, Chardan and EarlyBirdCapital, Inc. entered into agreements with each of the Initial Shareholders, pursuant to which each Initial Stockholder agreed to vote his or its shares of Chardan common stock on the business combination in accordance with the majority of the votes cast by the holders of shares issued in connection with the initial public offering.

CHARDAN'S BOARD OF DIRECTORS' RECOMMENDATION

      After careful consideration, Chardan's board of directors has determined unanimously that the stock purchase plan proposal, the redomestication merger proposal, and the stock option proposal are fair to, and in the best interests of, Chardan and its stockholders. Chardan's board has unanimously approved and declared advisable the stock purchase proposal, the redomestication merger proposal and the stock option plan proposal, and unanimously recommends that you vote or instruct your vote to be cast "FOR" the adoption of the stock purchase proposal, the redomestication merger proposal, and the stock option plan proposal.

INTERESTS OF CHARDAN DIRECTORS AND OFFICERS IN THE STOCK PURCHASE

      When you consider the recommendation of Chardan's board of directors that you vote in favor of adoption of the stock purchase proposal, you should keep in mind that a number of Chardan's executives and members of Chardan's board have interests in the stock purchase agreement that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

      o if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, Chardan will be required to liquidate. In such event, the shares of common stock held by Chardan's executives and directors will be worthless because Chardan's executives, directors and initial stockholders are not entitled to receive any liquidation proceeds. Additionally, the warrants held by such persons will expire worthless in the event of liquidation;

      o after the completion of the stock purchase, Kerry Propper and Steven Urbach, a designee of Mr. Propper's, will serve as members of the board of directors of Agritech;

      o after the completion of the stock purchase, Dr. Richard Propper will continue to serve in the capacity of Executive Vice President, Corporate Development (without compensation), and Chardan Capital, LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang, and Mr. Huang, will provide a variety of ongoing services to Origin over the next two years at a cost to Origin of $30,000 per month; and

      o if the business combination transaction is not consummated under certain circumstances, Chardan's officers and directors and certain Initial Shareholders may be personally liable for a termination fee payable to the Origin Stockholders.

CONDITIONS TO THE COMPLETION OF THE STOCK PURCHASE

      Each of Chardan's and the Origin Parties' obligation to effect the stock purchase is subject to the satisfaction or waiver of specified conditions, including the following:

      Conditions to Chardan's and the Origin Parties' obligations

      o Approval by Chardan's stockholders of the stock purchase and redomestication merger proposals;

      o the absence of any order or injunction preventing consummation of the stock purchase;

      o the absence of any suit or proceeding by any governmental entity or any other person challenging the stock purchase or seeking to obtain from the Origin Parties or Chardan any damages; and

      o at Chardan's stockholders' meeting, holders of no more than 805,000 shares of common stock issued in Chardan's initial public offering, vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account.

      o Certain key members of the management team of Origin and the Origin Operating Companies will have entered into employment agreements in form and substance acceptable to Chardan, providing, among other things, for a term of three (3) years at compensation levels in effect prior to the closing of the stock purchase and including intellectual property assignment and non-competition provisions to be in effect for a period of two (2) years following termination of employment;

      Conditions to Chardan's obligations

      o the Origin Parties' representations and warranties that are qualified as to materiality must be true and correct in all respects, and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the stock purchase, except representations and warranties that address matters as of another date, which must be true and correct as of that other date, and Chardan must have received an officer's certificate from the Origin Parties to that effect;

      o the Origin Parties must have performed in all material respects all obligations required to be performed by them;

      o Origin will have acquired ownership and control of the four Origin Operating Companies and the technology service agreements among the Origin Operating Companies will be executed;

      o the Origin Parties must have received all required and unconditional approvals or consents of governmental authorities, and Chardan must have received written confirmation that such approvals and consents have been received;

      o at closing, Origin and the Origin Stockholders will have certified to Chardan that on a consolidated basis, immediately prior to closing, Origin and the Origin Operating Companies, together, will have not less than $10,000,000 in cash assets and its short and long term debt arose only in the ordinary course;

      o Chardan's board of directors must have determined that the combined fair market value of Origin and the Origin Operating Companies, together, is at least 80% of the net assets of Chardan;

      o there must not have occurred since the date of the stock purchase agreement any Origin Material Adverse Effect, as defined in the stock purchase agreement;

      o the Origin Proxy Statement/Prospectus Information, as defined in the stock purchase agreement, accurately describes Origin, the Origin Operating Companies and the business in which they are engaged, and the Origin Stockholders, and the Origin Proxy Statement/Prospectus Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Statement/Prospectus Information not misleading; and

      Conditions to the Origin Parties' obligation

      o Chardan's representation and warranty regarding the compliance of the stock purchase agreement and the agreements contemplated by the stock purchase agreement with the applicable provisions in Chardan's certificate of incorporation and the underwriting agreement it executed in its initial public offering must be true and correct in all respects, as of the date of completion of the stock purchase;

      o there must be not less than $20,000,000 in the Chardan's trust account;

      o Chardan must have performed in all material respects all obligations required to be performed by them under the stock purchase agreement;

      o the Origin Parties must have received a written opinion, dated as of the closing date, from Guantao Law Firm, counsel to the Origin Parties;

      o there must not have occurred since the date of the stock purchase agreement any Chardan Material Adverse Effect, as defined in the stock purchase agreement; and

      o the Origin Parties must have received an officer's certificate of Chardan to the effect that the Chardan board of directors has independently determined that the combined fair market value of Origin and the Origin Operating Companies is at least 80% of the net assets of Chardan as of the date of consummation of the stock purchase.

NO SOLICITATION

      The stock purchase agreement contains detailed provisions prohibiting each of Chardan and the Origin Parties from seeking an alternative transaction. These covenants generally prohibit Chardan and the Origin Parties, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal. The stock purchase agreement does not, however, prohibit Chardan from considering an unsolicited bona fide written superior proposal from a third party. The approval of the stock purchase agreement by the Origin Parties has already been given, and no proposal from a third party will be effective to revoke or withdraw that approval.

TERMINATION, AMENDMENT AND WAIVER

      The stock purchase agreement may be terminated at any time prior to the consummation of the stock purchase, whether before or after receipt of the Chardan stockholder approval, as follows:

      o     by mutual written consent of Chardan and Origin;

      o by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

      o by either party if the closing has not occurred by August 1,, 2005 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

      o by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within ten business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

      o by Origin, if the board of directors of Chardan (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Origin its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby;

      o by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction; or

      o by either party if, at the Chardan stockholder meeting, the stock purchase agreement and the redomestication merger shall fail to be approved and adopted by the affirmative vote of the holders of Chardan's common stock, or 20% or more of the shares sold in Chardan's initial public offering request conversion of their shares into the pro rata portion of the trust fund in accordance with the Chardan certificate of incorporation.

      If the stock purchase agreement is terminated by Chardan for material breach of a covenant, representation or warranty or material amendment to a schedule of Origin (which includes information about the Origin Operating Companies) or Origin Stockholders, then the Origin Stockholders will pay Chardan $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that the Chardan may have against the other parties to the stock purchase agreement for such breach. If the stock purchase agreement is terminated by Origin for a material breach of a covenant, representation or warranty or material amendment to a schedule of Chardan, or because the board of directors of Chardan fails to recommend or withdraws or modifies its approval or recommendation of approval of the stock purchase agreement, then Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (pro rata in relation to their initial ownership in Chardan) will pay Origin $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that Origin may have against the other parties to the stock purchase agreement for such breach. The Origin Parties have no right to damages from Chardan or Agritech and they have no right to any amount held in the trust fund. The Origin Parties have agreed not to make any claim against Chardan and Agritech that would adversely affect the business, operations or prospects of Chardan and Agritech or the amount of the funds held in the trust fund.

QUOTATION OR LISTING

      Chardan's outstanding common stock, warrants and units are quoted on the Over-the-Counter Bulletin Board. Chardan will use its best efforts to cause the outstanding common stock, warrants and units of Agritech, after consummation of the stock purchase, to be quoted on the NASDAQ Stock Market. There can be no assurance that this will occur. If Nasdaq quotation is not achieved, it is anticipated that the common stock, warrants and units will continue to trade on the OTCBB.

GOVERNANCE AND VOTING ARRANGEMENTS AFTER THE PURCHASE

      As provided in the stock purchase agreement, the board of the combined company will initially consist of nine members, five of whom are designated by Origin, two of whom are designated by Chardan and the others to be mutually determined. At the closing, Dr. Han and Messrs. Yang and Yuan will enter into a voting agreement with Agritech and Mr. Kerry Propper pursuant to which they agree to take such action as is necessary to nominate and elect Mr. Kerry Propper and a designee of his (currently Mr. Steven Urbach) as directors for three years after the closing.

INDEMNIFICATION

      The Origin Stockholders have agreed to indemnify Agritech for breaches of the representations, warranties and covenants of the Origin Parties. In order to secure the indemnity obligation, $250,000 of the purchase price will be retained by Agritech. The funds do not represent Chardan's exclusive remedy for losses incurred in connection with a breach by the Origin Parties. The holdback will only be available to satisfy claims against the Origin Parties that are made within one year after the completion of the stock purchase. On the one-year anniversary of completion of the stock purchase, any remaining holdback that has not been used to satisfy damages incurred by Chardan will be released to the Origin Stockholders, however, certain rights to indemnification survive for longer periods.

COMPARISON OF STOCKHOLDERS RIGHTS

      In connection with the consummation of the stock purchase agreement, Chardan has formed a wholly owned subsidiary under the laws of the British Virgin Islands, under the name of Agritech. Chardan will, if the stock purchase proposal and redomestication merger proposal are approved, merge with Agritech, effectively changing its jurisdiction of incorporation from Delaware to the British Virgin Islands. Chardan's common stock will be converted into common stock of Agritech. The rights of Chardan stockholders will change accordingly. A comparison of the rights of stockholders under Delaware and British Virgin Islands law is included elsewhere in this proxy statement/prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PURCHASE

      Chardan expects that the redomestication merger will qualify as a reorganization for United States income tax purposes. No gain or loss will be recognized on the exchange of the Chardan common stock for the stock of Agritech, provided no holder of Chardan common stock owns 5% or more of the stock of Agritech following the redomestication merger. Stockholders of Chardan are encouraged to consult their own tax advisors, because the tax consequences may be different among the stockholders depending on their personal circumstances.

      Chardan will not recognize any gain or loss as a result of the stock purchase or redomestication merger with Agritech.

ACCOUNTING TREATMENT

      The stock purchase will be accounted for as a recapitalization of Origin rather than as an acquisition. The financial statements of Agritech will combine the historical statements of Origin and Chardan for the prior years giving effect to the merger and stock purchase transactions as if it occurred on January 1, 2004. After the acquisition, the financial statements of Origin Companies will become the financial statements of Agritech.

REGULATORY MATTERS

      The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings necessary to effectuate the transactions contemplated by the stock purchase and redomestication merger proposals with the State of Delaware and the British Virgin Islands.

BOARD SOLICITATION

      Your proxy is being solicited by the board of directors of Chardan on each of the three proposals being presented to the stockholders at the special meeting.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

      We are providing the following financial information to assist you in your analysis of the financial aspects of the stock purchase. We derived the Origin Parties historical information from the audited consolidated financial statements of the Origin Parties as of and for each of the years ended December 31, 2004, 2003, 2002 and 2001. We derived the Chardan historical information from the audited financial statements of Chardan as of December 31, 2004 and for the period from December 5, 2003 (inception) to December 31, 2004. The information is only a summary and should be read in conjunction with each company's historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Origin, the Origin Parties, Chardan or the combined company resulting from the Merger and the stock purchase.

               THE ORIGIN PARTIES HISTORICAL FINANCIAL INFORMATION

                                                               YEAR ENDED DECEMBER 31,
                             -----------------------------------------------------------------------------------------------
                                  2004                2003               2002                2001                2000
                             ----------------    ---------------    ----------------    ----------------    ----------------
Revenue                          $36,430,799      $23,155,094           $11,936,798          $9,075,764        $5,650,225
Net income                         7,909,076        3,497,959             3,211,752             981,259           481,848

                                                              AS AT YEAR ENDED DECEMBER 31,
                             -----------------------------------------------------------------------------------------------
                                  2004                2003               2002                 2001                2000
                             ----------------    ---------------    ----------------    -----------------    ---------------
Total assets                     $50,309,138      $37,153,175           $31,123,038         $11,781,627          $9,312,712
Total current liabilities         32,985,232       27,541,487            24,807,546           9,336,486           7,317,013
Long-term liability                  346,982          347,255               347,255                  --                  --
Stockholders' equity              16,549,920        8,879,466             5,572,684           2,383,516           1,407,861

                    CHARDAN HISTORICAL FINANCIAL INFORMATION

                                                                                                FOR THE PERIOD FROM
                                                                                                 DECEMBER 5, 2003
                                                                      YEAR ENDED                  (INCEPTION) TO
                                                                  DECEMBER 31, 2004              DECEMBER 31, 2004
                                                             -----------------------------    ------------------------
Revenue                                                          $                --              $              --
Interest income on trust fund                                                166,483                        166,483
Net loss                                                                    (667,699)                      (668,234)
Net loss per share                                                             (0.17)                            --
Cash dividends per share                                                          --                             --

                                                                                   DECEMBER 31,
                                                             ---------------------------------------------------------
                                                                         2004                          2003
                                                             -----------------------------    ------------------------
Total assets (including cash deposited in trust
    account in 2004)                                             $        20,884,091              $          84,988
Common stock subject to possible redemption                                4,103,450                            ---
Stockholders' equity                                                      16,495,739                         24,465

           SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

      The stock purchase will be accounted for as a recapitalization of Origin rather than an acquisition. Accordingly, although the merger and stock purchase is structured such that the Origin Operating Companies will be directly and indirectly controlled subsidiaries of Agritech at closing, Origin and the Origin Operating Companies will be treated as the continuing reporting entity for accounting purposes. The assets and liabilities of Chardan will be recorded, as of completion of the merger and stock purchase, at their respective historical cost, which is considered to be the equivalent of fair value and added to those of Origin and the Origin subsidiaries. For a more detailed description of purchase accounting, see "The Merger--Anticipated Accounting Treatment" on page 38.

      We have presented below selected unaudited pro forma combined financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what our businesses might have looked like had they actually been combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the stock purchase. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the stock purchase. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

                                                                          YEAR ENDED
                                                                       DECEMBER 31, 2004
                                             ASSUMING MAXIMUM APPROVAL                ASSUMING MINIMUM APPROVAL
                                             -------------------------                -------------------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue                                                $36,431                                   $36,431
Net income                                               7,282                                     7,241
Net income per share                                      0.51                                      0.53

Total assets                                            61,443                                   $57,298
Long-term debt                                             347                                       347
Stockholders' equity                                    27,190                                    23,046

                        COMPARATIVE PER SHARE INFORMATION

      The following table sets forth selected historical per share information of Origin and Chardan and unaudited pro forma combined per share ownership information of Origin and Chardan after giving effect to the stock purchase of Origin, which includes control of the Origin Operating Companies and the merger between the Chardan and Agritech, assuming a maximum level and a minimum level of approval of the stock purchase by Chardan stockholders who exercise their conversion and/or appraisal right. The stock purchase will be accounted for as a recapitalization of Origin. You should read this information in conjunction with the selected historical financial information, included elsewhere in this proxy statement/prospectus, and the historical financial statements of Origin and Chardan and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Origin and Chardan pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included elsewhere in this proxy statement/prospectus. The historical per share information is derived from financial statements as of and for the years ended December 31, 2003 and 2004.

      The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Origin and Chardan would have been had the companies been combined or to project the Origin and Chardan results of operations that may be achieved after the stock purchase.

NUMBER OF SHARES OF COMMON                                                                               COMBINED
STOCK ASSUMED TO BE ISSUED IN STOCK PURCHASE:                  ORIGIN            CHARDAN(1)(2)          COMPANY(2)
---------------------------------------------                  ------            -------------          ----------
         Assuming maximum approval                             10,200,000           4,900,000           15,100,000
                                                                    67.55%              32.45%                 100%
         Assuming minimum approval                             10,200,000           4,095,402           14,295,402
                                                                    71.35%              28.65%                 100%
Net loss per share--historical:
         Year ended December 31, 2003:                                                 $(0.00)
         Year ended December 31, 2004:                                                 $(0.17)
Net income per share--pro forma:
         Year ended December 31, 2004:
                  Maximum                                                                                   $ 0.51
                  Minimum                                                                                    $0.53

      Notes:

      (1) Operations of Chardan are for the period from December 5, 2003 (inception) to December 31, 2004.

      (2) Historical per share amounts for Chardan were determined based upon the actual weighted average shares outstanding at December 31, 2003 and 2004, respectively, and consolidated pro forma per share amounts for Chardan and Origin were determined based upon the assumed number of shares to be issued under the two different levels of approval.

                            MARKET PRICE INFORMATION

      Chardan's common stock, warrants and units are each quoted on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQCW and CAQCU, respectively. Chardan's units commenced public trading on March 16, 2004 and its common stock and warrants commenced public trading on March 29, 2004. The closing price for each share of common stock, warrant and unit of Chardan on Thursday, December 23, 2005, the last trading day before announcement of the execution of the stock purchase agreement, as amended, was $________, $_______ and $______, respectively.

      In connection with the stock purchase, application has been made for the quotation of the combined company's common stock, warrants and units on the Small Cap Market of The NASDAQ Stock Market under the symbols "______," "______" and "_______,"respectively, subject to official notice of issuance. If the listing on Nasdaq is not approved, it is expected that the Units, common stock and warrants will continue to trade on the OTCBB.

      The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

                                                                OVER-THE-COUNTER BULLETIN BOARD
                                           ---------------------------------------------------------------------------
                                                  CHARDAN                    CHARDAN                   CHARDAN
                                                COMMON STOCK                WARRANTS                    UNITS
                                           -----------------------    ----------------------    ----------------------
                                             HIGH          LOW          HIGH         LOW          HIGH         LOW
                                           ----------   ----------    ---------    ---------    ---------    ---------
2004 First Quarter                            N/A          N/A          N/A          N/A          $6.25        $5.99
2004 Second Quarter                          $4.85        $4.65         $1.05        $0.64        $6.95        $6.03
2004 Third Quarter                           $4.94        $4.75         $0.85        $0.61        $6.80        $5.70
2004 Fourth Quarter                          $6.65        $4.85         $2.03        $0.62       $10.60        $6.00
2005 First Quarter                           $8.12        $6.20         $3.12        $1.60       $14.35        $9.30

HOLDERS

      As of March __, 2005, there was one holder of record of the units, eleven holders of record of the common stock and two holders of record of the warrants. Chardan believes the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.

DIVIDENDS

      Chardan has not paid any dividends on its common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

                                  RISK FACTORS

      You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to adopt the stock purchase proposal.

IF ORIGIN AND THE ORIGIN OPERATING COMPANIES DO NOT MANAGE THEIR GROWTH SUCCESSFULLY, THEIR GROWTH AND CHANCES FOR CONTINUED PROFITABILITY MAY SLOW OR STOP.

      Origin and the Origin Operating Companies have expanded their operations rapidly during the last several years, and they plan to continue to expand with new seed products and distribution outlets. This expansion has created significant demands on their administrative, operational and financial personnel and other resources, particularly its need for working capital. Additional expansion in existing or new markets and new lines of business could strain these resources and increase its need for capital, which may result in cash flow shortages. Origin's and the Origin Operating Companies' personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.

IF ORIGIN AND THE ORIGIN OPERATING COMPANIES DO NOT COMPLY WITH APPLICABLE GOVERNMENT REGULATIONS, THEY MAY BE PROHIBITED FROM CONTINUING SOME OR ALL OF THEIR OPERATIONS AND COULD EXPERIENCE SIGNIFICANTLY REDUCED REVENUES AND NET INCOME.

      The revenue of Origin and the Origin Operating Companies depends on receiving approval from the Chinese government to market new seed hybrids that Origin and the Origin Operating Companies will develop. In addition, there may be circumstances under which the approvals granted are subject to change without substantial advance notice, and it is possible that Origin and the Origin Operating Companies could fail to obtain the approvals that they require to expand their business as they intend to do. The failure to obtain or to maintain such approvals could negatively affect Origin's future growth.

ORIGIN AND THE ORIGIN OPERATING COMPANIES HAVE A SHORT OPERATING HISTORY AND ARE SUBJECT TO THE RISKS OF A NEW ENTERPRISE.

      Origin's and the Origin Operating Companies' short operating history makes it difficult to predict how their business will develop. Accordingly, Origin and the Origin Operating Companies face all of the risks and uncertainties encountered by early-stage companies, such as:

      o uncertain growth in the market for, and uncertain market acceptance of, its products and services;

      o the evolving nature of the crop seed business in China, where significant consolidation is likely to occur, leading to the formation of companies better able to compete with Origin than is currently the case; and

      o the risks of competition, technological change or evolving customer preferences could harm sales of their products or services.

THE PROFITABILITY OF ORIGIN'S AND THE ORIGIN OPERATING COMPANIES' BUSINESS WILL DECREASE IF IT DOES NOT CONTINUE TO FIND AND MARKET PRODUCTS CONSIDERED VALUABLE BY CHINESE FARMERS.

      The profitability of Origin's seed business depends on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside Origin's control. These include changing customer preferences, competitive price pressures, failure to develop acceptable new products and general economic conditions.

ORIGIN, DUE TO ITS SIZE AND SHORT OPERATING HISTORY, DEPENDS SUBSTANTIALLY ON A FEW KEY PERSONNEL.

      Due to its size and short operating history, the Origin Parties' success depends to a large extent upon the continued service of a few executive officers and key employees, including:

      o     Dr. Gengchen Han;

      o     Dr. Yasheng Yang; and

      o     Liang Yuan.

      The loss of the services of one or more of these key employees could have an adverse effect on Origin and the Origin Operating Companies, as each of these individuals played a significant role in developing and executing the Origin business plan and maintaining customer relationships and proprietary technology systems. While none of these key personnel is irreplaceable, the loss of the services of any of these individuals may be disruptive to Origin's business. Origin believes that its future success will also depend in large part upon its ability to attract and retain highly skilled managerial and marketing personnel. There can be no assurance that Origin and the Origin Operating Companies will be successful in attracting and retaining such personnel on terms acceptable to them.

THE LACK OF DIVERSIFICATION IN THE BUSINESS OF THE COMBINED COMPANY AFFECTS ORIGIN'S ABILITY TO MITIGATE THE RISKS THAT IT MAY FACE OR TO OFFSET POSSIBLE LOSSES THAT IT MAY INCUR AS A RESULT OF COMPETING IN THE SEED CROP INDUSTRY.

      The prospects for the company's success will be entirely dependent upon the future performance of a single business. After the stock purchase, Origin will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with an entity that is engaged only in the seed crop industry, Origin's lack of diversification may subject Origin to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which Origin operates subsequent to the business combination, and result in Origin's dependency upon the development or market acceptance of a single or limited number of products, processes or services. Origin is engaged in efforts to diversify its seed crop offering to include other kinds of seeds. However, it is uncertain what degree of success Origin will achieve with those efforts.

NATURAL DISASTER COULD DAMAGE SEED PRODUCTION, IN WHICH EVENT, ORIGIN WILL SUFFER A LOSS OF PRODUCTION AND WILL SUFFER THE CONSEQUENTIAL LOSSES OF REVENUES, MARKET DISRUPTION AND REPUTATION, AND THERE IS NO AGRICULTURE INSURANCE IN CHINA TO COVER LOSS OF SEED CROPS.

      The Origin Operating Companies produce their seeds using a network of approximately 60,000 farmers, which plant the crops and harvest the seeds for use as crop seeds for the next growing season. As a result, the source of supply for Origin's seeds is subject to all of the risks associated with any agricultural enterprise, including widespread drought, pestilence or other natural disasters. While the use of such a large number of farmers provides some protection against a widespread failure of any particular crop, the majority of the seed production farmers are located in a just two provinces, making them subject to risks that are somewhat local in nature. Origin has attempted to manage this risk by obligating itself to pay the farmers who produce its seeds only for the quantity of seeds that they produce. However, a significant portion of Origin's expenses are in the nature of fixed overhead, and in the event of a widespread failure of the seed crop, Origin would likely sustain substantial operating losses. Although insurance to protect against such a risk is available in many jurisdictions, such insurance is not available in China.

ORIGIN RELIES ON ITS NETWORK OF 60,000 FARMERS FOR PRODUCTION OF ITS SEEDS, AND ALTHOUGH ITS RELATIONSHIP WITH THOSE FARMERS HAS BEEN STABLE IN THE PAST, THERE ARE NO ASSURANCES THAT THOSE RELATIONSHIPS WILL REMAIN STABLE IN THE FUTURE, THE RESULT OF WHICH WILL AFFECT PRODUCTION ADVERSELY.

      Origin has invested a considerable amount of effort and capital to develop its seed production network. Origin believes it maintains a favorable relationship with the farmers in that network by paying them a higher price for their crop seeds than they would receive by producing crops for sale in the market. In addition, the large number of farmers on which Origin relies to produce its crop seeds means that no one or even several of them can, acting independently, adversely and materially affect the business of Origin. However, it is possible that a change in market conditions or a coordinated effort on the part of a significant number of Origin's crop seed producers, could affect the relationship that Origin has with them in a manner that is adverse to Origin.

THE CORN SEED PRICES AND SALES VOLUMES MAY FLUCTUATE WITH AN ADVERSE EFFECT ON SALES AND REVENUES.

      During most of the existence of the Origin Operating Companies, the corn seed market has been stable, but in the past, it was marked by periods of instability. There is no assurance that a change in market conditions will not have an adverse effect on corn seed prices or sales volumes in the future. Although Origin has followed a branded product strategy to differentiate its products from those of other crop seed producers, the crop seed market continues to behave as a commodity market to some extent. As a result, the price that Origin is able to demand for its seeds is somewhat dependent on the size of the supply of its seeds and the seeds of other producers. Therefore, the potential exists for fluctuation in supply, and consequently in price, in Origin's own markets, and as a result, the level of revenues that Origin receives in any given year is subject to change. As a result, the level of demand and the price to be paid are, generally, established prior to the time that the level of crop seed production to fulfill those orders is known. However, in the event that a severe excess or shortage of crop seeds over what is expected should occur, the orderly market that typically exists in crop seeds could be disrupted, and Origin could suffer financially as a result.

ORIGIN'S REVENUES ARE DEPENDANT ON SMALL FARMERS BUYING THE SEED FOR CASH FOR WHICH FINANCING IS NOT AVAILABLE; THEREFORE, IF THE FARMER IS NOT ABLE TO PAY FOR SEED, ULTIMATELY THE REVENUES OF ORIGIN WILL BE ADVERSELY IMPACTED.

      Origin has a large and diversified customer base, with no single customer representing more than 1% of its revenues. While this large customer base provides some protection against the loss of revenues due to bad debts, the nature of those customers, principally small, family farmers with limited financial resources, also presents some risk of payment. There can be no assurance that general economic conditions in China will not, at some point, prevent Origin from collecting what is due them from customers for the seeds that have ordered. The unavailability of credit for farmers in China could prevent them from fulfilling their purchasing commitments.

COMPETITION, BOTH DOMESTIC AND FOREIGN, MAY EFFECT THE BUSINESS OF ORIGIN AND RESULT IN CHANGING MARGINS AND LOSS OF ITS CURRENTLY PROFITABLE POSITION IN THE MARKET.

      The crop seed market in China has been, and in many respects continues to be, highly fragmented and very local in nature. Origin represents a departure from the traditional crop seed business model in China in a number of respects, including significant expenditures on research and development, branding of its products and the establishment of an efficient and effective distribution network. In the past, most crop seed producers were extensions of the county government. These local "bureaus" lacked a profit motive to innovate and grow, and as a result, most have languished.

      A number of companies recently have adopted a business model that is similar in many respects to Origin's, and they have also experienced significant growth over the past several years. While there are elements of Origin's business model that Origin believes gives Origin an advantage over these other companies, there is no way to be certain that Origin will be able to continue to compete successfully with these other companies as their respective markets grow and begin to overlap.

      International competitors have been present in China for many years, but they have yet to gain a meaningful foothold in the Chinese market. While they have high-quality products, they have as yet been unable or unwilling to adapt their marketing practices (which tend to focus on a small number of very large agri-business customers) to a model more applicable to China. The Chinese market, in contrast, requires marketing seeds to a very large number of relatively small customers. It is possible that these international companies will decide in the future to compete in China on terms that are effective in the Chinese market, and their high-quality products and their substantial financial resources will make them formidable competitors.

TECHNOLOGICAL CHANGE IN CREATING SEED HYBRIDS COULD ADVERSELY AFFECT ORIGIN'S BUSINESS WITH A RESULTING LOSS IN BUSINESS OPPORTUNITY, MARKET SHARE AND REVENUES.

      Origin principally relies upon traditional methods of creating crop seed hybrids to develop its new products. While these methods are highly effective, the future may favor genetically modified agricultural products to increase the quality and quantity of crop yields. This new genetic technology is controversial, and it has not been widely accepted in many regions of the world, including China.

      Origin is taking steps to respond to genetically modified agricultural products. It has commenced its own research and development efforts for genetically modified seeds, and it has entered into agreements with other research institutions in China that give Origin the right to market the seeds they develop. However, there can be no assurance that Origin's internal efforts or the efforts of its research contractors will be successful in producing improved seed varieties that are able to compete with those produced by other genetically-modified seed producers or that ultimately genetically modified seeds will be accepted by the Chinese farmer or Chinese consuming public.

IF CHINA DOES NOT CONTINUE ITS POLICIES OF ECONOMIC REFORMS, IT MAY RESULT IN RESTRICTIONS ON THE GROWTH OF PRIVATE BUSINESS IN CHINA AND LIMITATIONS ON INVESTMENTS AND TRADE FROM OUTSIDE THE COUNTRY.

      Since the late 1970's, China has been reforming its economic system. It has implemented measures to emphasize the use of market forces and reduction of state ownership and control. However, for many decades it has been a nationalistic, planned economy functioning according to governmental plans and preset targets or quotas. We cannot predict that the government will continue to encourage these economic reforms and further release its control over the economy and encourage private enterprise. We also cannot predict the timing or extent of future economic reforms that may be proposed.

THE ECONOMY OF CHINA HAS BEEN EXPERIENCING UNPRECEDENTED GROWTH, WHICH COULD BE CURTAILED IF THE GOVERNMENT TRIES TO CONTROL INFLATION BY TRADITIONAL MEANS OF MONETARY POLICY OR ITS RETURN TO PLANNED ECONOMIC TECHNIQUES, ANY OF WHICH WOULD HAVE AN ADVERSE EFFECT ON ORIGIN HAVING BEEN FOUNDED AND DEVELOPED DURING A PERIOD OF ECONOMIC EXPANSION.

      The rapid growth of the Chinese economy has lead to higher levels of inflation. If the government tries to control inflation, it may have an adverse effect on the business climate and growth of private enterprise in China. Also, if prices for the Origin products rise at a rate that is insufficient to compensate for the rise in the costs of production, it may have an adverse effect on Origin's profitability.

ANY DEVALUATION OF THE CURRENCY OF CHINA COULD NEGATIVELY IMPACT ORIGIN'S RESULTS OF OPERATIONS AS REPORTED IN UNITED STATES DOLLARS.

      Upon consummation of the acquisition of Origin, the operations of the company will be located in China. If the exchange rate is effected by lowering the value of the Chinese currency, there will be an adverse effect on reported financial condition and revenues when translated into United States dollars.

THERE ARE CHINESE GOVERNMENT REGULATIONS THAT LIMIT OR PROHIBIT FOREIGN INVESTMENT IN CHINA, WHICH MAY RESTRICT THE GROWTH OF ORIGIN.

      Although there is a restriction on investment in the seed industry in China, the corporate structure of Origin has been arranged to permit foreign investment in its business. There can be no assurance that regulations will not be interpreted or implemented to further limit foreign investment in the future. The inability to obtain capital as needed may limit the growth of Origin and adversely affect its operations and revenues.

THE ORIGIN OPERATING COMPANIES WILL BE CONTROLLED SUBSIDIARIES THROUGH STOCK CONSIGNMENT AGREEMENTS AND NOT DIRECT OWNERSHIP OF SHARES WHICH MAY REQUIRE ENFORCEMENT ACTION BY ORIGIN TO ASSERT ITS RIGHTS.

      Because of restrictions on the transfer of shares of a Chinese company to a foreign entity within three years of formation and ownership of food production companies by foreign companies, Origin will control the shares of the Origin Operating Companies through stock consignment agreements executed by the direct shareholders. These stock consignment agreements will give Agritech the economic benefits and control of these companies, similar to owning a subsidiary. The stock consignment agreements are subject to the stockholders performing as directed by Agritech after the transaction and the enforceability to these agreements under Chinese law. To the extent these agreements are not observed or not enforceable, the Origin Operating Companies will not be controlled which will affect their value to Agritech and the ability to obtain the income and other rights of ownership. The stock consignment agreements are subject to the law of enforcement of the PRC, which may be difficult for a foreign company. In such an event, the stockholders of Agritech will suffer a loss of the benefit of their investment and have an investment in a diminished company.

EXCHANGE CONTROLS OF CHINA MAY LIMIT OUR ABILITY TO USE OUR CASH FLOW EFFECTIVELY FOLLOWING THE ACQUISITION OF ORIGIN.

      We expect to be subject to the rules and regulations on currency conversion of the Chinese government. In China, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises are required to apply to the SAFE for Foreign Exchange Registration Certificates. These registration certificates will have to be renewed annually. Foreign enterprises are permitted to open foreign currency accounts including a basic account and a capital account. Currency translation within the scope of the basic account such as remittance of foreign currencies for payment of dividends can be effected without approval of the SAFE. However, conversion of currency in the capital account, including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside China.

IF CERTAIN EXEMPTIONS WITHIN CHINA REGARDING WITHHOLDING TAXES ARE REMOVED, WE MAY BE REQUIRED TO DEDUCT CHINESE CORPORATE WITHHOLDING TAXES FROM ANY DIVIDENDS THAT ARE PAID BY THE CHINESE COMPANIES TO ITS PARENT COMPANY WHICH WILL REDUCE THE RETURN ON INVESTMENT.

      Under current Chinese tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect to dividends paid to stockholders outside China. If the foregoing exemption is removed in the future, Origin may be required to withhold such tax amount which will reduce the revenues of the parent company and the amount of retained earnings that may be distributed to the stockholders.

BECAUSE SOME OF THE AGRITECH DIRECTORS AND OFFICERS WILL RESIDE OUTSIDE OF THE UNITED STATES AND SUBSTANTIALLY ALL OF OUR ASSETS WILL BE LOCATED OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR LEGAL RIGHTS AGAINST SUCH INDIVIDUALS AND THE COMPANY.

      Some of our directors and officers after the consummation of the stock purchase will reside outside of the United States and substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under the United States securities laws, the laws of the British Virgin Islands and the Agritech Memorandum and Articles of Association. Moreover, Chardan has been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and it is uncertain whether or not there would be effective enforcement in the PRC of criminal penalties of the Federal securities laws.

THERE WILL BE A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR SALE IN THE FUTURE WHICH MAY HAVE AN ADVERSE IMPACT ON THE MARKET OF THE COMMON STOCK.

      The initial purchase price for the acquisition of Origin and its subsidiaries includes 10,200,000 shares of common stock. These shares are not being registered and a substantial portion of them will be held by insiders. In the future, commencing one year after the consummation of the acquisition, these shares will become eligible for resale in the public market under Rule 144 with limitations, and after two years some of these shares will be eligible for resale in the public market under Rule 144(k). The ability of these shares to be sold in the public market may have an adverse impact on the price at which shares trade due to the overhang or may limit the volume of trading. Therefore, stockholders may not be able to sell their shares or sell them at prices that reflect their value.

AS A RESULT OF THE REINCORPORATION IN THE BRITISH VIRGIN ISLANDS FOR REDOMESTICATION PURPOSES, THERE WILL BE A CHANGE IN THE GOVERNING DOCUMENTS OF THE COMPANY WITH DIFFERING RIGHTS THAN PROVIDED BY DELAWARE LAW, WHICH MAY RESULT IN DIFFERING OUTCOMES IN THE EVENT OF CONTROVERSIES BETWEEN THE STOCKHOLDERS AND THE COMPANY.

      Chardan will merge with its wholly owned subsidiary in the British Virgin Islands, and the constituent documents of the BVI company will be in compliance with the laws of that jurisdiction. There are differences in the rights of the shareholders and the responsibilities of the directors and managing persons. These differences may result in differing outcomes in the event of takeovers, shareholder suits and governance procedures from those that the stockholder are familiar with when investing in United States companies. In addition, there is not a substantive body of law interpreting the corporate law of the BVI, so there is not an assurance of outcomes that may be analyzed in advance. Finally, if there are controversies, these will have to be determined in accordance with BVI law and may have to be determined and enforced in jurisdictions other than the United States resulting in additional costs.

AS A RESULT OF THE REDOMESTICATION MERGER, THE CHARDAN STOCKHOLDERS HAVE APPRAISAL RIGHTS, THE EXERCISE OF WHICH WOULD REDUCE THE AMOUNT OF CASH ASSETS AVAILABLE TO THE SURVIVING CORPORATION.

      The Chardan stockholders have appraisal rights under Delaware law in connection with the redomestication merger. If exercised, these persons are entitled to a cash payment for the fair value of their shares at the time of the redomestication merger, without increase or decrease for the anticipated value of the merger or subsequent acquisition. Any payment will reduce the cash assets of the surviving company which may limit its ability to implement its business plan.

THE COMBINED COMPANY'S WORKING CAPITAL COULD BE REDUCED, AND CHARDAN STOCKHOLDERS COULD OWN LESS THAN 32.45% OF THE COMBINED COMPANY'S COMMON STOCK, IF CHARDAN STOCKHOLDERS EXERCISE THEIR RIGHT TO CONVERT THEIR SHARES INTO CASH.

      Pursuant to Chardan's certificate of incorporation, holders of shares issued in Chardan's initial public offering may vote against the stock purchase and demand that Chardan convert their shares into a pro rata share of the trust account, as of the record date, where a substantial portion of the net proceeds of the initial public offering are held, including all interest earned thereon. Chardan and the Origin Parties will not consummate the stock purchase if holders of 805,000 or more shares of common stock issued in Chardan's initial public offering, exercise these conversion rights. To the extent the stock purchase is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the stock purchase. As of April ___, 2005, the record date, assuming the stock purchase proposal is adopted, the maximum amount of funds that could be disbursed to Chardan's stockholders upon the exercise of the conversion rights is approximately $____________, or approximately 20% of the funds then held in trust.

A SUBSTANTIAL NUMBER OF THE COMPANY'S SHARES UNDERLYING OUTSTANDING WARRANTS WILL BECOME ELIGIBLE FOR FUTURE RESALE IN THE PUBLIC MARKET AFTER THE STOCK PURCHASE WHICH COULD RESULT IN DILUTION AND AN ADVERSE EFFECT ON THE MARKET PRICE OF THOSE SHARES.

      Warrants and unit purchase options to purchase an aggregate of 9,100,000 shares of common stock issued in connection with the Chardan initial public offering will become exercisable after the consummation of the stock purchase. If they are exercised, then a substantial number of additional shares of Chardan common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

IF CHARDAN IS UNABLE TO RECEIVE A LISTING OF ITS SECURITIES ON NASDAQ, THEN IT MAY BE MORE DIFFICULT FOR ITS STOCKHOLDERS TO SELL THEIR SECURITIES.

      The units, common stock and warrants are currently traded in the over-the-counter market and quoted on the Over-the-Counter Bulletin Board. The stock purchase agreement provides that Chardan will file an application to list the shares of Agritech common stock and warrants outstanding prior to completion of the stock purchase on the NASDAQ Stock Market. There is no assurance that this approval will occur on or prior to consummation of the stock purchase or at all. The listing of Agritech's common stock and warrants on the NASDAQ Stock Market is not a condition to the consummation of the stock purchase, and the possible quotation of Agritech's securities on Nasdaq is not certain. If Agritech is unable to obtain a listing or approval of trading of its securities on Nasdaq, then it may be more difficult for its stockholders to sell their securities.

CHARDAN DIRECTORS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE STOCK PURCHASE THAT ARE DIFFERENT FROM YOURS BECAUSE IF THE STOCK PURCHASE IS NOT APPROVED THEN THE SHARES HELD BY THEM MAY BECOME WORTHLESS.

      In considering the recommendation of the board of directors of Chardan to vote for the proposal to adopt the stock purchase agreement and other proposals you should be aware that certain members of the Chardan board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of Chardan stockholders generally. Chardan's executives and directors are not entitled to receive any of the net proceeds of Chardan's initial public offering that may be distributed upon liquidation of Chardan. Therefore, if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation, the shares of common stock held by Chardan's executives and directors may be worthless.

VOTING CONTROL BY EXECUTIVE OFFICERS, DIRECTORS AND OTHER AFFILIATES OF THE COMBINED COMPANY MAY LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF DIRECTOR ELECTIONS AND OTHER MATTERS REQUIRING STOCKHOLDER APPROVAL.

      Upon consummation of the stock purchase, executive officers, directors and affiliates of the combined company will own a majority of the combined company's voting stock. These stockholders can control substantially all matters requiring approval by our stockholders, including the election of directors and the approval of other business transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

                           FORWARD-LOOKING STATEMENTS

      We believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may," "expect," "anticipate," "contemplate," "believe," "estimate," "intends," and "continue" or similar words. You should read statements that contain these words carefully because they:

      o     discuss future expectations;

      o contain projections of future results of operations or financial condition; or

      o     state other "forward-looking" information.

      o We believe it is important to communicate our expectations to the Chardan stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Chardan or the Origin Parties in its forward-looking statements, including among other things:

      o the number and percentage of Chardan stockholders voting against the stock purchase proposal;

      o changing interpretations of generally accepted accounting principles;

      o outcomes of government reviews, inquiries, investigations and related litigation;

      o     continued compliance with government regulations;

      o legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Origin and the Origin Operating Companies are engaged;

      o     fluctuations in customer demand;

      o     management of rapid growth;

      o     intensity of competition from other providers of crop seeds;

      o     timing of approval and market acceptance of new products;

      o     general economic conditions; and

      o     geopolitical events and regulatory changes.

      You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

      All forward-looking statements included herein attributable to each of Chardan, the Origin Parties or any person acting on either party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Chardan and the Origin Parties undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

      Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the stock purchase agreement you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this proxy statement/prospectus could have a material adverse effect on Chardan, Origin the Origin Operating Companies or the combined company.

                           THE CHARDAN SPECIAL MEETING

CHARDAN SPECIAL MEETING

      We are furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by the Chardan board of directors for use at the special meeting in connection with the proposed stock purchase, redomestication merger and stock option plan. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE

      We will hold the special meeting at 10:00 a.m., PST, on ___________ at 625 Broadway, Suite 1111, San Diego, California 92101, to vote on the proposals to approve the stock purchase agreement, the redomestication merger and stock option plan.

PURPOSE OF THE SPECIAL MEETING

      At the special meeting, we are asking holders of Chardan common stock to:

      o     approve the stock purchase proposal;

      o     approve the redomestication merger proposal; and

      o     approve the stock option proposal.

      The Chardan board of directors:

      o has unanimously determined that the stock purchase proposal, the redomestication merger proposal and the stock option proposal are fair to and in the best interests of Chardan and its stockholders;

      o has unanimously approved the stock purchase proposal, the redomestication merger proposal and the stock option proposal;

      o unanimously recommends that Chardan common stockholders vote "FOR" the proposal to adopt the stock purchase agreement,

      o unanimously recommends that Chardan common stockholders vote "FOR" the proposal to redomesticate in the British Virgin Islands; and

      o unanimously recommends that Chardan common stockholders vote "FOR" the proposal to adopt the stock option plan.

RECORD DATE; WHO IS ENTITLED TO VOTE

      The "record date" for the special meeting is __________, 2005. Record holders of Chardan common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 4,900,000 outstanding shares of Chardan common stock.

      Each share of Chardan common stock is entitled to one vote per share at the special meeting.

      Pursuant to agreements with Chardan, any shares of Chardan common stock held by stockholders who purchased their shares of common stock prior to the initial public offering will be voted in accordance with the majority of the votes cast at the special meeting on the stock purchase and redomestication merger proposals.

      Chardan's issued and outstanding warrants do not have voting rights, and record holders of Chardan warrants will not be entitled to vote at the special meeting.

VOTING YOUR SHARES

      Each share of Chardan common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Chardan common stock that you own.

      There are three ways to vote your shares of Chardan common stock at the special meeting:

      o You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Chardan board "FOR " the adoption of the stock purchase proposal, the redomestication merger proposal, and the stock option plan proposal.

      o You can vote by telephone or on the internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or by the Internet, you should not return the proxy card.

      o You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

      IF YOU DO NOT VOTE YOUR SHARES OF CHARDAN COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE STOCK PURCHASE PROPOSAL AND THE REDOMESTICATION MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF CHARDAN'S INITIAL PUBLIC OFFERING ARE HELD OR A DEMAND FOR APPRAISAL RIGHTS UNDER DELAWARE LAW.

WHO CAN ANSWER YOUR QUESTIONS ABOUT VOTING YOUR SHARES

      If you have any questions about how to vote or direct a vote in respect of your Chardan common stock, you may call Richard D. Propper, MD, Chardan's chairman, (619) 795-4627.

NO ADDITIONAL MATTERS MAY BE PRESENTED AT THE SPECIAL MEETING

      This special meeting has been called only to consider the adoption of the stock purchase proposal, the redomestication merger proposal and the stock option proposal. Under Chardan's by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

REVOKING YOUR PROXY

      If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

      o     You may send another proxy card with a later date;

      o You may notify Richard D. Propper, Chardan's chairman, in writing before the special meeting that you have revoked your proxy; and

      o You may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

VOTE REQUIRED

      The approval of the stock purchase agreement will require the affirmative vote of the holders of a majority of the Chardan common stock outstanding on the record date.

      The approval of the redomestication merger proposal will require the affirmative vote of the holders of a majority of the Chardan common stock outstanding on the record date.

      The approval of the stock option plan will require the affirmative vote of the Chardan common stock present at the meeting.

      For consummation of the stock purchase agreement, the redomestication merger proposal must be approved by the stockholders. For the redomestication merger to be implemented, the stock purchase proposal must be approved by the stockholders.

      Broker Non-Votes

      If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to approve the stock purchase, the redomestication merger or the stock option plan. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a "broker non-vote." Abstentions or broker non-votes have the same effect as a vote "against" the proposals to approve the stock purchase and the redomestication merger. Broker non-votes will not have any effect on the approval of the stock option plan.

CONVERSION RIGHTS

      Any stockholder of Chardan holding shares of common stock issued in Chardan's initial public offering who votes against the stock purchase proposal may, at the same time, demand that Chardan convert his shares into a pro rata portion of the trust account as of the record date. If demand is made and the stock purchase is consummated, Chardan will convert these shares into a pro rata portion of funds held in a trust account plus interest, as of the record date.

      The closing price of Chardan's common stock on ____________, 2005 (the record date) was $______ and the per-share, pro-rata cash held in the trust account on that date was approximately $___________. Prior to exercising conversion rights, Chardan stockholders should verify the market price of Chardan's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

      If the holders of 805,000 or more shares of common stock issued in Chardan's initial public offering (an amount equal to 20% or more of these shares), vote against the stock purchase and demand conversion of their shares, Chardan will not be able to consummate the stock purchase.

      If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company.

APPRAISAL RIGHTS

      Under Delaware law, the redomestication merger of Chardan with Agritech causes the stockholders of Chardan to have appraisal rights in connection with the transactions for which approval is sought. This right is separate from the conversion rights of the holders of shares of Chardan common stock issued in the initial public offering. However, because the exercise of the appraisal right and the conversion rights both require a tender of the holder's shares to Chardan, only one right may be elected in respect of the shares.

SOLICITATION COSTS

      Chardan is soliciting proxies on behalf of the Chardan board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Chardan and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. In addition, the preferred member representatives and officers of the Origin Parties are soliciting proxies and may solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this.

      Chardan has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Chardan will pay all fees and expenses related to the retention of any proxy solicitation firm.

      Chardan will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Chardan will reimburse them for their reasonable expenses.

STOCK OWNERSHIP

      At the close of business on the record date, Richard D. Propper, MD, Kerry
S. Propper, Jiangnan Huang, Li Zhang, Daniel P. Beharry, Steven Urbach, Anthony Errico and the Estate of Michael Urbach beneficially owned and were entitled to vote approximately 875,000 shares of Chardan common stock, or approximately 17.9% of the then outstanding shares of Chardan common stock, which includes all of the shares held by the directors and executive officers of Chardan and their affiliates. Those persons, who were stockholders of Chardan prior to its initial public offering of securities, have agreed to vote their shares on the stock purchase and redomestication merger proposals in accordance with the majority of the votes cast by the holders of shares issued in Chardan's initial public offering.

      Dr. Richard D. Propper is currently chairman of the board of directors of Chardan, Mr. Huang is chief executive officer, Mr. Kerry S. Propper is executive vice president, and Mr. Zhang is chief financial officer. On the record date, directors and executive officers of Chardan and their affiliates beneficially owned and were entitled to vote 689,501 shares of Chardan's common stock. These shares represent approximately 14.1% of Chardan's outstanding common stock.

                               THE STOCK PURCHASE

      The following discussion of the principal terms of the stock purchase agreement dated as of December 20, 2004 among Chardan, Dr. Richard D. Propper, Kerry S. Propper, MD, Jiangnan Huang, Zhang Li, Daniel P. Beharry, Steven Urbach and the Origin Parties is subject to, and is qualified in its entirety by reference to, the stock purchase agreement. A copy of the stock purchase agreement is attached as an annex to this proxy statement and is incorporated in this proxy statement/prospectus by reference.

GENERAL DESCRIPTION OF THE STOCK PURCHASE

      Pursuant to the stock purchase agreement, Chardan will establish a wholly owned subsidiary ("Agritech") under the laws of the British Virgin Islands, and Chardan will merge with and into Agritech. Agritech will be the surviving entity, and the separate corporate existence of Chardan shall cease at the effective time of the merger. Simultaneously with the merger, Agritech will purchase the issued and outstanding stock of Origin, which in turn will own, or will have acquired the rights to control, the outstanding stock of the Origin Operating Companies. We refer to Agritech, after giving effect to completion of the stock purchase, as Agritech or the combined company. As a result of the stock purchase, the former owners of Origin and the Origin Operating Companies will own approximately 67.5% of the outstanding shares of the combined company's common stock.

BACKGROUND OF THE STOCK PURCHASE

      The terms of the stock purchase agreement are the result of arm's-length negotiations between representatives of Chardan and the Origin Parties. The following is a brief discussion of the background of these negotiations, the stock purchase and related transactions.

      Chardan was formed on December 5, 2003 to serve as a vehicle to accomplish a business combination with an unidentified operating business in the PRC with significant growth potential. Chardan completed an initial public offering in March 2004, in which it raised net proceeds of approximately $21,242,000. $20,527,500 of these net proceeds were placed in a trust account immediately following the initial public offering and, in accordance with Chardan's certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Chardan. Chardan must liquidate unless it has consummated a business combination by September 22, 2005. If a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed but the transaction was not consummated prior to September 22, 2005, then it is not required to liquidate unless the business combination contemplated by such letter of intent, agreement in principle or definitive agreement is not consummated by March 22, 2006.

      In April 2004, Chardan commenced its efforts to locate a company with which to effect a business combination. To assist Chardan in locating and evaluating companies in the PRC, Chardan engaged Best of the Best, a business acquisition consulting firm, to identify potential acquisition candidates, prepare background investigations, industry analysis and due diligence reports. Best of the Best and Chardan identified ten companies, and Chardan requested preliminary reports for its evaluation of the potential targets. In May, Chardan commenced negotiations with one potential target company. Chardan was not able to agree to acceptable terms with this first target company. Based on an analysis of the valuation of comparable public companies, this first target's existing financial condition, management expertise, volatile earnings quarter over quarter, and the fact that the target's management, in the middle of negotiations, dramatically reduced their forecast for 2004 after tax income, Chardan determined that a business combination with that first target was not in the best interests of Chardan's shareholders.

      During the negotiations with the first target, Best of the Best continued their due diligence on the previously identified companies. After deciding not to pursue that first potential transaction, on the basis of its prior identification and receipt of preliminary due diligence, Chardan entered into discussions with Origin regarding a potential business combination.

      The first formal meeting to discuss the transaction was held on June 24, 2004, in Beijing, China. Chardan and an advisory firm for the Origin Parties, Chum Investment Corporation, exchanged information about Chardan and the Origin Operating Companies. Then on June 26, 2004, representatives of Chardan, the Origin Stockholders and Chum met at the offices of the Origin Operating Companies in Beijing to discuss preliminary issues of due diligence, exchange of information and pricing and other terms of an acquisition.

      On August 23, 2004, representatives of Chardan and the Origin Parties, including Chum, met in Beijing for further discussions about the respective businesses and terms of the transaction.

      After several days of negotiations and due diligence review in Beijing from September 19 to September 21, 2004 by and among Dr. Propper, Mr. Kerry Propper, Mr. Zhang Li and Mr. Jiangnan Huang of Chardan and Dr. Gengchen Han, Mr. Yasheng Yang and Ms. Yu Ping Zhao of the Origin Operating Companies, Chardan, for itself, and Dr. Han, in respect of the Origin Parties, signed a memorandum of understanding on September 22, 2004. This memorandum set forth the following:

      o the reorganization of the Origin Operating Companies which was to take into account the best tax arrangements for all parties;

      o the consideration to be paid for the Origin Operating Companies, which is reflected in the stock purchase agreement;

      o the terms of the additional purchase price to be paid over time based on performance criteria;

      o     the desire for a stock option plan; and

      o the inclusion of certain Origin Stockholders on the board of directors of the surviving corporation.

      Promptly after the execution of the memorandum of understanding, Chardan's United States counsel prepared a draft of the stock purchase agreement and sent it to counsel for the Origin Parties. In addition, the Chinese counsel of Chardan consulted with Chinese counsel for the Origin Parties and commenced negotiation of the stock consignment agreements, the technology assignment agreements and reorganization of the Chinese Operating Companies. Origin, under the name State Harvest Holding Limited, was established in the British Virgin Islands on November 24, 2004 by Chinese counsel for the Origin Parties.

      During the period between October 20, 2004 and December 6, 2004, counsel exchanged emails about various points in the agreements and continued to modify them and exchanged drafts of documents. Counsel and the accountants for all the parties conducted legal and financial due diligence and negotiated points in the agreements. During this period, representatives of Chardan and the Origin Parties also conducted further due diligence from a business point of view and began preparation of this proxy statement/prospectus.

      On October 30, 2004, Best of the Best met with the board of directors to give a report of their due diligence of the Origin Operating Companies and analysis of the business in which the Origin Operating Companies operate. At the meeting were all the board members of Chardan and Mr. Wu Cheong, representing Best of the Best, who made the report. The board of directors unanimously resolved to proceed with the acquisition process and continue to work towards execution of a definitive stock purchase agreement.

      On November 22, 2004, Dr. Propper and Dr. Han and Messrs. Yang and Yuan exchanged emails about the terms and forms of employment agreements. These agreements were further negotiated and the terms subsequently finalized on December 1, 2004.

      On December 7, 2004, there was a meeting at the offices of Chardan's United States counsel, Graubard Miller, in New York City, to negotiate the final terms of stock purchase agreement. All the officers and directors of Chardan and Chardan's United States counsel attended the meeting in person. Dr. Han and Mr. Song Xuesong, executive director of Chum Investment Corporation, advisor to the Origin Parties, and Mr. Cui Liguo, partner of Guantao Law Firm, counsel to the Origin Parties, attended the meeting in person. Other members of Guantao Law Firm attended the meeting by telephone conference.

      On December 7, 2004, after the meeting with the Origin representatives, the board of directors of Chardan met to review the transaction documents and evaluate and approve the acquisition of Origin. The board of directors reviewed the latest forms of stock purchase agreement, the stock consignment agreements, the technology license agreements, the employment agreements and voting agreement. The board of directors also reviewed the disclosure schedules to the stock purchase agreement of the Origin Parties. After review of the due diligence materials and the report of Best of the Best and discussion, the foregoing were unanimously approved, subject to final negotiation and modification, and the board determined to recommend the approval of the stock purchase agreement, redomestication merger and related transactions and the stock option plan to the stockholders.

      From December 8, 2004 to December 10, 2004, Dr. Propper, Mr. Propper and Dr. Han met with their respective counsel in meetings in New York City to finalize the transaction documents, and the Origin Parties delivered the preliminary financial statements required before the signing of the stock purchase agreement.

      The stock purchase agreement was signed on December 20, 2004. Chardan filed a press release and Current Report on Form 8-K on December 27, 2004 announcing the execution of the agreement and discussing the terms of the stock purchase. The Current Report was amended on January 21, 2005 to file the audited financial statements of Origin for the years ended December 31, 2001, 2002 and 2003 and for the nine months ended September 30, 2004 and pro forma statements of operations of Chardan showing the acquisition as if it occurred on January 1, 2003 and pro forma balance sheets as if it occurred September 30, 2004.

BOARD CONSIDERATION OF APPROVAL OF TRANSACTION

      While no one factor determined the final agreed upon consideration in the stock purchase, Chardan's board of directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by members of the board and by Best of Best in order to determine that the consideration to be paid to the Origin Parties was reasonable and that the stock purchase was in the best interests of Chardan's stockholders.

      The consultants conducted a due diligence review of Origin and the Origin Operating Companies that included an industry analysis, a description of Origin's existing business model, a valuation analysis and financial projections in order to enable the board of directors to ascertain the reasonableness of this range of consideration. Throughout the negotiation process, Chardan's consultants continued to assemble and review relevant due diligence materials and, on October 22, 2004, delivered a presentation to the board of directors and a due diligence package that included the information regarding Origin and the Origin Operating Companies that the consultants had gathered and prepared. During its negotiations with the Origin Parties, Chardan did not receive services from any financial advisor other than the consultants referred to above.

      Interest of Chardan Directors and Officers in the Stock Purchase

      In considering the recommendation of the board of directors of Chardan to vote for the proposals to approve the stock purchase agreement, the redomestication merger and the stock option plan, you should be aware that certain members of the Chardan board have agreements or arrangements that provide them with interests in the stock purchase that differ from, or are in addition to, those of Chardan stockholders generally. In particular:

      o if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, Chardan would be required to liquidate. In such event, the shares of common stock held by Chardan's directors and executives would be worthless because Chardan's directors and executives are not entitled to receive any of the liquidation proceeds.

      o Chardan's executives and directors own a total 689,501 shares of Chardan common stock that have a market value of $________ based on Chardan's share price of $________ as of _______ 2005, the record date. However, as Chardan's directors and executives are contractually prohibited from selling their shares prior to March 16, 2007 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the stock purchase will be on Chardan's directors and executives;

      o the transactions contemplated by the stock purchase agreement provide that Mr. Kerry Propper will be a director of Agritech and he will have the right to appoint one additional director of the nine members of the board of directors of the combined company for three years;

      o after completion of the stock purchase, Dr. Richard Propper will continue to serve in the capacity of Executive Vice President, Corporate Development without compensation, and Chardan Capital LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang and Mr. Huang, will provide a variety of ongoing services to Origin over the next two years at a cost to Origin of $30,000 per month; and

      o Chardan's directors and executives and certain founding shareholders may be personally liable for a pro rata share of a termination fee of $1 million that is payable if the stock purchase agreement is terminated under certain limited conditions.

      Chardan's Reasons for the Stock Purchase and Recommendation of the Chardan Board

      The Chardan board of directors concluded that the stock purchase agreement with the Origin Parties is in the best interests of Chardan's stockholders.

      Each member of Chardan's board of directors has extensive experience in performing due diligence of acquisition targets and in valuing companies. Three of the directors are currently principals in a strategic financial and management consulting company that focuses on identifying attractive Chinese companies and in structuring transactions involving those companies. One director is the Chief Executive Officer of Chardan Capital Markets, a registered NASD broker dealer.

      The Chardan board of directors considered a wide variety of factors in connection with its evaluation of the stock purchase. In light of the complexity of those factors, the Chardan board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Chardan board may have given different weight to different factors.

      In considering the stock purchase, the Chardan board gave considerable weight to the following factors:

      Origin's and the Origin Operating Companies' successful record of growth and expansion and high potential for future growth

      Important criteria to Chardan's board of directors in identifying an acquisition target was that the company has established business operations, that it was generating current revenues, and that it had the potential to experience rapid additional growth. Chardan's board of directors believes that Origin and the Origin Operating Companies have in place the infrastructure for strong business operations, a large and growing customer base, significant technological capabilities and strong brand name recognition. Origin commenced business operations in late 1997, and it has experienced annual revenue growth of greater than 40% for the past three years. 2003 revenues were approximately $27 million, with then estimated revenues for 2004 of approximately $36,000,000, and then projected revenues for 2005 of about $59 million. Although projections are uncertain, the board of directors believed the projections for Origin's business are much more reliable than most since the majority of orders for its seed products are placed by the end of the third quarter of the year prior to delivery and recognition of revenue. This record of rapid, significant and predictable growth helped to convince Chardan's board of directors that a business combination with Origin would be in the best interests of Chardan's stockholders.

      Chardan's board of directors believes that Origin and the Origin Operating Companies have the ability to continue this rapid rate of growth because:

      o     the existing customers represent a recurring revenue stream;

      o the Origin companies devote approximately 5% of annual revenue to research and development and have developed, and will continue to develop, additional hybrid seed offerings;

      o the Origin companies have a strong emphasis on sales and marketing, with over 1,000,000 customers in a database, the production and circulation of a newspaper three times a year through their distributor network that reaches between 1,000,000 and 2,000,000 readers per issue, extensive television advertising, product demonstrations, and the maintenance of a call center for receiving customer service inquiries; and

      o the Chinese crop seed market remains highly fragmented and consists of large numbers of companies that operate at the county and provincial level. Few of the competing companies have a research and development program as effective as Origin's, and as a result, the Chardan board believes Origin will continue to present superior seed and support offerings to customers, thereby increasing its customer base and sales in the future.

      Based on its review of the Origin Operating Companies historical financial statements and their business model and relationships, Chardan's board of directors believes that Origin Operating Companies' products are sold at attractive gross margins, and that they have controllable variable costs and low, scalable fixed costs. Chardan's board of directors believes that this will lead to attractive profit margins as the Origin Operating Companies generate increased revenues.

      Origin represents an opportunity to invest in a growing, dynamic industry

      Another criterion important to Chardan's board of directors in identifying an acquisition target was that the company be in an emerging or expanding industry with potential for growth. China's population of more than 1.3 billion people represents the largest market for crops in the world. The rate of growth of China's population has slowed, but despite that, China's population will continue to increase in absolute terms. While the demand for corn and other crops for consumption by the Chinese population is large and growing, the use of corn, in particular, as an animal feed, source of starch products and even for use as a fuel source will likely support continued growth in this industry.

      Although there are currently a large number of seed companies that meet the demand of the nearly 97 million farmers in China, few of them are developing and producing advanced hybrid seeds that offer the advantages that Origin's hybrid seeds do. Origin's superior product offerings, continued efforts to develop and produce hybrids for additional crops, its national presence and effective marketing strategies are expected to support continuation of the strong revenue growth that it has achieved in the past as Origin uses those advantages to gain share in its existing markets and to enter additional markets.

      The experience of Origin's management.

      Another criterion important to Chardan's board of directors in identifying an acquisition target was that the company have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Origin's management has demonstrated that ability, addressing what has until now been a market consisting of local businesses with little meaningful research and development into a biotech industry that focuses on product development, efficient production and effective marketing and customer service programs. By utilizing its growing revenues to expand its market share and develop additional products, Origin's management has demonstrated a commitment to a strategy that has given it a significant presence in the seed industry in China. Chardan's board of directors believes that emphasis on development of superior hybrids, together with the company's proven marketing strategies, demonstrate that Origin's management is well-suited to achieve continued success.

      Origin's ability to execute its business plan, even with the risk that Chardan's public stockholders would vote against the stock purchase and exercise their conversion rights.

      Chardan's board of directors considered the risk that the current public stockholders of Chardan would vote against the stock purchase and demand to redeem their shares for cash upon consummation of the stock purchase, thereby depleting the amount of cash available to the combined company following the stock purchase. Chardan's board of directors deemed this risk to be no worse with regard to Origin than it would be for other target companies and believes that Origin will still be able to implement its business plan, even if the maximum number of public stockholders exercised their conversion rights and the combined company received only 80% of the funds deposited in the trust account.

      Due Diligence Information Materials

      In performing the analysis described above, Chardan's board of directors also reviewed an information statement prepared by Chardan's consultants, The Best of the Best, in connection with its search for a suitable target company. The information covered the following principal areas.

      The Best of the Best information included a general description of the business of the Origin Operating Companies as it existed prior to the report, a diagram of the Origin Parties' business model, including its research and development capabilities, its licensing strategy, its seed production processes and distribution network. A separate diagram showed the capital structure of the Origin Parties as of the date of the package, valuation calculations and analysis, projected uses of the cash in Chardan's trust account subsequent to the stock purchase and an organizational chart for Origin and the Origin Operating Companies.

      The Best of the Best information then gave a market overview that described the Chinese seed crop market generally and how the Origin Operating Companies fit into and compete within that market. The description showed Origin to be engaged principally in corn seed production, but it also showed Origin moving into cotton and other crop seeds, both as a diversification and an expansion strategy. Depending on the market prices for crops, farmers will often convert their land from production of one crop to the other. The materials described how Origin's plan to the corn and cotton seed markets will enable it to hedge against shifts in farmers' crop selection. It also provided information regarding the geographical markets in which the Origin Operating Companies compete within China. A separate section detailed the nature of the seed distribution process in China and another examined the competitive and other threats that the Origin Operating Companies face in conducting their business, including market fluctuations and unfavorable weather.

      The materials also contained an overview of the products of the Origin Operating Companies, both current and those in development, and the licensing process that companies must go through to sell seeds in China, includes a separate process for new hybrid seeds. The package made a specific point of the approach and past success that the Origin Operating Companies have achieved in moving products through that licensing process.

      The materials contained a section describing the Origin Operating Companies' business model. Among the elements in that business model are the development of strong internal research and development, continued use of licensed seed products, establishment of strong brand identity, reliance on an effective system of master and sub distributors to extend the reach of Origin into the marketplace, a strong, value added customer service and technical support component and the emphasis on print and other advertising to establish, maintain and extend Origin's customer base.

      A section on Origin's personnel examined the role of its principal executives, including Dr. Gengchen Han, who is the Executive Chairman, Yasheng Yang, who has overall operational responsibility and direct control over marketing, and Liang Yuan, whose responsibilities include infrastructure and public relations. The information described in this section supports the board's determination that Origin has an experienced and talented management team, capable of continuing the success that Origin has achieved in the past.

      A section on Risk Factors in the materials described the risks inherent in Origin's business plan. These risks are discussed, among others, in the Risk Factors section of this proxy statement/prospectus.

      A section in the Best of the Best information materials discussed the history of Origin that showed a strong record of sustainable growth and a leverageable business model, including rapidly increasing revenues, solid gross profit margins and, controllable variable costs. This section also discussed the substantial reinvestment in the business made by Origin through a strong research and development effort, something that Origin considers to be important to its future success.

      The board of directors also reviewed a report prepared for Chardan by Xing An Securities Co. Ltd., based in China, to prepare an overview of the seed business in China, highlighting their thoughts on Origin's place therein. This document corroborated the board's initial view of Origin's potential.

      Mr. Kerry Propper, a director and officer of Chardan, prepared for the board of directors an analysis of the post-transaction value of the company. He analyzed comparable companies in the seed/agricultural markets, taking into account their relative market presences and cycle maturity. He prepared a list of comparative price/earnings ratios of these companies and compared them to the price/earnings of Origin and its anticipated price/earnings. The valuation for the future of Origin was based on many assumptions, including projected top-line sales, assumed margins, and projected net income. Since there is little depreciation and amortization in the company's history, taxes were eliminated. Capital resources were taken into account, based on the capital of the company after the acquisition and for income and reinvestment, and for the potential of exercise of outstanding warrants of Chardan. Based on this analysis, Mr. Propper concluded that comparatively speaking, the enterprise value of Origin, immediately after the acquisition, was very favorable. On the basis of the analysis, he concluded that the board of directors, from an economic point of view, should strongly consider the acquisition of Origin.

      The board of directors also considered the restrictions on how a foreign company may own and control Chinese companies in restricted industries. They believed that the restrictions and use of control agreements was an acceptable business strategy to obtain an acquisition opportunity in China.

      After careful consideration, Chardan's board of directors determined unanimously that the stock purchase proposal, the redomestication merger proposal and the stock option proposal are fair to and in the best interests of Chardan and its stockholders. Chardan's board of directors has approved and declared advisable the stock purchase proposal, the redomestication merger proposal and the stock option proposal and unanimously recommends that you vote or give instructions to vote "FOR" each of the proposals to adopt the stock purchase proposal, the redomestication merger proposal, the stock option proposal and the election of directors.

      The foregoing discussion of the information and factors considered by the Chardan board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Chardan board of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE REDOMESTICATION MERGER

      The following discusses the material U.S. federal income tax consequences of the redomestication merger to the Chardan stockholders who are United States Holders. A United States Holder is: (i) a beneficial owner of Chardan common stock that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is described in Section 7701(a)(3) of the Code and (ii) holds the Chardan common stock as a capital asset. This discussion is based on the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, and Treasury regulations promulgated thereunder.

      Chardan expects that the redomestication merger will qualify as a reorganization under the Code. No gain or loss will be recognized on the exchange of the Chardan common stock held by Chardan's stockholders for stock of Agritech, provided no holder of Chardan common stock owns 5% or more of the stock of Agritech following the redomestication merger. The federal tax basis of the shares of Agritech received by the holder of Chardan common stock in the merger will be the same as the adjusted tax basis of such Chardan common stock surrendered in exchange therefor. The holding period of the shares of Agritech received in the redomestication merger by the holder of Chardan common stock will include the period during which such Chardan common stock was held as a capital asset on the date of the redomestication merger.

      The foregoing U.S. federal income tax consequences is not affected by the changes made to the Code by the American Jobs Creation Act of 2004 in the treatment of domestic business entities which expatriate from the United States to a foreign jurisdiction. These new provisions generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% of continuing share ownership in the successor foreign entity by the former U.S. corporation's stockholders and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized. Under the Chardan redomestication merger and the stock purchase agreement, following the redomestication merger into Agritech, the holders of Chardan Stock will own 32.8% of the shares of Agritech.

      For United States federal income tax purposes, the gross amount of all dividends paid with respect to Agritech shares out of current or accumulated earnings and profit ("E&P") to a United States Holder generally will be treated as foreign source ordinary income to such holder. United States corporations that hold Agritech shares will not be entitled to the dividends received deduction available for dividends received from United States corporations. To the extent a distribution exceeds E&P, it will be treated first as a return of capital to the extent of the United States Holder's basis, and then as gain from the sale of a capital asset.

      The conclusions expressed above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. No rulings have been or will be sought from the Internal Revenue Service concerning the tax consequences of the transactions contemplated by the stock purchase agreement.

      The discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code. Such taxpayers include non-U.S. persons, insurance companies, tax-exempt entities, dealers in securities, banks and persons who acquired their stock interests pursuant to the exercise of employee options or otherwise as compensation.

      BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE REDOMESTICATION MERGER AND THE STOCK PURCHASE TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS

ANTICIPATED ACCOUNTING TREATMENT

      The stock purchase will be accounted for as a capital transaction for accounting and financial reporting purposes. Accordingly, for accounting purposes, the stock purchase will be treated as the equivalent of Origin's issuing stock for the net monetary assets of Chardan, accompanied by a recapitalization. The net monetary assets of Chardan will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. Under this method of accounting, Origin will be the continuing entity for financial reporting purposes. The retained earnings (deficit) of Origin will be carried forward after the stock purchase. Operations prior to the stock purchase will be those of Origin and the Origin Operating Companies.

REGULATORY MATTERS

      The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to the Hart-Scott-Rodino Act or any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the stock purchase proposal with the State of Delaware and the British Virgin Islands.

                          THE STOCK PURCHASE AGREEMENT

      The following summary of the material provisions of the stock purchase agreement is qualified by reference to the complete text of the stock purchase agreement, a copy of which is attached as an annex to this proxy statement/prospectus, and is incorporated by reference. All stockholders are encouraged to read the stock purchase agreement in its entirety for a more complete description of the terms and conditions of the stock purchase.

STRUCTURE OF THE STOCK PURCHASE AND REDOMESTICATION MERGER

      At the effective time of the stock purchase agreement, Chardan will be merged with and into Agritech. Agritech will continue as the surviving company. All of the stock of Chardan will be converted into the right to receive stock in Agritech on a one-for-one basis. Thereafter, Agritech will purchase all the common stock of Origin, a British Virgin Island corporation, for $10,000,000 and 10,200,000 shares of common stock, and the additional purchase price described below. At the time that Origin is acquired by Agritech, Origin will acquire direct ownership and rights to control the stock of the Origin Operating Companies, thus obtaining the seed development, distribution and licensing operations in China from the current owners.

CLOSING AND EFFECTIVE TIME OF THE STOCK PURCHASE

      The closing of the stock purchase agreement will take place promptly following the satisfaction of the conditions described below under "The stock purchase agreement--Conditions to the Stock Purchase," unless Chardan and the Origin Parties agree in writing to another time.

NAME; HEADQUARTERS; STOCK SYMBOL

      After completion of the stock purchase:

      o     the name of the combined company will be Origin Agritech Limited;

      o the corporate headquarters and principal executive officers will be located at 12 Shangdi Xinxi Lu, Haidian District, Zhongguancun Development Building, which is currently the Origin Parties' corporate headquarters; and

      o the combined company will cause the common stock, warrants and units outstanding prior to the stock purchase, which are traded on the OTC Bulletin Board, to continue trading on either the OTC Bulletin Board or the Nasdaq Stock Market. At the time of the closing, the symbol will change to one determined by the management or board of directors and the trading medium that is reasonably representative of the corporate name or business of the combined company.

PURCHASE PRICE

      At the closing, the Origin Stockholders and their designees will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,200,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders.

      Additional purchase price payments will be made to the Origin Stockholders and their designees, up to an aggregate of $15,000,000 if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1 - June 30 fiscal year):

            A. If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result (i) of the call of the outstanding public warrants assumed by Agritech at the closing; (ii) Agritech's successful completion of a secondary offering; or (iii) a private investment into Agritech by a strategic investor ("Financing Adjustment"), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designees; or

            B. If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis ("Earnings Adjustment"), then the Origin Stockholders and their designees will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year.

      In the event that both an Earnings Adjustment and a Financing Adjustment occurs, the maximum aggregate amount to be paid to the Origin Stockholders from one or both adjustments is $15,000,000.

      As further additional purchase price, certain Origin Stockholders and their designees will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years, if on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

      Year ending June 30,                       After Tax Profit

              2006                                  $11,000,000
              2007                                  $16,000,000
              2008                                  $21,000,000
              2009                                  $29,000,000

REPRESENTATIONS AND WARRANTIES

      The stock purchase agreement contains a number of generally reciprocal representations and warranties that Origin, the Origin Stockholders and Chardan made to each other. These generally reciprocal representations and warranties relate, as applicable, to:

      o     organization, standing, power;

      o     capital structure;

      o authorization, execution, delivery, enforceability of the stock purchase agreement;

      o absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, receipt of all required consents and approvals;

      o     absence of certain changes or events since September 30, 2004;

      o     litigation;

      o     compliance with applicable laws;

      o     absence of brokers;

      o     absence of certain changes;

      o     liabilities;

      o     related party transactions;

      o     licenses and permits; and

      o completeness and truthfulness of the information and provisions in the stock purchase agreement.

      Origin or the Origin Stockholders or both also make representations to Chardan regarding:

      o accuracy of the information contained in the financial statements; and absence of undisclosed liabilities;

      o     labor relations and employee plans;

      o     environmental liability;

      o     taxes, tax returns and audits;

      o     real and personal property and the title to and condition of assets;

      o     the absence of illegal or improper transactions;

      o     the collectibility of accounts receivable;

      o     the nature and condition of inventory;

      o     the contract to which they are parties;

      o     intellectual property rights;

      o     non-real estate leases;

      o     insurance;

      o     the accuracy and completeness of books and records; and

      o     litigation and certain settled litigation.

      The Origin Stockholders also make representations to Chardan regarding:

      o their acquisition of Agritech stock's being solely for their own account;

      o     their status as accredited investors;

      o     the adequacy of the information they received regarding Chardan;

      o the restricted nature of the securities that they will receive under the stock purchase agreement; and

      o the placement of legends on the certificates representing the securities issued to them under the stock purchase agreement.

      Chardan also makes representations to the Origin Parties regarding:

      o filings with the SEC and the accuracy and completeness of the information contained in those filings, including the financial statements and the lack of undisclosed liabilities; and

      o     the amount of funds contained in the trust account.

MATERIALITY AND MATERIAL ADVERSE EFFECT

      Many of the representations and warranties made by the Origin and the Origin Stockholders are qualified by materiality or the use of the term "material adverse effect." For the purposes of the stock purchase agreement, a "material adverse effect" means a material adverse effect on the business, financial condition or results of operations or prospects of Origin or the Origin Operating Companies.

      Several of the representations and warranties made by Chardan are qualified by materiality. However, only Chardan's representation and warranty related to the absence of litigation is qualified by the use of the term "material adverse effect."

INTERIM OPERATIONS OF CHARDAN AND THE ORIGIN PARTIES

      Interim Covenants relating to the Origin Parties. Under the stock purchase agreement, each of Origin and the Origin Stockholders has agreed, as applicable, to conduct business in the usual, regular and ordinary course, in substantially the same manner as previously conducted. In addition to this agreement regarding the conduct of business generally, subject to specified exceptions, each of the Origin Parties has agreed that, except as otherwise expressly permitted or required by the stock purchase agreement, it:

      o will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock;

      o will not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to any others in the Origin stock or the Origin Operating Companies stock;

      o will not pledge, sell, transfer, lease dispose of or otherwise encumber any property of assets of any Origin Operating Company, other than in accordance with past practice or in the normal course of business;

      o will not issue, deliver, sell or grant any shares of its capital stock, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of capital;

      o will not make or agree to a general wage or salary increase or enter into any employment contract, increase the compensation payable or to become payable to any officer or employee of any Origin Operating Company or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable laws;

      o will not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire, and other business operations;

      o     will not make any payments outside the ordinary course of business;

      o will not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice;

      o will provide Chardan with access to information regarding the business of Origin and the Origin Operating Companies;

      o will maintain in effect insurance of the types and in the amounts customarily acquired to protect the assets and business of the Origin Operating Companies;

      o each Origin Stockholder will protect the confidential information of Origin and the Origin Operating Companies that he has received in the course of the negotiations;

      o each Origin Stockholder will refrain from competing with Origin or the Origin Operating Companies;

      o will refrain from any discussions or negotiations with any other party regarding the issuance of any capital stock or the sale or transfer of any portion of the business of any Origin Operating Company;

      o each Origin Stockholder will refrain from engaging in any transaction involving the securities of Chardan;

      o will disclose certain material information that arises or comes to be known between the date of the stock purchase agreement and the date of the closing;

      o will use their best efforts to obtain all authorizations, consents, orders and approvals that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, the stock purchase agreement;

      o each Origin Stockholder agrees that it has not acquired any rights to and will not use any of the intellectual property of Origin or the Origin Operating Companies;

      o each Origin Stockholder will pay any taxes that become due as a result of the issuance to them of Chardan Subsidiary stock;

      o will do all things necessary to effectuate Origin's acquisition of all Origin Operating Company stock that Origin does not already own;

      o will prepare to reorganize Origin as required by the stock purchase agreement;

      o will provide to Chardan such information as is necessary regarding Origin and the Origin Operating Companies as is required under the rules of the SEC for combination proxy statements; and

      o will provide to Chardan interim internal financial and management reports regarding the conduct of the business of the Origin Operating Companies.

      Interim Covenants relating to Chardan. The stock purchase agreement, among other things, requires Chardan to:

      o conduct its business in the ordinary course, not sell or issue any capital securities of Chardan, encumber any of the assets of Chardan or incur any debt out of the ordinary course, not declare or pay any dividend, or make any general wage increase;

      o     not change its by-laws or articles;

      o     call the stockholders meeting to which this proxy relates;

      o     incorporate Agritech; and

      o cause the board of Agritech, at the time of closing, to consist of nine persons, of which five persons will be nominated at the suggestion of the Origin Parties (including Dr. Han and Messrs. Yang and Yuan) and two persons will be Mr. Kerry Propper and one designee of his (currently, Mr. Steven Urbach), and the remaining persons will be selected on the basis of their complying with listing and other legal requirements.

NO SOLICITATION BY CHARDAN

      Except as described below, generally Chardan will not:

      o solicit, initiate or encourage the submission of any acquisition proposal;

      o     enter into any agreement with respect to any acquisition proposal;
            or

      o participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

      However, as provided under Delaware law, if Chardan receives a bona fide written acquisition proposal which was not solicited by Chardan, it may, before the stock purchase agreement is adopted by its stockholders, furnish information regarding itself to the person making the acquisition proposal and participate in discussions, but not negotiations, with the person regarding the acquisition proposal, if:

      o the board of directors determines, in good faith that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

      o the board of directors determines in good faith that failure to submit such superior proposal to its stockholders would cause the board of directors to violate its fiduciary duties to the stockholders under applicable law.

      If Chardan has received a superior proposal, Chardan has the right to terminate the stock purchase agreement, based upon a determination in good faith, based upon the advice of outside legal counsel, that the failure to terminate is reasonably likely to result in the board of directors breaching its fiduciary duty.

      Chardan has agreed not to withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Origin Parties, the approval by its board of directors of the stock purchase agreement or the stock purchase or the recommendation by the board of directors of the transactions contemplated by the stock purchase agreement.

NO SOLICITATION BY THE ORIGIN PARTIES

      The Origin Parties have agreed not to:

      o solicit, initiate or encourage discussions regarding or the submission of any acquisition proposal;

      o     enter into any agreement with respect to any acquisition proposal;
            or

      o participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

      The Origin Parties will cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to an acquisition proposal. The Origin Stockholders have acknowledged that its members have already approved the stock purchase agreement and that no modification will be effective to withdraw or revoke the approval and commitment of its members for the stock purchase agreement.

CHARDAN STOCKHOLDERS' MEETING

      Chardan has agreed to call and hold a meeting of its stockholders, as soon as practicable after the date of the stock purchase agreement for the purpose of seeking the approval of the stock purchase by its stockholders. Chardan has also agreed that it will file all required proxy materials with the SEC and, through its board of directors, recommend to its stockholders that they approve and adopt the stock purchase proposal.

ACCESS TO INFORMATION; CONFIDENTIALITY

      Chardan and the Origin Parties will afford to the other party and its representatives prior to completion of the stock purchase reasonable access during normal business hours to all of their respective properties and records and will promptly provide to the other party a copy of each document filed pursuant to the requirements of the securities laws the United States, and all other information concerning its business, properties and personnel as the other party reasonably requests. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between the two parties.

REASONABLE EFFORTS; NOTIFICATION

      Chardan and the Origin Parties have agreed that they will use all reasonable efforts to take all actions, and to do all things necessary, proper or advisable to consummate the stock purchase and the transactions contemplated by the stock purchase agreement in the most expeditious manner practicable. This includes:

      o obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities, if any and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

      o obtaining all necessary consents, approvals or waivers from third parties;

      o defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the stock purchase agreement or any other agreement contemplated by the stock purchase agreement or the consummation of the stock purchase or other transactions contemplated by the stock purchase agreement including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

      o executing and delivering any additional instruments necessary to consummate the stock purchase or other transactions contemplated by the stock purchase agreement and to fully carry out the purposes of the stock purchase agreement and the transaction agreements contemplated by the stock purchase agreement.

      The Origin Parties will give prompt notice to Chardan, and Chardan will give prompt notice to the Origin Parties, of:

      o any representation or warranty made by it or contained in the stock purchase agreement that is not qualified as to materiality becoming untrue or inaccurate in any respect or any representation or warranty that is qualified by materiality becoming untrue or inaccurate in any material respect; or

      o the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the stock purchase agreement.

      However, no notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the stock purchase agreement or the agreements contemplated thereby as originally made. Accordingly, such notification may permit a termination of the stock purchase agreement.

INDEMNIFICATION

      The Origin Stockholders shall indemnify and hold harmless Agritech for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of Origin, the Origin Operating Companies or the Origin Stockholders. Agritech shall indemnify and hold harmless each Origin Stockholder for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of Chardan, which will be assumed by Agritech upon the redomestication merger. Claims may be asserted once the damages exceed $50,000. Any indemnification payments shall be deemed to be an adjustment to the purchase price. There will be withheld $250,000 from the initial payment of $10,000,000 to be paid to the Origin Stockholders at the closing, for a period of 12 months, to be available to satisfy, in whole or part, any claim under the indemnification obligations of the Origin Stockholders.

      The determination to assert a claim for indemnification against the Origin Stockholders for the benefit of Agritech will be determined by an independent committee of the board of directors of Agritech. The independent committee of the board of directors will consist of two persons, as selected by the board of directors, none of whom is an officer or employee of Agritech and its subsidiaries or is the direct or beneficial owner of 5% or more of the voting capital stock of Agritech.

EXPENSES

      Except as provided in the stock purchase agreement, all fees and expenses incurred in connection with the stock purchase and the other transactions contemplated by the stock purchase agreement will be paid by the party incurring such expenses, whether or not the stock purchase is consummated. The Origin Parties have agreed they have no right to claim or be paid any amount from the Chardan trust fund, except on consummation of the stock purchase agreement.

PUBLIC ANNOUNCEMENTS

      Chardan, on the one hand, and the Origin Parties, on the other hand, have agreed:

      o to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the stock purchase and the other transactions contemplated by the stock purchase agreement; and

      o not to issue any press release or make any public statement prior to this consultation, except as may be required by applicable laws or court process.

CONDITIONS TO THE COMPLETION OF THE ACQUISITION

      Consummation of the stock purchase is conditioned on the stockholders of Chardan, at a meeting called for these purposes, (i) approving the stock purchase agreement and related transactions, and (ii) approving the merger of Chardan into Agritech for the purpose of corporate reincorporation and redomestication in the British Virgin Islands, which will include retention of the Agritech name and an increase in the authorized capital of the current company. The stockholders will also be asked to adopt a stock option and award plan, but the stock purchase and redomestication transactions are not dependent on the approval of this plan.

      In addition, the stock purchase agreement is conditioned upon (i) no order, stay, judgment or decree issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated in the stock purchase agreement, (ii) execution and delivery to each party of each of the various transaction documents, (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the stock purchase agreement have been materially complied with by each party, and (iv) receipt of necessary consents and approvals by third parties and completing necessary proceedings.

      The obligations of Origin and each Origin Stockholder to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:

      o Agritech will be an existing company under the laws of the British Virgin Islands;

      o Origin shall have entered into, effective as of the closing, the employment agreements with the key executives, Dr. Han and Messrs. Yang and Yuan, the forms of which are exhibits to the stock purchase agreement; and

      o disbursement of funds held in the trust account maintained for Chardan.

      The obligation of Chardan to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:

      o     the Origin Stockholders shall have delivered the Origin stock;

      o the stock consignment agreements and technology services agreements will be executed and delivered;

      o at the closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of Origin, the Origin subsidiaries or its business from that shown or reflected in the financial statements of Origin at September 30, 2004 and as to be described in the Chardan proxy statement, and between the date of the stock purchase agreement and the closing date, there shall not have occurred an event which, in the reasonable opinion of Chardan would have a material adverse effect on Origin or the subsidiaries of Origin;

      o at the closing, Origin and its subsidiaries, on a consolidated basis immediately prior to closing, will have not less than US $10,000,000 in cash assets and will have short and long term debt only to the extent arising in the ordinary course of business;

      o the information about Origin and its subsidiaries and its management provided for inclusion in the Chardan proxy statement at the time of its distribution and at the closing, will accurately reflect the business, Origin, the Origin subsidiaries and the Origin Stockholders, and not contain any untrue statement of a material fact or omission;

      o each of Dr. Han and Messrs. Yang and Yuan will have entered into the employment agreements with Origin; and

      o each of Dr. Han and Messrs. Yang and Yuan will have entered into the form of voting agreement which is an exhibit to the stock purchase agreement that provides for them to vote all of the shares of Agritech over which they have direct or beneficial ownership and voting authority in favor of Kerry Propper and one of Mr. Propper's designees (currently Mr. Steven Urbach) as directors of Agritech for a period of three years after the closing.

TERMINATION

      The stock purchase agreement may be terminated at any time, but not later than the closing as follows:

      o     by mutual written consent of Chardan and Origin;

      o by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

      o by either party if the closing has not occurred by August 1,, 2005 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

      o by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 10 business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

      o by Origin, if the board of directors of Chardan (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Origin its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby;

      o by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction; or

      o by either party if, at the Chardan stockholder meeting, the stock purchase agreement and redomestication merger and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Chardan's common stock, or 20% or more of the shares sold in the initial public offering are presented for conversion into the pro rata portion of the trust fund in accordance with the Chardan certificate of incorporation.

      If the stock purchase agreement is terminated by Chardan for material breach of a covenant, representation or warranty or material amendment to a schedule of Origin, the Origin subsidiaries or Origin Stockholders, then the Origin Stockholders will pay Chardan $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that the Chardan may have against the other parties to the stock purchase agreement for such breach. If the stock purchase agreement is terminated by Origin for a material breach of a covenant, representation or warranty or material amendment to a schedule of Chardan, or because the board of directors of Chardan fails to recommend or withdraws or modifies its approval or recommendation of approval of the stock purchase agreement, then Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (pro rata in relation to their initial ownership in Chardan) will pay Origin $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that Origin may have against the other parties to the stock purchase agreement for such breach. The Origin entities have no right to damages from Chardan or Agritech and they have no right to any amount held in the trust fund, and they have agreed not to make any claim against Chardan and Agritech that would adversely affect the business, operations or prospects of Chardan and Agritech or the amount of the funds held in the trust fund.

EFFECT OF TERMINATION

      In the event of proper termination by either Chardan or the Origin Parties, the stock purchase agreement will become void and have no effect, without any liability or obligation on the part of Chardan or the Origin Parties, except in connection with:

      o the confidentiality obligations set forth in the stock purchase agreement; and

      o the provisions described above relating to certain payments to be paid upon termination.

AMENDMENT

      The stock purchase agreement may be amended at any time before or after receipt of the approval from Chardan's stockholders. However, after receipt of the approval from Chardan's stockholders, the parties may not, without further stockholders' approval, amend the stock purchase agreement, in a manner that by law requires further approval by the stockholders of Chardan. In addition, no amendment will be binding on any of the parties unless such amendment made in writing by all of them.

EXTENSION; WAIVER

      At any time prior to the consummation of the stock purchase, Chardan and the Origin Parties may extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties or waive compliance with any of the conditions. Any agreement on the part of either Chardan or the Origin Parties to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of it. The failure of Chardan or the Origin Parties to assert any of its rights will not constitute a waiver.

EMPLOYMENT AGREEMENTS

      Each of Dr. Gengchen Han and Messrs. Liang Yuan and Yasheng Yang will enter into a three-year employment agreement with Origin. Dr. Han will be employed as the chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The agreements will provide for an annual salary of $250,000 and a discretionary cash bonus based on growth in Chardan's per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by Origin for death, disability and cause. The executive may terminate for good reason, which includes Chardan's breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China. In the stock purchase agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to China.

STOCK CONSIGNMENT AGREEMENT

      The stock consignment agreements provide for the control of the shares of the Origin Operating Companies, other than the Origin Biotechnology company. The reason for the agreement is that the promoter's shares shall not be transferred within three years starting from the date of establishment of the incorporated company, and there is a restriction on foreign investment in certain Chinese industries, including food production.. The agreements give Origin currently, and after the stock purchase, Agritech, the full control of the shares subject thereto. Effectively, the agreements give Origin the right to manage in all respects the shares held in title by the shareholder, including all shareholder rights to call meetings of stockholders, to submit stockholder proposals, to elect directors, to vote the shares on other matters and to exercise all other rights of a stockholder in respect of the shares consigned. The stockholder agrees not to interfere with the ability of Origin to exercise the stockholder's rights over the shares and not encumber the shares in any way. The stock consignment agreements also provide that Origin will enjoy all rights related to the consigned shares, including the profits, interests, dividends, bonus, liquidation rights and residual assets. If, in the future, any stock subject to the consignment agreements can be legally transferred to Origin, without further action by Origin, it shall be transferred to Origin in whole or in part for no additional consideration to the stockholder. The stockholder's shares are subject to the agreement. The agreement is subject to force majeure limitations. The import of the stock consignment agreement is that Origin, and subsequently Agritech, may consolidate the Origin Operating Companies whose shares are subject to stock consignment agreements in the manner of wholly and majority owned subsidiaries and enjoy the economic benefits of such subsidiaries. The stock consignment agreement is subject to enforceability laws and rules of China, such that if there is non-performance by the stockholder or unenforceability of some or all of the agreement, Origin and Agritech may loose the benefits of the agreements and suffer severe economic loss and right. No assurance can be given that a foreign company will be able to enforce their rights vis-a-vis a Chinese citizen, and Chardan is not aware of any cases where these types of stock consignment agreements have been interpreted by Chinese courts.

OFFICERS OF THE COMBINED COMPANY

      After the consummation of the stock purchase, the board of directors will appoint the following executive officers:

      o     Gengchen Han as the Chairman and Chief Executive Officer,

      o     Yasheng Yang as President and Chief Operating Officer,

      o     Liang Yuan as Executive Vice Chairman, and

      o     Dr. Richard Propper, Executive Vice President, Corporate
            Development.

VOTING AGREEMENT

      Dr. Han and Messrs. Yang and Yuen have agreed that for three years after the closing of the stock purchase, they will vote or cause to be voted all of their shares of common stock in Agritech for Mr. Kerry Propper and one nominee designated (currently Mr. Steven Urbach) by Mr. Propper as directors of Agritech.

                         CHARDAN REDOMESTICATION MERGER

GENERAL

      Chardan is reincorporating in the British Virgin Islands and in that process changing its name and corporate documents and affecting a new board of directors. The redomestication is an obligation under the stock purchase agreement with the Origin Parties.

      We believe that the reincorporation in the British Virgin Islands (BVI) will give the continuing company more flexibility and simplicity in various corporate transactions. We also believe that being reincorporated in the BVI will facilitate and reduce the costs of any further reorganization of the Origin Operating Companies and permit the creation and acquisition of additional companies in China as the business of Origin expands. We believe that the reincorporation will reduce taxes and other costs of doing business by Agritech in the future because its operations will be in China after the acquisition. The BVI has adopted an International Business Companies Act that allows for flexible and creative corporate structures for international businesses. Further, BVI international business companies are wholly exempt from BVI tax on its income. As part of the reincorporation, Chardan's corporate name will be changed to Origin Agritech Limited.

      The full texts of the Plan of Merger and the Memorandum and Articles of Association of Agritech are set forth in annexes to this proxy statement/prospectus. The discussion of these documents and the comparison of rights set forth below are qualified in their entirety by reference to those annexes.

ADOPTION OF THE REDOMESTICATION MERGER

      The board of directors has approved the reincorporation plan and redomestication merger and recommends that the stockholders of Chardan approve it.

      The affirmative vote of the holders of a majority of the shares outstanding of Chardan is required for approval of the reincorporation plan and redomestication merger. Abstentions and broker non-votes will have the effect of a vote against the proposal.

      The reincorporation plan will not be implemented if the stock purchase agreement is not approved or the stock purchase is not consummated. The stock purchase will not be consummated if Chardan does not reincorporate in the BVI.

      The board of directors unanimously recommends a vote "FOR" the approval of the reincorporation plan and redomestication merger.

PLAN OF REINCORPORATION AND REDOMESTICATION MERGER

      The reincorporation will be achieved by the merger of Chardan, a Delaware company, with and into Agritech, a BVI corporation, which is wholly owned by Chardan at this time, with Agritech being the surviving entity. The Memorandum of Association and the Articles of Association, the equivalent of a certificate of incorporation and bylaws of a United States company, of the surviving company will be those of Agritech, written in compliance with the BVI law. The effectiveness of the reincorporation and the merger is conditioned upon the filing by both Chardan and Agritech of a certificate of merger with the State of Delaware and articles of merger with the BVI. Upon the filing of these documents, Chardan will cease its corporate existence in the State of Delaware.

      At the time of the redomestication merger, one new share of Agritech will be issued for each outstanding share of common stock of Chardan held by our stockholders on the effective date for the reincorporation. Each share of Agritech that is owned by Chardan will be canceled and resume the status of authorized and unissued Agritech common stock. The Chardan shares no longer will be eligible to trade on the over-the-counter bulletin board market. The shares of Agritech will be eligible to trade in their place beginning on or about the effective date of the reincorporation under a new CUSIP number and trading symbol. The symbol will be assigned if the market will be the OTCBB or will be as determined with the approval of NASDAQ if that is were the shares will trade upon consummation of the stock purchase.

      Your percentage ownership of Chardan will not be affected by the reincorporation. As part of the stock purchase transaction, however, there will be the issuance of additional shares of common stock as partial consideration for the Origin Companies. As part of the reincorporation, Agritech will assume the outstanding warrants of Chardan on the same terms as currently issued. In addition, Agritech will assume all outstanding obligations of Chardan and succeed to those benefits enjoyed by Chardan. The business of Chardan, upon the reincorporation and the acquisition of the Origin Companies will become that of Origin.

      Replacement of the current stock certificate of Chardan after the redomestication merger will not be necessary. DO NOT DESTROY YOUR CURRENT STOCK CERTIFICATES IN THE CHARDAN NAME. The issued and outstanding stock certificates of Chardan will represent the rights that our stockholders will have in Agritech. Stockholders, however, may submit their stock certificates to our transfer agent, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 (212-509-4000) for new certificates, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

      If you have lost your certificate, you can contact our transfer agent to have a new certificate issue. You may be requested to post a bond or other security to reimburse us for any damages or costs if the lost certificate is later delivered for sale or transfer.

MANAGEMENT OF AGRITECH

      The directors of Agritech will be nine persons. These will be Dr. Gengchen Han and Messrs. Yasheng Yang, Liang Yuan, Bailiang Zhang, Da Fang Huang, Kerry Propper, Steven Urbach, Michael D. Chermak and Remo Richli. The officers of Agritech will be Dr. Han and Messrs. Yang, and Yuan. See "Directors and Management of the Combined Company following the Stock Purchase."

      Dr. Han and Messrs. Yang and Yuan will be employed pursuant to written employment agreements described above.

APPRAISAL RIGHTS

      If the redomestication merger occurs, the Chardan stockholders who do not vote in favor of the redomestication merger have the right to demand in cash the fair value of their Chardan shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of taking the surviving corporation common stock. Holders of options or warrants to purchase Chardan common stock do not have any appraisal rights.

      Chardan common stock will not be converted into surviving corporation common stock if the holder of the shares validly exercises and perfects statutory appraisal rights with respect to the shares. When and if the holder of those shares withdraws the demand for appraisal or otherwise becomes ineligible to exercise appraisal rights, the shares will automatically convert into shares of the surviving corporation common stock on the same basis as the other shares that convert in the redomestication merger.

      To perfect the appraisal right, stockholders must not vote in favor of the redomestication merger and then mail or deliver a written demand for appraisal, before the taking of the vote on the merger at the special meeting of Chardan stockholders. This written demand must be separate from any written consent or vote against approval of the redomestication merger. Voting against approval of the redomestication merger or failing to vote on the proposal will not constitute a demand for appraisal within the meaning of Section 262 of the Delaware General Corporations Law. The written demand should be delivered to

      Chardan China Acquisition Inc./Origin Agritech Limited
      625 Broadway, Suite 1111
      San Diego, CA 92101
      Attention:  Dr. Richard Propper

      A written demand for appraisal of the Chardan shares is only effective if it reasonably informs Chardan of the identity of the stockholder and that the stockholder demands appraisal of his, her or its shares. Accordingly, the written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Chardan stock owned and that the stockholder is thereby demanding appraisal.

      A dissenting stockholder who is the record owner, such as a broker, of Chardan stock as a nominee for others, may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the record stockholder should specify in the written demand the number of shares as to which the stockholder wishes to demand appraisal. If the written demand does not expressly specify the number of shares, Chardan will assume that the written demand covers all the shares of Chardan common stock that are in the nominee's name.

      It is important that Chardan receive all written demands promptly as provided above. Failure to comply with any of these conditions will result in the stockholder only being entitled to receiving the shares of Agritech in the redomestication merger.

      Dissenting stockholders must not approve the redomestication merger. If a dissenting stockholder votes in favor of the merger, the stockholder's right to appraisal will terminate, even if the stockholder previously filed a written demand for appraisal. A vote against approval of the redomestication merger is not required in order to exercise dissenters' rights.

      Dissenters must continuously hold their shares of Chardan common stock from the date they make the demand for appraisal through the closing of the redomestication merger. Record holders of Chardan common stock who make the appraisal demand, but subsequently sell their shares of common stock prior to the merger will lose any right to appraisal in respect of the sold shares.

      Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of
Section 262 may file a petition in the Delaware Court of Chancery demanding that the Chancery Court determine the fair value of the shares of stock held by all the stockholders who are entitled to appraisal rights. Neither Chardan nor the surviving corporation has any intention at this time of filing this petition. Because the surviving corporation has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the closing, dissenting stockholders may lose their rights of appraisal.

      A dissenting stockholder who no longer wishes to exercise appraisal rights must withdraw the holder's demand for appraisal rights within 60 days after the effective date of the redomestication merger. A stockholder also may withdraw a demand for appraisal after 60 days after the effective date of the merger, but only with the written consent of the surviving corporation. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the redomestication merger.

      If the stockholder is in compliance with the demand requirements, its is entitled to receive from the surviving corporation a statement setting for the aggregate number of shares for which appraisal has been demanded and the aggregate number of stockholders making the demand. To obtain this statement, the stockholder must make a written demand to the surviving corporation within 120 days after the effective date of the redomestication merger. The surviving corporation must make the statement before the later of (i) the 10th day after receiving such request or (ii) the 10th day after the period win which demand for appraisal rights must be made has expired.

      If a Chancery Court proceeding is commenced by a dissenting stockholder, the surviving corporation has 20 days to provide the court with the names of dissenting stockholders with which it has not settled a claim for appraisal. The court may then send notice of a hearing to all the stockholders demanding appraisal rights, and then conduct a hearing to determine whether the stockholders have fully complied with Section 262 and their entitlement to the appraisal rights under that section. The court may require deposit of the stock certificates of dissenting stockholders with the court. A dissenting stockholder who does not follow this requirement may be dismissed from the proceeding.

      The Chancery Court will determine the value of the shares. To determine the fair value, the court will consider all relevant factors, and will exclude any appreciation or depreciation due to the anticipation or accomplishment of the redomestication merger. Whether or not an investment banking firm has determined that the merger is fair is not an opinion that the merger consideration is fair value under Section 262. Upon determination of the value, the surviving corporation will be ordered to pay that value, together with simple or compound interest as the court directs. To receive payment, the dissenting stockholders must surrender their stock certificates to the surviving corporation.

      The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders as the court determines.

DIFFERENCES OF STOCKHOLDER RIGHTS

      Upon the completion of the reincorporation, the Memorandum and Articles of Association of Agritech will become the governing documents of the surviving corporation. Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist. The most significant differences, in the judgment of the management of Chardan are summarized below. Stockholders should refer to the annexes of the Memorandum and Articles of Association and to the Delaware corporate law and corporate law of the British Virgin Islands to understand how these laws apply to Chardan and Agritech and may affect you. Under the British Virgin Islands law, holders of a company's stock are referred to as members, as opposed to stockholders, which reference is carried through in the table.

      PROVISION                      CHARDAN                    AGRITECH
---------------------------    -----------------------    ----------------------
Authorized Capital             21 million shares of       61 million shares of
                               which 20 million are       which 60 million are
                               shares of common           common shares; and 1
                               stock, $.0001 par          million are
                               value per share and 1      preferred shares,
                               million are shares of      each with a par
                               preferred stock, par       value of $.001 per
                               value $.0001 per share     share

Par Value                      Stated in United           Stated in United
                               States dollars             States dollars
                               Changes in capital         Changes in capital
                               generally require          may be made upon
                               stockholder approval       resolution of
                                                          members or directors
Preferred Shares               Directors may fix the      Same as Chardan
                               designations, powers,
                               preferences, rights,
                               qualifications,
                               limitations and
                               restrictions by
                               resolution

Registered Shares              Shares of capital          Same as Chardan
                               stock of Chardan to
                               be registered shares

Purpose of Corporation         To engage in any           Same as Chardan
                               lawful act not             subject to the
                               prohibited by law          prohibition of
                                                          conducting certain
                                                          business activities
                                                          in the BVI (i.e.,
                                                          banking, insurance
                                                          and local BVI
                                                          businesses)

      PROVISION                      CHARDAN                    AGRITECH
---------------------------    -----------------------    ----------------------
Amendment of Certificate       Requires stockholder       Requires vote of the
of Incorporation               vote, except in            members, being a
                               limited circumstances      person that holds
                               by the board of            shares, or as
                               directors                  permitted by the
                                                          IBCA 1984 by the
                                                          board of directors
                                                          and Articles of
                                                          Association

Registered Office              9 East Loockerman          P.O. Box 173,
                               Street                     Kingston Chambers
                               Kent County                Road Town,
                               Dover, Delaware            Tortola, British
                                                          Virgin Islands

Transfer Agent                 Continental Stock          Same as Chardan
                               Transfer & Trust
                               Company

Voting Rights                  Common stock:  one         Same as Chardan
                               share, one vote on         Directors elected by
                               all matters before         plurality as
                               the holders of the         provided in
                               common stock               memorandum; all
                               Other classes of           other matters by a
                               equity may have            majority of those
                               voting rights as           shares present and
                               assigned to them by        entitled to vote
                               the board of
                               directors or as
                               approved by
                               stockholders
                               Directors elected by
                               plurality, all other
                               matters either by
                               majority of issued
                               and outstanding or
                               majority of those
                               present and entitled
                               to vote as specified
                               by law

Redemption of Equity           Shares may be              Same as Chardan
                               repurchased or
                               otherwise acquired,
                               provided the capital
                               of the company will
                               not be impaired by
                               the acquisition
                               Company may hold or
                               sell treasury shares

Stockholder consent            Permitted as required      Same as Chardan
                               for a vote at a
                               meeting

      PROVISION                      CHARDAN                    AGRITECH
---------------------------    -----------------------    ----------------------
Notice Requirements for        In general, to bring       To bring a matter
Stockholder Nominations        a matter before an         before an annual
and Other Proposals            annual meeting or to       meeting or to
                               nominate a candidate       nominate a candidate
                               for director, a            for director, a
                               stockholder must give      member must give
                               notice of the              notice to the
                               proposed matter or         company of not less
                               nomination not less        than 30 days nor
                               than 60 days and not       more than 60 days.
                               more than 90 days          If the member is
                               prior to public            making a proposal on
                               disclosure of the          a matter or
                               date of annual meeting     nominating a

                               In the event that          candidate for
                               less than 70 days          director and there
                               notice or prior            is less than 40 days
                               public disclosure of       notice or prior
                               the date of the            public disclosure of
                               meeting is given or        the date is given or
                               made to stockholder,       made to members, to
                               to be timely, the          be timely, must be
                               notice must be             received no later
                               received by the            than the close of
                               company no later than      business on the 10th
                               the close of business      day following the
                               on the 10th day            day on which such
                               following the day on       notice of the date
                               which such notice of       of the meeting was
                               the date of the            mailed or such
                               meeting was mailed or      public disclosure
                               public disclosure was      was made.
                               made, whichever first
                               occurs

Meetings of Stockholders       In person or by proxy      In person or by
- Presence                     or other appropriate       proxy or by any
                               electronic means           teleconference means
                                                          where persons can
                                                          hear one another

Meeting of Stockholder -       Not less than 10 or        Not less than seven
Notice                         more than 60               days; no maximum
                                                          limit

Meeting of Stockholders -      Regular and annual         Meetings may be
Call of Meeting                meetings shall be          called by the
                               called by the              directors or by
                               directors.  Special        members holding 50
                               meetings may be            percent of the
                               called only by             outstanding votes.
                               majority of board of       The Articles of
                               directors, chief           Association require
                               executive officer or       an annual meeting of
                               by a majority of the       the members for the
                               issued and                 election of
                               outstanding capital        directors to be
                               stock entitled to vote     called by the
                                                          directors
                                                          Meetings on short
                                                          notice may be called
                                                          upon waiver or
                                                          presence of all the
                                                          members holding
                                                          shares entitled to
                                                          vote or 90% of the
                                                          total number of
                                                          shares entitled to
                                                          vote agree to short
                                                          notice

      PROVISION                      CHARDAN                    AGRITECH
---------------------------    -----------------------    ----------------------
Meeting of Stockholders -      Within or without          Within or outside
Place                          Delaware                   the BVI as the
                                                          directors consider
                                                          necessary or
                                                          desirable

Meeting of Stockholders -      Majority of the            One-half of the
Quorum                         capital stock issued       votes of the shares
                               and outstanding and        of each class or
                               entitled to vote at        series entitled to
                               meeting.  Meeting may      vote.  Adjournment
                               be adjourned for up        for such time as
                               to 30 days without         directors determine.
                               additional notice to
                               stockholders.

Meeting of Stockholders -      As fixed by the            As fixed by the
Record Date                    directors, no more         directors
                               than 60 and no less
                               than 10 days before
                               the meeting.  If not
                               fixed, the day before
                               notice of meeting is
                               given

Directors - Election           By the shareholders        By the members as
                               as entitled by their       entitled by their
                               terms, including the       terms, including the
                               holders of common          holders of common
                               stock                      shares

Directors - Term               Staggered board of         Annual term
                               three classes; for
                               terms of three years

Directors - Removal            By the stockholders        By resolution of the
                               for cause                  members for cause or
                                                          without cause on a
                                                          vote of the members
                                                          representing 66-2/3
                                                          of the shares
                                                          entitled to vote or
                                                          the directors for
                                                          any reason on a
                                                          resolution signed by
                                                          all the other
                                                          directors absent
                                                          from meetings for
                                                          six months without
                                                          leave of the board,
                                                          death or incapacity

Directors - Vacancy            May be filled by           May be filled by
                               majority of remaining      members or the board
                               directors (unless          of directors
                               they are the result
                               of the action of
                               stockholders) and
                               newly created
                               vacancies may be
                               filled by majority of
                               remaining directors

Directors - Number             Unless established by      Same as Chardan
                               certificate of
                               incorporation, as
                               determined by board
                               of directors, but not
                               less than one

      PROVISION                      CHARDAN                    AGRITECH
---------------------------    -----------------------    ----------------------
Directors - Quorum and         A majority of the          One-half of the
Vote Requirements              entire board.  The         total number of
                               affirmative vote of a      directors, present
                               majority of directors      in person or by
                               present at a meeting       alternate, except if
                               at which there is a        there are only two
                               quorum constitutes         or less directors
                               action by the board        then a quorum will
                               of directors               be all the directors

Directors - Managing           Not applicable             Provision for the
Director                                                  board to select one
                                                          or more directors to
                                                          be managing
                                                          directors, provide
                                                          for special
                                                          remuneration and
                                                          assign such powers
                                                          as the board
                                                          determines so long
                                                          as it is not a power
                                                          that requires board
                                                          approval

Directors - Powers             All powers to govern       Same as Chardan
                               the corporation not
                               reserved to the
                               stockholders

Directors - Committees         Directors may              Same as Chardan
                               establish one or more
                               committees with the
                               authority that the
                               board determines

Directors - Consent Action     Directors may take         By written consent
                               action by written          in same manner as if
                               consent of all             at a meeting in
                               directors, in              persons, by
                               addition to action by      directors or by
                               meeting                    alternate

Director - Alternates          Not permitted              Directors may, by
                                                          written instrument,
                                                          appoint an alternate
                                                          who need not be a
                                                          director, who may
                                                          attend meetings in
                                                          the absence of the
                                                          director and vote
                                                          and consent in the
                                                          place of the
                                                          directors

Directors - Appoint            Directors appoint the      Same as Chardan
Officers                       officers of the
                               corporation, subject
                               to the Memorandum,
                               with such powers as
                               they determine

      PROVISION                      CHARDAN                    AGRITECH
---------------------------    -----------------------    ----------------------
Director - Limitation of       Directors liability        Duty to act honestly
Liability                      is limited, except         and in good faith
                               for (i) breach of          with a view to the
                               loyalty, (ii) act not      best interests of
                               in good faith or           the company and
                               which involves             exercise care,
                               international              diligence and skill
                               misconduct or a            of a reasonably
                               knowing violation of       prudent person
                               law, (iii) willful         acting in comparable
                               violation of law in        circumstances.  No
                               respect of payment of      provisions in the
                               dividend or redeeming      Memorandum, Articles
                               shares, or (iv)            or agreement may
                               actions in which           relieve a director,
                               director receives          officer, or agent
                               improper benefit           from the duty to act
                                                          in accordance with
                                                          the Memorandum or
                                                          Articles or from
                                                          personal liability
                                                          arising from the
                                                          management of the
                                                          business or affairs
                                                          of the company.

Director -                     Company may purchase       Same as Chardan,
Indemnification Insurance      insurance in relation      extends to a
                               to any person who is       liquidator of the
                               or was a director or       Company
                               officer of the company

Amendments to                  Amendments must be         Amendments to the
Organizational Documents       approved by the board      Memorandum and
                               of directors and by a      Articles may be made
                               majority of the            by resolution of the
                               outstanding stock          members or by the
                               entitled to vote on        directors
                               the amendment, and if
                               applicable, by a
                               majority of the
                               outstanding stock of
                               each class or series
                               entitled to vote on
                               the amendment as a
                               class or series.
                               By-laws may be
                               amended by the
                               stockholders entitled
                               to vote at any
                               meeting or, if so
                               provided by the
                               certificate of
                               incorporation, by the
                               board of directors

Sale of Assets                 The sale of all or         The sale of more
                               substantially all the      than 50% of the
                               assets of the company      assets of the
                               requires stockholder       company requires
                               approval                   member approval

Dissenters Rights              Provision is made          Provision is made
                               under Delaware law to      under the Company
                               dissent and obtain         Act to dissent and
                               fair value of shares       obtain fair value of
                               in connection with         shares in connection
                               certain corporate          with certain
                               actions that require       corporate actions
                               stockholder approval       that require member
                               or consent                 approval or consent

DEFENSES AGAINST HOSTILE TAKEOVERS

      While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of Agritech's Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of Agritech's Memorandum and Articles of Association.

      In general, the anti-takeover provisions of Agritech's Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by Agritech's board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Agritech or a tender offer for all of Agritech's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of Agritech in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of Agritech in a short time and then impose its will on the remaining stockholders. However, to the extent there provisions successfully discourage the acquisition of control of Agritech or tender offers for all or part of Agritech's capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

      Tender offers or other non-open market acquisitions of stock will generally be made at prices above the prevailing market price of Agritech's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of Agritech's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

      Stockholder Meetings. British Virgin Island law provides that stockholder meetings shall be convened by the board of directors upon the written request of stockholders holding more than 50% of the votes of the outstanding voting shares of the company. Agritech's Articles of Association provide that annual stockholder meetings for the election of directors may be called only by the directors.

      Number of Directors and Filling Vacancies on the Board of Directors. British Virgin Island law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's Articles of Association. Agritech's Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the board of directors. Directors may be removed by the members only for cause or without cause on a vote of the members representing 66-2/3 of the shares entitled to vote.

      Election of Directors. Under British Virgin Island law, there is no cumulative voting by stockholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholders meeting may, if they so choose, elect all directors of Agritech, thus precluding a small group of stockholders from controlling the election of one or more representatives to the board of directors.

      Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent. The Agritech Articles of Association will provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of Agritech at its principal executive offices not fewer than 30 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by Agritech's board of directors or by stockholders comprising 50% of the combined voting power of the holders of the then outstanding shares entitled to vote. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

      Chardan believes that, for federal income tax purposes, no gain or loss will be recognized by Chardan, Agritech or the stockholders of Chardan who receive Agritech common stock for their Chardan common stock in connection with the reincorporation and redomestication merger. The adjusted tax basis of each whole share of Agritech common stock receives by a Chardan stockholder as a result of the reincorporation and redomestication merger will be the same as the stockholder's aggregate adjusted tax basis in the shares of Chardan common stock. A stockholder who holds Chardan common stock will include in his holding period for the Agritech common stock that he receives his holding period for the Chardan common stock.

      State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLACIBLE TAX LAWS.

TRANSFER OF AGRITECH SECURITIES UPON DEATH OF HOLDER

      Because Agritech is a BVI company, the transfer of the securities of Agritech, including the common stock and warrants, for estate administration purposes will be governed by BVI law. This may require that the estate of a decedent security holder of Agritech seek to probate or transfer under letters of administration for the estate issued by a court in the BVI. Agritech has attempted to modify this requirement by inserting in its Articles of Association a provision that permits the board of directors to decide whether or not to permit decedent transfers based on estate documentation from jurisdictions other than the BVI, more in accordance with United States practice, without any action having to be taken in the BVI. The board of directors intends to follow this procedure. There is no assurance that this will result in an enforceable transfer. The board of directors will be fully indemnified for its actions in this regard pursuant to the Articles of Association.

                      CHARDAN 2005 PERFORMANCE EQUITY PLAN

BACKGROUND

      Effective as of December 7, 2004, the Chardan board of directors approved by unanimous written consent the 2005 Performance Equity Plan, subject to stockholder approval. The plan reserves 1,500,000 shares of Chardan common stock for issuance in accordance with the plan's terms. The purpose of the stock option plan is to enable Chardan to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Chardan have been, are or will be important to the success of Chardan, an opportunity to acquire a proprietary interest in Chardan. The various types of incentive awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

      A SUMMARY OF THE PRINCIPAL FEATURES OF THE STOCK OPTION PLAN IS PROVIDED BELOW, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE STOCK OPTION PLAN WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS AN ANNEX.

ADOPTION OF THE STOCK OPTION PLAN.

      The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the stock option plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

      The stock purchase and redomestication merger proposals are not conditioned upon the approval of the stock option plan.

      The board of directors unanimously recommends a vote "FOR" adoption of the plan.

SHARES AVAILABLE

      The stock option plan reserves 1,500,000 shares of common stock for awards. If Chardan's stockholders approve this proposal, the total number of shares of common stock available for issuance under the stock option plan will be subject to the adjustments described below.

ADMINISTRATION

      The plan is administered by our compensation committee. Under the plan, the compensation committee has full authority, subject to the provisions of the plan, to award any of the following, either alone or in tandem with each other:

      o     stock options;

      o     stock appreciation rights;

      o     restricted stock;

      o     deferred stock;

      o     stock reload options; and

      o     other stock-based awards.

      Subject to the provisions of the plan, the compensation committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of award to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards. The interpretation and construction by the compensation committee of any provisions of, and the determination by the compensation committee of any questions arising under, the plan or any rule or regulation established by the compensation committee pursuant to the plan is final and binding on all persons interested in the plan.

STOCK SUBJECT TO THE PLAN

      The plan authorizes a total of 1,500,000 shares of common stock to be granted as awards under the plan. In order to prevent the dilution or enlargement of the rights of holders under the plan, our compensation committee may determine whether or not to adjust the terms of the awards or the number of shares reserved for issuance under the plan in the event of any stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award. Shares of our common stock that are awarded under the plan may be either treasury shares or authorized but unissued shares. Treasury shares are those purchased or acquired by us from a shareholder or in the public market. If any award granted under the plan is forfeited or terminated, the shares of common stock reserved for issuance pursuant to the award will be made available for future award grants under the plan. The committee may not grant to any one holder options to purchase more than 300,000 shares of common stock in any one calendar year in the aggregate under the plan.

ELIGIBILITY

      Subject to the provisions of the plan, awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or are able to render significant services to us or our subsidiaries and who are deemed to have contributed or to have the potential to contribute to our success. Incentive stock options may only be awarded to individuals who are our employees at the time of grant. Notwithstanding the foregoing, an award may be granted to an individual in connection with his or her hiring or retention, or at any time on or after the date he or she reaches an agreement with us, either oral or in writing, with respect to his or her hiring, even though it may be prior to the date he or she first performs services for us or our subsidiaries. However, no portion of any award of this nature can vest prior to the date that the individual first performs the services he or she was hired or retained to perform.

TYPES OF AWARDS

      Options. Under the plan, our compensation committee may award to participants stock options that:

      o are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code; or

      o     are not intended to be so qualified.

      Incentive stock options may only be awarded to our employees and those of our subsidiaries. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify it will constitute a non-incentive stock option.

      Our compensation committee will fix the term of each stock option. However, an incentive stock option may be granted only within the ten-year period commencing from the effective date of the plan and may only be exercised within ten years from the date of grant, or five years from the date of grant in the case of a participant who at the time the stock option is granted owns more than 10% of the total combined voting power of all of our classes of voting securities.

      The exercise price of stock options granted under the plan will be determined by our compensation committee at the time of the grant, but in no event will the price be less than the fair market value of the underlying common stock on the last trading day prior to the date the stock option is granted. However, the exercise price of an incentive stock option granted to a 10% shareholder will not be less than 110% of the fair market value of the shares on the last trading day prior to the date the stock option is granted. The number of shares covered by incentive stock options which may be exercised by participants in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

      The compensation committee will determine the terms and conditions of stock options and when they will become exercisable. Any requirement that options be exercised in installments may be waived in whole or in part by the compensation committee.

      Payment of the exercise price may be made in cash, in shares of our common stock owned by the participant, in a combination of the two, or otherwise, as reflected in the applicable award agreement. Additionally, the compensation committee may permit a participant to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock, or a sufficient portion of the shares, acquired upon exercise of the stock option and pay to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise. A participant has no rights as a shareholder with respect to the shares of our common stock underlying a stock option granted under the plan until shares are actually issued upon exercise of the stock option.

      If the employment of a participant who is an employee of ours or a subsidiary of ours is terminated by reason of the participant's death or disability, any stock option held by the participant will automatically terminate except that any vested portion of the option may be exercised by the disabled participant, or by his legal representative or legatee, as the case may be, for a period of one year or a greater or lesser period as may be specified by the compensation committee in the grant, from the date of the death or disability, or until the expiration of the exercise period for the stock option, which ever is shorter.

      Unless otherwise provided in the grant of a stock option, if a participant's employment with us or any of our subsidiaries is terminated for any reason other than due to death or disability, the participant's stock option will automatically terminate. However, if the participant's employment is terminated without cause or due to retirement on or after the age of 65, then the portion of his or her stock option which has vested as the date of termination may be exercised:

      o for three months after termination or for the balance of the stock option's exercise period, which ever is shorter; or

      o for a greater or lesser period as may be specified by the compensation committee in the grant.

      Stock appreciation rights. Under the plan, our compensation committee may grant stock appreciation rights to participants who have received stock options. A stock appreciation right entitles the holder to surrender to us all or a portion of a stock option in exchange for a number of shares of our common stock determined by multiplying the excess of the fair market value per share of our common stock on the exercise date over the exercise price per share by the number of shares subject to the stock option and then dividing it by the fair market value of the common stock on the date the stock appreciation right is exercised. In the case of an incentive stock option, a stock appreciation right may only be granted simultaneously with the grant of the underlying incentive stock option. In the case of non-incentive stock option, a stock appreciation right may be granted at or after the time of the grant of the underlying non-incentive stock option. A stock appreciation right will terminate upon termination or exercise of the related stock option. Upon exercise of a stock appreciation right, the underlying stock option will be deemed to have been exercised, and the related shares of our common stock will no longer be available for issuance under the plan.

      Restricted stock. Our compensation committee may award shares of our common stock which are subject to restrictions as the compensation committee may determine in addition to, or in lieu of, other awards granted to participants under the plan. The compensation committee will determine at the time of the award, the period during which the award may be subject to forfeiture and the vesting schedule of the shares under the award. A participant will have the right to vote the restricted stock granted to him and to receive dividend payments distributed on the shares in the form of cash or cash equivalents. However, during the time that restricted stock is subject to forfeiture and until the restricted stock is fully vested, we will retain custody of the stock certificate representing the restricted shares and will retain custody of all distributions, other than payment of dividends in cash or in cash equivalents, made or declared with respect to the restricted stock. If the participant breaches the terms or conditions set forth in the plan or in the award agreement pertaining to the restricted stock award, or if the restricted stock otherwise does not vest, then the participant will forfeit the award of restricted stock and any distributions which were retained by us relating to the restricted stock.

      Deferred stock. Our compensation committee may award shares of our common stock to be received at the end of a specified deferral period and upon satisfaction of any other applicable restrictions, terms and conditions provided for in the grant of the award. Any deferred stock that does not vest will be forfeited. Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us the applicable deferral period. A participant will not have any rights as a shareholder by virtue of the award of deferred stock until the expiration of the applicable deferral period and the issuance by of a stock certificate evidencing the award of the deferred stock. A participant may request that the compensation committee defer issuance of an award of deferred shares for an additional specified period, subject to certain conditions.

      Stock reload options. Our compensation committee may grant to a participant, concurrently with the grant of an incentive stock option, and at or after the time of grant in the case of a non-incentive stock option, an option covering a number of shares up to the amount of shares of our common stock held by the participant for at least six months and used to pay all or part of the exercise price of an option, and any shares withheld by us as payment for withholding taxes. Any stock reload option will have an exercise price equal to the fair market value of our common stock as of the date of grant of the stock reload option. Unless otherwise provided in the stock reload option grant, a stock reload option may be exercised commencing one year after it is granted and will expire on the date of expiration of the stock option to which the reload option is related.

      Other stock-based awards. Our compensation committee may award other stock-based awards, subject to limitations under applicable law, in addition to, or in lieu of, other awards granted to participants under the plan. These other stock-based awards are payable in, valued in, or otherwise based on, or related to, our shares of common stock. These other stock-based awards may be in the form of the right to purchase shares of our common stock which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of our common stock, as well as awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. Subject to the terms of the plan, the compensation committee has complete discretion to determine the terms and conditions of other stock-based awards. Other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any other plan in effect.

ACCELERATED VESTING AND EXERCISABILITY

      Unless otherwise provided in the grant of an award, if any "person," as is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner," as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our board of directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the plan and in the corresponding award agreements.

      Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan.

REPURCHASES

      Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.

FORFEITURES

      Unless otherwise provided in the grant of an award, if a participant's employment with us or a subsidiary of ours is terminated for any reason and within 12 months of the termination, the person either:

      o accepts employment with any competitor of, or otherwise engages in competition with, our business;

      o solicits any of our or our subsidiaries' customers or employees to do business with or render services to the person or any business with which the person becomes affiliated or to which the person renders services; or

      o discloses to anyone outside our company or uses any of our or our subsidiaries' confidential information or material in violation of our policies or any agreement between the person and us or any of our subsidiaries, the compensation committee may require the participant to return to us the economic value of any award which was obtained by the participant during the period beginning six months prior to the date the participant's employment with us was terminated. Unless otherwise provided in the grant of an award, if a participant is terminated for cause, the compensation committee may require that the participant return to us the economic value of any award which was obtained by the participant during the six month period.

WITHHOLDING TAXES

      We may withhold, or require participants to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the plan. If permitted by our compensation committee, tax withholding may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding requirement.

      Awards of stock appreciation rights, deferred shares, performance shares and performance units under the 2005 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the 2005 Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

AGREEMENTS; TRANSFERABILITY

      Stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options and other stock-based awards granted under the plan will be evidenced by agreements consistent with the plan in a form as prescribed by the compensation committee. Neither the plan nor agreements evidencing awards under the plan confer any right to continued employment upon any holder of a stock option, stock appreciation right, restricted stock, deferred stock, stock reload option or other stock-based award. Further, except as:

      o     expressly provided in the plan,

      o     expressly provided in the grant of an award, or

      o discussed above with respect to the transferability of stock options in certain limited exceptions,

all agreements will provide that the right to exercise stock options, receive restricted stock after the expiration of the restriction period or deferred stock after the expiration of the deferral period, receive payment under other stock-based awards, or exercise a stock appreciation right cannot be transferred except by will or the laws of descent and distribution.

      Stock options may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and during the lifetime of a participant, the stock options may only be exercisable by the person to whom it was granted, or, to the extent of legal incapacity or incompetency, the participant's guardian or legal representative. Notwithstanding the foregoing, with the approval of the compensation committee, a participant may transfer a stock option:

      o by gift, for no consideration, or pursuant to a domestic relations order, in either case, to or for the benefit of the participant's immediate family; or

      o to an entity in which the participant or members of the participant's immediate family own more than fifty percent of the voting interest, in exchange for an interest in that entity.

Additionally, the transfer will be subject to any additional limits that the compensation committee may establish and the execution of any documents that the compensation committee may require. If a transfer of this nature is made, the transferee shall remain subject to all the terms and conditions applicable to the stock option prior to the transfer.

TERM AND AMENDMENTS

      The plan will terminate when there are no awards outstanding and when no further awards may be granted, provided that incentive options may only be granted until December 7, 2014. Our board of directors has the right to amend, suspend or discontinue any provision of the plan, provided that the action may not adversely affect awards previously granted between a participant and us without the participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

      Incentive stock options

      Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

      If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above:

      o the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and

      o we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

      Non-Incentive stock options

      With respect to non-incentive stock options:

      o upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

      o upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

      o we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

      If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under the Code, Section 83(b), to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

      Stock appreciation rights

      Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

      Restricted stock

      A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

      A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

      On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

      Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which the income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

      Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

      Deferred stock

      A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "Restricted stock."

      Other stock-based awards

      The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

                      INFORMATION ABOUT THE ORIGIN PARTIES

BUSINESS OF ORIGIN

      General

      State Harvest Holdings Limited (referred to as Origin), is a British Virgin Islands holding company. At December 25, 2004, it entered into stock consignment agreements for the control of the Origin Operating Companies other than Origin Biotechnology, the latter of which it owns 100% of the outstanding stock. Through the control of the four Origin Operating Companies, it will conduct operations in the field of hybrid crop seed development, production and distribution through its subsidiaries, which are Beijing Origin Seed Limited ("Origin Seed"), Changchun Original Seed Technical Development Limited, Henan Origin Cotton Technology Development Limited and Beijing Origin State Harvest Biotechnology Limited ("Origin Biotechnology"), the technology-intellectual property holding and licensing company. All of the Origin Operating Companies are organized under the laws of China.

      The first Origin Operating Company formed was Origin Seed, which was founded in Beijing in 1997 and began operations in 1998. Those initial operations consisted of licensing existing proprietary hybrid corn seeds for development and production and initial commercial distribution of its first hybrid corn seed, YuYu 22. Origin has continued to license hybrid seeds, but it also commenced internal development of hybrid seed varieties in 1998, and in 2003, it began commercial distribution of OS 19, the first of Origin's products to be entirely internally developed.

      The Chinese Crop Seed Market

      China has attracted the substantial amount of attention over the past several years for its dynamic economy and its rapidly expanding industrial sector along its eastern and southern coasts. However, the majority of China's population continues to live in areas that remain predominantly agrarian. Population growth has slowed due to government policies, but all of China's approximately 1.3 billion people need to be fed, and a large proportion of that food is grown domestically. In addition, crops, especially corn, have uses besides produce for human consumption, such as animal feed, production of starch products and production of ethanol as an alternative to fossil fuels.

      The structure of China's agricultural sector is very similar to that which existed in the United States at the time of our Industrial Revolution. Most farms are family owned and tend to be relatively small, consisting on average of just 0.2 hectares (about 0.5 acres). In all, there are nearly 200,000,000 peasant family farms in China, one for about every seven Chinese citizens.

      This highly fragmented agriculture industry has generally been served by small, local seed suppliers. These seed companies grew up as part of the county governmental structure, designed to provide service and support to local farmers prior to China's more recent drive toward modernization and a market economy. They were, in a true sense, extensions of the government bureaucracy. As a result, these local seed suppliers tend to be small, inefficient, resistant to or lacking the resources to pursue innovation and technology and, since they are government run, not very profitable. Their products tend to be based on those varieties of crops that have been grown in their respective locales for years, or even decades.

      Improved products have been generally available in China through large multinational suppliers, the two largest, Pioneer International and Monsanto, having established operations in China some time ago. However, these large companies are accustomed to western-style agribusiness, where customers are large corporations themselves with extensive in-house technical staffs to select seeds and develop cultivation methods that maximize yields. Success for them depends on making sales to a relative few accounts that do not require a high level of technical support.

      That business model does not fare well in China, where small family farms continue to predominate. The multinationals have either failed or chosen not to adapt their business model to the market conditions in China. As a result, their efforts to penetrate the Chinese market have achieved virtually no success. Despite their large technical and financial resources, the multinational seed giants have, after years of trying, managed to achieve relatively small revenues.

      Origin was founded with a business strategy that would meet the unique needs of Chinese farmers. That business strategy consisted of the following elements:

      (i) Reliance on proprietary seed products, initially licensed and increasingly internally developed, to deliver superior value to customers and establish barriers to competition;

      (ii) Devising a process for obtaining regulatory approvals for new crop seeds (a Chinese legal requirement) that has proven efficient and effective;

      (iii) Establishing a broad network of farmers to participate in the seed development process and to produce crop seeds for commercial distribution once approval is received;

      (iv) Creating an effective distribution system. Origin utilizes a relatively small network of primary distributors, only one in each county, with which it can deal directly and efficiently. Those primary distributors, which have exclusive geographic territories, in turn have developed their own secondary distribution network that reaches out directly to the tens of millions of family farmers that predominate in China's agricultural sector. This network is not only a valuable means for securing and fulfilling orders, but it acts as a conduit for Origin's marketing and technical support activities.

      (v) Strong Marketing. Origin relies on a number of marketing activities to retain existing customers and attract new ones. These marketing activities include:

            - a demonstration program that provides technical assistance to customers regarding the correct seed choice and proper cultivation methods;

            - TV advertising, along with a newsletter published three times per year that reaches nearly 2 million seed customers and provides them with information on the benefits of Origin's products and the techniques for maximizing yields;

            - a database of over 1 million customers that Origin uses to keep repeat sales at a high level, an important component of revenue growth.

      (vi) Customer Service. Origin delivers customer service and technical support to assist customers throughout the growing season for its products. Customers can contact Origin through a dedicated call center that handles up to 6000 calls per day. Field service representatives are dispatched within 48 hours of a customer's request for help.

      This strategy has proven effective. Origin has increased its annual revenues by an average of more than 40% since the introduction of its first commercial products in 1998. Based on contracted sales for the 2005 season (seed sales are made nearly a year in advance), that 40% revenue growth rate will continue next year. Origin has achieved that rate of growth despite the fact that its seeds generally command premium prices. Several factors enable Origin to obtain the higher price, including the superior quality of the seeds (from yield, disease and drought resistance perspectives). Higher prices also create room for higher margins throughout the distribution network, giving dealers incentive to promote Origin products aggressively.

ORIGIN REPRESENTS A CONSOLIDATION OPPORTUNITY IN A FRAGMENTED MARKET

      The vast majority of the global hybrid seed market is controlled by Monsanto, Pioneer and Sygenta; however, there is no market leader in China at this time. The Chinese seed market is extremely fragmented, and the top eight companies control less than 25% of the market. In 2003, Origin had approximately a 3% market share, and in 2004, Origin had a 3.75% market share, and it is among these top eight companies. The remaining 75% of the Chinese market was spread among approximately 5,000 local seed producers that sell only to local farmers. These companies, in general, are poorly run and have no motivation to expand geographically. Their product is generally neither uniform nor up to international standards. Origin believes that, in the future, it is likely that these companies will discontinue seed production and become distributors for the larger, better capitalized and quality oriented seed companies, like Origin.

INTELLECTUAL PROPERTY BASE

      One of the strengths of Origin is its portfolio of intellectual property. The most important of which is the portfolio of seed hybrids and varieties. In addition it has various copyright and trademarks.

      Origin launched its first proprietary product in 2003 after six years of research and development. In 2004, Origin delivered four new proprietary products to the market. With its research, breeding system and management, Origin will introduce forty to fifty new proprietary products into the government testing and approval cycle beginning in 2005. If Origin is successful in maintaining this flow of new products, this should result in at least three new products being approved and available for the market each succeeding year. Currently Origin has seven products in the third and last year of the testing and approval cycle, sixteen products in the second and twenty-three products in the first. These ensure that new hybrid seeds will be available for release to the market each year over the next several years.

      Origin brought to market twenty-one new varieties of hybrid seeds in 2004, including eighteen varieties of corn and three varieties of cottonseed. Of these varieties, four hybrid corn seeds and one hybrid cottonseed were developed by Origin's research and development team, while the remaining sixteen seed products were licensed from independent research and development institutions, which have no commercialization ability or distribution channels. All licenses are exclusive to Origin with the exception of one seed product, YuYu. License fees paid to research institutes are approximately 5% of the wholesale price, and are normally negotiated against total annual sales volume per seed product.

      Seed counterfeiting is widespread in China. In response to this serious problem, Origin has devised a user-friendly solution to protect the customer and its seed brands. Origin places a unique identifying code on each bag of seed that it sells. Farmers can call the technical support line to verify the code, ensuring the seed is a genuine Origin product. Operators note each time a code is verified, negating the possibility of a counterfeiter repeatedly using the same number. Origin receives as many as 6,000 phone calls per day for technical assistance and code verification.

      Origin has also sought and achieved court protection of is branded seeds. In a recent action against 14 counterfeiters, the first tribunal level ordered a cease and desist of infringement of the company seeds and awarded damages. The case was appealed on the issue of the damages only. This case is unique in China at this time and has demonstrated the widespread support for protecting seed production. Origin expects this to have an important impact over the long term in protecting its rights and brand identity.

      Genetically modified (GM) seeds have not enjoyed a large share of Chinese crop seed market to date. The timing and rate of acceptance of GM seeds in China are not yet clear. However, Origin believes that the advantages of GM seeds potentially makes them a significant component of the Chinese crop seed market. As a result, it has begun its own biotech research program to enable it to develop GM seeds when market acceptance of those products grows.

ORIGIN'S COMMERCIAL PRODUCT DEVELOPMENT NETWORK.

      Origin believes that it maintains the strictest seed quality control system in China. It was the first Chinese seed company to gain ISO9001-2000 certification. To continue its position as a quality producer, the company consistently expends approximately 5% of its gross income resources on research and development. Also, the company established its own stable of seed production bases in Gansu and Inner Mongolia by providing seed-producing farmers with technical training and strict field quality control practices. Origin believes that it has the largest processing capability and utilizes the most advanced equipment in China, which helps to guarantee a high quality of hybrid seeds. By employing these practices, Origin believes that it has achieved a product quality on par with, if not superior to, that of its foreign counterparts.

      Origin has very close relationships with the top academic research institutions in China, including the Chinese Academy of Science, China Agricultural Academy of Science, Beijing Agricultural Academy of Science, Henan Agricultural University and Liaoning Agricultural Academy. Origin has cooperated with these institutions through contractual research, partnering relationships and by joint-licensing various varieties of their hybrid seeds. One of Origin's subsidiaries is 2.04% owned by Henan University.

      The development of the science of genetics has permitted the creation of new species of corn, rice and cotton, rather than just new varieties. Genetically modified (GM) corn, soybean and cotton have been widely used in the United States and many other countries to guard against insect damage and to increase yields. The future potential for GM corn and rice in China exists. Since receiving Chinese government approval, GM cotton is now planted by nearly 70% of Chinese cotton farmers to guard against bore damage. Because the Chinese market has widely accepted GM cotton, and the Ministry of Agriculture is beginning to promote GM rice seed, Origin believes that GM products will eventually be fully promoted and accepted in the Chinese market.

      In response to these developments, Origin initiated its own biotech program in 2000, and it is cooperating with the Chinese Academy of Science, China Agricultural University, China Agricultural Academy of Science and Beijing Agricultural Academy of Science on gene research. Origin's strategy is to ensure that the technology will be ready when the market is ready.

      Once approval for distribution of a new seed is obtained, the producer must turn to commercial development of the seed variety. Origin does this by distributing the seed to its network of more than 60,000 farmers, each of whom plants the hybrid to produce seeds for commercial distribution the following season. This extensive network of local farmers who produce Origin's seeds is unmatched by any other Chinese seed company.

      Origin is heavily dependent on this network of farmers to develop its seeds for commercial distribution. A problem in this network could disrupt the introduction of a new product or the continued availability of an existing one. However, Origin has taken several measures to reduce those risks and to convert its commercial product development network into one of its key advantages over its competitors. Those measures include obtaining the cooperation of local government officials in converting land to crop seed production and offering the farmers who produce the seeds attractive returns relative to those they would receive from growing crops for sale.

NATIONAL MARKETING AND DISTRIBUTION

      Origin has its own sales organization of 142 persons that oversee all aspects of the distribution and retail sale network and promote the company sales to the expanding distribution chain.

      Origin has established a stable, nationwide distribution network with over 1,200 first-level distributors and over 20,000 second-level distributors and some retailers. The distributors in turn sell to the retailers and retailers sell to the farmers, of which there are over 200 million end-user corn farmers in China. This distribution network covers almost all the provinces of China, excluding only Qinghai and Tibet. The top five provinces in terms of sales volume are Jilin, Sichuan, Liaoning, Chongqin and Hunan, representing 42.51% of Origin's 2003 annual sales volume.

      Generally, there is only one distributor responsible for all sales of Origin products in a specific county on an exclusive basis. In order to enforce exclusivity and monitor product locations, Origin assigns a code to each distributor and marks all packaging sent to the distributor with this code. Vigilant monitoring of territory integrity and enforcement of penalties, which may include termination of distribution rights, provides stability and profitability within the distribution network, ensuring quality services and product availability to the end customers. Origin enjoys a very positive reputation for its implementation and enforcement of this exclusive distribution system.

      All distributors' orders must be paid in full prior to delivery. Advance deposit orders account for between 70% and 80% of Origin's sales; the remaining 20% to 30% are comprised of spot transactions. Distributors are able to obtain discounts by advance deposit during the months of August, September and October. At the end of the annual sales season, Origin sets a final sales price that is below the suggested retail price. Those distributors who have taken delivery of product prior to the set price are refunded the difference, if any, though many elect to have Origin retain a portion to count toward their advance deposit for the following year.

      On an annual basis, Origin's sales team assists distributors in writing monthly sales plans. These sales plans are then submitted to Origin via facsimile 30 days prior to required seed delivery dates. Every year around the harvest season, Origin organizes corn production demonstrations in cooperation with local villages and seed distributors, to which are invited farmers and others in the seed distribution chain. At these demonstrations, Origin teams show their hybrid corn, explain planting techniques, discuss industry best practices and disseminate promotional materials. These marketing and production demonstrations help create new demand, not only in each village where demonstrations are held, but also in nearby villages, for both the current season and for succeeding years.

      The technical department of the company has a 24-hour toll-free number available for farmers and distributors, through which they can obtain solutions to specific technical problems and issues of seed piracy. If on-site help is required, a Technical Assistant will arrive on location within 48 hours of a call. Origin also enlists the help of its distributors to provide help and advice to the farmer. As a result, Origin provides a unique level of service in China which builds brand identity and loyalty and has resulted in improving sales.

      Using local TV and radio broadcasts, Origin promotes its brand to over 70% of its geographic market, reaching over fourteen million individual farmer households. Additionally, Origin publishes a seasonal newspaper, "Origin News," with a distribution to about twenty million farmers in which it addresses technical issues, shares success stories and further promotes the Origin brand. Origin News is the de facto source of product and technical information for the Chinese peasant farmer. Origin maintains a database of over 1,000,000 farmers that tracks buying habits and contact information.

      Product and technical service brochures are provided throughout the distribution network and prove a valuable tool in promoting the sale of the corn seed product and the recognition of the Origin brand. The Origin slogan, "When buying seed, quality is paramount -- trust Origin," appears on all promotional material, helping to build the brand in all the local markets.

FUTURE STRATEGY:  ENTERING THE COTTONSEED AND RICE SEED MARKETS

      China is the largest producer and consumer of cotton in the world. Demand for cottonseed in China is approximately 100 million KGs, or about RMB 3 billion (US$375 million) annually. In China, rice is planted mainly for human consumption. There are about 30 million hectares in use for planting rice in the country. Demand for rice seed is about 600 million KGs, or about RMB 6 billion (US$750 million) annually. Since the business models for corn, cotton and rice production are very similar, and share similar sales channels, part of Origin's strategic plan is to participate in the cotton and rice seed business.

      Since its inception in 1998, Origin has been working to develop its own hybrid cottonseed. Currently, it has two cotton products in government testing programs. After its success with corn seed sales in the Southwest of China (a primary agricultural area for rice), Origin decided to enter the rice business by taking advantage of its existing sales channels and corporate brand image. To facilitate a quick start to this program, Origin will license a hybrid rice seed from a partner research institute for resale by the end of this year. In addition, Origin plans to produce and sell hybrid rice seed by the end of the next growing season.

      Origin also plans, when possible, to acquire some of the smaller distribution channels, to consolidate its position in the market and strengthen its presence and increase its market share.

GOVERNMENT REGULATION

      Participation in the crop seed business is a highly regulated activity in China. For a company to enter the seed business, it must obtain two special licenses. One is issued at the provincial level, entitling the holder to engage in seed production in that province. This license specifies the types of seeds which may be produced. The second is a license to distribute seeds. As described below, the level of the licensee's registered capital determines if the distribution license is issued at the national or provincial level:

      - To obtain a national distribution license, the registered capital of the licensee must have registered capital of at least RMB 30 million (approximately $3,750,000).

      - To obtain a provincial license to distribute hybrid seeds, the licensee requires registered capital of not less than RMB 5 million (approximately $645,000).

      - To obtain a provincial license to distribute non-hybrid seed varieties, the licensee requires registered capital of not less than RMB 1 million (approximately $125,000).

      A separate license is required to import and export seeds. To obtain this license, the applicant must have minimum registered capital of RMB 10 million (approximately $1,250,000).

      Origin has a national distribution license, which entitles it to sell approved seeds in any province in China.

      In addition to the license(s) needed to engage in the seed production and distribution business, each seed must undergo a stringent regulatory review before it may be sold in China. A seed production company cannot receive a license to engage in seed production, regardless of the level of its registered capital, until it has secured rights to an approved seed product.

      The testing of seeds for approval can be conducted at the provincial level or the national level. However, seeds that have been approved at the provincial level can only be distributed in the province in which the approval was issued. An approval at the national level means the approved seed can be distributed nationwide.

      The procedure for provincial examination and approval requires the applicant to:

      - Submit the application to provincial government

      - Go through two cycles of monitored growth in at least five different locations in the province. Seeds submitted for testing are planted together with control seeds, which is typically the most popular seed with farmers in the testing locations. Only seeds that have and increased yield of 8% or higher versus the control seeds and that rank in the top 6 among all seeds then being tested are cleared to proceed to the second year of testing, during which the results of the initial test season must be confirmed.

      - Go through one successful cycle of trial production, also in at least five different locations.

      - Granting of the provincial examination certificate and public announcement.

      The procedure for national examination and approval requires the applicant to:

      1. Submit the application to the Ministry of Agriculture

      2. Go through two cycles of monitored production in at least five different locations. Only seeds that have 8% or higher yield compared to control seeds and that also rank in the top 6 among all seeds being tested in that cycle can proceed to the second year of testing.

      3. Go through one successful cycle of trial production in at least five different locations.

      Seeds developed outside of China must also follow the above procedures before they can be distributed in China.

      The ability to process an application for approval is an important element of success, especially in view of the long timeframe associated with obtaining approval after the seed has been developed. Failures and delays in getting the approvals on a timely basis can seriously disrupt the planning that is critical to begin commercial production. A minimum of six years - three to obtain approval and three to develop the first crop of seed for commercial distribution
- is required to bring a seed to market after it has been developed. Because of its extensive network of seed-producing farmers, Origin is able to bring a new product to market consistently in that minimum time, while other seed companies, whose seed producing networks are less reliable or have less capacity, often take an additional season or more to bring an approved product to market. This loss of an entire growing season can be a significant disadvantage.

      Origin has a strong track record of successfully processing applications for approval through the required agencies. That success is a result of both the thorough research and development programs that Origin uses to assure that the seed candidates it has proposed are based on reliable technology and the expertise that Origin has developed in maneuvering through the bureaucratic maze. As a result, while no approval is assured until granted, Origin believes that it can reliably predict a high rate of approvals for its upcoming products, and thus ensure that it will have a product base that will enable it to continue to expand its market presence.

COMPETITION

      Origin faces competition at several different levels, ranging from several other Chinese companies of comparable size to local seed companies to large multinational hybrid and genetically modified seed producers. Origin believes it has shown that it can compete effectively with each of these and believes that it can continue to do so into the future. Each of these groups of competitors is discussed in turn, below.

      Other Large Chinese Seed Companies. The Chinese crop seed market is highly fragmented. The eight largest seed companies control about 25% of the corn seed market. Origin is among that group, having about 3% of the corn seed market. Of the other 2,620 companies, most have a market share that is measured in fractions of a percent.

      The majority of the largest crop seed companies have been in existence for considerably longer periods of time than Origin. This success is principally the result of effective execution of Origin's business plan. Origin's principal competitors lack one or more of the key assets that Origin has used to grow its business: access to valuable, internally developed proprietary hybrids, an extensive network of seed producers, an effective and efficient distribution network, a strong emphasis on marketing, including branding, and attentive customer service. Many of the Origin's competitors and potential competitors have considerable financial and other resources, and so they cannot be discounted. However, Origin believes that it has the strongest business model and the best prospects to maintain rapid growth as the Chinese crop seed industry consolidates.

      Local Seed Companies. The local seed companies in China are the legacy of the centrally planned agricultural economy that was predominant in China until recently. Most of these are, or were, affiliated with county governments, which played a role in determining what crops would be grown and by whom. As was often the case with planned economies, these extensions of the bureaucracy had no profit motive, and no incentive to improve efficiencies, increase sales or innovate with new products. Market expansion was limited by the tight geographic boundaries within which they were designed to operate.

      The majority of these local companies lack the scale and the resources to compete with Origin in a number of ways. They lack access to the improved, proprietary hybrids that are the core of Origin's business. For the most part they do not have effective marketing, advertising, technical support or customer service operations. The majority of Origin's recent and expected future growth will come from acquiring customers from these operations, which will eventually turn into part of the distribution network.

      Multinational Seed Companies. At the opposite end of the competitive spectrum from the local seed companies are the large multinational companies, of which Pioneer and Monsanto are just two. These concerns present a formidable competitive threat from the standpoint of their financial resources and the high quality of their seed products. However, the unique aspects of the Chinese crop seed market, which distinguish it from the market in western countries, have proven a significant barrier to entry for these very large companies, even though they have come to the market through joint ventures formed with existing Chinese seed companies.

      The principal difference in the markets is the sheer number of customers which these companies need to reach in China. Although the market is very large, it is extremely fragmented, with as many as 100,000,000 million farmers who are potential customers. Success in China depends on effectively marketing to this vast number of small customers, which is entirely different from selling to large agricultural customers that dominate the markets in North America and Europe. Relatively few Chinese companies have achieved any degree of success in doing so, and the international competitors have not.

      Another important consideration in the competitiveness of these multinationals is their heavy reliance on genetically modified organisms to produce their crops. Most of the superior products that the multinationals have to offer are genetically modified. To date, a cotton seed is the only genetically modified seed product to have received approval in China. Origin relies primarily upon standard hybridizing to produce its improved seed varieties. However, it has begun a biotech seed development program that relies on genetic modifications to improve the quality of seeds and their yields, positioning Origin to compete in that portion of the market..

      Should genetically modified seeds begin to gain broader acceptance in the market, the large biotech companies, who currently make the majority of those seeds, would become more serious competitors. However, they would continue to face numerous obstacles in competing with Origin, including the significant lead time associated with obtaining approval of a new seed and the need to establish effective sales, marketing and distribution networks.

EMPLOYEES

      As of July 2004, Origin and the Origin Operating Companies had more than 400 full-time employees. Origin and the Origin Operating Companies expect to employ additional personnel as they expand their operations. Origin believes that its employee relations are good.

      Origin currently has 32 research and development specialists, 142 sales people, 59 administrative staff, and 183 technicians in its production plants.

FACILITIES

      The Origin Operating Companies have production facilities, sales offices and research stations in Gansu, Henan, Liaoning, Jilin, Hainan, Helongjiang and Chengdu provinces. All of the facilities in use are leased at commercial rates.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

BUSINESS

      State Harvest Holdings Limited ("Origin") was incorporated under the laws of the British Virgin Islands on October 6, 2004. On December 1, 2004, Origin established Beijing Origin State Harvest Biotechnology Limited ("BioTech"), a wholly foreign owned enterprise under the laws of the People's Republic of China.

      Beijing Origin Seed Technology Inc. ("Beijing Origin") and its subsidiaries, a variable interest entity and predecessor to Origin, was established on December 26, 1997 as a private limited liability company under the laws of the People's Republic of China ("PRC") with an initial operating period of twenty years.

      Beijing Origin has six branches located in the following cities: Lin Zhe of Gan Su Province; Zheng Zhou of He Nan Province; Cheng Du of Si Chuan Province; Shen Yang and Tie Ling of Liao Ning Province; Bao Ding of He Bei Province.

      Beijing Origin is the parent of He Nan Origin Seed Cotton Technology Development Co., Ltd. ("He Nan Cotton"), of which it owns 90%, and Chang Chun Origin See Technology Development Co., Ltd. ("Chang Chun Origin"), of which it owns 99%.

      Beijing Origin, Henan Cotton and Chang Chun Origin (the "Variable Interest Entities") are engaged in the research, development and distribution of hybridized corn seed and other crop seed.

      In order to comply with PRC regulations which restrict direct wholly foreign ownership of seed industry in the PRC, Origin conducts substantially all of its business through its Variable Interest Entities with the help of Technical Service Agreement between BioTech and the Variable Interest Entities, and a Consignment Agreement that the shareholder of the Variable Interests Entities consigned their 97.96% of equity interests to Origin.

      Critical Accounting Policies.

      The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

      Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies that involve a high degree of judgment and the methods of their application. For a description of all of the company's significant accounting policies, see Note 2 to Origin's consolidated financial statements.

      Revenue Recognition

      Origin derives revenue primarily from the sale of various branded conventional seeds and branded seeds with biotechnology traits. Origin recognizes revenue when pervasive evidence of an arrangement exists, services have been rendered and the right of return has expired. Accordingly, we defer revenue until all sale return privileges lapse generally within 15 days of delivery.

      Impairment of long-lived assets

      Origin reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, Origin measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair market value of the asset is recognized.

      Acquired intangible assets, net

      Acquired intangible assets consist primarily of purchased technology rights from strategic partners and up-front fees for the exclusive rights to certain seed technologies, and are stated at cost less accumulated amortization. Origin calculates amortization on a straight-line basis over the estimated useful lives of these assets of 6 to 10 years and records the amount in cost of revenues.

RESULTS OF OPERATIONS

      Year Ended December 31, 2004 Compared to Year Ended December 31, 2003.

      Total net revenue increased by 57.33% from 2003 to 2004, to approximately RMB 301,519,504 (US$36,430,799) in the year ended December 31, 2004, as compared to approximately RMB 191,645,454 (US$23,155,374) in the year ended December 31, 2003. This increase was the result of an increase in sales of corn seed by 12.15 million kilograms, which grew from 26.3 million kilograms in 2003 to 38.45 million kilograms in 2004. Origin also enjoyed an increase of RMB 0.7962 (US$0.0962), from RMB 6.90 (US$0.834) in 2003 to RMB 7.70 (US$0.93) in 2004 in
the average price per kilogram of seed sold because new corn hybrids launched in the market, which command higher prices, represented a larger proportion of sales in 2004 than in 2003. In addition, there are 140,000 kilograms in rice seed sales valued at (RMB2,220,957 (US$268,345), due to Origin began developing, planting , and selling rice seeds in 2004.

      The cost of seeds sold increased 49.53% to approximately RMB 178,312,702 (US$ 21,544,457)in the year ended December 31, 2004, as compared to approximately RMB 118,976,611 (US$14,375,232) in the year ended December 31, 2003. This increase was primarily the result of the increase in sales volume. Additionally, the growth rate of cost of sales is almost the same as the growth rate in revenue, as these variable costs are closely tied to the volume of seed produced.

      As a percentage of total net revenues, overall gross margin was 40.86% in the year ended December 31, 2004, as compared with 37.92% in the year ended December 31, 2003. This increase in gross margins was primarily the result of an increase in the average price per kilogram of seed sold as higher-quality and new corn hybrids represented a larger proportion of sales in 2004 than in 2003 and costs of production were kept at the same level.

      Selling and marketing expenses were approximately RMB 20,389,786 (US$2,463,576) and RMB 13,310,899 (US$1,608,276) for the years ended December 31, 2004 and 2003, respectively. Of the RMB 20,389,786 (US$2,463,576) in costs in 2004, approximately RMB3,153,744(US$381,048) was expended for advertising, approximately RMB 3,060,931 (US$369,834) was expended for materials to educate our customers about the basics of planting our seed products and RMB9,018,099 (US$1,089,603) was spent for transportation. As a percentage of total net revenues, selling and marketing expenses were 6.76% in the year ended December 31, 2004, as compared with 6.95% in the year ended December 31, 2003. The decrease in selling and marketing expenses as a percentage of total net revenues was primarily attributable to the fact that the growth of revenues is faster than growth of selling and marketing expenses. Origin intends to continue to expand to enter new markets and increase market share, which may increase selling and marketing expenses resulting in an increase in these expenses in comparison to revenues. Origin has continued to increase its investment in branding and promotion, by setting up four new marketing departments in Changchun, Baoding and Shenyang, respectively, and has increased incentive bonuses for its marketing staff.

      General and administrative costs were approximately RMB 24,149,593 (US$2,917,851) and RMB 18,947,787 (US$2,289,348) for the years ended December 31, 2004 and 2003, respectively. As a percentage of total net revenue, general and administrative expenses were 8.08 % in the year ended December 31, 2004, as compared with 9.89% in the year ended December 31, 2003. This small percentage decrease in general and administrative expenses was primarily attributable to the growth of sales (57.33%) is bigger than 27.45% of growth of general and administrative cost in the year ended December 31, 2004, in spite of fact that increase in general and administrative cost was resulted at expanding our business scope.

      Research and development expense was RMB 6,773,621 (US$818,416) and RMB 5,287,964 (US$638,913) for the years ended December 31, 2004 and 2003, respectively. As a percentage of total net revenues, research and development expenses were 2.25% in the year ended December 31, 2004, as compared with 2.76% in the year ended December 31, 2003. This percentage decrease in research and development expenses was primarily attributable to the increase in revenues although research and development costs actually increased by 28.10% in the 2004 fiscal year as compared with the 2003 fiscal year.

      Income from operations increased by 104.69%, from RMB 35,122,193 (US$4,243,553) in fiscal year 2003 to RMB 71,893,802 (US$8,686,499) in fiscal year 2004. This increase in income from operations was primarily attributable to the large growth in overall revenues and the level of the costs for sales Origin maintained.

      Interest expense was RMB 831,166(US$100,425) and RMB 483,314 (US$58,396)
for the years ended December 31, 2004 and 2003, respectively. As a percentage of total net revenues, interest expense was 0.26% in the year ended December 31, 2004, as compared with 0.25% in the year ended December 31, 2003. This small percentage increase in interest expense was primarily attributable to the amount of loans increased at 3.62% from RMB 30,000,000(US$3,624,721) in 2003 to RMB 56,000,000 (US$6,766,145) in 2004, and average interest rate increased from 5.04% to 5.33%. The increase in the interest rate was the result of government financing policies.

      Net income increased 126.10% to approximately RMB 65,459,469 (US$7,909,076) in the year ended December 31, 2004, compared to approximately RMB 28,951,209 (US$3,498,001) in the year ended December 31, 2003. This significant increase in profits was primarily the result of an increase in sales, both in terms of volume and average selling price per kilogram of seed, with a lower growth rate in the associated costs to produce the income as compared with fiscal year 2003.

      Year Ended December 31, 2003 Compared to Year Ended December 31, 2002.

      Total net revenues increased by 94.14% from 2002 to 2003, being approximately RMB 191,645,451 (US$23,155,094) in the year ended December 31, 2003, as compared to approximately RMB 98,717,316 (US$11,927,279) in the year ended December 31, 2002. This increase was the result of an increase in corn seed sales of 15.8 million kilograms from 10.50 million kilograms to 26.30 million kilograms, due in greatest part to entering the northeast market and further development of the market in the Yellow River, Huai River and southwest regions.

      Cost of seeds sold increased 158.61% to approximately RMB 118,976,611 (US$14,375,059) in the year ended December 31, 2003, as compared to approximately RMB 46,006,510 (US$5,558,624) in the year ended December 31, 2002. This increase was primarily the result of the increase in sales volume and higher cost of shipping from the planting station in Gansu to the manufacturing plant in Tieling, and from there to distributors and clients in northeast.

      As a percentage of total net revenues, overall gross margins were 37.92% in the year ended December 31, 2003, as compared with 53.40% in the year ended December 31, 2002. This decrease in gross margins was primarily the result of higher salaries, increasing manufacturing costs, a slightly higher price per unit of purchased seeds, and an increase in shipping fees associated with entering the northeast market. Another important factor was management's decision to decrease the price of its leading product, yuyu22, as part of a strategy to increase the sales volumes of other products that are complementary to it.

      Selling and marketing expenses were approximately RMB 13,310,899 (US$1,608,257) and RMB 6,480,427 (US$782,982) for the years ended December 31, 2003 and 2002, respectively. Of the RMB 13,310,899 (US$1,608,257) in costs in 2003, approximately RMB 1,806,363 (US$218,219) was expended for advertising, RMB 2,464,005 (US$297,707) for traveling and RMB 1,478,926 (US$178,688) for telecommunications and mailing. As a percentage of total net revenues, selling and marketing expenses were 6.95% in the year ended December 31, 2003, as compared with 6.56% in the year ended December 31, 2002. The increase in customer acquisition and related costs as a percentage of total net revenues was primarily attributable to the expenses associated with setting up the branch office in Chengdu and a marketing department in Tieling.

      Personnel costs were approximately RMB 12,812,956 (US$1,548,094) and RMB 7,930,379 (US$958,169), for the years ended December 31, 2003 and 2002, respectively. That increase is due in part to the increase in full-time employees from 322 on December 31, 2002 to 395 on December 31, 2003. As a percentage of total net revenues, personnel expenses declined to 6.68% in the year ended December 31, 2003, as compared with 8.03% in the year ended December 31, 2002, indicating that the added personnel costs were effectively and efficiently deployed.

      The provision for doubtful accounts was approximately RMB 237,080 (US$28,645) and RMB 697,982 (US$84,332) for the years ended December 31, 2003 and 2002, respectively. As a percentage of total net revenues, the provision for doubtful accounts was 0.12% in the year ended December 31, 2003, as compared with 0.71%in the year ended December 31, 2002.

      General and administrative cost were approximately RMB 18,947,787 (US$2,289,320) and RMB 9,641,490 (US$1,164,910) for the years ended December 31,
2003 and 2002, respectively. As a percentage of total net revenue, general and administrative expenses were 9.90% in the year ended December 31, 2003, as compared with 9.76% in the year ended December 31, 2002. This small percentage increase in general and administrative expenses was primarily attributable to the increase in the number of employees, increases in salaries and the establishment of a new branch office in Chengdu during 2003.

      Interest expenses were RMB 483,314 (US$58,395) and RMB 416,934 (US$50,375) for the years ended December 31, 2003 and 2002 respectively. As a percentage of total net revenues, interest expenses were 0.25% in the year ended December 31, 2003, as compared with 0.42% in the year ended December 31, 2002. This percentage decrease in interest expenses was primarily attributable to the fact that the company was able to achieving a 94.14% increase in revenue without significantly increasing its borrowing.

      Research and development expense RMB 5,287,964 (US$638,905) and RMB 5,371,954 (US$649,053) for the years ended December 31, 2003 and 2002 respectively. As a percentage of total net revenues, research and development expenses were 2.76% in the year ended December 31, 2003, as compared with 5.4% in the year ended December 31, 2002. This percentage decrease in research and development expenses was primarily attributable to the increase in revenue while maintaining research and development costs at a steady rate.

      Origin net profits increased 9.00% to approximately RMB 28,951,209 (US$3,497,959) in the year ended December 31, 2003, compared to approximately RMB 26,561,186 (US$3,209,190) in the year ended December 31, 2002. This relatively small increase in profits despite a much larger increase in revenues was the result of increased costs associated with expansion of the business and preparation to manage future expansion. Another contributing factor was an increase in the costs of producing YuYu22, one of Origin's staple products, while decreasing the selling price of the product as part of a strategy to broaden the appeal of its entire line of seeds.

      Liquidity and Capital Resources

      To date, Origin has funded its operations primarily through revenues derived from operations and interim loans. Due to the cyclical nature of cash flow inherent in Origin's business, with the majority of revenues received just prior to the start of the planting season, the loans are bridge financing arrangements and use the company's bank credit facilities to cover operating expenses during low-revenue portions of the year.

      Cash flow

      Cash increased to RMB 68,848,154 (US$8,318,511) as of December 31, 2004, compared to RMB 49,221,415 (US$5,947,129) as of December 31, 2003. Working capital is current assets minus current liabilities. The working capital surplus as of December 31, 2004 was RMB 51,896,852 (US$6,270,386) and includes the amount of payment for seeds and deposits from customers which increased to RMB 80,000,003 (US$9,665,922), compared to a working capital surplus of RMB10,186,360 (US$1,230,757) as of December 31, 2003.

      Net cash flow from operating activities was RMB 42,744,534 (US$5,164,566) and RMB -14,961,297 (US$-1,807,684) for the years ended December 31, 2004 and 2003, respectively. This percentage increase in net cash flow was primarily attributable to rapid a increase in sales volume and deposits from customers, while the amount of cash used to purchase seeds was almost the same as in 2003. In 2003, the amount of cash used in operations was a larger amount than in 2004, in order to establish inventories as a protection against the risk of a seed production failure in subsequent years and also serve as a way to ensure early supplies to farmers in the southwest region for the following growing season because sales have grown more rapidly in that region than originally anticipated.

      Net cash flow from investment activities was RMB -27,200,560 (US$-3,286,480) and RMB -32,961,133 (US$-3,982,497) for the years ended December
31, 2004 and 2003, respectively. This percentage increase in net cash flow from investment activities was primarily attributable to the difference between the amount of investment capital used for the construction of new headquarters offices in Beijing, RMB 17,000,000 (US$2,054,008) for restructuring and expansion in manufacturing plant in Chengdu City, and RMB 8,320,000 (US$1,005,256) for acquiring available-for-sale investments and RMB 30,000 (US$3,625) for acquiring equity interests as compared to the amount used in fiscal year 2003 when it was used primarily only for the new manufacturing plant in Changchun.

      Net cash flow from financing activities was RMB 4,082,765 (US$493,296) and RMB18,445,872 (US$2,228,704) for the years ended December 31, 2004 and 2003, respectively. This decrease in net cash flow was primarily attributable to the fact that the payment of loan was increased from RMB 15,000,000 (US$1,812,360) in 2003 to RMB 35,000,000 (US$4,228,841) in 2004, and the new loan was increased from RMB 35,000,000(US$4,228,841) in 2003 to RMB 41,000,000 (US$4,953,785) in
2004.

      Net cash flow from operating activities was RMB-14,961,297 (US$-1,807,663) and RMB 55,976,315 (US$6,763,202) for the years ended December 31, 2003 and 2002 respectively. This decrease in net cash flow was primarily attributable to the costs of expansion in the seed production area and the increase in the amount of cash used to purchase seeds, the latter increase associated with the need to enhance inventories to hedge against lower crop yields (as occurred in 2002) and to increase sales to the Southwest China region, where the ramp-up in sales exceeded expectations.

      Net cash flow used in investment activities was RMB 32,961,133 (US$3,982,448) and RMB 24,585,920 (US$2,970,534) for the years ended December 31, 2003 and 2002 respectively. This percentage decrease in net cash flow from investment activities was primarily attributable to the difference between the amount of investment capital used for the new manufacturing plant in Changchun in 2003 of RMB 27,000,000 (US$3,262,209) as compared to that used in Linzhe in 2002.

      Net cash flow from financing activities was RMB 18,445,872 (US$2,228,678) and RMB 10,000,000 (US$1,208,226) for the years ended December 31, 2003 and 2002 respectively. This decrease in net cash flow was primarily attributable to the increase in bridge loans of RMB-20,000,000 (US$-2,416,451) in 2003, as compared to 2002 of RMB 10,000,000 (US$1,208,226) and the dividend distributed in 2003 of RMB-1,604,128 (US$-193,316).

      At December 31, 2004, we had two short-term loans with a combined outstanding balance of RMB 20,000,000 (US $2,416,480) and RMB 21,000,000
(US$2,537,305). These loans have maturity dates on May 30, 2005 and April 22, 2005, and bear interest at 5.31% per annum. The short-term loan of RMB 20,000,000 (US$2,416,480) was guaranteed by a third party, and the third party guarantee was secured by the Origin group's land use rights certification, and the Zhongguancun Life Science Park land development contract. The short-term loan of RMB 21,000,000 (US$2,537,305) was also secured by the Zhongguancun Life Science Park land use right certification.

      The nature of Origin's business involves cycles in expenses and revenues that are not always in phase. Most often in the third calendar quarter of each year, Origin can face costs that are in excess of its revenue sources during that period. Whether that occurs, and to what extent it occurs, depends on the amount of deposits received from customers compared with the advanced payments made to its seed producing farmers and the final payment for seed procurement. The exact timing of these payments is determined by the Chinese lunar calendar. As a result, in some years its cash needs are greater than in others. This aspect of the business is the reason it has customarily relied upon short term bridge loans to cover its expenses pending receipt of revenues from farmers at the time of seed purchases.

      Origin, on a consolidated basis, has had access to sufficient financing in the past to manage these cash flow cycles. As discussed above, it has consistently repaid its short-term borrowings at or before maturity. Its strengthening balance sheet has enabled Origin to secure this financing the past two fiscal years without the need for the third party guarantees needed initially, and the average rate of interest that it has had to pay has steadily declined over the past several years.

      Origin believes that its cash and cash equivalents balance, together with its access to financing sources, will continue to be sufficient to meet the working capital needs associated with its current operations on an ongoing basis, although that cannot be assured. Also, it is possible that Origin's cash flow requirements could increase as a result of a number of factors, including unfavorable timing of cash flow events, the decision to increase investment in marketing and development activities or the use of cash for the acquisition of one or more of its competitors to accelerate its rate of growth.

ACCOUNTING PRONOUNCEMENTS

      In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument consists of obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, whose shares are mandatorily redeemable. Most of the guidance in SFAS No. 150 is effective from the start of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on Origin's results of operations or financial position.

      Also In January 2003, the FASB issued Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and provides guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIEs. This new model for consolidation applies to an entity in which either : (1) the equity investors (if any) lack one or more characteristics deemed essential to a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. FIN 46 was applicable for periods ending December 15, 2003. In December 2003, the FASB issued FIN 46 (revised), "Consolidation of Variable Interest Entities" ("FIN 46-R"), which provides for the deferral of implementation date to the end of the first reporting period after December 15, 2004, unless the company has a special purpose entity, in which case the provision must be applied for fiscal years ending December 31, 2004. Origin has adopted the provisions of FIN 46 (revised) since December 25, 2004.

      In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 revised or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued in conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2003 did not have an impact on the Company's financial position, cashflows or results of operations.

      In December 2004, FASB issued Statement 123(R), Share Based Payment, that requires compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the fair value of the equity or liability instruments issued as of the granting date. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock Issued to Employees. This statement is effective for small business issuers for the first fiscal period beginning after June 15, 2005. The adoption of this standard will not have a material effect on the company's statement of financial position or results of operations.

      Quantitative and Qualitative Disclosures about Market Risk

      Interest rate risk

      Origin exposure to market risk for changes in interest rates relates primarily to the interest income generated by the cash deposits in banks and interest expense arising fro the short-term borrowings. Origin has not used derivative financial instruments to hedge interest rate risk. Origin has not been exposed nor do they anticipate being exposed to material risks due to changes in interest rates. The future interest income may fluctuate in line with changes in interest rates. However, the risk associated with fluctuating interest rates is principally confined to the cash deposits in banks and, therefore, the exposure to interest rate risk is minimal.

      Foreign exchange risk

      Virtually all of the revenues and costs of Origin are denominated in Renminbi and substantially all of the assets and liabilities are denominated in Renminbi. As a result, Origin is exposed to foreign exchange risk as the revenues and results of operations may be impacted by fluctuations in the exchange rate between US dollars and Renminbi. For example, if Origin decides to convert Renminbi into US dollars for the purpose of declaring dividends on the ordinary shares for other business purposes and the US dollars appreciates against the Renminbi, the US dollar equivalent of the earnings from the subsidiaries and variable interest entities in China would be reduced.

      Origin has experienced minimal foreign exchange gains and losses to date. Origin does not engage in any hedging activities and thus may in the future experience economic loss as a result of any foreign currency exchange rate fluctuations.

      Off-balance sheet arrangements

      Origin does not have any off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS

The following table sets forth the contractual obligations of Origin as of December 31, 2004:

                                                               Payment Due by Period
                       ----------------------------------------------------------------------------------------------------------
                                        Within 1
                          Total           Year            2006            2007            2008            2009         Thereafter
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------
                           RMB             RMB             RMB            RMB             RMB             RMB              RMB
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------
Operating lease
  commitments          13,078,930       1,252,087       1,138,594       1,152,956         438,761         418,541       8,677,991

Other contractual
  commitments          23,558,444      23,558,444              --              --              --              --              --
                       ----------      ----------      ----------      ----------      ----------      ----------      ----------

Total contractual
  obligations          36,637,374      24,810,531       1,138,594       1,152,956         438,761         418,541       8,677,991
                       ==========      ==========      ==========      ==========      ==========      ==========      ==========

Equivalent to US$       4,426,676       2,997,708         137,570         139,305          53,013          50,570       1,048,510
                       ==========      ==========      ==========      ==========      ==========      ==========      ==========

      Other contractual commitments compose of capital commitment for the purchase of plant and equipment of RMB17,958,444 (US$2,169,811) and share purchase commitment of RMB5,600,000 (US$676,616).

CAPITAL COMMITMENTS

      Capital commitments for the purchase of plant and equipment, as of December 31, 2004 are as follows:

                                               RMB              US$
                                           ----------      ----------
      Plant and building construction      16,255,074       1,964,003
      Land use rights ...............       1,200,000         144,989
      Equipment .....................         503,370          60,819
                                           ----------      ----------
               Total ................      17,958,444       2,169,811
                                           ==========      ==========

SHARE PURCHASE AGREEMENT

      Origin Seed signed a contract on December 28, 2004 to purchase 7% of the total outstanding shares of Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. for a total purchase price of RMB5,600,000 (US$676,616).

OPERATING LEASE

      The Company leases certain office premises under non-cancelable leases. Rent expense under operating leases for the years ended December 31, 2004, 2003, and 2002 were RMB 2,867,698 (US$346,487), RMB 2,015,914 (US$243,571), and RMB
1,434,648 (US$173,340), respectively.

                            INFORMATION ABOUT CHARDAN

BUSINESS OF CHARDAN

      General

      Chardan was formed on December 5, 2003, to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business with operations in the Peoples Republic of China and believed to have significant growth potential. Prior to executing the stock purchase agreement with the Origin Parties, Chardan's efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

      Offering Proceeds Held in Trust

      Chardan consummated its initial public offering on March 22, 2004. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $21,242,000. Of that amount, $20,527,500 was placed in the trust account and invested in government securities. The remaining proceeds have been used by Chardan in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Chardan. The trust account contained approximately $__________ as of ______________, 2005, the record date. If the stock purchase with the Origin Parties is consummated, the trust account will be released to Chardan, less:

      o amounts paid to stockholders of Chardan who do not approve the stock purchase and elect to convert their shares of common stock into their pro-rata share of the trust account; and

      o     the $9,750,000 ($10,000,000, less the $250,000 holdback) being paid to Origin and the Origin Stockholders in the stock purchase.

      Fair Market Value of Target Business

      Pursuant to Chardan's certificate of incorporation, the initial target business that Chardan acquires must have a fair market value equal to at least 80% of Chardan's net assets at the time of such acquisition. Chardan's board of directors determined that this test was clearly met in connection with its acquisition of Origin.

      Stockholder Approval of Business Combination

      Chardan will proceed with the acquisition of Origin only if a majority of all of the outstanding shares of Chardan is voted in favor of the stock purchase and redomestication merger proposals. The stockholders existing prior to the initial public offering have agreed to vote their common stock on these proposals in accordance with the vote of the majority offering. If the holders of 20% or more of Chardan's common stock vote against the stock purchase proposal and demand that Chardan convert their shares into, their pro rata share of the trust account, then Chardan will not consummate the stock purchase. In this case, Chardan would be able to present another potential business combination to its stockholders, subject to the time limitations set forth below.

         Liquidation if no business combination

      If Chardan does not complete a business combination by September 22, 2005, or by March 22, 2006 if the extension criteria described below have been satisfied, Chardan will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Chardan's existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust fund with respect to Chardan's warrants.

      If Chardan were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of ______________, 2005 would be $________, or $_______
less than the per-unit offering price of $6.00 in Chardan's initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of Chardan's creditors and there is no assurance that the actual per-share liquidation price will not be less than $_______, due to those claims. If Chardan liquidates prior to the consummation of a business combination, Richard D. Propper, MD, chairman of the board, Jiangnan Huang, chief executive officer and director, Zhang Li, Chief Financial Officer and director, and Kerry S. Propper, executive vice president and director, will be personally liable to pay debts and obligations to vendors and certain other entities that are owed money by, or hold a claim against Chardan, in an amount in excess of the net proceeds of Chardan's initial public offering not held in the trust account. There is no assurance, however, that they would be able to satisfy those obligations.

      If Chardan enters into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to September 22, 2005, but is unable to complete the business combination by September 22, 2005, then Chardan will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If Chardan is unable to do so by March 22, 2006, upon notice from Chardan, the trustee of the trust account will commence liquidating the investments constituting the trust fund and will turn over the proceeds to the transfer agent for distribution to the stockholders holding shares acquired through the initial public offering.

      The stockholders holding shares of Chardan common stock issued in the initial public offering will be entitled to receive funds from the trust fund only in the event of Chardan's liquidation or if the stockholders seek to convert their respective shares into cash and the stock purchase is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

      Facilities

      Chardan maintains executive offices at 625 Broadway, Suite 1111, San Diego, CA 92101. The cost for this space is included in a $7,500 per-month fee that Chardan Ventures, an affiliate of Richard D. Propper, MD, Jiangnan Huang and Zhang Li, charge Chardan for general and administrative services. Chardan believes, based on rents and fees for similar services in the San Diego area, that the fees charged by Chardan Ventures are at least as favorable as Chardan could have obtained from an unaffiliated person. Chardan considers its current office space adequate for current operations.

      Employees

      Chardan has four directors, three of whom also serve as officers. These individuals are not obligated to contribute any specific number of hours to Chardan's business per week, and they intend to devote only as much time as they deem necessary to Chardan's affairs. Chardan has no paid employees.

      Periodic Reporting and Audited Financial Statements

      Chardan has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Chardan's annual reports will contain financial statements audited and reported on by Chardan's independent accountants. Chardan has filed a Form 10-KSB with the Securities and Exchange Commission covering the fiscal year ended December 31, 2004.

LEGAL PROCEEDINGS

      There are no legal proceedings pending against Chardan.

PLAN OF OPERATIONS

      The following discussion should be read in conjunction with Chardan's Financial Statements and related Notes thereto included elsewhere in this proxy statement.

      Chardan was formed on December 5, 2003 to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified business with operations in China that Chardan believes has significant growth potential.

      Chardan consummated its initial public offering on March 22, 2004.

      The net loss of $667,699 for the year ended December 31, 2004 consisted primarily of $224,198 of travel and entertainment expenses, $232,304 of consulting expenses, $91,567 for directors and officers liability insurance, $71,371 for a monthly administrative services agreement, $174,999 for professional fees, $13,964 for transfer agent fees and other formation expenses, operating costs of $1,608 and franchise taxes of $24,171, offset by interest income on the trust fund investments, excluding deferred interest, in the amount of $166,483. Of the consulting expenses, $125,000 relates to an agreement Chardan entered into with Best of the Best during the quarter ended June 30, 2004, to assist in Chardan's search for prospective target companies in China. The consulting firm has also performed due diligence on prospective target businesses and assisted Chardan in structuring and consummating a business combination with Origin. In the event Chardan acquires Origin, we are obligated to pay the consulting firm an additional $125,000.

      Chardan has also employed a financial public relations firm for a period of one year, commencing in December 2004. Chardan agreed to an initial retainer of $24,000 for the first two months of services to be paid $20,000 on signing and the balance of $4,000 payable upon closing of the proposed business combination. For the remaining 10 months, Chardan will pay $10,000 per month, plus reasonable and necessary out-of-pocket expenses. The monthly payment will accrue until the closing of the proposed business combination. The agreement is renewed automatically for successive one year periods unless notice of termination is given 30 days in advance of the renewal date.

      $20,527,500 of the net proceeds of the initial public offering are in trust, with the remaining net proceeds of approximately $714,500 to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Chardan will use substantially all of the net proceeds of its initial public offering not held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. Chardan intends to utilize its cash, including the funds held in the trust fund, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that its capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other available cash will be used to finance the operations of the target business. At December 31, 2004, we had cash outside of the trust fund of $99,231, prepaid expenses of $49,532 and total liabilities of $284,902, leaving Chardan with working capital of $20,599,189 or ($136,139), excluding investments held in trust. If Chardan is unable to consummate its proposed business combination with Origin discussed above in Item 1, it does not believe it will have sufficient available funds outside of the trust fund to operate through March 22, 2006. Accordingly, Chardan intends to seek alternative funds through borrowings, including from its officers and directors who have indicated their willingness to lend the necessary sums.

      Chardan is obligated to pay to Chardan Ventures LLC a monthly fee of $7,500 for general and administrative services. In addition, in December 2003 and January 2004, Kerry Propper, Chardan's executive vice president, advanced an aggregate of $70,000 to us, on a non-interest bearing basis, for payment of offering expenses on Chardan's behalf. These amounts were repaid in March 2004 out of proceeds of its initial public offering.

      Chardan is obligated, commencing April 1, 2004, to pay to Chardan Ventures, an affiliate of Richard D. Propper, MD, its chairman of the board, Jiangnan Huang, a director and chief executive officer and Zhang Li, a director and chief financial officer, a monthly fee of $7,500 for general and administrative services.

OFF-BALANCE SHEET ARRANGEMENTS.

      There were no off-balance sheet arrangements during the period from December 5, 2003 (inception) through December 31, 2004 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to Chardan.

                                    PRO FORMA

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of State Harvest Holdings Limited, a BVI company, and the Origin Operating Companies (together, "Origin") and the historical balance sheet of Chardan Capital Acquisition Corp. ("Chardan") as of December 31, 2004.

      The following unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of Origin and Chardan for the year ended December 31, 2004, giving effect to the transaction described in the Stock Purchase Agreement, dated December 20, 2004 (the "Transaction"), as if it had occurred on January 1, 2004.

      The unaudited pro forma condensed consolidated balance sheet at December 31, 2004 and the statement of operations for the year then ended has been prepared using two different levels of approval of the Transaction by the Chardan stockholders, as follows:

      o Assuming Maximum Approval: This presentation assumes that 100% of Chardan stockholders approve the Transaction; and

      o Assuming Minimal Approval: This presentation assumes that only 80.1% of Chardan stockholders approve the Transaction.

      We are providing this information to aid you in your analysis of the financial aspects of the Transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Origin and Chardan and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

      The unaudited pro forma condensed consolidated financial statements were prepared treating the Transaction as a recapitalization of Origin. Since Chardan is not an operating company, the Transaction is treated as the issuance of shares of Origin for the net tangible assets (consisting principally of cash) of Chardan. Therefore, no goodwill has been recorded in the Transaction.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            ASSUMING MAXIMUM APPROVAL
                                DECEMBER 31, 2004

                                                                                   Pro Forma                 Pro forma
                                                      Origin         Chardan      Adjustments                Combined
                                                     ------------------------------------------             -----------
                      ASSETS
Current Assets:
     Cash and cash equivalents                       $ 8,318,511     $    99,231   $ 20,735,328     (a)     $19,403,070
                                                                                     (9,750,000)    (b)
     Investments held in trust                                        20,735,328    (20,735,328)    (a)
     Due from related parties                             94,792                                                 94,792
     Advances to suppliers                               198,594                                                198,594
     Inventories                                      28,492,922                                             28,492,922
     Income tax receivable                               909,996                                                909,996
     Prepaid expenses and other current assets         1,240,803          49,532                              1,290,335
                                                     ------------------------------------------             -----------
        Total Current Assets                          39,255,618      20,884,091     (9,750,000)             50,389,709

Land use rights, net                                   1,365,553                                              1,365,553
Plant and equipment, net                               7,974,611                                              7,974,611
Equity investment                                      1,241,419                                              1,241,419
Acquired intangible assets, net                          347,062                                                347,062
Deferred income tax assets                                50,623                                                 50,623
Other assets                                              74,252                                                 74,252
                                                     ------------------------------------------             -----------
     Total assets                                    $50,309,138     $20,884,091   $ (9,750,000)            $61,443,229
                                                     ==========================================             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Short term borrowings                           $ 4,953,785                                            $ 4,953,785
     Accounts payable                                  2,747,727        $243,357                              2,991,084
     Due to growers                                   10,071,516                                             10,071,516
     Due to officers and related parties                 170,753                       $250,000     (b)         420,753
     Advances from customers                           9,506,856                                              9,506,856
     Deferred revenue                                  4,581,714                                              4,581,714
     Deferred interest                                                    41,545        (41,545)   (c1)              --
     Income tax payable                                  139,187                                                139,187
     Other payables and accrued expenses                 813,694                                                813,694
                                                     ------------------------------------------             -----------
        Total Current Liabilities                     32,985,232         284,902        208,455              33,478,589

Other long-term liabilities                              346,982                                                346,982
                                                     ------------------------------------------             -----------
        Total Liabilities                             33,332,214         284,902        208,455              33,825,571
                                                     ------------------------------------------             -----------

Common stock subject to redemption                                     4,103,450     (4,103,450)   (c1)          --
                                                     ------------------------------------------             -----------

Minority Interests                                       427,004                                                427,004
                                                     ------------------------------------------             -----------

Shareholders' equity (deficiency):
     Common stock                                         10,000             490        (10,000)    (d)           1,510
                                                                                          1,020     (d)
     Additional paid-in capital                       12,082,402      17,163,483      4,103,450    (c1)      22,731,626
                                                                                    (12,082,402)    (d)
                                                                                      1,464,693  (b)(d)(e)
     Retained earnings (accumulated deficit)           4,457,518        (668,234)        41,545    (c1)       4,457,518
                                                                                        626,689     (e)
                                                     ------------------------------------------             -----------
Total shareholders' equity                            16,549,920      16,495,739     (5,855,005)            27,190,654
                                                     ------------------------------------------             -----------

Total liabilities and shareholders' equity           $50,309,138     $20,884,091   $ (9,750,000)            $61,443,229
                                                     ==========================================             ===========

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            ASSUMING MINIMUM APPROVAL
                                DECEMBER 31, 2004

                                                                                             Pro Forma              Pro forma
                                                               Origin         Chardan       Adjustments             Combined
                                                          ------------------------------------------------        ------------
                          ASSETS
Current Assets:
     Cash and cash equivalents                              $ 8,318,511     $    99,231    $   20,735,328   (a)   $ 15,258,075
                                                                                               (9,750,000)  (b)
                                                                                               (4,144,995) (c2)
                                                                                                            (a)
     Investments held in trust                                               20,735,328       (20,735,328)            --
     Due from related parties                                    94,792                                                 94,792
     Advances to suppliers                                      198,594                                                198,594
     Inventories                                             28,492,922                                             28,492,922
     Income tax receivable                                      909,996                                                909,996
     Prepaid expenses and other current assets                1,240,803          49,532                              1,290,335
                                                            ---------------------------------------------         ------------
        Total Current Assets                                 39,255,618      20,884,091       (13,894,995)          46,244,714

Land use rights, net                                          1,365,553                                              1,365,553
Plant and equipment, net                                      7,974,611                                              7,974,611
Equity investment                                             1,241,419                                              1,241,419
Acquired intangible assets, net                                 347,062                                                347,062
Deferred income tax assets                                       50,623                                                 50,623
Other assets                                                     74,252                                                 74,252

                                                            ---------------------------------------------         ------------
Total assets                                                $50,309,138     $20,884,091    $(13,894,995)          $ 57,298,234
                                                            =============================================         ============

LIABILITIES AND SHAREHOLDERS'  EQUITY
Current Liabilities:
     Short term borrowings                                   $4,953,785                                           $  4,953,785
     Accounts payable                                         2,747,727        $243,357                              2,991,084
     Due to growers                                          10,071,516                                             10,071,516
     Due to officers and related parties                        170,753                          $250,000   (b)        420,753
     Advances from customers                                  9,506,856                                              9,506,856
     Deferred revenue                                         4,581,714                                              4,581,714
     Deferred interest                                                           41,545           (41,545) (c2)       --
     Income tax payable                                         139,187                                                139,187
     Other payables and accrued expenses                        813,694                                                813,694
                                                            ---------------------------------------------         ------------
        Total Current Liabilities                            32,985,232         284,902           208,455           33,478,589

Other long-term liabilities                                     346,982                                                346,982
                                                            ---------------------------------------------         ------------
        Total Liabilities                                    33,332,214         284,902           208,455           33,825,571
                                                            ---------------------------------------------         ------------

Common stock subject to redemption                                            4,103,450        (4,103,450) (c2)             --
                                                            ---------------------------------------------         ------------

Minority Interests                                              427,004                                                427,004
                                                            ---------------------------------------------         ------------

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Continued)
                            ASSUMING MINIMUM APPROVAL
                                DECEMBER 31, 2004

                                                                                             Pro Forma                Pro forma
                                                               Origin         Chardan       Adjustments               Combined
                                                            ---------------------------------------------         ---------------
Shareholders' equity (deficiency):
     Common stock                                                10,000              490          (10,000)   (d)            1,510
                                                                                                    1,020    (d)
     Additional paid-in capital                              12,082,402       17,163,483      (12,082,042)   (d)       18,586,631
                                                                                                1,422,788 (b)(d)(e)
     Retained earnings (accumulated deficit)                  4,457,518         (668,234)         668,234    (e)        4,457,518
                                                            ---------------------------------------------             -----------
Total shareholders' equity                                   16,549,920       16,495,739      (10,000,000)             23,045,659

                                                            ---------------------------------------------             -----------
Total liabilities and shareholders' equity                  $50,309,138     $ 20,884,091     $(13,894,995)            $57,298,234
                                                            =============================================             ===========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            ASSUMING MAXIMUM APPROVAL
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                      Pro Forma             Pro forma
                                                       Origin          Chardan       Adjustments             Combined
                                                  --------------------------------------------------     -----------------
Revenues                                            $  36,430,799                                          $  36,430,799
Cost of revenues                                       21,544,457                                             21,544,457
                                                    -------------                                          -------------
Gross Profit                                           14,886,342                                             14,886,342
                                                    -------------                                          -------------
Operating expenses
   Selling and marketing expenses                       2,463,576                                              2,463,576
   General and administrative expenses                  2,917,851         $834,182                             3,752,033
   Research and development expenses                      818,416                                                818,416
                                                    ------------------------------                         -------------
Total operating expenses                                6,199,843          834,182                             7,034,025
                                                    ------------------------------                         -------------
Income from operations                                  8,686,499         (834,182)                            7,852,317
Interest expense                                         (100,425)                                              (100,425)
Interest income                                            44,948          166,483         $41,545  (c1)         252,976
Equity in earnings of associated company                  232,538                                                232,538
Other income                                               18,017                                                 18,017
                                                    ----------------------------------------------         -------------
Income before income taxes and minority
   Interests                                            8,881,577         (667,699)         41,545             8,255,423
Income taxes                                              930,162                                                930,162
                                                    ----------------------------------------------         -------------
Income before minority interests                        7,951,415         (667,699)         41,545             7,325,261
Minority interests                                        (42,339)                                               (42,339)

                                                    ----------------------------------------------         -------------
Net income (loss)                                   $   7,909,076    $    (667,699)  $     (41,545)        $   7,282,922
                                                    ==============================================         =============

Pro Forma Net income per share (f)                                                                         $        0.51
                                                                                                           =============

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            ASSUMING MINIMUM APPROVAL
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                       Pro Forma              Pro forma
                                                        Origin         Chardan        Adjustments              Combined
                                                       -------------------------------------------           -----------
Revenues                                               $36,430,799                                           $36,430,799
Cost of revenues                                        21,544,457                                            21,544,457
                                                       -----------                                           -----------
Gross Profit                                            14,886,342                                            14,886,342
                                                       -----------                                           -----------
Operating expenses
   Selling and marketing expenses                        2,463,576                                             2,463,576
   General and administrative expenses                   2,917,851        $834,182                             3,752,033
   Research and development expenses                       818,416                                               818,416
                                                       ---------------------------                           -----------
Total operating expenses                                 6,199,843         834,182                             7,034,025
                                                       ---------------------------                           -----------
Income from operations                                   8,686,499        (834,182)                            7,852,317
Interest expense                                          (100,425)                                             (100,425)
Interest income                                             44,948         166,483                               211,431

Equity in earnings of associated company                   232,538                                               232,538
Other income                                                18,017                                                18,017
                                                       -------------------------------------------           -----------
Income before income taxes and minority
   Interests                                             8,881,577        (667,699)             --             8,213,878
Income taxes                                               930,162                                               930,162
                                                       -------------------------------------------           -----------
Income before minority interests                         7,951,415        (667,699)             --             7,283,716
Minority interests                                         (42,339)                                              (42,339)

                                                       -------------------------------------------           -----------
Net income (loss)                                      $ 7,909,076      $ (667,699)     $       --           $ 7,241,377
                                                       ===========================================           ===========

Pro Forma Net income per share (f)                                                                           $      0.53
                                                                                                             ===========

                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                              PRO FORMA ADJUSTMENTS

(a)   to record the release of funds held in trust by Chardan

(b) to record the payment of the $10,000,000 initial cash payment, net of $250,000 hold back to secure indemnification obligations

(c1) assuming maximum approval, to reclassify common stock held in trust to permanent equity and to record related deferred interest as income

(c2) assuming minimum approval, to record refund of funds to dissenting shareholders

(d) to record the issuance of 10,200,000 shares of Chardan common stock for all the shares of Origin

(e) to eliminate the accumulated deficit (as adjusted when assuming maximum approval) of Chardan as Origin will be the continuing entity for accounting purposes

(f) Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

--------------------------------------------------------------------------------------
                                                  Year ended December 31, 2004
--------------------------------------------------------------------------------------
                                 Assuming Maximum Approval   Assuming Minimum Approval
                                          (100%)                       (80%)
                                          ------                       -----
--------------------------------------------------------------------------------------
Shares issued in the Transaction        10,200,000                  10,200,000
--------------------------------------------------------------------------------------
Chardan weighted average shares          4,039,000                   3,409,364
                                         ---------                   ---------
--------------------------------------------------------------------------------------
                                        14,239,000                  13,609,364
                                        ==========                  ==========
--------------------------------------------------------------------------------------

Options and warrants have not been considered since the related exercise prices are in excess of the market prices during the periods.

                            DIRECTORS AND MANAGEMENT

DIRECTORS AND MANAGEMENT FOLLOWING THE STOCK PURCHASE

      At the effective time of the stock purchase, the board of directors and executive officers of Agritech will be as follows:

Name                   Age    Position
-----                  ----   ---------
Gengchen Han           49     Chairman of the Board and Chief Executive Officer
Yasheng Yang           41     Director and President and Chief Operating Officer
Liang Yuan             47     Director and Executive Vice Chairman
Bailiang Zhang         63     Director
Da Fang Huang          63     Director
Kerry S. Propper       30     Director
Steven Urbach          29     Director
Michael D. Chermak     45     Director
Remo Richli            42     Director

      Gengchen Han will be the Chairman and Chief Executive Officer of Agritech and will be the chief executive officer of each of the Origin Operating Companies and Origin. Mr. Han is currently Executive Chairman of Origin Seed and its affiliated companies, a position that he has held since founding the business in 1997. Dr. Han has more than 20 years of experience in research and development of hybrid seed products, particularly corn seed. From 1982 until 1984, Dr Han was a lecturer at the Henan Agriculture University. From 1984 to 1987, Dr. Han studied at Iowa State University and received his PhD degree in Plan Breeding and Cytogenics. From 1989 until 1990 he was with the International Maize and Wheat Improvement Center (CIMMYT) in Mexico. He then went to Pioneer Hi-bred International from 1990 to 1996; his positions there having included Regional Technical Coordinator for Asia/Pacific and Regional Supervisor for China Business.

      Yasheng Yang will be a director and the president and chief operating officer of Agritech and will be an executive officer of each of the Origin Operating Companies and Origin. He has been the President and Chief Operating Officer of Origin Seed in its affiliated companies since 1998, principally responsible for advertising and marketing. Prior to joining Origin Seed, from 1995 to 1997, he worked in the Fujian government as an officer, where he specialized in technology, medical and educational areas.

      Liang Yuan will be a director and the executive vice chairman of Agritech and will be an executive officer of the Origin Operating Companies and Origin. Mr. Yang has been the chairman of Origin Seed and its affiliated companies since 1997, principally responsible for infrastructure and public relations. Prior to joining Origin Seed, Mr. Yuan was at the Fujian Economic Research Institute from 1985 to 1997, where he was in charge of the research and development of the regional economy in Fujian province.

      Bailiang Zhang will be a director of Agritech. Mr. Zhang served a president of Henan Agriculture University from 1994 to 2003, and occupied other positions in the University since 1985. As a result of his work in the field of agriculture, he has received numerous honors, including acting as a representative to the National People's Congress, and the 51 Labor Medal, one of the highest awards given to Chinese citizens in recognition of significant contributions to the welfare of the country.

      Da Fang Huang will be a director of Agritech. Mr. Huang has been the director and CAAS Professor of the Biotechnology Research Institute located in Beijing, PRC since 1995. From 1993 to 1995, Mr. Huang was the Deputy Director and CAAS Professor of the Institute of Plant Protection. From 1986 to 1988 and in 1992, Mr. Huang was a visiting scientist at Cornell University and the Boyce Thompson Institute. From 1960 to 1965, Mr. Huang was working at the Beijing Agricultural University in the Department of Plant Pathology.

      Kerry S. Propper will be a continuing director of Agritech, the successor to Chardan. He was a founder and has been the executive vice president and a director of Chardan since its inception in December 2003. Mr. Propper is also a principal and CEO of Chardan Capital Markets, LLC, a broker dealer, which he founded with Steven Urbach in February 2003. Mr. Propper has been the owner and chief executive officer of The Gramercy Group LLC, a New York based broker/dealer, since July 2003. From February 1999 until March 2003 Mr. Propper was a founder, owner and managing director of Windsor Capital Advisors, LLC, an investment advisory and investment banking firm located in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in loans and convertible preferred debt and equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Proper served as a senior trader of Aegis Capital Corp, a broker dealer and member firm of the NASD. Mr. Propper is also currently serving as a board member of Source Atlantic, Inc., a Boston based health care technology company.

      Steven Urbach will be a director of Agritech. He is currently a principal in and President and Chief Financial Officer of Chardan Capital Markets, LLC, which he founded with Kerry Propper in February 2003. From February 1999 to February 2003, Mr. Urbach was a Senior Trader at Windsor Capital Advisors, LLC, a firm specializing in making markets in NASDAQ securities. From September 1997 until February 2000, Mr. Urbach worked at Chase Manhattan Bank as an analyst and portfolio manager.

      Michael D. Chermak will be a continuing director of Agritech. He is currently the Chairman and Chief Executive Officer of Retail Pilot, the parent of ShopGuard USA, a private company located in San Diego, California, which he joined in 2004. ShopGuard markets tracking and security devices to the retail industry. From August 2003 to June 2004, Mr. Chermak was the Chief Executive Officer Carttronics, LLC, which made and marketed devices that prevent unauthorized removal of shopping carts from retailers' premises. From June 2001 to July 2002, Mr. Chermak was the chief executive officer of First Opinion Corp. which develops software used to assist healthcare providers in making differential diagnoses of patients. From mid-1999 through July 2000, Mr. Chermak was a principal of eByz, LLC, a software development company that he co-founded. eByz was focused on supply chain simplification and automation software products.

      Remo Richli will be a director of Agritech. Mr. Richli has been engaged since 2001 in corporate finance activities through his firm, Richli Consulting, located in Switzerland and Los Angeles, California. From 1999 to 2001, Mr. Richli was a financial expert at RP Associates, a firm of finance and accounting task consultants. During his time with RP Associates, Mr. Richli was also the Chief Financial Officer of one of its clients. From 1993 to 1999, Mr. Richli had another consulting firm engaged in corporate finance consultancy for mid-sized companies in financial distress and acted as the Chief Executive Officer of client companies on a consulting basis. From 1991 to 1993, Mr. Richli worked with the Department of Finance of the City of Luzern, Switzerland.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF CHARDAN

      During the fiscal year ended December 31, 2004, Chardan's board of directors held four meetings. Although Chardan does not have any formal policy regarding director attendance at annual stockholder meetings, Chardan attempts to schedule its annual meetings so that all of its directors can attend. In addition, Chardan expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

INDEPENDENCE OF DIRECTORS

      In anticipation of being listed on the Nasdaq SmallCap Market, Agritech will elect to follow the rules of Nasdaq in determining whether a director is independent. The board of directors of Agritech also will consult with the Company's counsel to ensure that the board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. Consistent with these considerations, the board of directors of Agritech has affirmatively determined that, upon the appointment to the board of directors of Agritech on the closing of the stock purchase, Messrs. Da Fang Huang, Bailiang Zhang, Steven Urbach, Michael D. Chermak and Remo Richli will be the independent directors of Agritech for the ensuing year. The other directors are not independent.

      Chardan currently does not have an independent board of directors and is not required to have one.

AUDIT COMMITTEE

      In anticipation of being listed on the Nasdaq SmallCap Market, Agritech will establish an audit committee to be effective at the consummation of the stock purchase the members will be: Remo Richli (chairman), Steven Urbach and Michael Chermak. As required by Nasdaq listing standards, Chardan's audit committee is comprised of at least three independent directors who are also "financially literate." The listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Messrs. Richli, Urbach and Chermak are financially literate. The board of directors believes that each audit committee member has an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the company's financial statements, including estimates, accruals and reserves, experience in analyzing or evaluating financial statements of similar breadth and complexity as the company's financial statements, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

      Audit Committee Financial Expert

      The board of directors believes that Mr. Remo Richli, a director of Agritech, will qualify as an "audit committee financial expert" within the meaning of all applicable rules. The board of directors believes that Mr. Richli has financial expertise from his degrees in business, his activities as a chief executive officer and chief financial officer of various companies, and his consulting activities in the areas of accounting, corporate finance, capital raising and corporate financial analysis.

      Current Chardan Board of Directors

      In March 2005, the board of directors of Chardan established an audit committee. The sole member of the committee is Mr. Michael Chermak, who is an "independent director" and who is considered "financially literate," as such terms are defined by NASDAQ. In March 2005 the board of directors adopted an audit committee charter. Pursuant to the terms of the charter, the audit committee's responsibilities include, among other things:

      o annually reviewing and reassessing the adequacy of the committee's formal charter;

      o reviewing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

      o reviewing analyses prepared by management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

      o the engagement of the independent auditor;

      o reviewing the independence of the independent auditors;

      o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

      o the appointment of the independent auditor to the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

      o approving professional services provided by the independent auditors, including the range of audit and non-audit fees; and

      o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

      The audit committee will pre-approve the services to be provided by its independent auditors going forward. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course.

      Meetings and Attendance

      As the Chardan audit committee was not formed until March 2005, it did not meet in the year ended December 31,2004.

      Independent Auditors' Fees

      Goldstein Golub Kessler LLP ("GGK") has a continuing relationship with American Express Tax and Business Services Inc. ("TBS") from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

      Other services, which do not include Financial Information System Design and Implementation fees, have been provided by TBS.

      Audit Fees

      During the fiscal year ended December 31, 2004, Chardan paid, or expect to pay, Chardan's principal accountant $20,000 for the services they performed in connection with the initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2004, $2,000 in connection with the 2003 Form 10-KSB, $15,000 in connection with the review of the Quarterly Reports on Form 10-QSB, and approximately $12,000 in connection with the December 31, 2004 audit and Form 10-KSB.

      Audit-Related Fees

      During 2004, Chardan's principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

      Tax Fees

      During 2004, Chardan paid TBS approximately $1,900 for tax compliance.

      All Other Fees

      During 2004, there were no fees billed for products and services provided by the principal accountant to Chardan other than those set forth above.

      Audit Committee Pre-Approval Policies and Procedures

      In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before the company engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

      Audit Committee Report

      As the audit committee of Chardan was not be formed until March 2005, it has not yet met in respect of the end of a fiscal year or prepared a committee report.

CODE OF ETHICS

      In anticipation of the stock purchase, the board of directors of Agritech will adopt a code of ethics that applies to Agritech's directors, officers and employees as well as those of its subsidiaries. A copy of the form of Agritech's code of ethics has been filed as an annex to this proxy statement. Requests for copies of Agritech's code of ethics should be sent in writing to Chardan China Acquisition Corp., 625 Broadway, Suite 111, San Diego, California 92101,
Attention: Secretary.

      Chardan has not yet adopted a formal code of ethics statement because the board of directors evaluated the business of the company and the number of employees and determined that since the business is largely limited to maintaining its cash investments while its searches for a target company and consummates an acquisition and the only persons acting for Chardan are the five directors who are also the officers, general rules of fiduciary duty and federal and state securities laws are adequate ethical guidelines.

STOCK OPTION COMMITTEE INFORMATION

      Upon consummation of the stock purchase, the board of directors of Agritech will establish a stock option committee with Steven Urbach and Remo Richli as its members. The purpose of the stock option committee will be to administer the company's stock option plans, including authority to make and modify awards under such plans. Initially, the plan will be the Chardan 2005 Performance Equity Plan, as assumed by Agritech. Since the plan has not yet been approved, the stock option committee has not had any meetings and no options or other awards have been granted under the plan.

NOMINATING COMMITTEE INFORMATION

      In anticipation of being listed on the Nasdaq SmallCap Market, Agritech will form a nominating committee in connection with the consummation of the stock purchase. The members will be Steven Urbach, Remo Richli and Michael D. Chermak, each an independent director under Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Agritech's board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. A copy of the form of nominating committee charter is attached as an annex to this proxy statement.

      Chardan does not have any restrictions on shareholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware Corporate Law and the federal proxy rules. Prior to the consummation of the stock purchase agreement, Chardan has not had a nominating committee or a formal means by which stockholders can nominate a director for election. Currently the entire board of directors decides on nominees, on the recommendation of one or more members of the board. None of the members of the board of directors are "independent." Currently, the board of directors will consider suggestions from individual shareholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

      Because the management and directors of Chardan are the same persons, the board of directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the boards' attention by virtue of the co-extensive employment.

DIRECTOR COMPENSATION

      Upon consummation of the stock purchase, Agritech's non-employee directors will receive a per diem for each board meeting that they attend in the amount of $_________ and reimbursement of their expenses incurred in attending meetings. In addition, for a period of three years after the merger is completed, each non-employee director of the combined companies will receive an option to purchase _________ shares of common stock issued on his election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years. The options will be issued under the stock option plan approved by the board of directors and stockholders pursuant to his proxy statement and the underlying common stock will be registered for issuance upon exercise.

      Chardan's directors do not currently receive any cash compensation for their service as members of the board of directors.

EXECUTIVE COMPENSATION

      Each of Gengchen Han, Liang Yuan and Yasheng Yang will enter into employment agreements with Origin, effective as of the effective time of the merger. Dr. Han will be employed as the chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The agreements will provide for an annual salary of $250,000 and a discretionary cash bonus based on growth in the combined company's per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by Origin for death, disability and cause. The executive may terminate for good reason, which includes Origin's breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China. In the purchase agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to China.

      Origin's Executive Officers

      The following sets forth summary information concerning the compensation paid by Origin to Gengchen Han, Liang Yuan and Yasheng Yang during the last three fiscal years.

      Management Compensation Summary

                                        ANNUAL COMPENSATION

         NAME               YEAR            SALARY ($)          BONUS ($)
         ----               ----            ---------           ---------
         Gengchen Han       2002               50,051                   0
                            2003               52,920              66,672
                            2004                   --                  --

         Liang Yuan         2002               21,140                   0
                            2003               18,663              50,004
                            2004                   --                  --

         Yasheng Yang       2002               33,739                   0
                            2003               36,612              55,576
                            2004                   --                  --

      Since its formation, neither Origin nor any of the Origin Operating Companies has granted any pension plans, stock options or stock appreciation rights, any awards under long-term incentive plans, or any other non-cash compensation.

      Chardan Executive Officers

      No executive officer of Chardan has received any cash or non-cash compensation for services rendered to Chardan.

      Commencing April 1, 2004 and ending upon the acquisition of a target business, Chardan has paid and will continue to pay an administrative services fee totaling $7,500 per month to Chardan Ventures for providing Chardan with office space and certain office and secretarial services. Other than this $7,500 per month in fees, no compensation of any kind, including finders and consulting fees, has been or will be paid to any of the Chardan stockholders existing prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, Chardan stockholders existing prior to its initial public offering have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

      In March 2004, Chardan agreed to use its best efforts to obtain the agreement of the Origin Parties as part of the stock purchase agreement to issue 100,000 shares of stock of the combined companies to Best of the Best, Chardan's Chinese due diligence consultant for this transaction. In the course of negotiation of the stock purchase agreement, the Origin parties agreed to the issuance of those shares of stock to Best of the Best, and in the event the stock purchase closes, those shares will be issued.

EXECUTIVE COMPENSATION DETERMINATION

      It is the intention of Agritech to determine executive compensation by a decision of the majority of the independent directors, at a meeting at which the chief executive officer will not be present. In the future, the board may establish a committee. At this time, Agritech does not believe a separate committee is necessary because the senior executives of the company are employed under written compensation agreements and the Stock Purchase Agreement provides for equity-based incentive compensation, all of which agreements were negotiated by the Chardan board of directors in arms-length negotiations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CHARDAN

      Prior to Chardan's initial public offering, Chardan issued shares of common stock to a number of parties at a price of $0.033 per share. Subsequent to issuance, the Company authorized a 1.166666:1 forward split of its stock, reducing the effective price per share to $0.029. These shares will be held in escrow until March 2007. The parties to whom the stock was issued and the amount of stock issued to them, as well as their relationship to the Company, are set forth below. The number of shares shown are the number of shares held after the split referred to above:

                                NUMBER
NAME                          OF SHARES         RELATIONSHIP TO US
----                          ---------         ------------------
Richard D. Propper, M.D.        244,125     Chairman of the Board
Jiangnan Huang                  134,167     Director, Chief Executive Officer
Zhang Li                        134,167     Director, Chief Financial Officer
Kerry S. Propper                177,042     Director, Executive Vice President
Daniel P. Beharry                83,417     Shareholder
Steven Urbach                    72,917     Shareholder
Anthony D. Errico, Jr.           23,333     Shareholder
Michael Urbach                    5,832     Shareholder

      The holders of these shares are entitled to make up to two demands that Chardan register these shares pursuant to a registration rights agreement dated March 4, 2004. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The combined company will bear the expenses incurred in connection with the filing of any such registration statements.

      Chardan Ventures, an affiliate of Richard D. Propper, MD, Chardan's Chairman, and Jiangnan Huang and Zhang Li, both officers and directors of Chardan has agreed that commencing April 1, 2004 and ending upon the acquisition of a target business, it will make available to Chardan a small amount of office space and certain office and secretarial services, as Chardan may require from time to time. Chardan has agreed to pay Chardan Ventures a total of $7,500 per month for these services. As of January 31, 2005, Chardan has paid or accrued for payment to Chardan Ventures a total of $75,000.

      Chardan has and will continue to reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf, such as identifying and investigating possible target businesses and business combinations.

      Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Chardan officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of the above listed Chardan stockholders.

      All ongoing and future transactions between Chardan and any of its officers and directors or their respective affiliates, will be on terms believed by Chardan to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Chardan board who do not have an interest in the transaction.

                       BENEFICIAL OWNERSHIP OF SECURITIES

BENEFICIAL OWNERS OF MORE THAN 5% OF CHARDAN COMMON STOCK

      Based upon filings made with the Securities and Exchange Commission under
Section 13(d) of the Securities Exchange Act on or before March 31, 2005, Chardan is aware of the following beneficial owners of more than 5% of any class of its voting securities.

                                                               APPROXIMATE
                                                              PERCENTAGE OF
NAME AND ADDRESS                      SHARES OF CHARDAN        OUTSTANDING
OF BENEFICIAL OWNER(1)                  COMMON STOCK          COMMON STOCK
----------------------                  ------------          ------------

Richard D. Propper, M.D.(2)                244,125                5.0%

Sapling LLC(3)                             480,000                9.8%

Barry Rubenstein(4)                        250,000                5.1%

Jack Silver(5)                             250,000                5.1%

First New York Securities LLC(6)           94,950                 1.9%

Judy Finger(6)                             222,325                4.5%

Douglas Topkes(6)                          222,325                4.5%

Haystack Capital L.P.(6)                   116,200                2.4%

Joseph L. Dowling, III(7)                  330,000                6.7%

Jeffrey L. Feinberg(8)                     389,900                7.9%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2) The business address of Dr. Propper is 625 Broadway, Suite 1111, San Diego, California 92101. Does not include 271,250 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will not become exercisable within the next 60 days.

(3) The business address of Sapling, LLC is 535 Fifth Avenue, 31st Floor, New York, New York 10017. Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership, is the sole member of Sapling, LLC and Fir Tree, Inc., a New York corporation, is the manager of Sapling, LLC. The information is derived from a Schedule 13G filed by such entity with the Securities and Exchange Commission on December 23, 2004.

(4) The business address of Woodland Partners, Barry Rubenstein and Marilyn Rubenstein is 68 Wheatley Road, Brookville, New York 11545. Mr. Rubenstein has sole power to vote and dispose of 130,000 shares of common stock and shared voting and dispositive authority for 70,000 shares of common stock with his spouse, Marilyn Rubenstein, held through Woodland Partners of which they are general partners. The amounts reported above do not include 120,000 shares underlying warrants held by Woodland Partners and 160,000 shares underlying warrants held by Barry Rubenstein Rollover IRA Account, none of which are currently exercisable and which will not become exercisable within the next 60 days. The information is derived from a
      Schedule 13G filed by the above persons with the SEC on February 8, 2005.

(5) The business address of Jack Silver is c/o Sherleigh Associates LLC (d/b/a Star Capital), 660 Madison Avenue, New York, New York 10021. Does not include 500,000 shares of common stock issuable upon exercise of warrants held by Mr. Mr. Silver which are not currently exercisable and which will not become exercisable within the next 60 days. The foregoing information was derived from a Schedule 13G filed with the SEC on March 26, 2004.

(6) The business address of First New York Securities L.L.C., Ms. Judy Finger, Mr. Douglas Topkis and Haystack Capital L.P. is 850 Third Avenue, 17th Floor, New York, New York 10022. Ms. Finder and Mr. Topkis are employed by and trade securities for the proprietary account of First New York Securities and are managing members of Haystack Capital L.L.C., which is the general partner of Haystack Capital L.P., a hedge fund. The amounts reported above do not include 168,000 shares underlying warrants which are not currently exercisable and which will not become exercisable within the next 60 days. The information is derived from a Schedule 13G filed by the above persons with the SEC on February 8, 2005.

(7) The business address of Joseph L. Dowling, III is 540 Madison Avenue, 38th Floor, New York, New York 10022. By virtue of the status as the sole managing member of the entities that control the investment decisions of Narragansett I, L.P., the owner of 102,300 shares, and Narragansett Offshore, Ltd., the owner of 227,700 shares. Mr. Dowling may be deemed to be the beneficial owner of shares owned by Narragansett I and Narragansett Offshore and may be deemed to have sole power to vote or direct the vote of and sole power to dispose or direct the disposition of such securities. The information is derived from a Schedule 13G filed by the above persons with the SEC on February 8, 2005.

(8) The securities reported as held by Mr. Feinberg represent shares of common stock and are held by (i) a separately managed account managed by Jeffrey
      L. Feinberg, and (ii) JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd., to which JLF Asset Management, L.L.C. serves as the management company and/or investment manager. Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. The address is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. The information is derived from a Schedule 13G filed by the above persons with the SEC on March 23, 2005.

      None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS OF CHARDAN

      The following table sets forth information with respect to the beneficial ownership of Chardan common shares, as of __________________, by:

      o     each director and executive officer; and

      o     all directors and officers as a group.

                                                                 APPROXIMATE
                                                                PERCENTAGE OF
                                           SHARES OF CHARDAN     OUTSTANDING
NAME(1)                                      COMMON STOCK       OMMON STOCK(2)
--------                                     ------------       --------------
Richard D. Propper, M.D.                        244,125             5.0%
Chairman of the Board

Kerry Propper                                   177,042             3.6%
Executive Vice President and Director

Jiangnan Huang                                  134,167             2.7%
Chief Executive Officer and Director

Zhang Li                                        134,167             2.7%
Chief Financial Officer and Director

Michael D. Chermak
Director                                          -0-                -0-

Directors and officers as a group (five
persons)                                        689,501             14.1%

------------------------------------

(1) Unless otherwise indicated, the business address of each of the individuals is c/o 625 Broadway, Suite 1111, San Diego, CA 92101.

(2) Beneficial ownership and percentage has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

                     PRICE RANGE OF SECURITIES AND DIVIDENDS

CHARDAN

      The shares of Chardan common stock, warrants and units are currently traded on the Over-the-Counter Bulletin Board under the symbols "CAQC," "CACQW" and "CACQU," respectively. The closing price for each share of common stock, warrant and unit of Chardan on Monday, February ___, 2005, was $______, $_____ and $_____, respectively. Chardan units commenced public trading on March 16, 2004 and common stock and warrants commenced public trading on March 22, 2004.

      The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

                                    OVER-THE-COUNTER BULLETIN BOARD
                        --------------------------------------------------------
                             CHARDAN
                          COMMON STOCK      CHARDAN WARRANTS       CHARDAN UNITS
                        --------------------------------------------------------
                        HIGH        LOW     HIGH      LOW        HIGH      LOW
2004 First Quarter      N/A         N/A     N/A       N/A        $6.25     $5.99
2004 Second Quarter      $5.00     $4.65    $1.05     $0.64      $6.95     $6.03
2004 Third Quarter       $4.94     $4.75    $0.85     $0.61      $6.80     $5.70
2004 Fourth Quarter      $6.65     $4.85    $2.03     $0.62     $10.60     $6.00
2005 Fiscal Quarter      $8.12     $6.20    $3.21     $1.60     $14.35     $9.30

      Holders of Chardan common stock, warrants and units should obtain current market quotations for their securities. The market price of Chardan common stock, warrants and units could vary at any time before the stock purchase.

      In connection with the stock purchase, application will be made for the quotation of the combined company's common stock, warrants and units on the SmallCap Market of the Nasdaq Stock Market under the symbol "_______," "_________" and "________," respectively, subject to official notice of issuance. If the securities are not listed on the SmallCap Market, they will continue to be traded on the over-the-counter bulletin board.

HOLDERS

      As of March __, 2005, there was one holder of record of the units, eleven holders of record of the common stock and two holders of record of the warrants. Chardan believes the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.

DIVIDENDS

      Chardan has not paid any dividends on its common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

                      DESCRIPTION OF THE COMBINED COMPANY'S
                     SECURITIES FOLLOWING THE STOCK PURCHASE

      The following description of the material terms of the capital stock and warrants of the combined company following the stock purchase includes a summary of specified provisions of the certificate of incorporation and by-laws of Agritech that will be in effect upon completion of the stock purchase and the merger. This description is subject to the relevant provisions of the Corporation Law of the British Virgin Islands and is qualified by reference to Agritech's certificate of incorporation and by-laws, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

GENERAL

      The combined company's authorized capital stock will consist of 61,000,000 shares of all classes of capital stock, of which 60,000,000 will be shares of common stock, par value, $0.0001 per share, and 1,000,000 will be shares of preferred stock, par value of $0.0001 per share. The capital of Agritech will be stated in United States dollars.

COMMON STOCK

      The holders of the combined company's shares of common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preferred stock, the holders of the shares of common stock of the combined company are entitled to receive dividends if and when declared by the board of directors of the combined business. Subject to the prior rights of the holders, if any, of the preferred shares, the holders of the combined company's shares of common stock are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

PREFERRED STOCK

      Shares of preferred stock may be issued from time to time in one or more series and the board of directors of Agritech, without approval of the stockholders, is authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preferred stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the combined company's shares of common stock.

      As of the date of this proxy statement/prospectus, there are no outstanding shares of preferred stock of any series.

ANTI-TAKEOVER EFFECT OF UNISSUED SHARES OF CAPITAL STOCK

      COMMON STOCK. After the stock purchase and redomestication merger, Agritech will have outstanding approximately 15,100,000 shares of common stock, assuming that none of the public stockholders elects to exercise the conversion rights. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the combined company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the combined company's board of directors in opposing a hostile takeover bid.

      PREFERRED STOCK. The certificate of incorporation of the combined company will grant its board of directors the authority, without any further vote or action by the combined company's stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce the combined company's attractiveness as a target for an unsolicited takeover bid since the combined company could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

WARRANTS

      As of _____________, 2005, there were 8,050,000 warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

      o     the completion of the stock purchase; or

      o     March 16, 2005.

      The warrants will expire at 5:00 p.m., New York City time on March 16, 2008. Chardan may call the warrants for redemption with EarlyBirdCapital's prior consent:

      o     in whole and not in part;

      o at a price of $.01 per warrant at any time after the warrants become exercisable;

      o upon not less than 30 days' prior written notice of redemption to each warrantholder; and

      o if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

      The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Chardan.

      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, stock purchase or consolidation of the company. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

      The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, Chardan will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

PURCHASE OPTION

      Chardan has issued to the representative of the underwriters of its initial public offering an option to purchase up to a total of 350,000 units at a per-unit price of $9.90, commencing on the later of the consummation of the stock purchase or March 16, 2005. The option expires on March 16, 2009. The units issuable upon exercise of this option are the same as the publicly traded units, consisting of one share of common stock and two warrants, except that the warrants are exercisable at $6.40. The option contains demand and piggy-back registration rights for period of five and seven years, respectively, and the combined company will bear the expenses of the registration of the securities for the holders of the option. The exercise price and number of units are subject to adjustment in certain circumstances, including a stock dividend, recapitalization reorganization, merger or consolidation.

REGISTRATION RIGHTS AGREEMENTS

      Chardan has entered into a registration rights agreement providing for the registration of the shares of common stock issued prior to the initial public offering and included in the purchase option. The warrants, to be exercisable, must also continue to have the common stock underlying the warrants registered on an effective registration statement.

TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the shares of Chardan common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, (212) 509-4000.

                              STOCKHOLDER PROPOSALS

      If the stock purchase is not consummated, the Chardan 2005 annual meeting of stockholders will be held on or about October 1, 2005 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2005 annual meeting, you need to provide it to us by no later than August 2, 2005. You should direct any proposals to our secretary at Chardan's principal office in San Diego, CA. If you want to present a matter of business to be considered at the year 2005 annual meeting, under Chardan by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between July 2, 2005 and August 2, 2005.

                                  LEGAL MATTERS

      Maples & Calder, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the securities issued in connection with the redomestication merger and certain other legal matters related to this joint proxy statement/prospectus.

                                     EXPERTS

      The consolidated financial statements of State Harvest Holdings Limited as of December 31, 2002, 2003 and 2004, included in this joint proxy statement/prospectus and the related financial statement schedules included elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part, have been audited by Deloitte Touche Tohmatsu CPA Ltd., independent registered public accountants, as stated in their report appearing herein and elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part, and have been so included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

      The financial statements of Chardan included in this joint proxy statement/prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this joint proxy statement/prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

                      DELIVERY OF DOCUMENTS TO STOCKHOLDERS

      Pursuant to the rules of the Securities and Exchange Commission, Agritech and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Agritech's annual report to stockholders and Agritech's proxy statement. Upon written or oral request, Agritech will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Agritech deliver shingle copies of such documents in the future. Stockholders may notify Agritech of their requests by calling or writing Agritech at its principal executive offices at Origin Agritech Limited, 625 Broadway, Suite 1111, San Diego, California 92101.

                       WHERE YOU CAN FIND MORE INFORMATION

      Chardan files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

      You may read and copy reports, proxy statements and other information filed by Chardan with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

      Chardan files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Chardan at the Securities and Exchange Commission web site containing reports, proxy statements and other information at:
http://www.sec.gov.

      After the stock purchase, if the securities of Chardan are listed on the Nasdaq Stock Market, unless you notify Chardan of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the Securities and Exchange Commission, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statements and related materials for annual and special meetings of shareholders. In addition, you will be able to request Chardan's Annual Report on Form 10-KSB.

      Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus incorporated by reference in this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference.

      All information contained in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference relating to Chardan has been supplied by Chardan, and all such information relating to the Origin Parties has been supplied by the Origin Parties. Information provided by either of us does not constitute any representation, estimate or projection of the other.

      If you would like additional copies of this proxy statement/prospectus, or if you have questions about the stock purchase, you should contact:

      c/o Origin Agritech Limited
      Chardan China Acquisition Corporation
      625 Broadway, Suite 1111
      San Diego, CA  92101

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF
STATE HARVEST HOLDINGS LIMITED

We have audited the accompanying consolidated balance sheets of State Harvest Holdings Limited and its subsidiaries (the "Company") as of December 31, 2002, 2003 and 2004 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years ended December 31, 2004, all expressed in Renminbi. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002, 2003 and 2004 and the results of its operations and its cash flows for each of the three years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Our audits also comprehended the translation of Renminbi amounts into United States Dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2. Such United States Dollar amounts are presented solely for the convenience of the readers.


Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
May 4, 2005

                         STATE HARVEST HOLDINGS LIMITED

                           CONSOLIDATED BALANCE SHEETS

                                                                                            At December 31,
                                                                 -------------------------------------------------------------------
                                                                     2002              2003               2004              2004
                                                                 ------------      ------------       ------------      ------------
Assets                                                               RMB               RMB                RMB               US$

Current assets:
  Cash and cash equivalents ...............................        78,697,973        49,221,415         68,848,154      $  8,318,511
  Accounts receivable, net of allowance of
   RMB50,850, nil, nil for
    2002, 2003 and 2004 respectively ......................         5,274,006                --                 --                --
  Due from related parties ................................           420,000           520,000            784,547            94,792
  Advances to suppliers ...................................         1,810,529         7,371,122          1,643,666           198,594
  Inventories .............................................       114,903,721       170,887,988        235,821,671        28,492,922
  Income tax receivable ...................................         9,795,564         1,449,676          7,531,581           909,996
  Prepaid expenses and other current assets ...............         7,038,563         8,504,254         10,269,502         1,240,803
                                                                 ------------      ------------       ------------      ------------

Total current assets ......................................       217,940,356       237,954,455        324,899,121        39,255,618
Land use rights, net ......................................         5,177,677        10,988,736         11,301,997         1,365,553
Plant and equipment, net ..................................        31,652,831        55,400,693         66,001,864         7,974,611
Long-term investment ......................................                --                --         10,274,604         1,241,419
Acquired intangible assets, net ...........................           570,319           237,956          2,872,463           347,062
Deferred income tax assets ................................         1,573,084         2,142,148            418,981            50,623
Other assets ..............................................           473,261           532,771            614,550            74,252
                                                                 ------------      ------------       ------------      ------------

Total assets ..............................................       257,387,528       307,256,759        416,383,580      $ 50,309,138
                                                                 ============      ============       ============      ============

Liabilities and shareholders' equity
Current liabilities:
  Short-term borrowings ...................................        15,000,000        35,000,000         41,000,000      $  4,953,785
  Accounts payable ........................................        12,069,243        14,474,266         22,741,562         2,747,727
  Due to growers ..........................................        42,552,299        35,411,109         83,356,902        10,071,516
  Due to related parties ..................................                --                --          1,413,234           170,753
  Advances from customers .................................        57,285,612        73,419,263         78,683,497         9,506,856
  Deferred revenues .......................................        74,764,068        65,295,950         37,920,553         4,581,714
  Income tax payable ......................................                --                --          1,151,985           139,187
  Other payables and accrued expenses .....................         3,487,187         4,167,510          6,734,536           813,694
                                                                 ------------      ------------       ------------      ------------

Total current liabilities .................................       205,158,409       227,768,098        273,002,269        32,985,232
                                                                 ------------      ------------       ------------      ------------

Other long-term liabilities ...............................         2,871,801         2,871,801          2,871,801           346,982

Minority interests ........................................         3,271,218         3,183,679          3,534,095           427,004
Commitments and contingencies (Note 16)
Shareholders' equity:
  Common shares (nil for 2002, RMB 1 par value;
  100,000,000 shares authorized, issued and outstanding
  at in 2003; US$ 1 par value; 10,000 shares
  authorized, issued and outstanding at in 2004)  .........                --       100,000,000             82,765            10,000
  Additional paid-in capital ..............................         3,671,500                --        100,000,000        12,082,402
  Retained earnings (accumulated deficit) .................        42,414,600       (26,566,819)        36,892,650         4,457,518
                                                                 ------------      ------------       ------------      ------------

Total shareholders' equity ................................        46,086,100        73,433,181        136,975,415        16,549,920
                                                                 ------------      ------------       ------------      ------------

Total liabilities and shareholders' equity ................       257,387,528       307,256,759        416,383,580      $ 50,309,138
                                                                 ============      ============       ============      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         STATE HARVEST HOLDINGS LIMITED

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              Year Ended December 31,
                                                        ---------------------------------------------------------------------------
                                                           2002                 2003                 2004                 2004
                                                        ------------         ------------         ------------         ------------
                                                            RMB                  RMB                  RMB                  US$
Cost of revenues ...............................         (46,006,510)        (118,976,611)        (178,312,702)         (21,544,457)
                                                        ------------         ------------         ------------         ------------

Gross profit ...................................          52,710,806           72,668,843          123,206,802           14,886,342
                                                        ------------         ------------         ------------         ------------

Operating expenses:
  Selling and marketing ........................          (6,480,427)         (13,310,899)         (20,389,786)          (2,463,576)
  General and administrative ...................          (9,641,490)         (18,947,787)         (24,149,592)          (2,917,851)
  Research and development .....................          (5,371,954)          (5,287,964)          (6,773,621)            (818,416)
                                                        ------------         ------------         ------------         ------------

Total operating expenses .......................         (21,493,871)         (37,546,650)         (51,312,999)          (6,199,843)
                                                        ------------         ------------         ------------         ------------

Income from operations .........................          31,216,935           35,122,193           71,893,802            8,686,499
Interest expense ...............................            (416,934)            (483,314)            (831,166)            (100,425)
Equity in earning of associated company ........                  --                   --            1,924,604              232,538
Interest income ................................             440,254              845,448              372,010               44,948
Other income ...................................           2,265,862            1,137,140              149,119               18,017
Provision for litigation .......................          (2,871,801)                  --                   --                   --
                                                        ------------         ------------         ------------         ------------

Income before income taxes and minority
  interests ....................................          30,634,316           36,621,467           73,508,369            8,881,577
Income taxes ...................................          (1,498,312)          (7,807,797)          (7,698,484)            (930,162)
                                                        ------------         ------------         ------------         ------------

Income before minority interests ...............          29,136,004           28,813,670           65,809,885         $  7,951,415
Minority interests .............................          (2,574,818)             137,539             (350,416)             (42,339)
                                                        ------------         ------------         ------------         ------------

Net income .....................................          26,561,186           28,951,209           65,459,469            7,909,076
                                                        ============         ============         ============         ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         STATE HARVEST HOLDINGS LIMITED

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                    Retained
                                                        Common shares              Additional        earnings            Total
                                              -------------------------------        paid-in       (accumulated       shareholders'
                                                 Shares             Amount           capital          deficit)           equity
                                              -------------     -------------     -------------     -------------     -------------
                                                                    (RMB)             (RMB)            (RMB)              (RMB)
Balance as of January 1, 2001 ............               --                --         3,671,500         7,925,167        11,596,667
Net income ...............................               --                --                --         8,115,010         8,115,010
                                              -------------     -------------     -------------     -------------     -------------

Balance as of December 31, 2001 ..........               --                --         3,671,500        16,040,177        19,711,677

Capital contribution to minority interest                --                --                --          (186,763)         (186,763)
Net income ...............................               --                --                --        26,561,186        26,561,186
                                              -------------     -------------     -------------     -------------     -------------

Balance as of December 31, 2002 ..........               --                --         3,671,500        42,414,600        46,086,100

Net income ...............................               --                --                --        28,951,209        28,951,209
Capital restructuring ....................      100,000,000       100,000,000        (3,671,500)      (96,328,500)               --
Cash dividend ............................               --                --                --        (1,604,128)       (1,604,128)
                                              -------------     -------------     -------------     -------------     -------------

Balance as of December 31, 2003 ..........      100,000,000       100,000,000                --       (26,566,819)       73,433,181
Net income ...............................               --                --                --        65,459,469        65,459,469
Capital contribution .....................           10,000            82,765                --                --            82,765
Capital restructuring ....................     (100,000,000)     (100,000,000)      100,000,000                --                --
Cash dividend ............................               --                --                --        (2,000,000)       (2,000,000)
                                              -------------     -------------     -------------     -------------     -------------

Balance as of December 31, 2004 ..........           10,000            82,765       100,000,000        36,892,650       136,975,415
                                              =============     =============     =============     =============     =============

In USD ...................................           10,000     $      10,000     $  12,082,402     $   4,457,518     $  16,549,920
                                              =============     =============     =============     =============     =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         STATE HARVEST HOLDINGS LIMITED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        Year Ended December 31,
                                                                     --------------------------------------------------------------
                                                                          2002             2003             2004             2004
                                                                     -----------      -----------      -----------      -----------
Operating activities:                                                     RMB              RMB              RMB              US$
  Net income ...................................................      26,561,186       28,951,209       65,459,469      $ 7,909,076
  Adjustments to reconcile net income to net
      cash (used in) provided by operating activities:
    Depreciation and amortization ..............................       1,555,976        3,260,788        5,225,135          631,322
    Loss on disposal of plant and equipment ....................              --          473,787           76,486            9,241
    Bad debt provision .........................................          30,228          (50,850)              --               --
    Minority interests .........................................       2,574,818         (137,539)         350,416           42,339
    Equity in earnings of associated company ...................              --               --       (1,924,604)        (232,538)
    Changes in operating assets and liabilities:
      Accounts receivable ......................................      (5,272,000)       5,324,856               --               --
      Due from related parties .................................        (400,000)        (100,000)        (264,547)         (31,964)
      Advances to suppliers ....................................         963,469       (5,560,593)       5,727,456          692,014
      Inventories ..............................................     (76,787,563)     (55,984,267)     (64,933,683)      (7,845,549)
      Income tax receivable ....................................      (9,062,281)       8,345,888       (6,081,905)        (734,840)
      Prepaid expenses and other current assets ................      (3,476,476)      (1,465,691)      (1,765,248)        (213,284)
      Deferred tax assets ......................................      (1,161,113)        (569,064)       1,723,167          208,200
      Other assets .............................................        (367,396)         (59,510)         (81,779)          (9,881)
      Accounts payable .........................................      11,061,592        2,405,023        8,267,296          998,888
      Due to growers ...........................................      35,777,069       (7,141,190)      47,945,793        5,793,003
      Due to related parties ...................................              --               --        1,413,234          170,753
      Advances from customers ..................................       2,883,343       16,133,651        5,264,234          636,046
      Deferred revenues ........................................      69,979,599       (9,468,118)     (27,375,397)      (3,307,606)
      Income tax payable .......................................              --               --        1,151,985          139,187
      Other payables and accrued expenses ......................      (1,755,937)         680,323        2,567,026          310,159
      Other long-term liabilities ..............................       2,871,801               --               --               --
                                                                     -----------      -----------      -----------      -----------

Net cash (used in) provided by operating activities ............      55,976,315      (14,961,297)      42,744,534        5,164,566
                                                                     -----------      -----------      -----------      -----------

Investing activities:
  Purchase of plant and equipment ..............................     (20,011,477)     (26,995,374)     (15,469,658)      (1,869,106)
  Purchase of land use rights ..................................      (4,574,443)      (5,956,759)        (535,810)         (64,739)
  Acquisition of cost method investment ........................              --               --       (8,320,000)      (1,005,256)
  Acquisition of equity method investment ......................              --               --          (30,000)          (3,625)
  Purchase of intangible assets ................................              --           (9,000)      (3,100,000)        (374,554)
  Proceeds on disposal of plant and equipment ..................              --               --          254,908           30,800
                                                                     -----------      -----------      -----------      -----------

Net cash used in investing activities ..........................     (24,585,920)     (32,961,133)     (27,200,560)      (3,286,480)
                                                                     -----------      -----------      -----------      -----------

Financing activities:
  Proceeds from short-term borrowings ..........................      15,000,000       35,000,000       41,000,000        4,953,785
  Repayment of short-term borrowings ...........................      (5,000,000)     (15,000,000)     (35,000,000)      (4,228,841)
  Dividend paid ................................................              --       (1,604,128)      (2,000,000)        (241,648)
  Issuance of Share capital ....................................              --               --           82,765           10,000
  Contribution from minority shareholders ......................              --           50,000               --               --
                                                                     -----------      -----------      -----------      -----------

Net cash (used in) provided by financing activities ............      10,000,000       18,445,872        4,082,765          493,296
                                                                     -----------      -----------      -----------      -----------

Net increase (decrease) in cash and cash equivalents ...........      41,390,395      (29,476,558)      19,626,739        2,371,382
Cash and cash equivalents, beginning of year ...................      37,307,578       78,697,973       49,221,415        5,947,129
                                                                     -----------      -----------      -----------      -----------

Cash and cash equivalents, end of year .........................      78,697,973       49,221,415       68,848,154      $ 8,318,511
                                                                     ===========      ===========      ===========      ===========

Supplemental disclosure of cash flow information:
  Income taxes paid ............................................       9,821,705        2,355,531       10,905,237      $ 1,131,144
                                                                     ===========      ===========      ===========      ===========

  Interest paid ................................................         416,934          483,314          831,166      $   100,425
                                                                     ===========      ===========      ===========      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         STATE HARVEST HOLDINGS LIMITED
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

      Beijing Origin Seed Technology Inc. ("Beijing Origin") and its subsidiaries, a variable interest entity and predecessor to State Harvest Holdings Limited ("State Harvest"), was established on December 26, 1997 as a private limited liability company in the People's Republic of China ("PRC") with an initial operating period of twenty years. Beijing Origin has six branches located in Lin Ze of Gan Su Province; Zheng Zhou of He Nan Province; Cheng Du of Si Chuan Province; Tie Ling and Shen Yang of Liao Ning Province; Bao Ding of He Bei Province, respectively. Beijing Origin is the majority shareholder of two subsidiaries with 90% and 99% shareholding, respectively, (1) He Nan Origin Seed Cotton Technology Development Co., Ltd. ("He Nan Cotton"), (2) Change Chun Origin Seed Technology Development Co., Ltd. ("Chang Chun Origin"). Beijing Origin and its subsidiaries were engaged in the research, development, and distribution of hybridized corn seed and other agriculture seed.

      State Harvest was incorporated under the laws of the British Virgin Islands on October 6, 2004. On December 1, 2004, State Harvest established Beijing Origin State Harvest Biotechnology Limited ("BioTech"), a wholly foreign owned enterprise under the laws of PRC with an operating period of 20 years.

      PRC regulations restrict direct wholly foreign ownership of seed industry in the PRC. In order to comply with these regulations while allowing foreign indirect participation, State Harvest conducts substantially all of its business through its variable interest entities: Beijing Origin, He Nan Cotton and Chang Chun Origin.

      Beijing Origin, He Nan Cotton and Chang Chun Origin (collectively "the Variable Interest Entities") entered into Technical Service Agreements with BioTech. Under these agreements, BioTech shall provide, with its own technical research resource and team, technical services for the production and distribution of agricultural seeds during the period of this agreement. In return, the Variable Interest Entities are required to pay BioTech a service fee calculated according to the weight of corn, rice and cotton seeds sold by the Variable Interest Entities.

      In addition, State Harvest has been assigned 97.96% voting rights by the shareholder of the Variable Interest Entities through a Consignment Agreement valid for three years that cannot be amended or terminated except by written consent of all parties. Finally, State Harvest has the option to acquire the entire interest of the Variable Interest Entities.

      Through contractual arrangements described above, State Harvest is deemed the sole beneficiary of the Variable Interest Entities resulting in Variable Interest Entities being deemed subsidiaries of State Harvest under the requirements of FIN 46 (Revised) "Consolidation of Variable Interest Entities" ("FIN 46 (R)"). The agreements described above provided for effective control of Beijing Origin, He Nan Cotton and Chang Chun Origin to be transferred to State Harvest at December 25, 2004. Neither State Harvest nor BioTech had any operating activity prior to entering into these agreements with Beijing Origin, He Nan Cotton or Chang Chun Origin. In substance, State Harvest has substantially the same shareholders of Beijing Origin. This transaction has been accounted for as a reorganization of entities under common control. Accordingly, State Harvest's consolidated financial statements are prepared by including the consolidated financial statements of Beijing Origin and its subsidiaries through December 24, 2004, and subsequently the Company's consolidated financial statements includes State Harvest and its subsidiary and Beijing Origin and its subsidiaries.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of presentation

      The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

      Basis of consolidation

      The consolidated financial statements include the financial statements of State Harvest, its majority owned subsidiary and its Variable Interest Entities, Beijing Origin and its majority-owned subsidiary. All significant inter-company transactions and balances are eliminated in consolidation.

      Investments in operating companies in which the Company has the ability exercise significant influence, which is normally indicated by a 20% to 50% interest, are accounted for under the equity method. The Company's share of these companies' earnings or losses are included in the consolidated statement of operations.

      Convenience translation into United States dollars

      The consolidated financial statements are presented in Renminbi ("RMB"). The translation of RMB amounts into United States dollars has been made for the convenience of the reader and has been made at the exchange rate quoted by the People's Bank of China on December 31, 2004 of RMB 8.2765 to US$1.00. Such translation amounts should not be construed as representations that the RMB amounts could be readily converted into United States dollars at that rate or any other rate.

      Use of estimates

      The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in the Company's consolidated financial statements include revenue recognition, inventory valuation, allowance for doubtful accounts, useful lives of plant and equipment and intangible assets, and the valuation allowance for deferred income taxes. Actual results could differ from those estimates.

      Cash and cash equivalents

      Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Concentrations of credit risk

      Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions and only invests in high quality credit instruments. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

      Inventories

      Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work in process are valued at weighted-average actual cost. Weighted-average actual cost includes packaging costs and manufacturing overhead costs.

      Land use rights, net

      Land use rights are recorded at cost less accumulated amortization. Amortization is provided over the term of the land use right agreement on a straight-line basis for 50 years.

      Plant and equipment, net

      Plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

      Leasehold improvements       Shorter of the useful lives or the lease term
      Plant and building                                             20-40 years
      Machinery and equipment                                        10-15 years
      Furniture and office equipment                                     5 years
      Motor vehicles                                                     5 years

      The Company constructs certain of its plant and facilities. In addition to costs under construction contracts, external costs directly related to the construction of such facilities, including duty and tariff, and equipment installation and shipping costs, are capitalized. Depreciation is recorded at the time assets are placed in service.

      Acquired intangible assets, net

      Acquired intangible assets consist primarily of purchased technology rights and are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of these assets of 6 to 10 years and recorded in cost of revenues.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Impairment of long-lived assets

      The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair market value of the asset, is recognized.

      Due to growers

      The Company purchases seeds from the growers throughout the operating cycle. The majority of the seeds are purchased from the growers from the end of November through the following February.

      Advances from customers

      Beginning in 2003, due to the high demand for the Company's products, the Company requires all customers to pay cash in full prior to delivery of the seeds. Advances from customers represent cash received from customers in advance of fulfilling a customer's purchase order. Revenues related to such transactions are recognized when the seeds are delivered and all other revenue recognition criteria are met.

      Revenue recognition

      The Company derives its revenue primarily from the sale of various branded conventional seeds and branded seeds with biotechnology traits.

      Revenue is recognized when pervasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return has expired. Accordingly, the Company defers revenue until all sale return privileges lapse generally occurs within 15 days of delivery, at which time the selling price has been finalized with the customer.

      Amounts billed in excess of revenue recognized are recorded as deferred revenue.

      Government subsidies

      The Company receives government subsidies in the form of funds for research and development activities and subsidies which reduce the cost of land use rights.

      (a) The Company received RMB610,000, RMB1,137,139 and RMB 70,960, to fund research and development activities for the years ended December 31, 2002, 2003 and 2004, respectively. Such amounts are recorded as a reduction of research and development expenses.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      (b) The Company received a government incentive of RMB 5,005,148 and RMB3,719,940 for the year ended December 31, 2003 and 2004, respectively, in the form of a reduction in the cost of land use rights.

      Research and development costs

      Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.

      Advertising costs

      Advertising costs are expensed as incurred. Advertising expenses were RMB817,689, RMB1,806,363 and RMB3,153,745, for the years ended December 31, 2002, 2003 and 2004, respectively, and included as part of selling and marketing expenses.

      Income taxes

      Deferred income taxes are recognized for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

      Fair value of financial instruments

      The carrying amounts of financial instruments, consisting primarily of cash and cash equivalents, accounts receivables, accounts payable, accrued liabilities, advances from and payables to growers, short-term borrowings, and income taxes payable, approximate their fair values due to the short-term maturity of these instruments.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Recently issued accounting standards

      In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." The Statement establishes standards for how an issuer classifies and measures certain financial instruments. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Statement requires that certain financial instruments that, under previous guidance, issuers could account for as equity be classified as liabilities (or assets in some circumstances) in statement of positions or consolidated balance sheets, as appropriate. The financial instruments within the scope of this Statement are: (i) mandatorily redeemable shares that an issuer is obligated to buy back in exchange for cash or other assets; (ii) financial instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; and
      (iii) financial instruments that embody an obligation that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares (excluding certain financial instruments indexed partly to the issuer's equity shares and partly but not predominantly, to something else). This Statement does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The Statement also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. The adoption of SFAS No. 150 did not have a material impact on the company's financial position, cash flows or results of operations.

      In January 2003, the FASB issued Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and provides guidance on the identification of entities for which control is achieved through means other than voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIEs. This new model for consolidation applies to an entity in which either: (1) the equity investors (if any) lack one or more characteristics deemed essential to a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. FIN 46 was applicable for periods ending December 15, 2003. In December 2003, the FASB issued FIN 46 (revised), "Consolidation of Variable Interest Entities" ("FIN 46-R"), which provides for the deferral of implementation date to the end of the first reporting period after December 15, 2004, unless the group has a special purpose entity, in which case the provision must be applied for fiscal years ending December 31, 2004. The company has adopted the provisions of FIN 46 (revised) since December 25, 2004.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued in conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2003 did not have an impact on the company's financial position, cash flows or results of operations.

3.    RELATED PARTY BALANCES AND TRANSACTIONS

      Details of amounts due from and to related parties as of December 31, 2002, 2003 and 2004 are as follows:

      (1) Amounts due from shareholders, recorded in due from related parties on the consolidated balance sheet, as of December 31, 2002, 2003 and 2004 are as follow:

                                                      December 31,
                                        ----------------------------------------
      Name of Shareholders               2002       2003       2004       2004
      ------------------------------    -------    -------    -------    -------
                                          RMB        RMB        RMB        US$

      Yang Ya Sheng                          --    300,000    324,226     39,174
      Zhao Yu Ping                      200,000    200,000    203,377     24,573
      Han Geng Chen                          --         --     29,067      3,512
      Yuan Liang                             --         --     21,792      2,633
      Zhang Wei Dong                         --         --      2,640        319
      Chen Wei Qiang                         --         --      1,655        200
                                        -------    -------    -------    -------
                                        200,000    500,000    582,757     70,411
                                        =======    =======    =======    =======

      Amounts due from shareholders are non-interest bearing, unsecured, and have no specific terms of repayment.

(2) Amounts due from related parties as of December 31, 2002, 2003 and 2004 are as follow:

      Name of             Shareholder
      related party       interested                  December 31,
      -------------       ----------    ----------------------------------------
                                         2002       2003       2004       2004
                                        -------    -------    -------    -------
                                          RMB        RMB        RMB        US$
      Li Xian Corn             *
        Research Center                 220,000     20,000         --         --

      He Nan Agriculture
        University             ***           --         --    201,790     24,381
                                        -------    -------    -------    -------

                                        220,000     20,000    201,790     24,381
                                        =======    =======    =======    =======

              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

3.    RELATED PARTY BALANCES AND TRANSACTIONS - CONTINUED

      (3) Amounts due to related parties as of December 31, 2002, 2003 and 2004 are as follows:

      Name of             Shareholder
      related party       interested                      December 31,
      -------------       ----------     -----------------------------------------------
                                           2002        2003         2004         2004
                                         ---------   ---------    ---------    ---------
                                             RMB         RMB          RMB         US$
      Shijiazhuang Li Yu
        Technology           **
        Development
        Co., Ltd.                               --          --    1,413,234      170,753
                                         ---------   ---------    ---------    ---------

                                                --          --    1,413,234      170,753
                                         =========   =========    =========    =========

      (4) Transactions with related parties for the years ended December 31, 2002, 2003 and 2004 are follows:

      Name of             Shareholder
      related party       interested                       December 31,
      -------------       ----------      ------------------------------------------------
                                             2002        2003         2004         2004
                                          ---------    ---------    ---------    ---------
                                             RMB         RMB          RMB         US$
      Li Xian Corn            *
        Research Center                   1,443,754    4,495,617           --           --

      Shijiazhuang Li Yu
        Technology
        Development          **
        Co., Ltd.                                --           --    8,242,939      995,945

      He Nan Agriculture     ***
        University                          371,000      687,502    1,104,098      253,736
                                          ---------    ---------    ---------    ---------

                                          1,814,754    5,183,119    9,347,037    1,249,681
                                          =========    =========    =========    =========

      The above balances relate to technology usage fees paid to certain related party research centers for the exclusive right to use certain seed technologies.

      * Li Xian Corn Research Center was previously owned by one of the Company's principal stockholders, Yang Ya Sheng.

      ** Shijiazhuang Li Yu Technology Development Co., Ltd. was previously owned by one of the Company's principal shareholders, Yang Ya Sheng, and from September 2004 onwards, it became the company's equity method investment.

      *** He Nan Agriculture University is one of the shareholders of Beijing Origin.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

4.    INVENTORIES

      Inventories consist of:

                                                           As of December 31,
                                       --------------------------------------------------------
                                           2002           2003           2004           2004
                                       -----------    -----------    -----------    -----------
                                           RMB            RMB            RMB             US$
      Work in progress and supplies     58,517,975     98,469,190    131,457,368     15,883,207
      Finished goods ..............     56,385,746     72,418,798    104,364,303     12,609,715
                                       -----------    -----------    -----------    -----------

                                       114,903,721    170,887,988    235,821,671     28,492,922
                                       ===========    ===========    ===========    ===========

      As of December 31, 2002, 2003 and 2004, goods delivered to customers, recorded in finished goods, are RMB46,364,546, RMB43,128,641, RMB 20,801,848 , respectively. Amounts will be relieved from inventory and recorded in cost of sales when the related revenue is recognized.

5.    PREPAID EXPENSES AND OTHER CURRENT ASSETS

      Prepaid expenses and other current assets consist of:

                                                             As of December 31,
                                          ----------------------------------------------------
                                            2002          2003          2004          2004
                                          ----------    ----------    ----------    ----------
                                              RMB           RMB          RMB           US$
      Employee travel allowance ......     3,048,877     4,174,814     3,108,682       375,604
      Deposit for land use rights ....     2,781,200            --     1,200,000       144,989
      Deposit for technology usage fee            --     3,100,000     1,000,000       120,824
      Professional fee ...............            --            --     4,544,699       549,109
      Other prepaid expenses .........     1,208,486     1,229,440       416,121        50,277
                                          ----------    ----------    ----------    ----------

                                           7,038,563     8,504,254    10,269,502     1,240,803
                                          ==========    ==========    ==========    ==========

6.    LAND USE RIGHTS, NET

      Land use rights, net consist of:

                                                          As of December 31,
                                          ----------------------------------------------------
                                            2002          2003          2004          2004
                                          ----------    ----------    ----------    ----------
                                              RMB           RMB          RMB           US$
      Land use rights ................     5,293,882    11,250,641    11,786,451     1,424,086
      Less: accumulated amortization .       116,205       261,905       484,454        58,533
                                          ----------    ----------    ----------    ----------

      Land use rights, net ...........     5,177,677    10,988,736    11,301,997     1,365,553
                                          ==========    ==========    ==========    ==========

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

7.    PLANT AND EQUIPMENT, NET

      Plant and equipment, net consist of:

                                                         As of December 31,
                                        ----------------------------------------------------
                                           2002          2003          2004          2004
                                        ----------    ----------    ----------    ----------
                                           RMB           RMB           RMB            US$
      Plant and building ...........    16,606,445    28,117,697    30,814,063     3,723,079
      Machinery and equipment ......    10,015,765    17,414,532    19,225,819     2,322,941
      Furniture and office equipment     3,032,484     4,675,017     5,549,586       670,518
      Motor vehicles ...............     5,372,341     6,944,417     8,923,270     1,078,145
      Leasehold improvements .......        55,398        55,398       127,899        15,453
                                        ----------    ----------    ----------    ----------

      Total ........................    35,082,433    57,207,061    64,640,587     7,810,136
                                        ----------    ----------    ----------    ----------

      Less: accumulated depreciation
               and amortization ....     3,450,118     6,223,843    10,760,936     1,300,180
                                        ----------    ----------    ----------    ----------

      Construction in progress .....        20,516     4,417,475    12,122,213     1,464,655
                                        ----------    ----------    ----------    ----------

      Plant and equipment, net .....    31,652,831    55,400,693    66,001,864     7,974,611
                                        ==========    ==========    ==========    ==========

      Construction in progress relates to various projects where the Company constructs certain of its plant and equipment.

8.    LONG-TERM INVESTMENTS

                                                         As of December 31,
                                        ----------------------------------------------------
                                           2002          2003          2004          2004
                                        ----------    ----------    ----------    ----------
                                           RMB           RMB           RMB            US$
      Equity method investment .....            --            --     1,954,604       236,163

      Cost method investment .......            --            --     8,320,000     1,005,256
                                        ----------    ----------    ----------    ----------
      Total ........................            --            --    10,274,604     1,241,419
                                        ==========    ==========    ==========    ==========

      Equity method investment

      In 2004, the Company purchased a 30% equity interest in Shijiazhuang Li Yu Technology Development Co., Ltd. ("Li Yu") from one of its shareholders, Yang Ya Sheng, for RMB30,000. The Company accounts for its ownership in Li Yu under the equity method of accounting.

      As of December 31,2004, the Company recorded the pro rata shares of interest in Li Yu of RMB1,924,604.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

8.    LONG-TERM INVESTMENTS - CONTINUED

      Cost method investment

      In 2004, the Company entered into two agreements to acquire 8% in aggregate of the outstanding shares of Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. ("Chuang Shi Ji") at a consideration of RMB8,320,000. The Company and Chuang Shi Ji completed this transaction on October 8, 2004 upon obtaining the necessary government approvals. The Company accounts for its ownership in Chuang Shi Ji at cost.

9.    ACQUISITIONS

      On February 28, 2002, the Company contributed additional capital of RMB5,850,000 to its majority owned subsidiary, He Nan Origin Seed Cotton Technology Development Co., Ltd. ("He Nan"), a privately held seed research and development. Prior to the capital contribution, the Company held a 51% equity interest, which it previously acquired for approximately RMB520,772. Under the terms of the capital contribution contract, the Company now owns 90% of He Nan and the minority interest was diluted to 10%. The capital contributed in excess of the fair value of the net assets of He Nan Cotton was recorded as a reduction of the company's retained earnings.

10.   ACQUIRED INTANGIBLE ASSETS, NET

      Acquired intangible assets consist of the following:

                                                         As of December 31,
                                          ---------------------------------------------------
                                            2002          2003          2004          2004
                                          ---------     ---------     ---------     ---------
                                             RMB           RMB           RMB            US$
      Technology usage agreements ...       991,559       991,559     4,091,559       494,359
      Others ........................            --         9,000         9,000         1,087
                                          ---------     ---------     ---------     ---------

                                            991,559     1,000,559     4,100,559       495,446
      Accumulated amortization ......       421,240       762,603     1,228,096       148,384
                                          ---------     ---------     ---------     ---------

      Acquired intangible assets, net       570,319       237,956     2,872,463       347,062
                                          =========     =========     =========     =========

      Amortization expense for the years ended December 31, 2002, 2003 and 2004 were RMB206,328, RMB341,363 and RMB 465,493, respectively.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

10.   ACQUIRED INTANGIBLE ASSETS, NET - CONTINUED

      Amortization expense on these intangible assets for each of the next five years is as follows:

                                                       RMB

      Year ending December 31,
        2005.......................................    772,524
        2006.......................................    652,461
        2007.......................................    626,753
        2008.......................................    626,753
        2009.......................................    349,188
                                                     ---------

      Total........................................  3,027,679
                                                     =========

      The Group enters into technology usage agreements with strategic partners. The Group pays up-front fees for the exclusive rights to certain seed technologies. Amounts are then amortized over the usage period of 6-10 years into cost of sales.

11.   SHORT-TERM BORROWINGS

                                                       As of December 31,
                                    -------------------------------------------------------
                                       2002           2003           2004           2004
                                    ----------     ----------     ----------      ---------
                                        RMB            RMB           RMB             US$

      Short-term borrowings.....    15,000,000     35,000,000     41,000,000      4,953,785
                                    ==========     ==========     ==========     ==========

      At December 31, 2004, short-term borrowings were comprised of two loans of RMB 20,000,000 and RMB 21,000,000 repayable on April 22, 2005 and May 30, 2005, and bore interest at 5.31% per annum. Short-term loan of RMB 20,000,000 was guaranteed by a third party, the third party guarantee was secured by the Company's land use rights certification, and the company's Zhongguancun Life Science Park land development contract. Short-term loan of RMB 21,000,000 was guaranteed and secured by the Company's Zhongguancun Life Science Park land use right certification.

      At December 31, 2003, short-term borrowings were comprised of four loans of RMB10,000,000, RMB10,000,000, RMB5,000,000 and RMB10,000,000, repayable on March 30, 2004, March 2, 2004, February 1, 2004 and March 28, 2004,
      respectively, bore interest at 5.04% , 5.04%, 5.04%, and 5.29% per annum, respectively and were repaid in 2004. Short-term borrowings of RMB20,000,000 were guaranteed by a third party. The third party guarantee was secured by the Company's land use rights certification and the Company's Zhongguancun Life Science Park land development contract.

      At December 31, 2002, short-term borrowings were comprised of one loan of RMB15,000,000, repayable on March 28, 2003, bore interest at 5.04% per annum and were repaid in 2003. The loan was guaranteed by a third party. The third party guarantee was secured by the Company's land use rights certification and certain personal assets of the Company's shareholder's.

      The costs of the above third party guarantees were not significant.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

11.   SHORT-TERM BORROWINGS - CONTINUED

      Interest expense and weighted average interest rate for the years ended December 31, 2002, 2003 and 2004 were RMB416,934 and 5.5%, RMB483,314 and
      5.2% and RMB 831,166 and 5.3%, respectively.

12.   OTHER PAYABLES AND ACCRUED EXPENSES

      Other payables and accrued expenses consist of:

                                                               As of December 31,
                                           ---------------------------------------------------
                                              2002          2003          2004          2004
                                           ---------     ---------     ---------     ---------
                                              RMB           RMB           RMB           US$
      Other payables ..................    2,101,366     1,981,097     2,325,164       280,936
      Accrued welfare benefits ........    1,333,060     2,054,223     4,022,614       486,028
      Other taxes payable .............       48,561       132,190       359,312        43,414
      Other accrued expenses ..........        4,200            --        27,446         3,316
                                           ---------     ---------     ---------     ---------

                                           3,487,187     4,167,510     6,734,536       813,694
                                           =========     =========     =========     =========

13.   SHAREHOLDERS' EQUITY

      On October 6, 2004, Yuan Liang, the shareholder of Beijing Origin established the holding company named State Harvest in the British Virgin Islands with US$1. In November 2004, State Harvest issued 9,999 shares at US$1 each.

      Through contractual agreements described in Note 1, State Harvest is deemed the sole beneficiary of the Variable Interest Entities. Accordingly, the share capital of Beijing Origin is reclassified as additional paid-in capital.

14.   INCOME TAXES

      State Harvest is a tax-exempted company incorporated in the British Virgin Islands. The subsidiary and the Variable Interest Entities incorporated in the PRC and governed by the PRC laws.

      The applicable tax rate of the PRC Enterprise Income Tax ("EIT") to Beijing Origin is 33%(30% of state income tax plus 3% local income tax). However, preferential tax treatment of Beijing Origin as "high technology" company has been agreed with the relevant tax authorities. Beijing Origin is entitled to a preferential tax rate of 15%. Pursuant to the document of
      (1998) Hai Di Shui Suo Zi 3205 and (2001) Hai Di Shui Qi Mian Zi (1306), Beijing Origin is entitled to a three-year exemption from income taxes commencing in 1998, followed by a 50% reduction in tax rates for the succeeding three years.

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

14.   INCOME TAXES - CONTINUED

      In respect of other companies in the Company, according to the document Gan Di Shui Suo Jian Mian Zi (2001) No. 107, Zhang Shi Di Shui Zheng Jian Mian Zi (2002) No. 2 and (2003) No. 1 of Carry through the Advantage Tax Treatment of West Development Strategy, Lin Ze Branch is entitled to a preferential tax rate of 15%.

      According to the document Cheng Guo Shui Shen (2004) 11, Cheng Du Branch is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2003 and 2004.

      According to the document Chang Guo Shui (Gao Xin) Zi (2004) 001, Chuang Chun Origin is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2004 and 2005.

      According to the document Yu Di Shui Suo Jian Mian (2003) No. 75, He Nan Cotton is entitled to a preferential tax rate of 15% as "high technology" company, and was exempted from EIT for 2002.

      Bao Ding Branch, Shen Yang Branch, He Nan Branch and Tie Ling Branch are subject to income tax at a statutory rate of 33%.

      The provision for income taxes consists of the following:

                                              Year ended December 31,
                              ---------------------------------------------------------
                                2002            2003            2004           2004
                              ----------      ----------      ----------     ----------
                                  RMB            RMB             RMB            US$
      Current ...........      2,659,425       8,376,861       5,975,317        721,962
      Deferred ..........     (1,161,113)       (569,064)      1,723,167        208,200
                              ----------      ----------      ----------     ----------

                               1,498,312       7,807,797       7,698,484        930,162
                              ==========      ==========      ==========     ==========

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

14.   INCOME TAXES - CONTINUED

      The principal components of the deferred income tax assets are as follows:

                                                                   As of December 31,
                                                 ----------------------------------------------------------
                                                    2002            2003            2004            2004
                                                 ----------      ----------      ----------      ----------
                                                    RMB              RMB             RMB             US$
      Noncurrent deferred tax assets:
        Net operating loss
          carry forward ....................      1,571,920       2,288,779       4,325,150         522,582
        Others .............................        157,833         261,116         418,981          50,623
                                                 ----------      ----------      ----------      ----------

      Noncurrent deferred tax assets .......      1,729,753       2,549,895       4,744,131         573,205
        Valuation allowances ...............       (156,669)       (407,747)     (4,325,150)       (522,582)
                                                 ----------      ----------      ----------      ----------

      Net noncurrent deferred
        tax assets .........................      1,573,084       2,142,148         418,981          50,623
                                                 ==========      ==========      ==========      ==========

      The Company did not have any timing differences relating to deferred tax liabilities as of December 31, 2002, 2003 and 2004.

      A significant portion of the deferred tax assets recognized relate to net operating loss and credit carry forwards. The Company operates through multiple branches and subsidiaries and the valuation allowance is considered on each individual basis. Where a valuation allowance was not recorded, the Company believes that there was sufficient positive evidence to support its conclusion not to record a valuation allowance as it expects to generate sufficient taxable income in the future.

      The valuation allowance in 2002 and 2003 has increased as it relates to the net operating losses of Beijing Branch, Henan Branch and Bao Ding Branch of Beijing Origin. There is significant increase in valuation allowance from 2003 and 2004 as Beijing Origin entered into a technical service arrangement with BioTech in December 2004 which the Company believes will not generate future taxable income to recognize the income tax benefit.

      A reconciliation between total income tax expense and the amount computed by applying the statutory income tax rate to income before taxes is as follows:

                                                        Year ended December 31,
                                                       ------------------------
                                                       2002      2003      2004
                                                       ----      ----      ----
                                                         %         %         %

      Statutory rate                                     33        33        33
      Effect of preferential tax treatment              (32)      (19)      (31)
      Permanent book-tax difference                       3         6         4
      Change in valuation allowance                       1         1         5
                                                        ---       ---       ---

      Effective income tax rate                           5        21        11
                                                        ===       ===       ===

                         STATE HARVEST HOLDINGS LIMITED
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

15.   EMPLOYEE BENEFIT PLANS AND PROFIT APPROPRIATION

      Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The total provisions for such employee benefits were RMB554,707, RMB858,109 and RMB 1,576,903 for the years ended December 31, 2002, 2003 and 2004, respectively.

      Pursuant to the laws applicable to the PRC, State Harvest's PRC subsidiary and the Variable Interest Entities must make appropriations from after-tax profit to non-distributable reserves funds including: (i) the statutory surplus reserve and; (ii) the statutory public welfare fund. Subject to certain cumulative limits, the general reserve fund requires annual appropriations of 10% for the statutory surplus reserve and 5% for the statutory public welfare fund of after-tax profit (as determined under PRC GAAP at each year-end). These reserve funds can only be used for specific purposes of enterprise expansion and staff welfare and bonus and are not distributable as cash dividends. Appropriations to these reserves by the Company's PRC subsidiary and the Variable Interest Entities were RMB4,461,877, RMB7,211,767 and RMB 9,800,234 for the years ended December 31, 2002, 2003 and 2004, respectively.

16.   COMMITMENTS AND CONTINGENCIES

      (a)   Capital commitments

            Capital commitments for the purchase of plant and equipment, as of December 31, 2004, are as follows:

                                                               RMB
                                                               ---

            Plant and building construction.............    16,255,074
            Land use right..............................     1,200,000
            Equipment...................................       503,370
                                                            ----------

                                                            17,958,444
                                                            ==========

            The equipment is scheduled to be delivered at the Company's facility by than September 30, 2005. The Company expects to have the facility construction completed no later than 2005.

      (b)   Share purchase agreement

            On December 28, 2004, the Company entered an agreement to acquire 7% of the outstanding shares of Chuang Shi Ji in exchange for RMB5,600,000. The company will pay the amount upon obtaining the necessary government approvals in 2005.

                         STATE HARVEST HOLDINGS LIMITED
            NOTES TO THE CONOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

16.   COMMITMENTS AND CONTINGENCIES- CONTINUED

      (c)   Operating lease

            The Company leases certain office premises under non-cancelable leases. Rent expense under operating leases for the years ended December 31, 2002, 2003 and 2004 were RMB1,434,648, RMB2,015,914 and
            RMB 2,867,698, respectively.

            Future minimum lease payments under non-cancelable operating leases agreements were as follows:

            Year ended December 31,

            2005..........................................      1,252,087
            2006..........................................      1,138,594
            2007..........................................      1,152,956
            2008..........................................        438,761
            2009..........................................        418,541
            Thereafter....................................      8,677,991
                                                               ----------

                                                               13,078,930
                                                               ----------

      (d)   Litigation

            In December 2000, the Company signed an agreement to be a guarantor on a loan given to Lin Ze Xian Seed Company by Agriculture Bank of China Lin Ze Branch. Upon Linze Xian Seed Company's announcement of bankruptcy, the Company was required to repay the outstanding loan. On December 28, 2001, the Company was ordered by the Linze People's Court to pay RMB2,871,801 to Agricultural Bank of China Lin Ze Branch in fulfillment of the guarantee obligation. The civil judgment of the Zhangye Intermediate People's Court suspended this decision pending final outcome of Lin Ze Seed Company's bankruptcy hearings. In 2002, the final judgment was made by the court, accordingly, the Company expensed RMB2,871,801 as other expense in the statement of operations in 2002.

17.   SEGMENT AND GEOGRAPHIC INFORMATION

      The Company is engaged in the development and distribution of biogenetically altered seeds. In accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," State Harvest's chief operating decision maker, the Chief Executive Officer, receives and reviews consolidated results of operations when making decisions about allocating resources and assessing performance of the Company. The Company believes it operates in one segment, and all financial segment information required by SFAS No. 131 can be found in the consolidated financial statements.

                         STATE HARVEST HOLDINGS LIMITED
            NOTES TO THE CONOLIDATED FINANCIAL STATEMENTS - CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

17.   SEGMENT AND GEOGRAPHIC INFORMATION - CONTINUED

      All of the Company's sales and all of the Company's long-lived assets are located in the PRC.

      The Company had no customers which accounted for 10% or more of the Company's revenue for any of the years presented in the consolidated financial statements.

18.   REORGANIZATION

      On December 20, 2004, Chardan China Acquisition Corp. ("CCAC") entered into a Stock Purchase Agreement ("Purchase Agreement") with State Harvest, and all the stockholders of State Harvest ("the Company shareholders") for CCAC's acquisition of State Harvest. For the acquisition, CCAC formed its own wholly-owned subsidiary under the laws of the British Virgin Islands, under the name Origin Agritech Limited ("Agritech"), and at the time of the closing, CCAC will merge with and into Agritech for the purpose of redomestication out of the United States to secure future tax benefits. This redomestication merger will be achieved by a one-for-one exchange of all the outstanding common stock of CCAC for common stock of Agritech and the assumption of all the rights and obligations of CCAC by Agritech, including assumption of the outstanding warrants of CCAC on the same terms as they currently exist. Then, Agritech immediately will acquire all the common stock of State Harvest by the issuance of shares and payment of cash consideration, making it a wholly owned subsidiary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Chardan China Acquisition Corp.

We have audited the accompanying balance sheets of Chardan China Acquisition Corp. (a corporation in the development stage) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan China Acquisition Corp. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 10, 2005

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET

                                                                       December 31,
                                                               ----------------------------
                                                                   2004            2003
                                                               ------------    ------------
Assets Current assets:
     Cash                                                      $     99,231    $     59,988
     Investments held in trust                                   20,735,328              --
     Prepaid expenses                                                49,532              --
                                                               ------------    ------------
                                                                 20,884,091          59,988
         Total current assets
Deferred offering costs                                                  --          25,000
                                                               ------------    ------------

Total assets                                                   $ 20,884,091    $     84,988
                                                               ============    ============

Liabilities and Stockholders' Equity
Current liabilities:
     Notes payable, stockholder                                $         --    $     60,000
     Accrued expenses                                               243,357             523
     Deferred interest                                               41,545              --
                                                               ------------    ------------
         Total current liabilities                                  284,902          60,523
                                                               ------------    ------------

Common stock, subject to possible redemption,
       804,598 shares at redemption value                         4,103,450              --
                                                               ------------    ------------

Commitment

Stockholders' equity
     Preferred stock, $.0001 par value, Authorized 1,000,000
         shares; none issued
     Common stock, $.0001 par value
     Authorized 20,000,000 shares Issued and outstanding
         4,900,000 shares (which includes 804,598 subject to
         possible redemption) and 875,000 shares in 2004 and
         2003, respectively                                             490              87
     Additional paid-in capital                                  17,163,483          24,913
     Deficit accumulated during development stage                  (668,234)           (535)
                                                               ------------    ------------

         Stockholders' equity                                    16,495,739          24,465
                                                               ------------    ------------

Total liabilities and stockholders' equity                     $ 20,884,091    $     84,988
                                                               ============    ============

                        See notes to financial statements

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                             STATEMENT OF OPERATIONS

                                         For the Period
                                         from December 5,                   For the Period from
                                          2003 (inception)    Year Ended     December 5, 2003
                                           to December 31,    December 31,    (inception) to
                                               2004              2004        December 31, 2003
                                            -----------       -----------       -----------
Operating Expenses:
     Consulting fees                        $   232,304       $   232,304       $        --
     Insurance                                   91,567            91,567                --
     Other operating costs                        2,143             1,608               535
     Professional fees                          174,999           174,999                --
     Rent and office support                     71,371            71,371                --
     State franchise taxes                       24,171            24,171                --
     Transfer agent fees                         13,964            13,964                --
     Travel                                     224,198           224,198                --
                                            -----------       -----------       -----------
         Operating loss                        (834,717)         (834,182)             (535)

Interest income on trust fund                   166,483           166,483                --
                                            -----------       -----------       -----------

Net loss                                    $  (668,234)      $  (667,699)      $      (535)
                                            ===========       ===========       ===========

Per share data:

Basic and diluted loss per share                              $     (0.17)      $     (0.00)
                                                              ===========       ===========

Basic and diluted weighted average common
    shares outstanding                                          4,039,000           875,000
                                                              ===========       ===========

                        See notes to financial statements

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                        YEAR ENDED DECEMBER 31, 2004 AND
      FOR THE PERIOD FROM DECEMBER 5, 2003 (INCEPTION) TO DECEMBER 31, 2004

                                                       Common Stock                             Deficit
                                                ---------------------------                   accumulated
                                                                               Additional      during the         Total
                                                                                Paid-In        development    Stockholders'
                                                   Shares         Amount        Capital          stage           Equity
                                                ------------   ------------   ------------    ------------    ------------
    Sale of 875,000 shares of common stock to        875,000             87         24,913              --          25,000
    initial stockholders as of December 5,
    2003 (244,125 at $.141 per share and
    630,875 at $.001 per share
    Net loss for the period                               --             --             --            (535)           (535)
                                                ------------   ------------   ------------    ------------    ------------
    Balance, December 31, 2003                       875,000             87         24,913            (535)         24,465
Sale of 4,025,000 units, net of underwriters'
    discount and offering expenses (includes
    804,598 shares subject to possible
    redemption)                                    4,025,000            403     21,241,920              --      21,242,323
Proceeds subject to possible redemption of
804,598 shares                                            --             --     (4,103,450)             --      (4,103,450)
Proceeds from issuance of an underwriter's
option                                                    --             --            100              --             100
Net loss for the period                                   --             --             --        (667,699)       (667,699)
                                                ------------   ------------   ------------    ------------    ------------
Balance, December 31, 2004                         4,900,000   $        490   $ 17,163,483    $   (668,234)   $ 16,495,739
                                                ============   ============   ============    ============    ============

                       See notes of financial statements.

                         CHARDAN CHINA ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS

                                               For the Period                        For the Period
                                               from December 5,                     from December 5,
                                               2003 (inception)     Year Ended      2003 (inception)
                                                to December 31,    December 31,      to December 31,
                                                   2004                2004               2003
                                                ------------       ------------       ------------
Cash Flows from Operating Activities:
     Net loss                                   $   (668,234)      $   (667,699)      $       (535)
                                                ------------       ------------       ------------

     Adjustments to reconcile net loss to net
cash used in operating activities
        Accrued interest on Treasury Bills          (194,390)          (194,390)                --
        Increase in prepaid assets                   (49,532)           (49,532)                --
        Increase in deferred interest                 41,545             41,545                 --
        Increase in accrued expenses                 243,357            242,834                523
                                                ------------       ------------       ------------
        Total adjustments                             40,980             40,457                523
                                                ------------       ------------       ------------

Net Cash Used in Operating Activities               (627,254)          (627,242)               (12)
                                                ------------       ------------       ------------
Cash Flows from Investing Activities
        Purchase of Treasury Bills               (61,847,938)       (61,847,938)                --
        Maturity of Treasury Bills                41,307,000         41,307,000                 --
                                                ------------       ------------       ------------
Net Cash Used in Investing Activities            (20,540,938)       (20,540,938)                --
                                                ------------       ------------       ------------

Cash Flows from Financing Activities
Proceeds from issuance of common stock            24,175,000         24,150,000             25,000
Proceeds from issuance of underwriters option            100                100                 --
Proceeds from notes payable, stockholders             70,000             10,000             60,000
Repayment of notes payable, stockholders             (70,000)           (70,000)                --
Payment of stock issuance costs                   (2,907,677)        (2,882,677)           (25,000)
                                                ------------       ------------       ------------

Net cash Provided by Financing Activities         21,267,423         21,207,423             60,000
                                                ------------       ------------       ------------
     NET INCREASE IN CASH                             99,231             39,243             59,988
     CASH -- BEGINNING                                    --             59,988                 --
                                                ------------       ------------       ------------
     CASH -- END                                $     99,231       $     99,231       $     59,988
                                                ============       ============       ============

                        See notes to financial statements

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Business and Organization

      Chardan China Acquisitions Corp. (Chardan) was incorporated in Delaware on December 5, 2003 as a blank check company whose objective is to acquire an operating business that has its primary operating facilities in the Peoples Republic of China.

      In March 2004, Chardan completed an initial public offering (the Offering) in which it raised net proceeds of approximately $21,242,000. Immediately following the Offering, $20,527,500 of the net proceeds were placed in an interest bearing trust account until the earlier of the consummation of a business combination or the liquidation of the Company. The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination prior to September 22, 2005, or March 22, 2006 if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 3).

      In April 2004, Chardan commenced its efforts to locate a company with which to effect a business combination (Note 5).

      After signing a definitive agreement for the acquisition of a target business, such transaction will be submitted for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to the Business Combination. After consummation of the Business Combination, all of these voting safeguards will no longer be applicable. With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying balance sheet and 19.99% of the related interest earned on the investments held in the Trust Fund has been recorded as deferred interest.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

      Investments Held in Trust

      Investments held in trust are invested in United States government securities (Treasury Bills) with a maturity of 180 days or less which are accounted for as a trading security and recorded at market value which approximates amortized cost. The amount held in the Trust Fund, including money market funds of approximately $1,800, was approximately $20,734,000 at December 31, 2004. The excess of market value over cost, exclusive of the deferred interest described below, is included in interest income in the accompanying Statement of Operations.

      Deferred Interest

      Deferred interest consists of 19.99% of the interest earned on the investments held in trust.

      Income Taxes

      The Company accounts for income taxes using the asset and liability method, as prescribed by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Statutory taxes not based on income are included in general and administrative expenses.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Initial Public Offering

      On March 22, 2004, the Company sold 4,025,000 units ("Units") in an initial public offering, which included all of the 525,000 Units subject to the underwriters' over-allotment option. Each Unit consisted of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued, for $100, an option to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit. In addition, the warrants underlying such Units are exercisable at $6.40 per share.

      As of December 31, 2004, 9,100,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters' unit purchase option.

      Deferred Offering Costs

      Deferred offering costs consisted principally of legal and underwriting fees incurred through December 31, 2003 that were related to the proposed offering and that were charged to capital upon the receipt of the capital raised.

      Reverse Stock Split

      In February 2004, the Company's Board of Directors authorized a 1.1666666-to-one forward stock split of its common stock. All references in the accompanying financial statements to the numbers of shares have been retroactively restated to reflect the stock split.

      Income (Loss) Per Common Share

      Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding after giving effect to the stock split. Diluted earnings per share gives effect to dilutive options, warrants and other potential common stock outstanding during the period. Potential common stock, amounting 9,100,000 shares, has not been included in the computation of diluted loss per share, as the effect would be antidilutive.

      Recent Pronouncements

      Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

2.    INCOME TAXES

      As of December 31, 2004 and 2003 the Company had approximately $668,000 and $535 of net operating loss carry forwards which expire in tax years beginning in 2023. The availability to offset income taxes in future years may be restricted if the Company undergoes an ownership change, which may occur as a result of any Business Combination.

      The tax effect of temporary differences that give rise to the Company's deferred tax assets and liabilities are as follows as of December 31, 2004:

                                                       2004         2003
                                                     --------     --------

      Net operating loss carry forwards              $227,000     $    182
      Less:  Valuation allowance                      227,000          182
                                                     --------     --------
      Net deferred income tax asset                  $     --     $     --
                                                     ========     ========

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income and tax planning in making these assessments.

3.    RELATED PARTY TRANSACTIONS

      Commencing on March 16, 2004 and ending upon the acquisition of a target business, the Company incurs an administrative fee of $7,500 per month from Chardan Ventures, LLC, a company managed and owned 50% by the Company's Chairman of the Board. The fee includes the provision of office space and certain office and secretarial services.

      In December 2003 and January 2004, an officer of Chardan advanced $60,000 and $10,000, respectively, for payment of offering expenses. The advances were evidenced by unsecured non-interest bearing promissory notes payable on the earlier of December 29, 2004 or the consummation of the Company's initial pubic offering. The loans were repaid following the successful completion of the initial public offering.

4.    COMMITMENTS AND CONTINGENCIES

      During the quarter ended June 30, 2004, the Company entered into an agreement with a consulting firm to assist in the search to identify prospective target businesses for the Business Combination. As part of the agreement, the consulting firm received $125,000 and agreed to perform due diligence on such prospective target businesses as well as assist in structuring and consummating the business combination. In the event a business combination is ultimately approved by Chardan's stockholders and consummated, the Company is obligated to pay the consulting firm an additional $125,000.

                         CHARDAN CHINA ACQUISITION CORP.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

4.    COMMITMENTS AND CONTINGENCIES (CONTINUED)

      In December 2004, Chardan entered into a consulting agreement with The Equity Group Inc. (Equity) to provide financial public relations and investor relations services to Chardan. The terms of the agreement provide for an initial retainer of $24,000, covering the first two months of the agreement, to be paid $20,000 upon signing with the balance of $4,000 payable upon closing of the target acquisition (Note 5). Thereafter, the agreement requires monthly payments of $10,000 plus reasonable and necessary out-of-pocket expenses. The monthly retainer for month three until the closing of the target acquisition accrues but is not payable until said closing. The contract remains in effect for successive one year periods, subject to termination by either party on any yearly anniversary date upon 30 days written notice. Additional services provided by Equity are to be billed separately at mutually agreed upon fees.

      As of December 31, 2004, the minimum non-cancelable commitment under the agreement is $114,000.

5.    PURCHASE AGREEMENT FOR PROPOSED BUSINESS COMBINATION

      On December 20, 2004, the Company entered into a Stock Purchase Agreement with State Harvest Holdings Limited, a British Virgin Islands corporation ("Origin"), and all the stockholders of Origin ("Origin stockholders").

      Origin is a British Virgin Islands holding company formed for the purpose of owning, as of the closing, four Chinese companies engaged in the production, sale and licensing of agricultural corn, cotton and rice seeds. The three operating companies are Beijing Origin Seed Limited, Changchun Origin Seed Technical Development Limited and Henan Origin Cotton Technology Development Limited, and the technology - intellectual property holding and licensing company is Beijing Origin State Harvest Biotechnology Limited. At the closing, the Origin stockholders and their designees, subject to adjustments and certain holdbacks, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,200,000 shares of common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year to secure certain indemnification obligations of the Origin stockholders. As additional purchase price, the Origin stockholders and their designees will receive up to an aggregate of $15,000,000 and up to an aggregate of 6,000,000 additional shares of common stock in the event certain conditions are met.

      Origin was founded in December 1997, with headquarters in Beijing. Origin specializes in the research, development, production, sale and distribution of agricultural crop seeds with a primary concentration is on hybrid corn seed. They have over four hundred employees and four subsidiaries, one of which is a technology holding corporation to old and manage its intellectual property. Origin operates through several branches in locations in Beijing, Hebei, Gansu, Henan, Liaoning, Jilin, and Sichuan with plans to expand to additional production facilities, sales offices and research stations throughout China's main corn, cotton, and rice agricultural belts.

      If approved, it is anticipated that the transaction will be consummated in the second quarter of 2005.

                                                                         Annex A

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                        CHARDAN CHINA ACQUISITION CORP.,
             DR. RICHARD D. PROPPER, KERRY PROPPER, JIANGNAN HUANG,
                      LI ZHANG, DAN BEHARRY, STEVEN URBACH,
                         STATE HARVEST HOLDINGS LIMITED,
                DR. HAN GENGCHEN, MR. YANG YASHENG, MR. YUAN LIANG,
               MS. ZHAO YUPING, MR. ZHANG WEIDONG, MR. CHEN WEICHENG,
               MS. BO LUXIA, MR. HUANG XILIN, and Mr. HUO QINGTAO

                             -----------------------

                           Dated: December _____ 2004

                             -----------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I        THE ORIGIN STOCK PURCHASE.....................................2

   SECTION 1.01    Purchase and Sale...........................................2

   SECTION 1.02    Purchase Price..............................................2

   SECTION 1.03    Earn-Out Agreement..........................................4

   SECTION 1.04    Allocation of Purchase Price................................5

ARTICLE II       THE CLOSING...................................................5

   SECTION 2.01    The Closing.................................................5

   SECTION 2.02    Deliveries..................................................6

   SECTION 2.03    Additional Agreements.......................................6

   SECTION 2.04    Further Assurances..........................................7

ARTICLE III      REPRESENTATIONS AND WARRANTIES................................7

   SECTION 3.01    The Origin Stock............................................7

   SECTION 3.02    Organization of Origin......................................8

   SECTION 3.03    Authority and Corporate Action; No Conflict.................8

   SECTION 3.04    Consents and Approvals......................................9

   SECTION 3.05    Licenses, Permits, Etc......................................9

   SECTION 3.06    Taxes, Tax Returns and Audits..............................10

   SECTION 3.07    Acquisition Entirely for Own Account.......................10

   SECTION 3.08    Disclosure of Information..................................10

   SECTION 3.09    Accredited Investor........................................11

   SECTION 3.10    Restricted Securities......................................11

   SECTION 3.11    Legends....................................................11

   SECTION 3.12    Brokers....................................................11

   SECTION 3.13    Disclosure.................................................11

   SECTION 3.14    Survival of Representations and Warranties.................12

ARTICLE IV       REPRESENTATION AND WARRANTS OF THE
                   ORIGIN SUBSIDIARIES........................................12

   SECTION 4.01    The Origin Subsidiary Stock................................12

   SECTION 4.02    Organization of the Origin Subsidiaries....................13

   SECTION 4.03    Authority and Corporate Action; No Conflict................13

   SECTION 4.04    Consents and Approvals.....................................14

   SECTION 4.05    Financial Statements.......................................14

   SECTION 4.06    No Undisclosed Liabilities.................................15

   SECTION 4.07    Real Property..............................................15

   SECTION 4.08    Certain Personal Property..................................15

   SECTION 4.09    Non-Real Estate Leases.....................................15

   SECTION 4.10    Accounts Receivable........................................16

   SECTION 4.11    Inventory..................................................16

   SECTION 4.12    Contracts, Obligations and Commitments.....................16

   SECTION 4.13    Licenses, Permits, Etc.....................................17

   SECTION 4.14    Intellectual Property Rights...............................18

   SECTION 4.15    Title to and Condition of Assets...........................20

   SECTION 4.16    Taxes, Tax Returns and Audits..............................23

   SECTION 4.17    Absence of Certain Changes.................................23

   SECTION 4.18    Employee Plans; Labor Matters..............................25

   SECTION 4.19    Compliance with Law........................................25

   SECTION 4.20    No Illegal or Improper Transactions........................26

   SECTION 4.21    Related Transactions.......................................26

   SECTION 4.22    Records....................................................26

   SECTION 4.23    Insurance..................................................26

   SECTION 4.24    Litigation.................................................27

   SECTION 4.25    Settled Litigation.........................................27

   SECTION 4.26    Brokers....................................................27

   SECTION 4.27    Disclosure.................................................27

   SECTION 4.28    Survival of Representations and Warranties.................27

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF CCAC.......................28

   SECTION 5.01    Organization...............................................28

   SECTION 5.02    Capitalization.............................................28

   SECTION 5.03    Authority and Corporate Action; No Conflict................29

   SECTION 5.04    Consents and Approvals.....................................30

   SECTION 5.05    Valid Issuance of Chardan Sub Stock........................30

   SECTION 5.06    Financial Statements.......................................30

   SECTION 5.07    SEC Reports................................................31

   SECTION 5.08    Trust Fund.................................................32

   SECTION 5.09    No Undisclosed Liabilities.................................32

   SECTION 5.10    Absence of Certain Changes.................................32

   SECTION 5.11    Compliance with Law........................................33

   SECTION 5.12    Litigation.................................................33

   SECTION 5.13    Brokers....................................................34

   SECTION 5.14    Survival of Representations and Warranties.................34

   SECTION 5.15    Records....................................................34

ARTICLE VI       COVENANTS OF ORIGIN, THE ORIGIN SUBSIDIARIES.................34

   SECTION 6.01    Conduct of the Business....................................34

   SECTION 6.02    Access to Information......................................36

   SECTION 6.03    Insurance..................................................36

   SECTION 6.04    Protection of Confidential Information;
                     Non-Competition..........................................37

   SECTION 6.05    Post-Closing Assurances....................................39

   SECTION 6.06    No Other Negotiations......................................39

   SECTION 6.07    No Securities Transactions.................................40

   SECTION 6.08    Fulfillment of Conditions..................................40

   SECTION 6.09    Disclosure of Certain Matters..............................40

   SECTION 6.10    Regulatory and Other Authorizations;
                     Notices and Consents.....................................41

   SECTION 6.11    Use of Intellectual Property...............................41

   SECTION 6.12    Related Tax................................................41

   SECTION 6.13    Origin Acquisition.........................................42

   SECTION 6.14    Origin Merger Reorganization...............................42

   SECTION 6.15    Origin Proxy Information...................................42

   SECTION 6.16    Interim Financial Information..............................42

ARTICLE VII      COVENANTS OF CCAC............................................43

   SECTION 7.01    Conduct of the Business....................................43

   SECTION 7.02    Stockholder Meeting........................................44

   SECTION 7.03    Fulfillment of Conditions..................................45

   SECTION 7.04    Disclosure of Certain Matters..............................45

   SECTION 7.05    Chardan Sub Incorporation..................................45

   SECTION 7.06    Post-Closing Assurances....................................46

   SECTION 7.07    Regulatory and Other Authorizations;
                     Notices and Consents.....................................46

   SECTION 7.08    Books and Records..........................................46

ARTICLE VIII     ADDITIONAL COVENANTS OF THE PARTIES..........................47

   SECTION 8.01    Other Information..........................................47

   SECTION 8.02    Mail Received After Closing................................47

   SECTION 8.03    Further Action.............................................48

   SECTION 8.04    Schedules..................................................48

   SECTION 8.05    Execution of Agreements....................................48

   SECTION 8.06    Confidentiality............................................48

   SECTION 8.07    Public Announcements.......................................49

   SECTION 8.08    Board of CCAC - Chardan Sub................................49

   SECTION 8.09    Nominations of Directors...................................50

   SECTION 8.10    CCAC or Chardan Sub........................................50

ARTICLE IX       CONDITIONS TO CLOSING........................................50

   SECTION 9.01    Conditions to Each Party's Obligations.....................50

   SECTION 9.02    Conditions to Obligations of Origin, the Origin
                     Subsidiaries and the Origin Stockholders.................51

   SECTION 9.03    Conditions to Obligations of CCAC..........................53

ARTICLE X        INDEMNIFICATION..............................................57

   SECTION 10.01   Indemnification by Origin Stockholders.....................57

   SECTION 10.02   Indemnification by CCAC....................................57

   SECTION 10.03   Notice, Etc................................................58

   SECTION 10.04   Limitations................................................59

   SECTION 10.05   Adjustment to Purchase Price; Setoff.......................59

   SECTION 10.06   Claims on behalf or in right of CCAC and Chardan Sub.......60

ARTICLE XI       TERMINATION AND ABANDONMENT..................................60

   SECTION 11.01   Methods of Termination.....................................60

   SECTION 11.02   Effect of Termination......................................62

   SECTION 11.03   No Claim Against Trust Fund................................63

ARTICLE XII      DEFINITIONS..................................................64

   SECTION 12.01   Certain Defined Terms......................................64

ARTICLE XIII     GENERAL PROVISIONS...........................................68

   SECTION 13.01   Expenses...................................................68

   SECTION 13.02   Notices....................................................68

   SECTION 13.03   Amendment..................................................69

   SECTION 13.04   Waiver.....................................................69

   SECTION 13.05   Headings...................................................69

   SECTION 13.06   Severability...............................................69

   SECTION 13.07   Entire Agreement...........................................69

   SECTION 13.08   Benefit....................................................70

   SECTION 13.09   Governing Law..............................................70

   SECTION 13.10   Counterparts...............................................70

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated December 20, 2004, among CHARDAN CHINA ACQUISITION CORP., a Delaware corporation ("CCAC"), KERRY PROPPER, an individual, DR. RICHARD D. PROPPER, an individual, JIANGNAN HUANG, an individual, LI ZHANG, an individual, DAN BEHARRY, an individual, STEVEN URBACH, an individual, STATE HARVEST HOLDINGS LIMITED, a British Virgin Islands corporation ("Origin"), and D.HAN GENGCHEN, an individual, MR.YANG YASHENG, an individual, MR.YUAN LIANG, an individual, MS.ZHAO YUPING, an individual, MR.ZHANG WEIDONG, an individual, MR.CHEN WEICHENG, an individual, Ms. BO LUXIA, an individual, Mr. HUANG XILIN, an individual, and Mr. HUO QINGTAO, an individual.

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in Article XII hereof.

      WHEREAS, Origin, through the companies listed on Schedule A hereto ("Origin Subsidiaries"), which include the manner and ownership amounts of such companies by Origin, owns and operates in the Peoples Republic of China ("PRC") the Business, as hereinafter defined; and

      WHEREAS, the Origin Stockholders listed on Schedule B hereto ("Origin Stockholders") are the direct and beneficial owners of all of the outstanding capital stock of Origin (including by means of nominee arrangements, trust, stock power or similar arrangement) (together all stock and other rights or arrangements are referred to as the "Origin Stock"); and

      WHEREAS, subject to the terms and conditions of this Agreement, CCAC will form a wholly owned subsidiary pursuant to the corporate laws of the British Virgin Islands ("Chardan Sub") and consummate a plan of merger ("Plan of Merger") pursuant to which CCAC will be merged with and into Chardan Sub (the "Chardan Merger") at the Closing (as defined in Article II); and

      WHEREAS, subject to the terms and conditions of this Agreement, Origin, either directly or through operational contracts and stock consignment agreement, owns all of the shares of capital  stock of the  Origin  Subsidiaries,  other  than  the  2.04% of each of
Beijing Origin Seed Limited Incorporated and Henan Origin Cotton Technical Limited Company held by Henan Agricultural University and Mr. Gu Dengbin, respectively ("Origin Subsidiary Stock") and through such ownership and contractual arrangements have full right and title to use and benefit from the assets of the Origin Subsidiaries; and

      WHEREAS, subject to the terms and conditions of this Agreement, Chardan Sub at the Closing, shall acquire by an issuance of its capital stock and payment of cash, all of the Origin Stock from the Origin Stockholders ("Origin Stock Purchase").

      IT IS AGREED:

                                   ARTICLE I
                            THE ORIGIN STOCK PURCHASE

      SECTION 1.01 Purchase and Sale. Upon the terms and subject to the conditions hereof, at the Closing, the Origin Stockholders shall sell, transfer, assign and convey to Chardan Sub, and Chardan Sub shall purchase from the Origin Stockholders, all of the right, title and interest of the Origin Stockholders in and to the Origin Stock representing all of the issued and outstanding Origin Stock.

      SECTION 1.02 Purchase Price.

            (a) Subject to adjustment and the holdbacks as hereinafter set forth, the aggregate purchase price ("Purchase Price") to be paid by Chardan Sub to Origin Stockholders or its designees for the Origin Stock shall be the following:

                  (i) $25,000,000 as set forth in Section 1.02 (b) below

                  (ii) certificates representing, in the aggregate, 10,200,000 shares of Chardan Sub's common stock, par value $0.0001 per share ("Chardan Sub Stock"), which will represents no less than 65% of the total outstanding equity capital of the succeeding listing corporation after the Chardan Merger is accomplished, to be delivered to the Origin Stockholders and their designees;

            (b) Payments.

                  (i) Initial Payment. At the Closing, the sum of $10,000,000 (the "Initial Payment"), less the Holdback Amount, will be paid by wire transfer of immediately available United States dollars to Origin Stockholders or their designees as specified in a written notice given to CCAC or Chardan Sub, no later than two business days prior to the Closing, for the purpose of the acquisition of the Origin Stock.

                  (ii) Additional Payments. In the event that any of the following events occur any year after the Closing Date and ending the fiscal year ending December 31, 2008 (or June 30, 2009 if the fiscal year of the combined entity is changed), Chardan Sub shall promptly pay in aggregate to the Origin Stockholders or their designees, as an addition to the Purchase Price, the amounts set forth below in cash by wire transfer to the accounts of the Origin Stockholders as specified on Schedule 1.02(a) in respect of the Origin Stock ownership:

                        (a) If Chardan Sub receives at least $40,000,000 in gross proceeds in additional financing ("Financing Adjustment") as a result of
(1) the call of CCAC's presently outstanding public warrants (which such warrants will be assumed by Chardan Sub at the Closing), (2) Chardan Sub's successful completion of a secondary offering, or (3) the private investment into Chardan Sub by a strategic investor, then the Origin Stockholders or their designees shall be entitled to receive an additional $15,000,000; or

                        (b) If Origin generates a net positive cash flow of not less than $2,000,000 in any fiscal year ending December 31, or June 30, beginning December 31, 2005 or June 30, 2006, respectively depending on the fiscal year ("Earnings Adjustment"), the Origin Stockholders shall be entitled to receive 75% of the net positive cash flow of such fiscal year up to $7,500,000 per year until a total of $15,000,000 has been received; provided that the board of directors of the surviving corporation, solely on the basis of a proposal by Dr. Han, as a director, may reduce the amount to be paid in any one year.

                  (iii) In the event that both an Earnings Adjustment and a Financing Adjustment occurs, the maximum amount to be paid to the Origin Stockholders shall be $15,000,000. For purposes of example only, if Earnings Adjustments have occurred such that the Origin Stockholders are entitled to receive $5,000,000 (in one or more installments) and a

Financing Adjustment subsequently occurs, only the balance of $10,000,000 shall be paid to the Origin Stockholders as a result of a Financing Adjustment for a total of $15,000,000.

                  (iv) If any amount is to be paid on either a Financing Adjustment or Earnings Adjustment, then such amount will be paid to the Origin Stockholders pursuant to the original payment instructions received from Origin's Shareholders prior to the Closing as set forth on Schedule C.

            (c) Holdback. The sum of $250,000 ("Holdback Amount") to be withheld from the Initial Payment, representing a portion of the cash portion of the Purchase Price will be retained by Chardan Sub for a period of 12 months. The Holdback Amount will be security for the indemnification obligations of the Origin Stockholders set forth in Article X. Subject to this section and Article X, on the 12 month anniversary of the Closing, or the first business day thereafter, Chardan Sub shall deliver the Holdback Amount pro rata to the Origin Stockholders (or their designees) in the same proportions as the Initial Payment was allocated among them. Chardan Sub may withhold from the Holdback Amount the equivalent of any amount then in dispute related to the Origin Stockholders indemnification obligations arising pursuant to Article X or for which Chardan Sub has notified the Origin Stockholders of an indemnification Claim. Any withheld Holdback Amount, to the extent not applied in satisfaction of an indemnification Claim, will be paid by Chardan Sub promptly on resolution of the dispute or Claim. Nothing in this section shall be construed as limiting the liability of the Origin Stockholders for indemnification claims or any other claim by Chardan, Chardan Sub or any other rightful claimant, and the Holdback Amount shall not be considered liquidated damages for any breach of this Agreement or any other matter related hereto.

      SECTION 1.03 Earn-Out Agreement. So long as CCAC, following the Closing, on a consolidated basis, achieves or exceeds the after tax profits (excluding any after tax operating profits from any acquisition by Origin that was for the issuance of securities that has a dilutive effect on the holders of common stock of CCAC, or Chardan Sub after the Closing, and before the expenses of the transaction contemplated by this Agreement and the expenses of director and employee options in each of the fiscal years) calculated for the period of July 1 to the succeeding June 30, ending on June 30 in each of 2006, 2007, 2008 and 2009 as set forth below, the Origin

Stockholders shall receive after the Closing the number of shares of Chardan Sub Stock set forth below. Such additional shares shall be issued within 90 days after June 30.

                                           Number of Shares of Consolidated Company to be earned
                                             by each shareholder in the 12 month period ending
                                 -------------------------------------------------------------------------
Name                             June 30, 2006       June 30, 2007       June 30, 2008       June 30, 2009
----                             -------------       -------------       -------------       -------------
A Plus Resources Limited            270,000             270,000             270,000             270,000
HAN Gengchen                        431,976             431,976             431,976             431,976
YUAN Liang                          431,976             431,976             431,976             431,976
YANG Yasheng                        252,027             252,027             252,027             252,027
ZHANG Weidong                        39,237              39,237              39,237              39,237
CHEN Weicheng                        24,600              24,600              24,600              24,600
BO Luxia                             20,739              20,739              20,739              20,739
ZHAO Yuping                          15,619              15,619              15,619              15,619
HUANG Xilin                           6,913               6,913               6,913               6,913
HUO Qingtao                           6,913               6,913               6,913               6,913
                               ----------------    ----------------    ----------------    ----------------
   Total                       1,500,000 shares    1,500,000 shares    1,500,000 shares    1,500,000 shares

                  After Tax Profit Targets for 12 Months Ending
--------------------------------------------------------------------------------
       June 30, 2006    June 30, 2007    June 30, 2008    June 30, 2009

        $11,000,000      $16,000,000      $21,000,000      $29,000,000

      SECTION 1.04 Allocation of Purchase Price. All payments of the Purchase Price shall be made in proportion as requested by the Origin Stockholders as set forth on Schedule C.

                                   ARTICLE II
                                   THE CLOSING

      SECTION 2.01 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Origin Stock Purchase and the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions to Closing set forth in Article IX is fulfilled, at the offices of Graubard Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

      SECTION 2.02 Deliveries.

            (a) Origin Stockholders. At the Closing, each Origin Stockholder will (i) assign and transfer to Chardan Sub all of such Origin Stockholder's right, title and interest in and to his, her or its respective portion of the Origin Stock by delivering to Chardan Sub the certificates representing such Origin Stock, duly endorsed for transfer and free and clear of all liens and
(ii) deliver to Chardan Sub the certificates, opinions and other agreements contemplated by Article IX hereof and the other provisions of this Agreement.

            (b) Chardan Sub. At the Closing, Chardan Sub shall deliver to the Origin Stockholders (i) the cash and shares of Chardan Sub Stock representing the Purchase Price to which each of the Origin Stockholders is entitled pursuant to Sections 1.02 and (ii) the certificates, opinions and other agreements and instruments contemplated by Article IX hereof and the other provisions of this Agreement.

      SECTION  2.03  Additional  Agreements.   At  the  Closing,  the  following
agreements will have been executed and delivered (collectively, the "Transaction Documents"), the effectiveness of each of which is subject to the Closing:

            (a) a Merger Agreement between CCAC and Chardan Sub in a form to be attached as Schedule D hereto;

            (b) the Stock Consignment Agreements in the forms attached hereto as Schedules E, F and G between Origin and the following parties:

                  (1) all shareholders of Beijing Origin Seed Limited  ("Beijing
            Origin") holding 97.96% of the total equity shares of Beijing Origin, except for the Henan Agriculture University who is holding 2.04% of the Beijing Origin's shares;

                  (2) all shareholders  holding 100% of the equity shares of the
            Changchun Origin Seed Technical Development Limited ("Changchun Company"); and

                  (3) all  shareholders  of the Henan Origin  Cotton  Technology
            Development Limited ("Henan Company") holding 97.96% of the total equity shares of the Henan Company, except for Mr. Gu Dengbin, who is holding 2.04% of the Henan Company shares; and

            (c) the Technology Service Agreements between Beijing Origin State Harvest Biotechnology Limited ("Biotechnology Company") and each of Changchun Company, Henan Company and Beijing Origin in the form of Schedule H attached hereto.

      SECTION 2.04 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                      OF ORIGIN AND THE ORIGIN STOCKHOLDERS

      Except for the representations and warranties set forth in Sections 3.7 through 3.12, which are made solely by the Origin Stockholders, severally and not jointly, to CCAC, Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub (as of the Closing) as follows:

      SECTION 3.01 The Origin Stock.

            (a) Ownership. The Origin Stockholders are the registered and beneficial owners of all of the shares of Origin Stock in the amounts set forth in Schedule 3.01(a), free and clear of all Liens, except as set forth in
Schedule 3.01(a), which shares constitute all of the outstanding shares of capital stock of Origin. There are no options, warrants or other contractual rights outstanding which give any Person the right to acquire shares of Origin Stock owned by the Origin Stockholders, whether or not such rights are presently exercisable.

            (b) Capitalization. The authorized capital stock of Origin is set forth in Schedule 3.01(b). All of the outstanding shares of Origin Stock are validly issued, fully paid and non-assessable. There are no options, warrants or other contractual rights outstanding which give any Person the right to require the issuance of any capital stock of Origin, whether or not such rights are presently exercisable.

      SECTION 3.02 Organization of Origin. Origin is an international business company duly organized, validly existing and in good standing under the law of the British Virgin Islands. Origin is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the property owned, leased or operated by Origin or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 3.02), or if not so qualified, such failure or failures, singly or in the aggregate, would not have a material adverse effect on the Business, assets, operations, financial condition, liquidity or prospects of Origin and the Origin Subsidiaries, separately and as a whole ("Origin Material Adverse Effect"). Origin has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

      SECTION 3.03 Authority and Corporate Action; No Conflict.

            (a) Origin and each of the Origin Stockholders has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Origin Stock Purchase and other transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by Origin to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by Origin and the Origin Stockholders in connection with the Origin Stock Purchase has been duly and validly taken. This Agreement and the Transaction Documents to which Origin and each Origin Stockholder is a party has been duly executed and delivered by Origin and each Origin Stockholder and constitutes the valid, binding, and enforceable obligation of Origin and each Origin Stockholder, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy of the United States, BVI and PRC.

            (b) Neither the execution and delivery of this Agreement or any of the other Transaction Documents contemplated hereby by Origin or each Origin Stockholder nor the consummation of the transactions contemplated hereby or thereby will (i) except as set forth in Schedule 3.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Memorandum and Articles of Association of Origin or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Origin or an Origin Stockholder is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of Origin or an Origin Stockholder; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which Origin or an Origin Stockholder is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Origin or an Origin Stockholder.

      SECTION 3.04 Consents and Approvals. Other than as set forth on Schedule 3.04, the execution and delivery of this Agreement and the Transaction Documents by Origin and each Origin Stockholder does not, and the performance of this Agreement and the Transaction Documents by it will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents and would not have an Origin Material Adverse Effect.

      SECTION 3.05 Licenses, Permits, Etc. To the best of the knowledge of each Origin Stockholder, Origin possesses or will possess prior to the Closing all Permits necessary, in all material respects, to own and operate the Business through the Origin Subsidiaries, which necessary Permits are described or are as set forth on Schedule 3.05 hereto. True, complete and correct copies of Permits issued to Origin have previously been delivered to CCAC. To the best of the knowledge of Origin and each Origin Stockholder, Origin is not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice,  the passage of time, or both,  would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor, to the best of the knowledge of Origin and each Origin Stockholder, compliance by Origin with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      SECTION 3.06 Taxes, Tax Returns and Audits. Except as specifically set forth in Schedule 3.09, (a) Origin has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by Origin with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes that are due from or may be asserted against Origin (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of Origin or are being contested in good faith by appropriate proceedings, (c) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to Origin and which could have an Origin Material Adverse Effect, (d) Origin has not given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes, and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of Origin are in force as of the date hereof.

      SECTION 3.07 Acquisition Entirely for Own Account. The Chardan Sub Stock to be acquired by each Origin Stockholder will be acquired for investment for such Origin Stockholder's own account and not with a view to the resale or distribution of any part thereof.

      SECTION 3.08 Disclosure of Information. Each Origin Stockholder acknowledges that all of the SEC Reports (defined in Section 5.06) were fully available to it, and it has reviewed and understands them. Each Origin Stockholder acknowledges that it has received all the information that it has required relating to CCAC and the acquisition of the Chardan Sub Stock. Each Origin Stockholder further represents that it has had an opportunity to ask questions and receive answers from CCAC regarding the terms and conditions of its acquisition of the Chardan Sub Stock.

      SECTION  3.09  Accredited   Investor.   Each  Origin   Stockholder  is  an
"accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

      SECTION 3.10 Restricted Securities. Each Origin Stockholder understands that it will acquire constitutes "restricted securities" from Chardan Sub under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration.

      SECTION 3.11 Legends. It is understood that the certificates evidencing the Chardan Sub Stock shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

      SECTION 3.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Origin, any Origin Subsidiary or any Origin Stockholder.

      SECTION 3.13 Disclosure. No representation or warranty by Origin or any Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION 3.14 Survival of Representations and Warranties. The representations and warranties of Origin and each Origin Stockholder set forth in this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 3.01, 3.02 and
3.03 shall survive without limitation as to time and the representations and warranties set forth in Section 3.06 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE IV
             REPRESENTATION AND WARRANTS OF THE ORIGIN SUBSIDIARIES

      Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub as of the Closing, as follows:

      SECTION 4.01 The Origin Subsidiary Stock.

            (a) Ownership. Origin, either directly or through the Stock Consignment Agreements and/or the Technology Service Agreement set forth in
Section 2.03 is the actual controller of the shares of the Origin Subsidiary Stock, free and clear of all Lien which, except for 2.04% of each of Beijing Origin and Henan Company owned by other parties, shares constitute all of the outstanding shares of capital stock of the Origin Subsidiaries. Except as indicated in the preceding sentence, there are no consignment, operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than Origin) the right to acquire or control any capital stock of the Origin Subsidiaries, whether or not such rights are presently exercisable. Except as indicated in the preceding sentence, there are no operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than Origin) the right to any asset, income, dividend, distribution, property interest or direct or beneficial interest in any, or from any, of the Origin Subsidiaries.

            (b) Capitalization. The authorized capital stock of each Origin Subsidiary is set forth on Schedule A. Except for Beijing Origin State Harvest Biotechnology Limited, the capital of which will be paid in the amount of $1,000,000 at closing by CCAC or Chardan Sub but for which the capital is committed, all of the outstanding shares of capital stock of each Origin Subsidiary are validly issued, fully paid and non-assessable.

      SECTION 4.02 Organization of the Origin Subsidiaries. Each Origin Subsidiary is a corporate entity duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation as set forth on
Schedule 4.02. Each Origin Subsidiary is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by such Origin Subsidiary or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 4.02), or if not so qualified, such failure or failures, in the aggregate, would not have an Origin Material Adverse Effect. No Origin Subsidiary owns, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest, except as set forth on Schedule 4.02. Each Origin Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

      SECTION 4.03 Authority and Corporate Action; No Conflict.

            (a) Each Origin  Subsidiary has all necessary power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. All action, corporate and otherwise, necessary to be taken by each Origin Subsidiary to authorize the execution, delivery and performance of the Transaction Documents in connection with the Origin Stock Purchase has been duly and validly taken. The Transaction Documents have been duly executed and delivered by each Origin Subsidiary party to such agreements and constitute the valid, binding, and enforceable obligation of each of them, enforceable in accordance with their terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by the law and public policy of the PRC.

            (b) Neither the execution nor delivery of the Transaction Documents or any of the other documents contemplated thereby by any Origin Subsidiary nor the consummation of the transactions contemplated thereby will (i) except as set forth in Schedule 4.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the charter documents of any Origin Subsidiary or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any Origin Subsidiary is a party or by which any of them (or any of the properties or assets of Origin) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of such Origin Subsidiary; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which any Origin Subsidiary is a party, or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to any Origin Subsidiary.

      SECTION 4.04  Consents and  Approvals.  Except as listed and  described on
Schedule 4.04, the execution and delivery of the Transaction Documents by each Origin Subsidiary do not, and the performance of the Transaction Documents by each of them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent any of them from performing any of their material obligations under the Transaction Documents and would not cause an Origin Material Adverse Effect.

      SECTION 4.05 Financial Statements. Prior to the execution of this Agreement, Origin has delivered to CCAC consolidated balance sheets as at December 31, 2001, 2002 and 2003, and related consolidated statements of income and source and application of funds for the three years ended December 31, 2003, audited by Origin's Accountants, and the notes, comments, schedules, and supplemental data therein (collectively, the "2003 Financial Statements") and an interim consolidated balance sheet as of September 30, 2004, and related consolidated statements of income and source and application of funds for the nine months then ended, reviewed by Origin's accountants (collectively, the "September Financial Statements"). The 2003 Financial Statements and September Financial Statements will be prepared in accordance with PRC GAAP reconciled to US GAAP or prepared in accordance with US GAAP throughout the periods indicated and fairly present the consolidated financial condition of Origin at their respective dates and the consolidated results of the operations of Origin for the periods covered thereby in accordance with PRC GAAP reconciled to US GAAP or in accordance with US GAAP. The 2003 Financial Statements and September Financial Statements are included in
Schedule 4.05 to this Agreement.

      SECTION 4.06 No Undisclosed Liabilities. No Origin Subsidiary has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the September Financial Statements, and (b) those since September 30, 2004, incurred in the ordinary course of business and consistent with prior practice. The September Financial Statements and Schedule 4.06 together contain an accurate and complete list and description and all liabilities of the Origin Subsidiaries whether or not reflected or reserved against on the September Financial Statements which individually exceeds US $75,000 or, if related liabilities, exceed $75,000 (or the equivalent of US $75,000).

      SECTION  4.07  Real  Property.  The  September  Financial  Statements  and
Schedule 4.07 together contain an accurate and complete list and description of all real estate owned by each Origin Subsidiary as well as any other real estate that is in the possession of or leased by each Origin Subsidiary and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists and accurately describes any leases under which any such Real Property is possessed (the "Real Estate Leases"). No Origin Subsidiary is in default under any of the Real Estate Leases, and no Origin Subsidiary is aware of any default by any of the lessors thereunder.

      SECTION 4.08 Certain Personal Property. The September Financial Statements and Schedule 4.08 together contain an accurate and complete list and description of the material fixed assets of each Origin Subsidiary specifying the location of all material items of tangible personal property of each Origin Subsidiary that were included in its respective September Financial Statements.

      SECTION 4.09 Non-Real Estate Leases. The September Financial Statements and Schedule 4.09 together contain an accurate and complete list and description of all assets and property (other than Real Property and Real Estate Leases) that are used as of the date of this Agreement in the operation of the Business and that are possessed by any Origin Subsidiary under an existing lease. All of such leases are referred to herein as the "Non-Real Estate Leases." No

Origin Subsidiary is in default under any of the Non-Real Estate Leases, and no Origin Subsidiary is aware of any default by any of the lessors hereunder.

      SECTION 4.10 Accounts Receivable. The accounts receivable of each Origin Subsidiary reflected on the September Financial Statements and created after September 30, 2004, are bona fide accounts receivable, created in the ordinary course of business and subject to historical rates of uncollected liabilities, as reserved against on the Origin financial statements, are good and collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof.

      SECTION 4.11 Inventory. The inventory of each Origin Subsidiary consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (a) changes in price levels as a result of economic and market conditions and (b) reserves reflected in the respective September Financial Statements for spoiled and discontinued items.
Schedule 4.11 sets forth an estimate of the inventory of each Origin Subsidiary as of the date of this Agreement, but it is understood that any material or intentional inaccuracy in the Schedule 4.11 estimates will not be a breach of this representation and warranty.

      SECTION 4.12 Contracts, Obligations and Commitments. Except as set forth in the September Financial Statements and on Schedule 4.12 together, other than the Real Estate Leases and the Non-Real Estate Leases, no Origin Subsidiary has any existing contract, obligation or commitment (written or oral) of any nature (other than obligations involving payments of less than $150,000 individually or $150,000 in the aggregate), including without limitation the following:

            (a)   Employment,   bonus,   severance  or  consulting   agreements,
retirement, stock bonus, stock option, or similar plans;

            (b) Loans or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of Origin or such Origin Subsidiary or any agreement or instrument evidencing any guaranty by Origin or such Origin Subsidiary of payment or performance by any other Person;

            (c) Agreements of any kind relating to employment matters such as labor agreements or agreements providing for benefits under any plan;

            (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services, except for purchase and sales orders in the ordinary course of business;

            (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Origin Subsidiary is a party or by which it is bound;

            (f) Agreements which limit the freedom of any Origin Subsidiary to compete in any line of business or in any geographic area or with any Person;

            (g) Agreements providing for disposition of the assets, businesses or a direct or indirect ownership interest in Origin or any Origin Subsidiary;

            (h) Any contract, commitment or arrangement not made in the ordinary course of business of such Origin Subsidiary; or

            (i) Agreements with any Governmental Authority.

Except  as set  forth on  Schedule  4.12,  each  Contract  to which  any  Origin
Subsidiary is a party is a valid and binding obligation of such Origin Subsidiary and, to the best of the knowledge of each Origin Subsidiary and the Origin Stockholders, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that no Origin Subsidiary will terminate any Contract after the date hereof without the prior written consent of CCAC, which consent shall not be unreasonably withheld or delayed), and no Origin Subsidiary has breached any material provision of, nor is in default in any material respect under the terms of any of the Contracts.

      SECTION 4.13 Licenses, Permits, Etc. Schedule 4.13 contains an accurate and complete list and description of all material Permits used in or necessary for the ownership and operation of the Business, and true, complete and accurate copies of all Permits previously have been delivered to CCAC. Each Origin Subsidiary possesses all Permits necessary, in all material respects, to own and operate its portion of the Business. All such Permits are in full force and effect and each Origin Subsidiary and the officers, directors and employees of such Origin Subsidiary have complied and each Origin Subsidiary will comply, and each Origin Subsidiary shall cause its respective officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. No Origin Subsidiary is in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by any Origin Subsidiary with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      SECTION 4.14 Intellectual Property Rights.

            (a) Intellectual Property. Schedule 4.14(a) contains an accurate and complete list and description of all Intellectual Property used by each Origin Subsidiary in connection with the Business, specifying as to each (i) the nature of such right, (ii) the ownership thereof, (iii) the Governmental Authority that has issued or recorded a registration or certificate or similar document with respect thereto or with which an application for such a registration, certificate or similar document is pending and (iv) any applicable registration, certificate or application number. Each Origin Subsidiary has provided CCAC with complete and accurate copies of all registered Intellectual Property of such Origin Subsidiary relating to the Business.

            (b) Other Intellectual Property Rights. Schedule 4.14(b) includes an accurate and complete list and description of all material inventions and trade secrets that each Origin Subsidiary has formally documented and that are owned, used, controlled, authorized for use or held by, or licensed to, such Origin Subsidiary that relate to or are necessary to the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin Subsidiary, together with a designation of the ownership thereof.

            (c) Software. Schedule 4.14(c) includes an accurate and complete list and description of all Software used by each Origin Subsidiary in connection with the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin Subsidiary, together with a designation of ownership.

            (d) Out-Bound Licenses. Schedule 4.14(d) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which (i) any Person is authorized to use any Intellectual Property rights used in connection with the Business or (ii) any right of any Origin Subsidiary in, or such Origin Subsidiary's use of, any Intellectual Property right used in connection with the Business is otherwise materially affected.

            (e) In-Bound Licenses. Schedule 4.14(e) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which each Origin Subsidiary is authorized to use, or can be authorized to use (through, for example, the grant of a sublicense), any Intellectual Property owned by any other Person (including any rights enjoyed by any Origin Subsidiary by reason of its relationship with one of its affiliates) in connection with the Business.

            (f) Ownership. As of the date hereof, each Origin Subsidiary owns, and at the Closing Date, will own all right, title and interest in and to all Intellectual Property rights used in connection with the Business, and those Intellectual Property rights were developed and created solely by employees of such Origin Subsidiary acting within the scope of their employment or by third parties (all of which employees and third parties have validly and irrevocably assigned all of their rights therein to such Origin Subsidiary) and each Origin Subsidiary is duly and validly licensed to use all other Intellectual Property used in connection with the Business, free and clear of royalties (except as otherwise set forth in Schedule 4.14(g)). No Origin Subsidiary has assigned or transferred ownership of, agreed to so assign or transfer ownership of, or granted any exclusive license of or exclusive right to use, any Intellectual Property used in connection with the Business.

            (g) Royalties. Except for licenses listed and accurately and completely described on the September Financial Statements or Schedule 4.14(g) as royalty-bearing, there are (and will be upon Closing) no royalties, honoraria, fees, or other payments payable by any Origin Subsidiary to any Person by reason of the ownership, use, license, sale, or disposition of any Intellectual Property used in connection with the Business.

            (h) Infringement. The Intellectual Property used in connection with the Business by each Origin Subsidiary does not infringe or misappropriate any Intellectual Property rights of any Person under the laws of any jurisdiction. To the best of its knowledge, no notice, claim or other communication (in writing or otherwise) has been received from any Person: (A) asserting any ownership interest in any material Intellectual Property used in connection with the Business; (B) of any actual, alleged, possible or potential infringement, misappropriation or unauthorized use or disclosure of any Intellectual Property used in connection with the Business, defamation of any Person, or violation of any other right of any Person (including any right to privacy or publicity) by any Origin Subsidiary or relating to the Intellectual Property used in connection with the Business; or (C) suggesting or inviting any Origin Subsidiary to take a license or otherwise obtain the right to use any Intellectual Property in connection with the Business. To the best of its knowledge, no Person is infringing, misappropriating, using or disclosing in an unauthorized manner any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by such Origin Subsidiary.

            (i) Proceedings. Except as set forth on Schedule 4.14(i), there are no current or, to the best of its knowledge, threatened Proceedings (including but not limited to any interference, reexamination, cancellation, or opposition proceedings) arising out of a right or claimed right of any person before any Governmental Authority anywhere in the world related to any Intellectual Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by any Origin Subsidiary.

      SECTION 4.15 Title to and Condition of Assets.

            (a) Each Origin Subsidiary has good and marketable title to all the properties and assets owned by it. Except as set forth in the September Financial Statements and Schedule 4.15 together, none of such properties and assets is subject to any Lien, option to purchase or lease, easement, restriction, covenant, condition or imperfection of title or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

            (b) To the best of its knowledge, except as set forth in Schedule 4.15, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable Laws of every Governmental Authority having jurisdiction over any of the Real Property, and every instrumentality or agency thereof. There are no unsatisfied requests for any repairs, restorations or improvements to the Real Property from any Person, including without limitation any Governmental Authority, except such requests of employees as have been denied in the exercise of prudent business and operational practices. There are no outstanding contracts made by any Origin Subsidiary for any improvements to the Real Property which have not been fully paid for. No person, other than each Origin Subsidiary, owns any equipment or other tangible assets or properties situated on the Real Property or necessary to the operation of the Business, except for leased items disclosed in Schedule
4.09 hereto.

            (c) To the best of its knowledge, the use and operation of the Real Property is in full compliance in all material respects with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property and, effective as of the Closing, each Origin Subsidiary shall have the right under all Laws to continue the use and operation of the Real Property in the conduct of the Business. No Origin Subsidiary has received any notice of any violation (or claimed violation) of or investigation regarding any Laws.

            (d) To the best its knowledge, none of the buildings, structures and other improvements located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property in any manner which would have an Origin Material Adverse Effect on the condition (financial or otherwise), assets, operations or results of operations of such Origin Subsidiary, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the Real Property. To the best its knowledge, the Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Business does not constitute a nonconforming use under any Law.

            (e) No Origin Subsidiary has received written notice of, or otherwise had knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have an effect on the ownership, use and operation of any portion of the Real Property for its intended purpose or the value of any material portion of the Real Property, nor has any Origin Subsidiary received written notice of any special assessment proceedings affecting any of the Real Property.

            (f) To the best of its knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities to permit full compliance with the requirement of all Laws. To the best its knowledge, no fact or condition exists which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real Property.

            (g) All Permits, certificates, easements and rights of way, including proof of dedication, required from all governmental entities having jurisdiction over the Real Property for the use and operation of the Real Property in the conduct of the Business and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained.

            (h) No Origin Subsidiary has received written notice and has any knowledge of any pending or threatened condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

            (i) No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

            (j) There are no encroachments or other facts or conditions affecting the Real Property that would be revealed by an accurate survey thereof which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as used, occupied and operated in the conduct of the Business.

      SECTION 4.16 Taxes, Tax Returns and Audits. Except as specifically set forth in the September Financial Statements or Schedule 4.16, (a) each Origin Subsidiary has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by such Origin Subsidiary with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes that are due from or may be asserted against each Origin Subsidiary (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of each Origin Subsidiary or are being contested in good faith by appropriate proceedings, (c) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to any Origin Subsidiary and which could have an Origin Material adverse effect, (d) no Origin Subsidiary has given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of each Origin Subsidiary are in force as of the date hereof.
Schedule 4.16 sets forth all accurate and complete list of each taxing authority to which the Origin Subsidiaries are required or may be required to file notices, returns or payments, with a brief description of the tax or exemption applicable to the Origin Subsidiary.

      SECTION 4.17 Absence of Certain  Changes.  Except as set forth on Schedule
4.17 or agreed by CCAC in advance and incurred in ordinary business in compliance with past practice, no Origin Subsidiary has, since September 30, 2004:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) borrowed or agreed to borrow any funds exceeding $200,000 (or other currency equivalent) except current bank borrowings not in excess of the amount thereof shown on the September Financial Statements;

            (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000 (or other currency equivalent), except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (d) discharged or satisfied any encumbrance exceeding $200,000 (or other currency equivalent) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the September Financial Statements and liabilities incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice;

            (e) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000 (or other currency equivalent), except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

            (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (or other currency equivalent) (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an Origin Material Adverse Effect;

            (g) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an Origin Material Adverse Effect;

            (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

            (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any Origin Subsidiary, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any Origin Subsidiary, whether on account of debt, management fees or otherwise;

            (j) suffered any other material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

            (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (j)).

      SECTION 4.18 Employee Plans; Labor Matters. The September Financial Statements and Schedule 4.18 together contain an accurate and complete list and description of all employee benefits, including without limitation pension, medical insurance, work related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits, which the Origin Subsidiaries are obligated to pay, including amounts and recipients of such payments. Except as disclosed in the September Financial Statements or Schedule 4.18, each Origin Subsidiary has complied with all applicable Laws relating to employment benefits, including, without limitation, pension, medical insurance, work-related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits. All contributions or payments required to be made by each Origin Subsidiary with respect to employee benefits have been made on or before their due dates. Except as disclosed in the September Financial Statements or Schedule 4.18, all such contributions and payments required to be made by any employees of any Origin Subsidiary with respect to the employee benefits have been fully deducted and paid to the relevant Governmental Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of any Origin Subsidiary.

      SECTION 4.19 Compliance with Law. To the best of its knowledge, the Business has been conducted, and is now being conducted, by each Origin Subsidiary in compliance in all material respects with all applicable Laws. No Origin Subsidiary and no officers, directors and employees of any Origin Subsidiary (i) is, and during the past five years was, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the Business; and (ii) has received any notice from any Governmental Authority, and to the best of its knowledge, no Action is threatened which alleges that such Origin Subsidiary has violated, or not complied with, any of the above.

      SECTION 4.20 No Illegal or Improper Transactions. No Origin Subsidiary nor any other officer, director, employee, agent or affiliate of any Origin Subsidiary has offered, paid or agreed to pay to any Person or entity (including any governmental official) or solicited, received or agreed to receive from any such Person or entity, directly or indirectly, in any manner which is in violation of any applicable policy of such Origin Subsidiary, ordinance, regulation or law, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for such Origin Subsidiary, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty.

      SECTION 4.21 Related Transactions. Except as set forth in the September Financial Statements or Schedule 4.21, and except for compensation to employees for services rendered, no Origin Subsidiary and no other current or former director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the Exchange Act) of any Origin Subsidiary is presently, or during the last three fiscal years has been, (a) a party to any transaction with any Origin Subsidiary (including, but not limited to, any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of any Origin Subsidiary nor does any such Person receive income from any source other than such Origin Subsidiary which relates to the business of, or should properly accrue to, such Origin Subsidiary.

      SECTION 4.22 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of each Origin Subsidiary are complete and correct in all material respects, and there have been no material transactions involving any Origin Subsidiary which are required to be set forth therein and which have not been so set forth.

      SECTION 4.23 Insurance.  The September  Financial  Statements and Schedule
4.23 together set forth a complete list and complete and accurate description of all insurance policies maintained by each Origin Subsidiary which are in force as of the date hereof and the amounts of coverage thereunder. During the past three years, no Origin Subsidiary has been refused insurance in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in the September Financial Statements and Schedule 4.23 hereto. Such insurance is adequate to protect each Origin Subsidiary and its financial condition against the risks involved in the conduct of the Business.

      SECTION 4.24 Litigation. Except as set forth in Schedule 4.24, there are no Actions by any Governmental Authority or Person by or against any Origin Subsidiary, nor to the best of its knowledge, any threatened Action by any Governmental Authority or Person against any Origin Subsidiary. No Origin Subsidiary or any of their respective property is subject to any Action by an Governmental Authority or Person which would cause an Origin Material Adverse Effect.

      SECTION 4.25 Settled Litigation. Schedule 4.25 sets forth a description of all threatened, withdrawn, settled or litigated claims against the Origin Subsidiaries during the last three years.

      SECTION 4.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Origin Subsidiary or Origin Stockholder.

      SECTION 4.27 Disclosure. No representation or warranty by any Origin Subsidiary or Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION   4.28   Survival   of   Representations   and   Warranties.   The
representations and warranties of each Origin Subsidiary set forth in this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 shall survive without limitation as to time and the representations and warranties set forth in Section 4.16 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CCAC

      CCAC represents and warrants to Origin, each Origin Subsidiary and each Origin Stockholder as follows:

      SECTION 5.01 Organization. CCAC is a corporation duly organized, validly existing and in good standing under the law of Delaware and Chardan Sub will be organized under the laws of the BVI, respectively.

      SECTION 5.02 Capitalization.

            (a) Capitalization.

                  (i) The authorized capital stock of CCAC includes 20,000,000 shares of common stock and 1,000,000 shares of preferred stock of which 4,906,000 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. There are 8,050,000 warrants outstanding to purchase up to 8,050,000 shares of common stock at a current exercise price of $5.00 per share (the number and price subject to adjustment), expiring March 22, 2009 and 350,000 warrants exercisable at $9.90 to purchase 350,000 shares of common stock and 700,000 underlying warrants, each exercisable for one share at $6.40 per underlying warrant. Except as set forth on Schedule 5.02(a), there are no other options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of CCAC.

                  (ii) The authorized capital stock of Chardan Sub will include 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 100 shares of common stock will be issued and outstanding solely to CCAC and no shares of preferred stock will be issued and outstanding. There will be no options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of Chardan Sub.

                  (iii) Upon the merger of CCAC with and into Chardan Sub, for the purpose of re-domestication into the BVI, (i) there will be issued 4,906,000 shares of common stock to the current shareholders of CCAC, and the existing 100 shares of Chardan Sub Stock issued and outstanding shares of Chardan Sub Stock will be extinguished as a contribution to capital and (ii) there will be assumed the obligation to issue up to 9,100,000 shares of common stock upon exercise of the currently outstanding CCAC warrants and options set forth herein and on Schedule 5.02(a).

                  (iv) Upon the acquisition of Origin as contemplated by this Agreement, there will be issued the shares of Chardan Sub Stock as set forth elsewhere in this Agreement.

            (b) Ownership. CCAC will be the registered and sole beneficial owner of all the currently issued and outstanding shares of Chardan Sub Stock, aggregating 100 shares.

            (c) Disputes. There are no disputes, arbitrations or litigation proceedings involving CCAC with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of CCAC.

            (d) Issuances. Except for the issuance of common stock, warrants and options as set forth in the SEC Reports of Chardan and the Registration Statement on Form SB-2, SEC Registration Statement No. 333-111970, there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of CCAC.

            SECTION 5.03 Authority and Corporate Action; No Conflict.

      (a) CCAC has all necessary corporate power and authority to enter this Agreement and, subject to the requirement to obtain stockholder approval, to consummate the transactions contemplated hereby. Except for the actions required to redomesticate CCAC in the British Virgin Islands, all board of directors action necessary to be taken by CCAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this transaction has been duly and validly taken. This Agreement has been duly executed and delivered by CCAC and constitutes the valid, binding, and enforceable obligation of CCAC, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy and (iii) as enforceability may be limited by the absence of stockholder approval.

            (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by CCAC nor (assuming receipt of stockholder approval) the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under,
(A) the Certificate of Incorporation or By-Laws of CCAC or (B) any law, statute, regulation, order, judgment or decree or any instrument contract or other agreement to which CCAC is a party or by which CCAC (or any of the properties or assets of CCAC) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of CCAC; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which CCAC is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to CCAC.

      SECTION 5.04 Consents and Approvals. Other than the requirement to obtain stockholder approval, satisfy the redomestication and merger requirements of Delaware and the British Virgin Islands or as set forth on Schedule 5.04, the execution and delivery of this Agreement and the Transaction Documents by CCAC does not, and the performance of this Agreement and the Transaction Documents by each will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents.

      SECTION 5.05 Valid Issuance of Chardan Sub Stock. At the Closing, the shares of Chardan Sub Stock to be issued to the Origin Stockholders hereunder will be duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute legally binding obligations of Chardan Sub in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

      SECTION 5.06 Financial Statements.

            (a) The audited consolidated financial statements and the unaudited consolidated financial statements of CCAC included in CCAC's Annual Report on Form 10-KSB and its Quarterly Reports on Form 10-QSB that are referred to in Section 5.06 fairly present in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of CCAC as of the dates thereof and CCAC's results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments which were not or are not expected to be material in amount). The balance sheet of CCAC as of September 30, 2004 that is included in such financial statements is referred to herein as "CCAC's Balance Sheet."

            (b) Attached hereto as Schedule 5.06(b) is an unaudited, unreviewed balance sheet prepared by management of CCAC as of a date within seven days prior to the date of this Agreement of CCAC, prepared in accordance with GAAP, applied on a consistent basis with prior practice of CCAC.

      SECTION 5.07 SEC Reports.

            (a) CCAC has  delivered  to Origin or there have been  available  by public means (i) CCAC's Annual Report on Form 10-KSB for the period ended December 31, 2003, (ii) CCAC's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004 and September 30,2004 (iii) CCAC's prospectus, dated March 16, 2004, relating to its initial public offering of securities, and (iv) all other reports filed by CCAC under the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

            (b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all material respects with the requirements of the Laws applicable to CCAC for such SEC Report, including the Securities Act and the Exchange Act.

            (c) Each SEC Report as of its filing date and the prospectus referred to in clause (iii) of Section 5.07(a), as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. CCAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise materially complied with all requirements of the Securities Act and the Exchange Act.

      SECTION 5.08 Trust Fund. As of the date hereof and at the Closing Date, CCAC has and will have no less than $20,527,500 invested in Government Securities in a trust account with JPMorgan Chase NY Bank, administered by Continental Stock Transfer & Trust Company, less such amounts, if any, as CCAC is required to pay to stockholders who elect to have their shares redeemed in accordance with the provisions of CCAC's Certificate of Incorporation.

      SECTION 5.09 No Undisclosed Liabilities. CCAC does not have any liabilities, debts or cash contingencies, pledges in any form, obligations, undertakings or arrangements, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on CCAC's Balance Sheet; and (b) those incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice.

      SECTION 5.10 Absence of Certain  Changes.  Except as set forth on Schedule
5.10 or as contemplated by this Agreement and those incurred in ordinary business consistent with past practice, CCAC has not, since September 30, 2004:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) been removed from trading on the OTC-BB because of a breach or violation of any applicable laws, or received notice by any security supervisory agencies warning or punishing CCAC due to a violation of exchange market rules or receive notice of termination or suspension in trading on the OTC-BB, except for suspensions for trading in normal situations.

            (c) borrowed or agreed to borrow any funds exceeding $200,000, except current bank borrowings not in excess of the amount thereof shown on the Balance Sheet;

            (d) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000, except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (e) discharged or satisfied any encumbrance exceeding $200,000 other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the Balance Sheet and liabilities incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice;

            (f) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000, except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

            (g) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an CCAC Material Adverse Effect;

            (h) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an CCAC Material Adverse Effect;

            (i) suffered any other serious material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

            (j) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (i)).

      SECTION 5.11 Compliance with Law. The business of CCAC has been conducted, and is now being conducted, in compliance in all material respects with all applicable Laws. CCAC and its officers, directors and employees (i) are not, and during the periods of CCAC's existence were not, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the businesses of CCAC; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of CCAC none is threatened, alleging that CCAC has violated, or not complied with, any of the above.

      SECTION 5.12 Litigation. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of CCAC, threatened against CCAC at law or in equity before any Governmental Authority. Neither CCAC nor any of their property is subject to any order, judgment, injunction or decree that would have a material adverse effect on the business or financial condition of CCAC.

      SECTION 5.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of CCAC.

      SECTION 5.14 Survival of Representations and Warranties. The representations and warranties of CCAC set forth in this Agreement shall survive the Closing for a period of four years, except that the representations in
Section 5.02 shall survive without limitation as to time.

      SECTION 5.15 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of CCAC are complete and correct in all material respects, and there have been no material transactions involving CCAC which are required to be set forth therein and which have not been so set forth.

      SECTION 5.16 Disclosure. No representation or warranty by CCAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to Origin Stockholders or any Origin Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI
                  COVENANTS OF ORIGIN, THE ORIGIN SUBSIDIARIES
                           AND THE ORIGIN STOCKHOLDERS

      SECTION 6.01 Conduct of the Business. Origin, each Origin Subsidiary and each Origin Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or with the prior written consent of CCAC, they shall, and shall use their best efforts to cause Origin each Origin Subsidiary to:

            (a) conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business, except as required to reorganize for the purpose of satisfying Section 6.14 hereof, to preserve substantially intact the business organization of each Origin Subsidiary, to keep available the services of the current employees of each Origin Subsidiary, to preserve the current relationships of each Origin Subsidiary with customers and other persons with which each Origin Subsidiary has significant business relations and to comply with all Laws;

      (b) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the Origin Stock or Origin Subsidiary Stock, or enter into any discussions or negotiations with any other party to do so;

      (c) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of any Origin Subsidiary, other than consistent with past practices and in the ordinary course of business of each Origin Subsidiary or enter into any discussions or negotiations with any other party to do so;

      (d) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not issue any shares of capital stock of Origin or any Origin Subsidiary or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of Origin or any Origin Subsidiary or any options therefor or any securities convertible into or exchangeable for capital stock of Origin or any Origin Subsidiary or enter into any agreements in respect of the ownership or control of such capital stock;

      (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of Origin or any Origin Subsidiary or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of any Origin Subsidiary;

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of any Origin Subsidiary or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) not to amend the Memorandum and Articles of Association (or other organizational documents) of Origin or any Origin Subsidiary;

            (h) except as required to  reorganize  for the purpose of satisfying
Section 6.14, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 6.02 Access to Information.

            (a) Between the date of this Agreement and the Closing Date, Origin, each Origin Subsidiary and each Origin Stockholder will (i) permit CCAC and its Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of Origin, each Origin Subsidiary and the Business; (ii) permit CCAC and its Representatives to make such inspections thereof as CCAC may reasonably request; and (iii) furnish CCAC and its Representatives with such financial and operating data (including without limitation the work papers of Origin's Accountants) and other information with respect to Origin and each Origin Subsidiary and the Business as CCAC may from time to time reasonably request.

            (b) Between the date of this Agreement and the Closing Date, CCAC shall be permitted to meet with and interview all employees of each Origin Subsidiary.

      SECTION 6.03 Insurance. Through the Closing Date, Origin and each Origin Stockholder shall cause Origin and each Origin Subsidiary to maintain insurance policies providing insurance coverage for the Business and the assets of Origin and each Origin Subsidiary of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

      SECTION 6.04 Protection of Confidential Information; Non-Competition.

            (a) Confidential Information. Each Origin Stockholder acknowledges that:

                  (i) As a result of their stock  ownership of and employment by the Origin Subsidiaries, they have obtained secret and confidential information concerning the Business, including, without limitation, financial information, trade secrets and "know-how," customers, and certain methodologies ("Confidential Information").

                  (ii) The Origin  Subsidiaries will suffer  substantial  damage which  will  be  difficult  to  compute  if  they  should  divulge  Confidential
Information   or  enter  a  business   competitive   with  that  of  the  Origin
Subsidiaries.

                  (iii) The provisions of this Section are reasonable and necessary for the protection of the Business.

            (b) Maintain Confidentiality. Each Origin Stockholder agrees to not at any time after the date hereof divulge to any person or entity any Confidential Information obtained or learned as a result of stock ownership of Origin or any Origin Subsidiary and employment by Origin or any Origin Subsidiary except (i) with the express written consent of CCAC on or before the Closing Date and of Chardan Sub's Board of Directors thereafter; (ii) to the extent that any such information is in the public domain other than as a result of a breach of any obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process. If any Origin Stockholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, it will promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail, Origin or the relevant Origin Subsidiary and, at Origin or the relevant Origin Subsidiary's expense, shall: (i) take all reasonably necessary steps required by Origin or the relevant Origin Subsidiary to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit Origin or the relevant Origin Subsidiary to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

            (c) Records. At the Closing, each Origin Stockholder will promptly deliver to Origin and each Origin Subsidiary all original memoranda, notes, records, reports, manuals, formula and other documents relating to the Business and all property associated therewith, which they then possess or have under their control; provided, however, that they shall be entitled to retain copies of such documents reasonably necessary to document their financial relationship with Origin and Origin Subsidiary.

            (d) Non-Compete. During the Non-Competition Period, no Origin Stockholder, without the prior written permission of Origin, shall, anywhere in the PRC, Hong Kong and Taiwan, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below); (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by Origin, any Origin Subsidiary or any other Origin Stockholder in the six-month period prior to the date that all relationships of such person terminates with Origin, any Origin Subsidiary or other Origin Stockholder; or (v) solicit, interfere with, or endeavor to entice away from Origin, any Origin Subsidiary or any Origin Stockholder, for the benefit of a Competitive Business, any of its customers or other persons with whom Origin, any Origin Subsidiary or any Origin Stockholder has a business relationship. However, nothing in this Agreement shall preclude them from investing their personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in their beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

            (e) Injunctive Relief. If any Origin Stockholder breaches, or threatens to breach, any of the provisions of Sections 6.04 (b), (c) or (d), Origin and each Origin Subsidiary shall have the right and remedy to have the provisions of this Section 6.04 specifically enforced by any Governmental Authority, it being acknowledged and agreed by each Origin Stockholder that any such breach or threatened breach will cause irreparable injury to Origin and the Origin Subsidiaries and that money damages will not provide an adequate remedy.

            (f)  Modification  of Scope.  If any provision of Sections 6.04 (b),
(c) or (d) is held to be unenforceable because of the scope, duration or area of its applicability, the Governmental Authority making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

            (g) Competitive Business. As used in this Agreement,

                  (i) "Competitive Business" means any business which operates in any aspect of the Business; and

                  (ii) "Non-Competition Period" means the period beginning on the Closing Date and ending on the later of five years from the Closing Date or two years after the date all relationships between an Origin Stockholder and Origin or an Origin Subsidiary have been terminated, including relationships as a consultant or employee.

      SECTION 6.05 Post-Closing Assurances. Origin and each Origin Subsidiary from time to time after the Closing, at CCAC's request, will take such other actions and execute and deliver such other documents, certifications and further assurances as CCAC may reasonably require in order to manage and operate Origin and the Origin Subsidiaries and the Business, including but not limited to executing such certificates as may be reasonably requested by CCAC's Accountants in connection with any audit of the financial statements of Origin and any Origin Subsidiary for any period through the Closing Date.

      SECTION 6.06 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, neither any Origin Stockholder nor Origin nor any Origin Subsidiary shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of Origin, any Origin Subsidiary or of any part of their respective assets or the Business (in whole or in part), nor shall any Origin Stockholder or Origin Subsidiary provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Origin, each Origin Stockholder and each Origin Subsidiary shall immediately notify CCAC of any such inquiries or proposals or requests for information for such purpose.

      SECTION 6.07 No Securities Transactions. No Origin Stockholder nor any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of CCAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Each Origin Subsidiary shall use its best efforts to require each of its officers, directors, employees, agents and Representatives to comply with the foregoing requirement.

      SECTION 6.08 Fulfillment of Conditions. Each Origin Stockholder and each Origin Subsidiary shall use their best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

      SECTION 6.09 Disclosure of Certain Matters. From the date hereof through the Closing Date, Origin, each Origin Subsidiary and each Origin Stockholder shall give CCAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained herein to be inaccurate or otherwise misleading, (c) gives Origin, each Origin Subsidiary and each Origin Stockholder any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of any Origin Subsidiary or (e) would require any amendment or supplement to the Proxy Statement.

      SECTION 6.10 Regulatory and Other Authorizations; Notices and Consents.

            (a) Origin, each Origin Subsidiary and each Origin Stockholder shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with CCAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) Origin, each Origin Subsidiary and each Origin Stockholder shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as CCAC may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

            (c) CCAC shall cooperate and use all reasonable efforts to assist Origin, each Origin Subsidiary and each Origin Stockholder in giving such notices and obtaining such consents and estoppel certificates; provided, however, that CCAC shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which CCAC in its sole discretion may deem adverse to the interests of CCAC, the Origin Subsidiaries or the Business.

      SECTION 6.11 Use of Intellectual Property. Each Origin Stockholder acknowledges that from and after the Closing, all the Intellectual Property of any kind related to or used in connection with the Business shall be owned by Origin or an Origin Subsidiary, that no Origin Stockholder nor any of their affiliates shall have any rights in the Intellectual Property and that no Origin Stockholder nor any of their affiliates will contest the ownership or validity of any rights of Chardan Sub, Origin or any Origin Subsidiary in or to the Intellectual Property.

      SECTION 6.12 Related Tax. Each Origin Stockholder covenants and agrees to pay any tax and duties assessed on the part of such Origin Stockholder in connection with, or as a result of the issuance of the Chardan Sub Stock and other consideration received pursuant to this Agreement required by any Governmental Authority.

      SECTION 6.13 Origin Acquisition. Origin, each Origin Subsidiary and each Origin Stockholder shall do all things necessary in order to effectuate and consummate the Origin Acquisition.

      SECTION 6.14 Origin Merger Reorganization. Prior to the Closing, Origin and the Origin Subsidiaries will be prepared to be reorganized such that at the Closing there will be a parent holding corporation formed under British Virgin Islands law with the wholly and beneficially owned or controlled companies as set forth on Schedule A.

      SECTION 6.15 Origin Proxy Information. As a condition to CCAC calling and holding the Stockholder Meeting (as hereinafter defined), Origin, the Origin Subsidiaries and the Origin Stockholders will furnish to CCAC such information as is reasonably required by CCAC for the preparation of the Proxy Statement (as hereinafter defined) in accordance with the requirements of the Commission (as hereinafter defined), including full and accurate descriptions of the Business, material agreements affecting the Business, Origin and the Origin Subsidiaries and the reorganization of Origin and the Origin Subsidiaries, the Origin Stockholders and the audited consolidated financial statements of Origin and the Origin Subsidiaries for each of the three years ended December 31, 2003, which financial statements will include a balance sheet, statement of operations and statement of cash flows, prepared in accordance with either PRC GAAP reconciled to US GAAP or entirely in US GAAP, together with footnotes and interim consolidated quarterly financial statements for the quarter ended September 30, 2004, as required by the rules and regulations of the Commission for combination proxy statement disclosure (collectively, "Origin Proxy Information"). The Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

      SECTION 6.16 Interim Financial Information. From the date of this Agreement until the Closing, Origin and the Origin Subsidiaries shall provide to CCAC a copy of (i) the monthly internal management report of financial information concerning Origin and the Origin Subsidiaries on an individual and consolidated basis, and (ii) a monthly pro forma balance sheet and income statement on an individual and consolidated basis for Origin and the Origin Subsidiaries. The above interim financial information shall be delivered to CCAC within twenty-five (25) days after each monthly anniversary of the date of this Agreement. Origin and the

Origin Subsidiaries will prepare the above financial information in good faith in accordance with PRC GAAP.

                                  ARTICLE VII
                                COVENANTS OF CCAC

      SECTION 7.01 Conduct of the Business. CCAC covenants and agrees that, from the date hereof through the Closing Date, except (i) in the context of an unsolicited, bona fide written proposal for a superior transaction or consummation of a superior transaction, (ii) as otherwise set forth in this Agreement or (iii) with the prior written consent of Origin, it shall:

            (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of their business, except as required to reorganize for the purpose of redomestication, to preserve substantially intact the business organization of each CCAC and Chardan Sub (when established), to preserve the current relationships of CCAC and Chardan Sub with customers and other persons with which they have has significant business relations and to comply with all Laws;

            (b) except as required to reorganize for the purpose of redomestication, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of CCAC or Chardan Sub (when established);

            (c) except as required to reorganize for the purpose of redomestication, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of CCAC and Chardan Sub (when established), other than consistent with past practices and in the ordinary course of business of CCAC and Chardan Sub (when established);

            (d) except as required to reorganize for the purpose of redomestication, not issue any shares of capital stock of CCAC and Chardan Sub (when established) or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of CCAC and Chardan Sub (when established) or any options therefor or any securities convertible into or exchangeable for capital stock of CCAC and

Chardan Sub (when established) or enter into any agreements in respect of the ownership or control of such capital stock;

            (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of CCAC and Chardan Sub (when established) or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of CCAC and Chardan Sub (when established);

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of CCAC and Chardan Sub (when established) or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) except as required to reorganize for the purpose of redomestication, not to amend the Certificate of Incorporation or By-laws or Memorandum and Articles of Association (or other organizational documents) of CCAC and Chardan Sub (when established);

            (h)  except  as   required   to   reorganize   for  the  purpose  of
redomestication, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 7.02 Stockholder Meeting. CCAC shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement as required by CCAC's certificate of incorporation. The directors of CCAC shall recommend to its stockholders that they vote in favor of the adoption of such matter. In connection with such meeting, CCAC (a) will file with the Securities and Exchange Commission ("Commission") as promptly as practicable a proxy statement meeting the requirements of the Exchange Act ("Proxy Statement") and all other proxy materials for such meeting, (b) upon receipt of approval from the Commission, will mail to its stockholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting. As a condition to the filing and distribution to the CCAC stockholders of the Proxy Statement, CCAC will have received the Origin Proxy Information.

      SECTION 7.03 Fulfillment of Conditions. From the date hereof to the Closing Date, CCAC shall use its best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of CCAC in such manner that on the Closing Date the representations and warranties of CCAC contained herein shall be accurate as though then made).

      SECTION 7.04 Disclosure of Certain Matters. From the date hereof through the Closing Date, CCAC shall give Origin, the Origin Subsidiaries and the Origin Stockholders prompt written notice of any event or development that occurs that
(a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of CCAC contained herein to be inaccurate or otherwise misleading, (c) gives CCAC any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of CCAC, or (e) would require any amendment or supplement to the Proxy Statement.

      SECTION 7.05 Chardan Sub Incorporation. CCAC will cause Chardan Sub to be incorporated and duly organized, to adopt the Plan of Merger, to effectuate the Chardan Merger, to issue the Chardan Sub Stock and to do all other things as are necessary for it to do as a constituent corporation to the Chardan Merger. The Board of Directors of Chardan Sub following the Closing shall consist of seven directors, five of whom shall be appointed by the Origin Stockholders and two of whom shall be appointed by CCAC.

      SECTION 7.06 Post-Closing Assurances. CCAC and Chardan Sub from time to time after the Closing, at Origin or Origin Stockholders' request, will take such other actions and execute and deliver such other documents, certifications and further assurances as Origin or Origin Stockholders may reasonably require in order to manage and operate CCAC and Chardan Sub and the Business, including but not limited to executing such certificates as may be reasonably requested by Origin or Origin Stockholders' Accountants in connection with any audit of the financial statements of CCAC and Chardan Sub for any period through the Closing Date.

      SECTION 7.07 Regulatory and Other Authorizations; Notices and Consents.

            (a) CCAC and Chardan Sub (when established) shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with Origin, Origin Subsidiary or Origin Stockholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) CCAC and Chardan Sub (when established) shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as Origin, Origin Subsidiary or Origin Stockholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      SECTION 7.08 Books and Records.

            (a) On and after the Closing Date, CCAC will cause Chardan Sub (when established) to permit the Origin Stockholders and their Representatives, during normal business hours, to have access to and to examine and make copies of all books and records of the Origin Subsidiaries which are delivered to CCAC pursuant to this Agreement and which relate to the

Business or the Origin Subsidiaries or to events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date to the extent reasonably necessary to the Origin Stockholders in connection with preparation of any Tax returns, Tax audits, government or regulatory investigations, lawsuits or any other matter in which the Origin Stockholders are a party to the proceeding or in which they have a reasonable business interest.

            (b) CCAC will cause Chardan Sub to preserve and keep all books and records with respect to the Origin Subsidiaries and the Business for a period of at least seven years from the Closing Date. After such seven year period, before Chardan Sub (when established) shall dispose of any such books and records, at least 90 days' prior written notice to such effect shall be given by Chardan Sub to the Origin Stockholders and the Origin Stockholders shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books or records as they may select.

                                  ARTICLE VIII
                       ADDITIONAL COVENANTS OF THE PARTIES

      SECTION 8.01 Other Information. If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of the Origin Subsidiaries, it is necessary that either Party be furnished with additional information relating to such Origin Subsidiaries or the Business, and such information is in the possession of the other Party, such Party agrees to use its best efforts to furnish such information in a timely manner to such other Party, at the cost and expense of the Party being furnished such information.

      SECTION 8.02 Mail Received After Closing.

            (a) If Chardan Sub or any Origin Subsidiary receives after the Closing any mail or other communications addressed to any Origin Stockholder, Chardan Sub may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to the Origin Subsidiaries. Chardan Sub will deliver promptly or cause to be delivered to the Origin
Stockholders all other mail addressed to them and the contents thereof which does not relate to the Origin Subsidiaries or the Business.

            (b) If any Origin Stockholder receives after the Closing Date mail or other communications addressed to them which relate to Origin or the Origin Subsidiaries, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to Chardan Sub and Origin.

      SECTION 8.03 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      SECTION 8.04 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Section 8.02(a), the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

      SECTION 8.05 Execution of Agreements. On or before the Closing Date, CCAC, Origin, each Origin Subsidiary and each Origin Stockholder shall execute and deliver each Transaction Document which it is a party to.

      SECTION 8.06 Confidentiality. Origin, each Origin Subsidiary and each Origin Stockholder, on the one hand, and CCAC and, on and after the Closing Date, Chardan Sub, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      SECTION 8.07 Public Announcements. From the date of this Agreement until Closing or termination, CCAC, Origin, each Origin Subsidiary and each Origin Stockholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of CCAC (in the case of Origin, each Origin Subsidiary and each Origin Stockholder) or Origin (in the case of CCAC), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

      SECTION 8.08 Board of CCAC - Chardan Sub.

            (a) The board of directors of CCAC or Chardan Sub after the Closing (whichever is the public company) will consist of 9 persons. The Proxy Statement will present the following persons as nominees for election as directors for a period of one year after the Closing, or until their successor is elected and take office: Kerry Propper, one additional member of the CCAC team, and 5 members from Origin. In addition, the membership of the board of directors will comply with the requirements in Article X hereof for the existence of the Independent Committee.

            (b) For a period of three years after the Closing, each non-employee director of CCAC or Chardan Sub after the Closing will receive options to purchase shares of common stock issued on his election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years in such number as to be determined in good faith negotiations between CCAC and Origin prior to the Closing. The options will be issued under a stock option plan approved by the board of directors and stockholder and the underlying common stock will be registered for issuance upon exercise. The non-employee directors will be reimbursed their expenses and paid such amount as to be determined in good faith negotiations between CCAC and Origin prior to the Closing for attendance at each meeting of the board and committee on which they serve.

      SECTION 8.09 Nominations of Directors. Origin, the Origin Stockholders, CCAC and Chardan Sub (after the Closing) agree that for a period of three years after the Closing, they and any persons over which they have influence, shall use their best efforts to nominate Kerry Propper and one additional person for election as directors of CCAC and Chardan Sub after the Closing, subject to any obligations imposed by law, rule or regulation on any nominating committee.

      SECTION 8.10 CCAC or Chardan Sub. After the Closing, CCAC or Chardan Sub shall be responsible for payment of the $1,000,000 capital contribution for Beijing Origin State Harvest Biotechnology Limited, and to the extent such capital is paid by Dr. Han to take such action as to fully reimburse him for any advances of the capital contribution.

                                   ARTICLE IX
                             CONDITIONS TO CLOSING

      SECTION 9.01 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

            (a) Approval by CCAC's Stockholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the common stockholders of CCAC in accordance with CCAC's certificate of incorporation and the aggregate number of shares of CCAC's Common Stock held by stockholders of CCAC (other than the Initial Stockholders) who exercise their right to convert the shares of common stock of CCAC owned by them into cash in accordance with CCAC's certificate of incorporation shall not constitute 20% or more of the number of shares of CCAC's Common Stock outstanding as of the date of this Agreement and owned by Persons other than the Initial Stockholders.

            (b) Litigation. No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated hereby or instrumental to the consummation of the transactions contemplated hereby, and no action or proceeding by any governmental authority shall be pending or threatened (including by suggestion through investigation) by any person, firm, corporation, entity or Governmental Authority, which questions, or seeks to enjoin, modify, amend or prohibit (a) the reorganization of Origin and Origin Subsidiaries, (b) the ownership of Origin and the Origin Subsidiaries, (c) the purchase and sale and issuance of the Chardan Sub Stock, (d) the Plan of Merger,
(e) the Chardan Merger, (f) the Stockholders Meeting and use of the Proxy Statement by CCAC, or (g) the conduct or ownership (direct or indirect or beneficial) in any material respect the Business as a whole or any material portion of the Business conducted or to be conducted by an Origin Subsidiary or Origin Stockholder.

            (c) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each Party.

      SECTION 9.02 Conditions to Obligations of Origin, the Origin Subsidiaries and the Origin Stockholders. The obligations of Origin, each Origin Subsidiary and each Origin Stockholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a)  Deliveries.  Chardan Sub shall have  delivered  the Chardan Sub
Stock and made the payments specified in Section 2.02 and the Origin Stockholders shall have received confirmations of the payment of the cash portion thereof and such other documents, certificates and instruments as may be reasonably requested by Origin, the Origin Subsidiaries and Origin Stockholders.

            (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of CCAC contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by CCAC on or before the Closing shall have been materially complied with, and CCAC shall have delivered a certificate signed by a duly authorized officer thereof to such effect.

            (c) Legal Opinion. Origin, the Origin Subsidiaries and the Origin Stockholders shall have received from Graubard Miller, counsel to CCAC, a legal opinion addressed to Origin, the Origin Subsidiaries and the Origin Stockholders and dated the Closing Date.

            (d) Chardan Sub. The Chardan Sub will be an existing company under the laws of the British Virgin Islands with the name Origin Agritech Limited.

            (e) Consents. CCAC and Chardan Sub shall have obtained and delivered to Origin, the Origin Subsidiaries and the Origin Stockholders consents of all third parties, as appropriately required for the consummation of the transactions contemplated by this Agreement.

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by CCAC at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects.

            (g) No Adverse Changes. At the Closing, there shall have been no material adverse change in the assets, liabilities or financial condition of CCAC and Chardan Sub from that shown in the CCAC Balance Sheet and related statements of income. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of Origin, would have had a material adverse effect on the operations, financial condition or prospects of CCAC and Chardan Sub.

            (h) Supplemental Disclosure. If CCAC or Chardan Sub shall have supplemented or amended any schedule pursuant to their obligations set forth in
Section 8.04 in any material respect, Origin, the Origin Subsidiaries and the Origin Stockholders shall give notice to CCAC that as a result of information provided to Origin, the Origin Subsidiaries and the Origin Stockholders in connection with any or all of such amendments or supplements, Origin, the Origin Subsidiaries and the Origin Stockholders have determined not to proceed with the consummation of the transactions contemplated hereby.

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by CCAC and Chardan Sub in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by CCAC and Chardan Sub, as appropriate, as of the Closing, shall have been delivered to Origin, the Origin Subsidiaries and the Origin Stockholders.

            (j) Employment and Option Agreements. Origin will have entered into, effective as of the Closing, the employment agreements provided for in Section 9.03(k) of this Agreement.

            (k) Trustee Notice. CCAC (or Chardan Sub), simultaneously with the Closing, will deliver to the trustee of the trust account of CCAC (or Chardan
Sub) instructions to disburse the funds therein to Origin or its designees and to CCAC.

            (l) Resignations. Effective as of the Closing, the directors of CCAC who are not continuing directors and the officers of CCAC (or as the case may be, Chardan Sub) will have resigned and that they have no claim for employment compensation in any form from CCAC.

      SECTION 9.03 Conditions to Obligations of CCAC. The obligations of CCAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Deliveries. The Origin Stockholders shall have delivered the Origin Stock and the Stock Consignment and Technology Service Agreements listed below and confirmations of receipt of payments specified in Section 2.02, and Chardan Sub shall have received the same and such other documents, certificates and instruments as may be reasonably requested by CCAC and the Chardan Sub;

                  (i) The table below lists the parties to the stock consignment agreement and the ratio of the stock consigned under the agreements.

                Parties to the Agreement                               Ratio of Stock
--------------------------------------------------------                 Consigned
     Party A                          Party B                       under the Agreement
     -------                          -------                       -------------------
Mr. Han Gengchen           State Harvest Holding Limited      34.4% of Beijing Origin shares

Mr. Yang Yasheng           State Harvest Holding Limited     28.675% of Beijing Origin shares

Mr. Yuan Liang             State Harvest Holding Limited      25.8% of Beijing Origin shares

Ms. Zhao Yuping            State Harvest Holding Limited     3.995% of Beijing Origin shares

Mr. Zhang Weidong          State Harvest Holding Limited      3.13% of Beijing Origin shares

Mr. Chen Weicheng          State Harvest Holding Limited      1.96% of Beijing Origin shares

Beijing Origin             State Harvest Holding Limited       99% of Beijing Origin shares

Mr. Han Gengchen           State Harvest Holding Limited       1% of Beijing Origin shares

Beijing Origin             State Harvest Holding Limited       90% of Beijing Origin shares

Ms. Zhang Yingli           State Harvest Holding Limited      4.1% of Beijing Origin shares

Mr. Yang Yasheng           State Harvest Holding Limited      3.86% of Beijing Origin shares

                  (ii) The table below lists the parties to the technology service agreement.

                                          Parties to the Agreement
-------------------------------------------------------------------------------------------------------------
                     Party A                                                    Party B
                     -------                                                    -------
           Beijing Origin Seed Limited                     Beijing Origin State Harvest Biotechnology Limited

 Henan Origin Cotton Technology Development Limited        Beijing Origin State Harvest Biotechnology Limited

Changchun Origin Seed Technology Development Limited       Beijing Origin State Harvest Biotechnology Limited

            (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by Origin, each Origin Subsidiary and each Origin Stockholder on or before the Closing shall have been materially complied with, and CCAC shall have received a certificate of Origin, each Origin Subsidiary and each Origin Stockholder to such effect;

            (c) Legal Opinion. CCAC shall have received from Origin's assigned counsel, the Origin Subsidiaries and the Origin Stockholders, a legal opinion addressed to CCAC, dated the Closing Date;

            (d) Consents. Origin, each Origin Subsidiary and each Origin Stockholder shall have obtained and delivered to CCAC consents of all third parties required by the Contracts and Permits set forth in Schedule 9.03(e);

            (e) Regulatory Approvals. Any Governmental Authority whose approval or consent is required each shall have unconditionally approved of the transactions contemplated by this Agreement and CCAC shall have received written confirmation thereof;

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Origin, each Origin Subsidiary and each Origin Stockholder at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects;

            (g) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of Origin, the Origin Subsidiaries or Business from that shown or reflected in the September Financial Statements and as described in the Proxy Statement. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of CCAC, would have an Origin Material Adverse Effect;

            (h) Supplemental Disclosure. If Origin, any Origin Subsidiary or any Origin Stockholder shall have supplemented or amended any Schedule pursuant to their obligations set forth in Section 8.04 in any material respect, CCAC shall notice Origin that, as a result of information provided to CCAC in connection with any or all of such amendments or supplements, CCAC has determined not to proceed with the consummation of the transactions contemplated hereby; and

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by Origin, each Origin Subsidiary and each Origin Stockholder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by Origin, each Origin Subsidiary and each Origin Stockholder, as appropriate, as of the Closing, shall have been delivered to CCAC.

            (j) Origin Proxy Information. The Origin Proxy Information, at the time of distribution of the Proxy Statement and at Closing, will accurately reflect the Business, Origin, the Origin Subsidiaries, and the Origin Stockholders, and the Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

            (k)  Employment  Agreements  and  Option  Agreements.  Each  of  Han
Gengchen, Yuan Liang, Yang Yasheng, and any other "key " employees designated by Dr. Han will enter into employment agreements in form of Schedules I, J and K with Origin. These agreements generally are to provide employment terms of three years, at current compensation levels and include Intellectual Property assignment and non-competition provisions for not less than two years after termination of employment.

            (l) Minimum Assets. At the Closing, Origin and the Origin Subsidiaries will certify to CCAC that on a consolidated basis, immediately prior to closing, Origin will have not less than US $10,000,000 in cash assets and will only have short- and long-term debt arising in the ordinary course. In addition, Origin will certify that the fair market value of the consolidated Origin entities represents at least 80% of CCAC's net assets at the date of Closing.

            (m) Voting Agreements. Each of Gengchen Han, Yasheng Yang and Leong Yuen, recipients of Chardan Sub Stock, will have entered into voting agreements with Chardan Sub, to be delivered at the Closing, that provide that they will vote all the shares of Chardan Sub Stock over which they have direct or beneficial ownership and right to vote in favor of Kerry

Propper and one other designee as director of CCAC or Chardan Sub after the Closing, for a period of three years after the Closing.

                                   ARTICLE X
                                 INDEMNIFICATION

      SECTION 10.01 Indemnification by Origin Stockholders. Subject to the limitations set forth in Section 10.04, each of the Origin Stockholders shall indemnify and hold harmless CCAC (or Chardan Sub after the Closing) from and against, and shall reimburse CCAC (or Chardan Sub after the Closing) for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the representations or warranties or covenants of Origin, the Origin Subsidiaries or the Origin Stockholders contained in this Agreement. Indemnification pursuant to this
Section 10.01 shall be the sole remedy of CCAC (or Chardan Sub after the Closing) with respect to any breach of the representations and warranties or covenants of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement. This indemnity shall survive the Closing for a period of four years after the Closing Date with respect to Claims arising under the foregoing clause (i) other than Claims arising as a result of a breach of the representations and warranties in Sections 3.01, 3.02, 3.03, 4.01, 4.02, 4.03,
4.14 and 4.15, as to which it shall survive  without  limitation as to time, and
(ii) Claims arising as a result of a breach of the representations and warranties in Sections 3.06, 4.16, 4.18 and 4.20, as to which it shall survive for a period of six months after the expiration of the statute of limitations. Each Origin Stockholder shall give prompt written notice to CCAC (or Chardan Sub after the Closing) of any Third Party Claims or other facts and circumstances known to them which may entitle CCAC (or Chardan Sub after the Closing) to indemnification under this Section 10.01.

      SECTION 10.02 Indemnification by CCAC. Subject to the limitations set forth in Section 10.04, CCAC (and Chardan Sub after the Closing) shall indemnify and hold harmless each Origin Stockholder from and against, and shall reimburse each Origin Stockholder for, any Damages which may be sustained, suffered or incurred by such Origin Stockholder, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of CCAC's representations or warranties or covenants contained in this Agreement. The indemnity in the foregoing clause (a) shall survive the Closing for a period of four years after the Closing Date. CCAC (or Chardan Sub after the Closing) shall give each Origin Stockholder prompt written notice of any Third Party Claims or other facts and circumstances known to it which may entitle them to indemnification under this Section 10.02.

      SECTION 10.03 Notice, Etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. With respect to Third Party Claims, an Indemnified Party (i) shall give the Indemnifying Party prompt notice of any Third Party Claim, (ii) prior to taking any action with respect to such Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party Claim, (iii) shall not consent to any settlement or compromise of the Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iv) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Third Party Claim (including, except as provided in the penultimate sentence of this Section, the compromise or settlement thereof) at its own cost and expense. If the Indemnifying Party shall elect to assume the exclusive defense of any Third Party Claim pursuant to this Agreement, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel relating to such Third Party Claim after the date of delivery to the Indemnified Party of such notice of election. The Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages or such relief would have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, if the Indemnifying Party elects to assume the defense with respect to any Third Party Claim, the Indemnifying Party shall have the right to compromise or settle for solely monetary damages such Third Party Claim, provided such settlement will not result in or have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, the Party which defends any Third Party Claim shall, to the extent required by any insurance policies of the Indemnified Party, share or give control thereof to any insurer with respect to such Claim.

      SECTION 10.04 Limitations.

            (a) No Origin Stockholder or Origin Stockholders shall be required to indemnify CCAC under Section 10.01 unless the aggregate of all amounts for which indemnity would otherwise be due against them exceeds $50,000, but then the Origin Stockholders will be liable for the full amount of Damages.

            (b) CCAC (or Chardan Sub after Closing) shall not be required to indemnify any Origin Stockholder under Section 10.02 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $50,000, but then CCAC (or Chardan Sub after Closing) will be liable for the full amount of Damages.

            (c) If a Third Party Claim subject to indemnification by any Origin Stockholder is brought against Origin or any Origin Subsidiary and Origin and/or the Origin Subsidiary prevails in the defense thereof, such Origin Stockholder shall not be required to indemnify such Origin Subsidiary or CCAC (or Chardan Sub after Closing) with respect to the costs of such defense, including attorneys' fees.

      SECTION 10.05 Adjustment to Purchase Price; Setoff.

            (a) Purchase Price. Any indemnification payments made pursuant to Sections 10.01 and 10.02 shall be deemed to be an adjustment to the Purchase Price. To the extent that any Origin Stockholder is obligated to indemnify CCAC or the Chardan Sub after Closing under the provisions of the Article X for Damages reduced to a monetary amount, CCAC or Chardan Sub after Closing shall have the right to adjust any amount due and owing or to be due and owing under any agreement with the Origin Stockholder, whether under this Agreement or any other agreement between the Origin Stockholder and any of CCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities. To the extent that CCAC or Chardan Sub is obligated to indemnify Origin or any Origin Stockholders after Closing under the provisions of this Article X for Damages reduced to a monetary amount, Origin or any Origin Stockholders after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with CCAC or Chardan Sub, whether under this Agreement or any other agreement between the Origin or Origin Stockholder and any of CCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities.

            (b) Holdback Amount. Notwithstanding the foregoing, CCAC, and Chardan Sub after the Closing, may apply all or a portion of the Holdback Amount to satisfy any Claim for indemnification pursuant to this Article X. CCAC, and Chardan Sub after the Closing, will hold the Holdback Amount until final resolution of the Claim or dispute. The Holdback Amount is security for the indemnification obligations of the Origin Stockholders and is not a limitation on the Damages recoverable or liquidated damages and such security does not limit any other right of set off or recovery under this Agreement or at law, whether pursuant to this Agreement or any other agreement of the Origin Stockholders.

      SECTION 10.06 Claims on behalf or in right of CCAC and Chardan Sub. Pursuant to the provisions of this Article X, if any Claim for indemnification is to be brought against the Origin Stockholders on behalf of or by right of CCAC, or Chardan Sub after the Closing, such claims will be determined by the Independent Committee of the Board of Directors. Any settlement of a Claim for indemnification brought on behalf of or by right of CCAC, or Chardan Sub after the Closing, shall be determined and approved by the Independent Committee of the Board of Directors. The Independent Committee of the Board of Directors of CCAC, or Chardan Sub after the Closing, will consist of two persons, none of which are officers or employees of CCAC, or Chardan Sub after the Closing, or any of their operating subsidiary companies or are direct or beneficial owners of 5% or more of the voting capital stock of CCAC, or Chardan Sub after the Closing. For a period of not less than four years after the Closing or until final resolution of Claims under this Section X brought by or by right of CCAC, or Chardan Sub after the Closing, the board of directors of CCAC, or Chardan Sub after the Closing, will maintain a sufficient number of directors such that it will be able to maintain the Independent Committee.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

      SECTION 11.01 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

            (a) by mutual written consent of CCAC and Origin;

            (b) (i) by CCAC if Origin, any Origin Subsidiary or any Origin Stockholder amends or supplements any Origin, Origin Subsidiary or Origin Stockholder schedule hereto in accordance with Section 8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other), operations or prospects of Origin or any Origin Subsidiary or the Business, as a whole or in part, after the date hereof, or (ii) by Origin if CCAC amends or supplements any CCAC Schedule hereto in accordance with
Section 8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other) or operations of CCAC.

            (c) by either CCAC or Origin, if the Closing has not occurred by May 31, 2005 (or such other date as may be extended from time to time by written agreement of CCAC and Origin); provided, however, that the right to terminate this Agreement under this Section 11.01(c) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

            (d) by Origin, (i) if CCAC shall have breached any of its covenants in Articles VII or VIII hereof in any respect or (ii) if the representations and warranties of CCAC contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, CCAC has not cured such breach within 10 Business Days of Origin's notice of an intent to terminate;

            (e) by CCAC, (i) if Origin, any Origin Subsidiary or any Origin Stockholder shall have breached any of the covenants in Articles VI or VIII hereof in any respect or (ii) if the representations and warranties of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement shall not be true and correct in all material respects, at the time made, or
(iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Origin, such Origin

Subsidiary or Origin Stockholder have not cured such breach within 10 Business Days of CCAC's notice of an intent to terminate;

            (f) by Origin, if the Board of Directors of CCAC (or any committee thereof) at the time of the signing of this Agreement shall have failed to recommend or withdrawn or modified in a manner adverse to Origin its approval or recommendation of this Agreement and any of the transactions contemplated hereby;

            (g) by CCAC if the Board of Directors of CCAC shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in the Board of Directors breaching its fiduciary duties to stockholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction;

            (h) by either CCAC or Origin, if, at CCAC's Stockholder Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CCAC's common stock required under its certificate of incorporation, or 20% or more of the number of shares of CCAC's common stock outstanding as of the date of the record date of the stockholders meeting held by Persons other than the Initial Stockholders exercise their rights to convert the shares of CCAC's common stock held by them into cash in accordance with CCAC's certificate of incorporation.

      SECTION 11.02 Effect of Termination.

            (a) In the event of termination and abandonment by CCAC or by Origin, or both, pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section 11.02, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

            (b) Consequence of Termination. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (i) each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (ii) all confidential information received by either Party hereto with respect to the business of the other Party, or in the case of the Origin Stockholders, of the Origin Subsidiaries, hereto shall be treated in accordance with Section 8.06 hereof, which shall survive such termination or abandonment.

            Termination Recovery and Fee. If this Agreement is terminated by CCAC under Section 11.01(b)(i) or (e), then CCAC will be entitled to $1,000,000 due and payable immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that CCAC may have against the other parties to this Agreement for such breach. If this Agreement is terminated by Origin under Section 11.01(b)(ii), (d) or
(f), then Origin will be entitled to $1,000,000 due and payable from Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (collectively, the "CCAC Initial Stockholders"), pro rata among such individuals in relation to their initial ownership in CCAC, immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that Origin may have against the other parties to this Agreement for such breach.

      SECTION 11.03 No Claim Against Trust Fund. It is understood by Origin, the Origin Subsidiaries and the Origin Stockholders that in the event of breach of this Agreement or any of the Transactional Documents by CCAC and Chardan Sub, that they have no right to Damages, including the termination fees set forth in Sectoin11.02(c) from CCAC or Chardan Sub. In addition, Origin, the Origin Subsidiaries and the Origin Stockholders agree that they have no right to any amount held in the trust fund referred to in Section 5.07 and they will not make any claim against CCAC and Chardan Sub that would adversely affect the business, operations or prospects of CCAC and Chardan Sub or the amount of the funds held in the trust fund referred to in Section 5.07.

                                   ARTICLE XII
                                   DEFINITIONS

      SECTION 12.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

      "Business" means the combined and several operations and proposed combined and several operations of Origin, the Origin Subsidiaries and their respective affiliates, contract parties and nominees (or beneficial owners) as a breeder, developer, producer and marketer of top-quality seeds to customers.

      "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

      "Claim" means any claim, demand, suit, proceeding or action.

      "Company's Accountants" means Deloitte & Touche.

      "Contracts" mean any contract, agreement, arrangement, plan, lease, license or similar instrument.

      "Copyrights" shall mean all copyrights, including rights in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

      "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party or the Company and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

      "Direct Claim" means any claim other than a Third Party Claim.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP"  means  generally  accepted  accounting  principles,   consistently
applied in the United States.

      "Government Securities" means any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.

      "Governmental Authority" means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

      "Intellectual Property" means any intellectual property rights, including, without limitations, Patents, Copyrights, service marks, moral rights, Trade Secrets, Trademarks, designs and Technology, together with (a) all registrations and applications for registration therefore and (b) all rights to any of the foregoing (including (i) all rights received under any license or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing, (iii) all rights to apply fore or register any of the foregoing),
(iv) domain names and URL's of or relating to the Acquired Assets and variations of the domain names and URL's, (vi) Contracts which related to any of the foregoing, including invention assignment, intellectual property assignment, confidentiality, and non-competition agreements, and (vii) goodwill of any of the foregoing.

      "Initial Stockholders" means all of the shares of common stock of CCAC issued and outstanding prior to March 16, 2004 held by various Persons.

      "Laws" means all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped.

      "Lien" means any lien, claim, contingent interest, security interest, charge, restriction or encumbrance.

      "Party" means CCAC, on the one hand, and Origin, each Origin Subsidiary and each Origin Stockholder, on the other hand (collectively, "Parties").

      "Patents" means all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

      "Permits"  means  all  governmental   registrations,   licenses,  permits,
authorizations and approvals.

      "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

      "PRC GAAP" means PRC Accounting Standards for Business Enterprises in effect from time to time applied consistently throughout the periods involved.

      "Release"  means  any  spilling,   leaking,  pumping,  pouring,  emitting,
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      "Representatives"   of  either   Party  means  such   Party's   employees,
accountants,   auditors,   actuaries,   counsel,  financial  advisors,  bankers,
investment bankers and consultants.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Software" means all software, in object, human-readable or source code, whether previously completed or now under development, including programs, applications, databases, data files, coding and other software, components or elements thereof, programmer annotations, and all versions, upgrades, updates, enhancements and error corrections of all of the foregoing.

      "Stockholder Meeting" has the meaning specified in Section 7.01.

      "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

      "Technology" means any know-how, confidential or proprietary information, name, data, discovery, formulae, idea, method, process, procedure, other invention, record of invention, model, research, Software, technique, technology, test information, market survey, website, or information or material of a like nature, whether patentable or unpatentable and whether or not reduced to practice.

      "Third Party Claim" means a Claim by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

      "Trade Secrets" means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software and compilations of information) and all claims and rights related thereto.

      "Trademarks" means any and all United States and foreign trademarks, service marks, logos, trade names, corporate names, trade dress, Internet domain names and addresses, and all goodwill associated therewith throughout the world.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

      SECTION 13.01 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

      SECTION 13.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

            (a) If to Origin or to Dr. Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhang Weidong or Mr. Chen Weicheng:

                        State Harvest Holdings Limited
                        c/o Beijing Origin Seed Technology Inc.
                        E201 Zhongguanchen Development Building
                        12 Shangdi Xinxi, Haidan District
                        Beijing, China  100085

                  with a copy to:

                        GuanTao Law Firm
                        6/F, Tower B, Tong Tai Plaza
                        No. 33 Finance Street
                        Xicheng District
                        Beijing 10032

            (b) If to CCAC or the CCAC Initial Stockholders:

                        Chardan China Acquisition Corp.
                        625 Broadway
                        Suite 1111
                        San Diego, California 92101
                        Attention: Dr. Richard D. Propper
                        Telecopier No.: (858) 847-9090
                  with a copy to:

                        Graubard Miller
                        600 Third Avenue
                        New York, New York  10016
                        Attention: David Alan Miller, Esq.
                        Telecopier No.: 212-818-8181

      SECTION 13.03 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

      SECTION 13.04 Waiver.  At any time prior to the Closing,  either Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

      SECTION 13.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 13.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 13.07 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between Origin, any Origin Subsidiary, any Origin Stockholder and CCAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

      SECTION 13.08 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

      SECTION 13.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

      SECTION 13.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                       CHARDAN CHINA
                                       ACQUISITION CORP.
                                       (excluding Section 11.02(c))

                                       By: _____________________________________
                                       Name:  Richard D. Propper, MD
                                       Title: Chairman

                                       _________________________________________
                                       Kerry Propper
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Dr. Richard D. Propper
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Jiangnan Huang
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Li Zhang
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Dan Beharry
                                       (Solely with respect to Section 11.02(c))

                                       _________________________________________
                                       Steven Urbach
                                       (Solely with respect to Section 11.02(c))

                                       STATE HARVEST HOLDINGS LIMITED

                                       By or Designated by: ____________________
                                 Name: Han Gengchen, PhD
                                Title: CEO

                                       By or Designated by: ____________________
                                       Name: Yang Yasheng

                                       By or Designated by: ____________________
                                       Name:Yuan Liang

                                       By or Designated by: ____________________
                                       Name: Zhao Yuping

                                       By or Designated by: ____________________
                                       Name: Zhang Weidong

                                       By or Designated by: ____________________
                                       Name: Chen Weicheng

                                       By or Designated by: ____________________
                                       Name:  Bo Luxia

                                       By or Designated by: ____________________
                                       Name:  Huang Xilin

                                       By or Designated by: ____________________
                                       Name:  Huo Qingtao

                                                                         Annex B

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                            MEMORANDUM OF ASSOCIATION
                                       OF
                             ORIGIN AGRITECH LIMITED

      NAME

1.    The name of the Company is Origin Agritech Limited.

      REGISTERED OFFICE

2. The Registered Office of the Company will be situated at P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands.

      REGISTERED AGENT

3. The Registered Agent of the Company will be Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands.

      GENERAL OBJECTS AND POWERS

4.    (1)   The object of the Company is to engage in any act or  activity  that is not prohibited under any law for the time being in force in the British Virgin Islands.

      (2)   The Company may not:

            (a) carry on business with persons resident in the British Virgin Islands;

            (b)   own an  interest  in real  property  situated  in the  British
                  Virgin  Islands,  other than a lease  referred to in paragraph
                  (e) of sub clause (3);

            (c) carry on banking or trust business unless it is licensed to do so under the Banks and Trust Companies Act, l990;

            (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

            (e) carry on the business of company management, unless it is licensed under the Company Management Act, l990;

            (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

      (3) For purposes of paragraph (a) of sub clause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

            (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

            (b) it makes or maintains professional contact with solicitors, barristers, accountants, book-keepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

            (c) it prepares or maintains books and records within the British Virgin Islands;

            (d) it holds, within the British Virgin Islands, meetings of its directors or members;

            (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

            (f)   it holds shares,  debt  obligations  or other  securities in a
                  company   incorporated   under  the   International   Business
                  Companies Act or under the Companies Act; or

            (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

      (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

      CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

      AUTHORIZED CAPITAL

6. The Company shall have no authorized capital but shall be authorized to issue 61,000,000 shares.

      CLASSES, NUMBER AND PAR VALUE OF SHARES

7.    The Company is authorized to issue two classes of shares as follows:

      (a) 60,000,000 shares in one series of $.0001 par value each ("Ordinary Shares"); and

      (b) 1,000,000 preference shares in one series of $.0001 par value each ("Preferred Stock").

      DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.    (1)   Ordinary Shares

            All Ordinary Shares shall

            (a)   have one vote each;

            (b) be subject to redemption, purchase or acquisition by the Company for fair value; and

            (c)   have  the  same   rights   with   regard  to   dividends   and
                  distributions upon liquidation of the Company.

      (2)   Preferred Stock

            The Board of Directors of the Company is authorized, subject to limitations prescribed by law and the provisions of this Clause 8, to amend the Company's Memorandum of Association to provide for the creation from time to time of one or more classes of shares of Preferred Stock, and pursuant to such amendment, to establish the number of shares and series to be included in each such class, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such class. The authority of the Board of Directors with respect to each class shall include, but not be limited to, determination of the following:

            (a) the number of shares and series constituting that class and the distinctive designation of that class;

            (b) the dividend rate on the shares of that class, whether dividends shall be cumulative, and, if so, from which date or dates,and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes of stock;

            (c) whether that class shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) whether that class shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

            (e) whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that class, and, if so, the terms and amounts of such sinking fund;

            (g) the right of the shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company;

            (h) the right of the shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes of stock; and

            (i) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

            RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

      9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

            REGISTERED SHARES

      10.   Shares in the Company may be issued as registered shares only.

            AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

      11. The Company may only amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

            DEFINITIONS

      12. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

      We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association.

__________________________________            __________________________________
Witness:                                      Subscriber:

Aiko Stevens                                  Carl Seymour
P.O. Box 173                                  Maples Finance BVI Limited
Kingston Chambers                             P.O. Box 173
Road Town, Tortola                            Kingston Chambers
British Virgin Islands                        Road Town, Tortola
                                              British Virgin Islands

                                                                         Annex C

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                             ARTICLES OF ASSOCIATION

                                       OF

                             ORIGIN AGRITECH LIMITED

                                   PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words                                   Meaning
-----                                   -------

capital The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                                        (a) the   aggregate   of   the   amounts
                                            designated   as   capital   of   all
                                            outstanding shares without par value
                                            of the  Company  and shares  without
                                            par  value  held by the  Company  as
                                            treasury shares, and

                                        (b) the amounts as are from time to time
                                            transferred  from surplus to capital
                                            by a resolution of directors.

member                                  A  person   who  holds   shares  in  the
                                        Company.

Person An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

Words                                   Meaning
-----                                   -------

resolution of directors                 (a) a  resolution  approved  at  a  duly
                                            convened  directors and  constituted
                                            meeting of  directors of the Company
                                            or of a committee  of  directors  of
                                            the Company by the affirmative  vote
                                            of  a   simple   majority   of   the
                                            directors present at the meeting who
                                            voted and did not abstain; or

                                        (b) a resolution consented to in writing
                                            by  a   simple   majority   of   the
                                            directors or of a simple majority of
                                            the  members  of  the  committee  of
                                            directors, as the case may be.

                                        (c) The   foregoing    resolutions    or
                                            consents  may include the actions of
                                            director alternates.

meeting of directors                    With  respect  to  calling a meeting  of
                                        directors, a resolution consented to in writing by any one director and notified to all other directors.

resolution of members                   A resolution approved at a duly convened
                                        and constituted meeting of the members of the Company by the affirmative vote of

                                        (a) a simple  majority  of the  votes of
                                            the shares  entitled to vote thereon
                                            which were  present  at the  meeting
                                            and were voted and not abstained, or

                                        (b) a simple  majority  of the  votes of
                                            each class or series of shares which
                                            were  present  at  the  meeting  and
                                            entitled to vote  thereon as a class
                                            or  series  and were  voted  and not
                                            abstained  and of a simple  majority
                                            of the votes of the remaining shares
                                            entitled to vote thereon  which were
                                            present  at  the  meeting  and  were
                                            voted and not abstain.

securities                              Shares  and  debt  obligations  of every
                                        kind, and options, warrants and rights to acquire shares, or debt obligations.

surplus The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

Words                                   Meaning
-----                                   -------

the Act The International Business Companies Act (Cap 291) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

the Memorandum                          The  Memorandum  of  Association  of the
                                        Company as originally framed or as from time to time amended.

the Seal Any Seal which has been duly adopted as the Seal of the Company.

these Articles                          These   Articles   of   Association   as
                                        originally framed or as from time to time amended.

treasury shares                         Shares   in  the   Company   that   were
                                        previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum, currently United States dollars.

                                REGISTERED SHARES

7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company or under the Seal of the Company. The certificate shall specify the share or shares held by the member and shall

      (a) be signed by two directors or two officers of the Company, or by one director and one officer; or

      (b) be under the Seal of the company, with or without the signature of any director or officer of the company and the signature of the director(s) or officer(s) and/or the Seal may be facsimiles.

8. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

                 SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS

9. Subject to the provisions of these Articles and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

10. No share in the Company may be issued until the consideration in respect thereof is fully paid as provided in the Act, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

11. Shares in the Company may be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

18.   Subject to provisions to the contrary in

      (a)   the Memorandum or these Articles;

      (b)   the  designations,   powers,  preferences,  rights,  qualifications,
            limitations and restrictions with which the shares were issued; or

      (c) the subscription agreement for the issue of the shares, the Company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

19. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

20. A determination by the directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

      (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

      (b)   by virtue of a transfer of capital pursuant to Regulation 47;

      (c)   by virtue of the provisions of Section 83 of the Act; or

      (d)   pursuant to an order of the Court.

21. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

22. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

23. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

                   MORTGAGES AND CHARGES OF REGISTERED SHARES

24. Members may pledge, hypothecate, mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid pledge, hypothecation, mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

25. In the case of the pledge, hypothecate, mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

      (a) a statement that the shares are pledged, hypothecated, mortgaged or charged;

      (b)   the name of the pledge, mortgagee or chargee; and

      (c) the date on which the aforesaid particulars are entered in the share register.

26. Where particulars of a pledge, hypothecation, mortgage or charge are registered, such particulars shall be cancelled

      (a) with the consent of the named pledgee, mortgagee or chargee or anyone authorized to act on his behalf; or

      (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the pledge, hypothecation, mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

27. Whilst particulars of a pledge, hypothecation, mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

                                   FORFEITURE

28. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

29. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

30.   The written notice specifying a date for payment shall

      (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

      (b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

31. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

32. The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

                                      LIEN

33. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

34. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

35. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

36. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

37. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

                             TRANSMISSION OF SHARES

38. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three Regulations.

39. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

40. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

41. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

42. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

             REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

43. The Company may by a resolution of directors or a resolution of members amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

44. Subject to the requirements of the Memorandum, the Company may by either a resolution of members or a resolution of directors amend the Memorandum to

      (a) increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing;

      (b)   increase the number of its shares having no par value;

      (c) increase its capital constituted by shares of no par value by transferring reserves or profits to the capital, with or without a distribution of shares;

      (d) combine and divide all or any part of its share capital into shares of larger amount than its existing shares or combine and reduce the number of the issued no par value shares;

      (e) increase the number of its issued no par value shares without an increase of its capital;

      (f) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum;

      (g)   convert any shares having a par value into shares of no par value;

      (h)   convert any shares of no par value into  shares  having a par value;
            or

      (i) convert any of its shares, whether issued or not, into shares of another class.

45. The Company may by a resolution of directors or a resolution of members amend the Memorandum to

      (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

      (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

      provided,  however, that where shares are divided or combined under (a) or
      (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

46. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

47. Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

48. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

49. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

                        MEETINGS AND CONSENTS OF MEMBERS

50. Any action required or permitted to be taken by the members must be effected at a duly called meeting (as described in Regulations 52 and 53) of the members entitled to vote on such action and may not be effected by written resolution.

51. Meetings of members shall be held at such places as may be fixed from time to time by the directors.

52. An annual meeting of members for election of directors and for such other business as may come before the meeting shall be held each year at such date and time as may be determined by the directors.

53. Special meetings of members (being all meetings of members which are not annual meetings) may be called only by the directors pursuant to a resolution of directors to that effect or upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in the Company.

54. Written notice of all meetings of members, stating the time, place and purposes thereof, shall be given not fewer than seven days before the date of the proposed meeting to those persons whose names appear as members in the share register of the Company on the date of the notice and are entitled to vote at the meeting.

55. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

56.   A meeting of members may be called on short notice:

      (a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

      (b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

57. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

58. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

59. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

60. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy:

                                (Name of Company)

I/We ___________________________________________________________________________
being a member of the above Company with.________________________________ shares HEREBY APPOINT__________________________________________________________________
of______________________________________________________________________________
or failing him._________________________________________________________________
of ________________________________________________________________________to be
my/our proxy to vote for me/us at the meeting of members to be held on the.____________ day of._________________________________________________ and at
any adjournment thereof.

[Any restrictions on voting to be inserted here]

Signed this.___________________ day of._________________________________________

________________________________
Member

61.   The following shall apply in respect of joint ownership of shares:

      (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

      (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

      (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

62. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

63. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

64. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

65. At any meeting of members, only such business shall be conducted as shall have been brought before such meeting:

      (a)   by or at the direction of the Chairman of the Board of Directors; or

      (b) by any member who is a holder of record at the time of the giving of the notice provided for in Regulation 54 who is entitled to vote at the meeting and who complies with the procedures set out in Regulation 66.

66. For business to be properly brought to the annual meeting of members by a member, the member must have given timely written notice thereof, either by personal delivery or by prepaid registered post to the Secretary of the Company (the "Secretary") at the principal executive offices of the Company. To be timely, a member's notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, in order to be timely, notice by the member must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. For the purposes of this Regulation 66, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from original date shall be deemed, for purposes of notice, to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A member's notice to the Secretary shall set out as to each matter that the member wishes to be brought before the meeting of members:

            (i) a brief description of the business desired to be brought before the meeting;

            (ii) the name and address of record of the member proposing such business;

            (iii) the class  and  number  of  shares  of the  Company  which are beneficially owned by such member;

            (iv)  any material interest of such member in such business; and

            (v) if the member intends to solicit proxies in support of such member's proposal, a representation to that effect

      (b) Notwithstanding the aforegoing, nothing in this Regulation 66 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the directors. The chairman of a meeting of members shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Regulation 66 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. However, the notice requirements set out in this Regulation 66 shall be deemed satisfied by a member if the member has notified the Company of his intention to present a proposal at a meeting of members and such member's proposal has been included in a proxy statement that has been distributed by, at the direction of, or on behalf of, the directors to solicit proxies for such meeting; provided that, if such member does not appear or send a qualified representative, as determined by the chairman of the meeting, to present such proposal at such meeting, the Company need not present such proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Company.

67. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the chief executive officer shall be the chairman. In the absence of the chief executive officer, such person as shall be selected by the Board of Directors shall act as chairman of the meeting.

68. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

69. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

70. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

71. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

72. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

73. Directors of the Company may attend and speak with members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

74. No business of the Company shall be conducted at a meeting of members except in accordance with the provisions of these Regulations 50 to 73.

                                    DIRECTORS

75. The initial number of directors shall be one until such time as the Company merger with its parent corporation when the number of directors shall be increased to nine. Subject to the requirements of the Memorandum, the directors may by a resolution of directors, amend this Regulation 75 to change the number of directors.

76. Subject to Regulation 75 to change the number of directors, the continuing directors may act, notwithstanding any casual vacancy in their body, so long as there remain in office not less than the prescribed minimum number of directors duly qualified to act, but if the number falls below the prescribed minimum, the remaining directors shall not act except for the purpose of filling such vacancy.

77. The shareholding qualification for directors may be fixed, and from time to time varied, by a resolution of members and unless and until so fixed no qualification shall be required. A director must be an individual.

78. The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

79. The first directors of the Company shall be appointed by the subscribers to the Memorandum, and thereafter, directors shall hold office until the next annual meeting of shareholders or until such director's earlier resignation, removal from office, death or incapacity.

80. Any vacancy on the Board of Directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of members shall be filled only by the affirmative vote of a majority of all the directors then in office (even if less than a quorum).

81. (a) Nominations of persons for election to the Board of Directors shall be made only at a meeting of members and only

            (i)   by or at the direction of the directors; or

            (ii) by a member entitled to vote for the election of directors who complies with the notice procedures set out below.

      (b) Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a members' notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, notice by the member to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. For the purposes of this Regulation, any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a member of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set out

            (i) the name and address of the member who intends to make the nomination and of the persons to be nominated;

            (ii) a representation that the member is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to nominate the persons specified in the notice;

            (iii) a description of all  arrangements or  understandings  between the member and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the member;

            (iv) such other information regarding each nominee proposed by such member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange

                  Commission, had each nominee been nominated, or intended to be nominated, by the directors;

            (v) the consent of each nominee to serve as a director of the Company if so elected; and

            (vi) if the member intends to solicit proxies in support of such member's nominees, a representation to that effect.

82. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the aforegoing procedure detailed in Regulation 81. Only such persons as are nominated in accordance with the procedures set out in Regulation 81 shall be eligible to serve as directors of the Company. If at any meeting of members at which an election of directors ought to take place, the place of any retiring director is not filled, he shall, if willing, continue in office until the dissolution of the annual meeting of members in the next year, and so on from year to year until his place is filled, unless it shall be determined at such meeting not to fill such vacancy.

83. The appointment of a director shall take effect upon compliance with the requirements of the Act.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

84. Subject to the provisions of the Act, a director shall cease to hold office as such only:

      (a)   if he becomes of unsound mind; or

      (b) if (unless he is not required to hold a share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of shares to qualify him for office; or

      (c) if he is absent from meetings of the directors for six consecutive months without leave of the board of directors, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period; or

      (d)   if he dies; or

      (e) one month or, with the permission of the directors earlier, after he has given notice in writing of his intention to resign; or

      (f) if he shall, pursuant to the provisions of the Act, be disqualified or cease to hold office or be prohibited from acting as director; or

      (g) if he is removed from office by a resolution signed by all the other directors; or

      (h) if he is removed from office for cause by a resolution of members. For the purposes hereof, cause means the willful and continuous failure by a director to substantially perform his duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the director in gross misconduct materially and demonstrably injurious to the Company; or

      (i) if he is removed from office without cause by a resolution of the majority of the members of the Company, being for the purposes of this Regulation 84(i) only, an affirmative vote of the holders of 662/3 percent or more of the outstanding votes of the shares entitled to vote thereon.

                              REGISTER OF DIRECTORS

85. The Company may determine by resolution of directors to keep a register of directors containing:

      (a) the names and addresses of the persons who are directors of the Company;

      (b) the date on which each person whose name is entered in the register was appointed as director of the Company; and

      (c) the date on which each person named as a director ceased to be a director of the Company.

86. If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.

                               MANAGING DIRECTORS

87. The directors may from time to time and by resolution of directors appoint one or more of their number to be a managing director or joint managing director and may, subject to any contract between him or them and the Company, from time to time terminate his or their appointment and appoint another or others in his or their place or places.

88. A director appointed in terms of the provisions of Regulation 87 to the office of managing director of the Company may be paid, in addition to the remuneration payable in terms of Regulation 78, such remuneration not exceeding a reasonable maximum in each year in respect of such office as may be determined by a disinterested quorum of the directors.

89. The directors may from time to time, by resolution of directors, entrust and confer upon a managing director for the time being such of the powers and authorities vested in them as they think fit, save that no managing director shall have any power or authority with respect to the matters requiring a resolution of directors under the Act.

                               POWERS OF DIRECTORS

90. The business and affairs of the Company shall be managed by the directors who may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

91. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

92. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

93. The directors may authorize the payment of such donations by the Company to such religious, charitable, public or other bodies, clubs, funds or associations or persons as may seem to them advisable in the interests of the Company.

94. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

95. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

96. The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

      (a)   the sum secured;

      (b)   the assets secured;

      (c)   the  name  and   address   of  the   mortgagee,   chargee  or  other
            encumbrancer;

      (d)   the date of creation of the mortgage,  charge or other  encumbrance;
            and

      (e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

97. The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

                            PROCEEDINGS OF DIRECTORS

98. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

99. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

100. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

101. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

102. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

103. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by three quarters of the directors or three quarters of the members of the committee as the case may be, provided that a copy of the proposed resolution will have been sent to all of the directors or the members of the committee, for their consent. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

104.  The directors shall cause the following corporate records to be kept:

      (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

      (b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

      (c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

105. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

                                   COMMITTEES

106. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

107. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

108. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                    OFFICERS

109. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chief Executive Officer or one or more Joint Chief Executive Officers, a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President or one or more Joint Presidents, a Chief Operating Officer and one or more Vice-Presidents, Secretaries and Treasurers and such other holders of any other executive office in the Company or officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

110. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice-Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

111.  The emoluments of all officers shall be fixed by resolution of directors.

112. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

                              CONFLICT OF INTERESTS

113. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

114. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION

115. To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its members for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Regulation 115 by a resolution of members shall not adversely affect the right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

116. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

      (a)   is or  was a  party  or is  threatened  to be  made a  party  to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

      (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

117. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

118. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

119. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

120. If a person to be indemnified has been successful in defence of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

121. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                      SEAL

122. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    DIVIDENDS

123. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

124. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

125. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

126. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

127. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

128. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

129. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

130. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

131. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

132. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                               ACCOUNTS AND AUDIT

133. The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

134. The Company may by resolution of members call for the accounts to be examined by auditors.

135. The first auditors of the Company and subsequent auditors shall be appointed by resolution of directors.

136. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

137.  The remuneration of the auditors of the Company

      (a) in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

      (b) subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

138. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

      (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

      (b) all the information and explanations required by the auditors have been obtained.

139. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

140. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

141. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                     NOTICES

142. Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

143. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

144. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

                        PENSION AND SUPERANNUATION FUNDS

145. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

                      VOLUNTARY WINDING UP AND DISSOLUTION

146. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of director.

                                  CONTINUATION

147. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association.

____________________________________        ____________________________________
Witness:                                    Subscriber:

Aiko Stevens                                Carl Seymour
P.O. Box 173                                Maples Finance BVI Limited
Kingston Chambers                           P.O. Box 173
Road Town, Tortola                          Kingston Chambers
British Virgin Islands                      Road Town, Tortola
                                            British Virgin Islands

                                                                         Annex D

                              Approved by Board of Directors on December 7, 2004
                                     Approved by Stockholders on _________, 2005

                         CHARDAN CHINA ACQUISITION CORP.

                          2005 Performance Equity Plan

Section 1. Purpose; Definitions.

      1.1. Purpose. The purpose of the 2005 Performance Equity Plan ("Plan") is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

      1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Agreement" means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

            (e) "Common Stock" means the Common Stock of the Company, par value $.0001 per share.

            (f) "Company" means Chardan China Acquisition Corp., a corporation organized under the laws of the State of Delaware.

            (g) "Deferred Stock" means Common Stock to be received under an award made pursuant to Section 8, below, at the end of a specified deferral period.

            (h) "Disability" means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

            (i) "Effective Date" means the date set forth in Section 12.1, below.

            (j) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or
(ii) above, such price as the Committee shall determine, in good faith.

            (k) "Holder" means a person who has received an award under the Plan.

            (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

            (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

            (n) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as "retirement age" for any particular Holder. If no age is designated, it shall be 65.

            (o) "Other Stock-Based Award" means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

            (p) "Parent" means any present or future "parent corporation" of the Company, as such term is defined in Section 424(e) of the Code.

            (q)  "Plan"  means  the  Chardan  China   Acquisition   Corp.   2005
Performance Equity Plan, as hereinafter amended from time to time.

            (r) "Repurchase Value" shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 10.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

            (s) "Restricted Stock" means Common Stock received under an award made pursuant to Section 7, below, that is subject to restrictions under said
Section 7.

            (t) "SAR Value" means the excess of the Fair Market Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

            (u) "Stock Appreciation Right" means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

            (v) "Stock Option" or "Option" means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

            (w) "Stock Reload Option" means any option granted under Section 5.3 of the Plan.

            (x)   "Subsidiary"   means  any   present   or  future   "subsidiary
corporation" of the Company, as such term is defined in Section 424(f) of the Code.

            (y) "Vest" means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

      2.1. Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent possible and deemed to be appropriate by the Board, shall be "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Code.

      2.2. Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

            (a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

            (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

            (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

            (d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan;

            (e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

            (f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred that may be either automatic or at the election of the Holder;

            (g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms; and

            (h) to make payments and distributions with respect to awards (i.e., to "settle" awards) through cash payments in an amount equal to the Repurchase Value.

            Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 300,000 shares in the aggregate.

      2.3. Interpretation of Plan.

            (a) Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

            (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3. Stock Subject to Plan.

      3.1. Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,500,000 shares. Shares of Common Stock under the Plan ("Shares") may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

      3.2. Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

      Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5. Stock Options.

      5.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

      5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

            (a) Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company ("10% Stockholder").

            (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that in no event may the exercise price per share be less than $[.02] under any Stock Option.

            (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

            (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided, however, that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

            (e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder's guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder's "Immediate Family" (as defined below), or
(ii) to an entity in which the Holder and/or members of Holder's Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

            (f) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

            (g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

            (h) Other Termination. Subject to the provisions of Section 13.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if such Holder's employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

            (i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

            (j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

      5.3. Stock Reload Option. If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option ("Underlying Option") and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of Common Stock equal to the number of shares tendered to pay the exercise price and the withholding taxes (but only if such tendered shares were held by the Holder for at least six months). Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee from time to time. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Underlying Option to which the Reload Option is related.

Section 6. Stock Appreciation Rights.

      6.1. Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

      6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

            (a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

            (b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

            (c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

            (d) Shares Affected Upon Plan. The granting of a Stock Appreciation Right shall not affect the number of shares of Common Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

      7.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture ("Restriction Period"), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

      7.2. Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

            (a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock
shall  have  been  awarded.   During  the   Restriction   Period,   certificates
representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

            (b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

            (c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Deferred Stock.

      8.1. Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period ("Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

      8.2. Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

            (a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2 (d) below, where applicable), share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

            (b) Rights of Holder. A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

            (c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to
Section 10, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

            (d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event ("Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9. Other Stock-Based Awards.

      Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10. Accelerated Vesting and Exercisability.

      10.1. Non-Approved Transactions. If any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended ("Exchange Act")), is or becomes the "beneficial owner" (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

      10.2. Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company's assets or at least 50% of the combined voting power of the Company's then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company's Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award or, in the event that an outstanding award does not have any Repurchase Value, then the Board of Directors may terminate the award on payment of $.01 per share that may be acquired or vest under an award.

Section 11. Amendment and Termination.

      The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder's consent, except as set forth in this Plan.

Section 12. Term of Plan.

      12.1. Effective Date. The Plan shall be effective as of December 7, 2004 subject to the approval of the Plan by the Company's stockholders within one year after the Effective Date. Notwithstanding the foregoing, if the Plan is not approved by the Company's stockholders, it will continue to be effective provided that no Incentive Stock Options will be issued under the Plan Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

      12.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

Section 13. General Provisions.

      13.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

      13.2. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

      13.3. Employees.

            (a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its Subsidiaries in violation of the Company's policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder's employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

            (b) Termination for Cause. The Committee may, if a Holder's employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the

Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

            (c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

      13.4. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company's securities.

      13.5. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

      13.6. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

      13.7. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

      13.8. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

      13.9. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

      13.10. Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the "Securities Act"), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

      13.11. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

      13.12. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National Market and Nasdaq SmallCap Market.

                                 Plan Amendments

                 Date Approved                                       Initials of
                      by                                               Attorney
Date Approved    Stockholders,      Sections       Description of     Effecting
  by Board       if necessary       Amended          Amendments       Amendment
  --------       ------------       -------          ----------       ---------

                                                                         Annex E

                                           Adopted by the Board of Directors and
                                             Audit Committee on __________, 2005

                             AUDIT COMMITTEE CHARTER

                                       OF

                             ORIGIN AGRITECH LIMITED

Purpose

The Audit Committee is appointed by the Board of Directors ("Board") of Origin Agritech Limited. ("Company") to assist the Board in monitoring (1) the integrity of the annual, quarterly and other financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's independent auditors and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee also shall review and approve all related-party transactions.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. The members of the Audit Committee shall meet the independence and experience requirements of the The Nasdaq Stock Market, Inc.,
Section 10A(m)(3) of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations of the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee's own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1. Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

2. Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

3. If requested by the Audit Committee, management or the independent auditors, review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

4. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including:

      (a) any significant changes in the Company's selection or application of accounting principles;

      (b)   the Company's critical accounting policies and practices to be used;

      (c) All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

      (d) any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

      (e) any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

5. Discuss with management the Company's earnings press releases generally, including the use of "pro forma" or "adjusted" non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types to be presentations to be made.

6.    Discuss  with  management  and the  independent  auditor the effect on the
      Company's   financial   statements  of  (i)   regulatory   and  accounting
      initiatives and (ii) off-balance sheet structures.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-Kand Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10. At least annually, obtain and review a report from the independent auditor, consistent with Independence Standards Board Standard 1, regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11. Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12. Oversee the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13. Be available to the independent auditors during the year for consultation purposes.

Compliance Oversight Responsibilities

14. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

15.   Review and approve all related-party transactions.

16. Inquire and discuss with management the Company's compliance with applicable laws and regulations and with the Company's Code of Ethics, in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17. Establish procedures (which may be incorporated in the Company's Code of Ethics, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

19. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                         Annex F

                                              Approved by the Board of Directors
                                                             _____________, 2005
                                             Adopted by the Nominating Committee
                                                             _____________, 2005

                             ORIGIN AGRITECH LIMITED

                          Nominating Committee Charter

      The Nominating Committee's responsibilities and powers as delegated by the board of directors are set forth in this charter. Whenever the Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

I.    PURPOSE

      As set forth herein, the Committee shall, among other things, discharge the responsibilities of the board of directors relating to the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members and committee composition and structure.

II.   MEMBERSHIP

      The Committee shall consist of at least two members of the board of directors as determined from time to time by the board. Each member shall be "independent" in accordance with the listing standards of the Nasdaq Stock Market, as amended from time to time.

      The board of directors shall elect the members of this Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the board of directors, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

      A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

III.  MEETINGS AND COMMITTEE ACTION

      The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided for in the by-laws of the company with respect to meetings of the board of directors. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The Committee shall report its minutes from each meeting to the board of directors.

      The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee or minutes of a meeting of the Committee executed by the secretary setting forth the names of the members of the Committee present at the meeting or actions taken by the Committee at the meeting shall be sufficient evidence at all times as to the members of the Committee who were present, or such actions taken.

IV.   COMMITTEE AUTHORITY AND RESPONSIBLITIES

      o Developing the criteria and qualifications for membership on the board.

      o Recruiting, reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors.

      o     Reviewing  candidates  proposed  by  stockholders,   and  conducting
            appropriate inquiries into the background and qualifications of any such candidates.

      o Establishing subcommittees for the purpose of evaluating special or unique matters.

      o Monitoring and making recommendations regarding committee functions, contributions and composition.

      o     Evaluating, on an annual basis, the Committee's performance.

VI.   REPORTING

      The  Committee   shall  prepare  a  statement  each  year  concerning  its
compliance with this charter for inclusion in the Company's proxy statement.

                             ORIGIN AGRITECH LIMTED

                     Board of Director Candidate Guidelines

      The Nominating Committee of Origin Agritech Limited (the "Company") will identify, evaluate and recommend candidates to become members of the Board of Directors ("Board") with the goal of creating a balance of knowledge and experience. Nominations to the Board may also be submitted to the Nominating Committee by the Company's stockholders in accordance with the Company's policy, a copy of which is attached hereto. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

o Whether the candidate is independent pursuant to the requirements of the Nasdaq Stock Market.

o Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.

o Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an "audit committee financial expert," as defined by the Securities and Exchange Commission.

o Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.

o Whether the candidate has knowledge of the Company and issues affecting the Company.

o     Whether the candidate is committed to enhancing stockholder value.

o Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.

o Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

o Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.

o Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.

o Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Company.

o Whether the candidate is able to suggest business opportunities to the Company.

                    Stockholder Recommendations for Directors

      Stockholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to Origin Agritech Limited, 625 Broadway, Suite 1111, San Diego, California 92101,
Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Stockholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by stockholders in connection with selecting candidates for nomination in connection with the Company's annual meeting of stockholders, the Corporate Secretary must receive the stockholder's recommendation no later than thirty
(30) days after the end of the Company's fiscal year.

      The recommendation must contain the following information about the candidate:

      o     Name;

      o     Age;

      o Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

      o Principal occupation or employment and employment history (name and address of employer and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

      o     Educational background;

      o Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;

      o     Three (3) character references and contact information;

      o The number of shares of common stock of the Company beneficially owned by the candidate;

      o The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

      o A signed consent of the nominee to serve as a director of the Company, if elected.

                                                                         Annex G

                                                   Adopted by Board of Directors
                                                               ___________, 2005

                             ORIGIN AGRITECH LIMITED

                                 Code of Ethics

1.    Introduction

      The Board of Directors of Origin Agritech Limited has adopted this code of ethics (the "Code"), which is applicable to all directors, officers and employees to:

      o promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o promote the full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, as well as in other public communications made by or on behalf of the Company;

      o promote compliance with applicable governmental laws, rules and regulations;

      o     deter wrongdoing; and

      o require prompt internal reporting of breaches of, and accountability for adherence to, this Code.

      This Code may be amended only by resolution of the Company's Board of Directors. In this Code, references to the "Company" means Origin Agritech Limited and, in appropriate context, the Company's subsidiaries.

2.    Honest, Ethical and Fair Conduct

      Each person owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest, fair and candid. Deceit, dishonesty and subordination of principle are inconsistent with integrity. Service to the Company never should be subordinated to personal gain and advantage.

      Each person must:

      o Act with integrity, including being honest and candid while still maintaining the confidentiality of the Company's information where required or in the Company's interests.

      o     Observe all applicable governmental laws, rules and regulations.

      o Comply with the requirements of applicable accounting and auditing standards, as well as Company policies, in the maintenance of a high standard of accuracy and completeness in the Company's financial records and other business-related information and data.

      o     Adhere  to  a  high  standard  of  business   ethics  and  not  seek
            competitive   advantage  through  unlawful  or  unethical   business
            practices.

      o Deal fairly with the Company's customers, suppliers, competitors and employees.

      o Refrain from taking advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice.

      o     Protect the assets of the Company and ensure their proper use.

      o Refrain from taking for themselves personally opportunities that are discovered through the use of corporate assets or using corporate assets, information or position for general personal gain outside the scope of employment with the Company.

      o Avoid conflicts of interest wherever possible. Anything that would be a conflict for a person subject to this Code also will be a conflict if it is related to a member of his or her family or a close relative. Examples of conflict of interest situations include, but are not limited to, the following:

            o     any  significant   ownership   interest  in  any  supplier  or
                  customer;

            o any consulting or employment relationship with any customer, supplier or competitor;

            o     any  outside   business   activity   that   detracts  from  an
                  individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;

            o the receipt of any money, non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings;

            o being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any close relative;

            o selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable officers or directors are permitted to so purchase or sell; and

            o any other circumstance, event, relationship or situation in which the personal interest of a person subject to this Code interferes - or even appears to interfere - with the interests of the Company as a whole.

3.    Disclosure

      The Company strives to ensure that the contents of and the disclosures in the reports and documents that the Company files with the Securities and Exchange Commission (the "SEC") and other public communications shall be full, fair, accurate, timely and understandable in accordance with applicable disclosure standards, including standards of materiality, where appropriate. Each person must;

      o not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators, self-regulating organizations and other governmental officials, as appropriate; and

      o     in relation to his or her area of  responsibility,  properly  review
            and  critically   analyze  proposed   disclosure  for  accuracy  and
            completeness.

      In addition to the foregoing, the Chief Executive Officer of Company and each subsidiary of Company, the Chief Financial Officer of Parent and each subsidiary, and each other person that typically is involved in the financial reporting of the Company must familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

      Each person must promptly bring to the attention of the Chairman of the Audit Committee of the Company's Board of Directors any information he or she may have concerning (a) significant deficiencies in the design or operation of internal and/or disclosure controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

4.    Compliance

      It is the Company's obligation and policy to comply with all applicable governmental laws, rules and regulations. It is the personal responsibility of each person to, and each person must, adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to accounting and auditing matters.

5.    Reporting and Accountability

      The Audit Committee of the Board of Directors of the Company is responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. Any person who becomes aware of any existing or potential breach of this Code is required to notify the Chairman of the Audit Committee promptly. Failure to do so is itself a breach of this Code.

      Specifically, each person must:

      o Notify the Chairman of the Audit Committee promptly of any existing or potential violation of this Code.

      o Not retaliate against any other person for reports of potential violations that are made in good faith.

      The Company will follow the following procedures in investigating and enforcing this Code and in reporting on the Code:

      o The Audit Committee will take all appropriate action to investigate any breaches reported to it.

      o If the Audit Committee determines that a breach has occurred, it will inform the Board of Directors.

      o Upon being notified that a breach has occurred, the Board will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee and General Counsel, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

      No person following the above procedure shall, as a result of following such procedure, be subject by the Company or any officer or employee thereof to discharge, demotion suspension, threat, harassment or, in any manner, discrimination against such person in terms and conditions of employment.

6.    Waivers and Amendments

      Any waiver (defined below) or an implicit waiver (defined below) from a provision of this Code for the principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions or any amendment (as defined below) to this Code is required to be disclosed in the Company's Annual Report on Form 10-K or in a Current Report on Form 8-K filed with the SEC.

      A "waiver" means the approval by the Company's Board of Directors of a material departure from a provision of the Code. An "implicit waiver" means the Company's failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Company. An "amendment" means any amendment to this Code other than minor technical, administrative or other non-substantive amendments hereto.

      All persons should note that it is not the Company's intention to grant or to permit waivers from the requirements of this Code. The Company expects full compliance with this Code.

7.    Other Policies and Procedures

      Any other policy or procedure set out by the Company in writing or made generally known to employees, officers or directors of the Company prior to the date hereof or hereafter are separate requirements and remain in full force and effect.

8.    Inquiries

      All inquiries and questions in relation to this Code or its applicability to particular people or situations should be addressed to the Director of Administration.

                                                                         Annex H

                                                  Adopted by the Audit Committee
                                                                  ________, 2005

                             ORIGIN AGRITECH LIMITED

        Employee Complaint Procedures for Accounting and Auditing Matters

      It is possible that an employee may have a concern about the accounting, internal accounting controls or auditing matters relating to Origin Agritech Limited or its subsidiaries ("Company"). Where the concern falls within the scope of matters covered by this procedure statement, the employee is encouraged to follow the reporting procedures set forth below. These procedures have been established by the audit committee for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.

Scope of Matters

      These procedures relate to issues within or related to the following areas, as they relate to the Company:

      1) fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement;

      2) fraud or deliberate error in the recording and maintaining of financial records;

      3)    deficiencies in or noncompliance with internal accounting controls;

      4) misrepresentation or false statement regarding a matter contained in financial records, financial reports or audit reports; or

      5)    deviation from full and fair reporting of financial condition.

Procedure

      To report a concern, you may send by email or otherwise a written statement of the particulars of the issue to Kerry Propper, Director. If you are uncomfortable with contacting M[r/s]. _______, you may send a written statement or email to the chairman of the audit committee (currently _______________, at ________________. Letters need not be signed: The Company will accept anonymous statements. Each expression of concern should provide as much specific information as possible, including names, dates, places and events that took place, the employee's perception of why the incident may be an issue of concern and what action the employee recommends to be taken.

Treatment of Statements of Concern

      Upon receipt, all statements of concern will be recorded in a company log that will track their receipt, investigation and resolution. Each statement will be evaluated by the appropriate persons at the Company to determine if it relates to accounting functions or financial statements. Concerns about non-accounting matters will be referred to the appropriate persons. Accounting concerns will be investigated by the audit committee. Each review will be conducted in a confidential manner to the fullest extent possible, consistent with the need to conduct an adequate review. The audit committee will review the company log each fiscal quarter. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the audit committee.

      The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee based on the good faith reporting of his or her concerns regarding the accounting, internal accounting controls or auditing matters or financial statements of the Company.

                                                                         Annex I

               Section 262 of the Delaware General Corporation Law

      262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

                         Chardan China Acquisition Corp.
                            625 Broadway, Suite 1111
                           San Diego, California 92101

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF CHARDAN CHINA ACQUISITION CORP.

      The undersigned appoints Richard Propper and Kerry Propper, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Chardan held of record by the undersigned on _________, 2005 at the Special Meeting of Stockholders to be held on ___________, 2005, or any postponement or adjournment thereof.

      THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE STOCK PURCHASE AGREEMENT AND THE PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

      CHARDAN MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE CHARDAN BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side)

                  ---------------------------------------------
                          VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
                  ---------------------------------------------

                         Chardan China Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As a Chardan China Acquisition Corp. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Central Time, on _____________, 2005.

To Vote Your Proxy By Internet
------------------------------
It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1. Read the accompanying Proxy Statement and Proxy Card.
2. Go to the Website http://www.proxyvote.com
3. Enter your 12-digit Control Number located on your Proxy Card above your name.
4. Follow the instructions provided.
YOUR VOTE IS IMPORTANT!  http://www.proxyvote.com!

To Vote Your Proxy By Phone
---------------------------
It's fast, convenient, and immediate.
Call Toll-free on a Touch-Tone Phone (1-800-454-8683)
Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number (1-800-454-8683)
3.  Enter your  12-digit  Control  Number  located on your Proxy Card above your name.
4.   Follow  the   recorded   instructions.   YOUR  VOTE  IS   IMPORTANT!   Call
1-800-454-8683!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY  TELEPHONE  OR  INTERNET.

To Vote Your Proxy By Mail
--------------------------
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.    To  adopt   the   Stock   Purchase         FOR     AGAINST   ABSTAIN
      Agreement  , dated as of  December         |_|       |_|      |_|
      20,  2004,  among  Chardan,  State
      Harvest  Holdings  Limited and its
      stockholders, and the transactions
      contemplated by the stock purchase
      agreement

      Only   if  you   voted   "AGAINST"
      Proposal  Number  1 and  you  hold
      shares  of  Chardan  common  stock
      issued  in  the  Chardan   initial
      public offering,  you may exercise
      your conversion  rights and demand
      that  Chardan  convert your shares
      of  common  stock  onto a pro rata
      portion  of the trust  account  by
      marking the  "Exercise  Conversion
      Rights" box below. If you exercise
      your conversion  rights,  then you
      will be exchanging  your shares of
      Chardan  common stock for cash and
      will no longer  own these  shares.
      You  will  only  be   entitled  to
      receive  cash for these  shares if
      the stock  purchase  is  completed
      and you  continue  to  hold  these
      shares  through the effective time
      of  the  stock  purchase  and  the
      tender of your  stock  certificate
      to the combined company.

        EXERCISE CONVERSION RIGHTS               |_|

                                                 FOR     AGAINST   ABSTAIN

2.    To approve the reincorporation             |_|       |_|      |_|
      merger for redomestication
      purposes by Chardan's merger into
      Origin Agritech Limited,
      incorporated under British Virgin
      Islands law

3.    To  approve   the   Chardan   2005         |_|       |_|      |_|
      Performance Equity Plan

4.    To approve adjournment of the              |_|       |_|      |_|
      special meeting to a later date or
      dates, if necessary, to permit
      further solicitation of proxies in
      the event there are not sufficient
      votes at the time of the special
      meeting to approve the stock
      purchase agreement and
      redomestication merger.

      MARK HERE FOR ADDRESS CHANGE AND                              |_|
      NOTE AT LEFT

      PLEASE MARK, DATE AND RETURN THIS
      PROXY PROMPTLY.

Signature_________________Signature_________________Date_____________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

                         Chardan China Acquisition Corp.
                            625 Broadway, Suite 1111

                           San Diego, California 92101

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       OF CHARDAN CHINA ACQUISITION CORP.

      The undersigned appoints Richard Propper and Kerry Propper, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Chardan held of record by the undersigned on _________, 2005 at the Special Meeting of Stockholders to be held on ___________, 2005, or any postponement or adjournment thereof.

      THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE STOCK PURCHASE AGREEMENT AND THE PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

      CHARDAN MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE CHARDAN BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side)

                  ---------------------------------------------
                          VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
                  ---------------------------------------------

                         Chardan China Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As a Chardan China Acquisition Corp. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Central Time, on _____________, 2005.

To Vote Your Proxy By Internet
------------------------------
It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1. Read the accompanying Proxy Statement and Proxy Card.
2. Go to the Website http://www.proxyvote.com
3. Enter your 12-digit Control Number located on your Proxy Card above your name.
4. Follow the instructions provided.
YOUR VOTE IS IMPORTANT!  http://www.proxyvote.com!

To Vote Your Proxy By Phone
---------------------------
It's fast, convenient, and immediate.
Call Toll-free on a Touch-Tone Phone (1-800-454-8683)
Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number (1-800-454-8683)
3.  Enter your  12-digit  Control  Number  located on your Proxy Card above your name.
4.   Follow  the   recorded   instructions.   YOUR  VOTE  IS   IMPORTANT!   Call
1-800-454-8683!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY  TELEPHONE  OR  INTERNET.

To Vote Your Proxy By Mail
--------------------------
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.    To  adopt   the   Stock   Purchase         FOR     AGAINST   ABSTAIN
      Agreement  , dated as of  December         |_|       |_|      |_|
      20,  2004,  among  Chardan,  State
      Harvest  Holdings  Limited and its
      stockholders, and the transactions
      contemplated by the stock purchase
      agreement

      Only   if  you   voted   "AGAINST"
      Proposal  Number  1 and  you  hold
      shares  of  Chardan  common  stock
      issued  in  the  Chardan   initial
      public offering,  you may exercise
      your conversion  rights and demand
      that  Chardan  convert your shares
      of  common  stock  onto a pro rata
      portion  of the trust  account  by
      marking the  "Exercise  Conversion
      Rights" box below. If you exercise
      your conversion  rights,  then you
      will be exchanging  your shares of
      Chardan  common stock for cash and
      will no longer  own these  shares.
      You  will  only  be   entitled  to
      receive  cash for these  shares if
      the stock  purchase  is  completed
      and you  continue  to  hold  these
      shares  through the effective time
      of  the  stock  purchase  and  the
      tender of your  stock  certificate
      to the combined company.

        EXERCISE CONVERSION RIGHTS               |_|

                                                 FOR     AGAINST   ABSTAIN

2.    To approve the reincorporation             |_|       |_|      |_|
      merger for redomestication
      purposes by Chardan's merger into
      Origin Agritech Limited,
      incorporated under British Virgin
      Islands law

3.    To  approve   the   Chardan   2005         |_|       |_|      |_|
      Performance Equity Plan

4.    To approve adjournment of the              |_|       |_|      |_|
      special meeting to a later date or
      dates, if necessary, to permit
      further solicitation of proxies in
      the event there are not sufficient
      votes at the time of the special
      meeting to approve the stock
      purchase agreement and
      redomestication merger.

      MARK HERE FOR ADDRESS CHANGE AND                              |_|
      NOTE AT LEFT

      PLEASE MARK, DATE AND RETURN THIS
      PROXY PROMPTLY.

Signature_________________Signature_________________Date_____________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

                                     PART II

                     INFORMATIION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 57 of the International Companies Ordinance of 1984 generally provides for indemnification and permits a company to obtain insurance. The Memorandum of Association of the Registrant follows the statute. The Registrant intends to obtain director and officer insurance at the consummation of the acquisition of the Origin companies.

      The following is a statement of Section 57 of the International Companies Ordinance of 1984:

      INDEMNIFICATION.

      (1) Subject to subsection (2) and any limitations in its Memorandum or Articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

            (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

            (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

      (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

      (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

      (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

      (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

      The following is a statement of Section 58 of the International Companies Ordinance of 1984:

      INSURANCE. A company incorporated under this Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit     Description

2.1 Stock Purchase Agreement (Included in Annex A of the proxy statement/prospectus)

2.2         Agreement and Plan of Merger between Chardan China Acquisition Corp.
            and Registrant*

3.1 Memorandum of Association of Registrant (Included in Annex B of the proxy statement/prospectus)

3.2 Articles of Association of Registrant (Included in Annex C of the proxy statement/prospectus)

4.1         Specimen Unit Certificate of Registrant*

4.2         Specimen Common Stock Certificate of Registrant*

4.3         Specimen Warrant Certificate*

4.4 Form of Unit Purchase Option (Incorporated by reference from Registration Statement 333-111970, Item 4.4)

4.5 Form of Warrant Agreement between American Stock Transfer & Trust Company and Chardan China Acquisition Corp. (Incorporated by reference from Registration Statement 333-111970, Item 4.5)

5.1         Opinion of Maples & Calder*

10.1 Chardan/Agritech 2005 Performance Equity Plan (Included in Annex D of the proxy statement/prospectus)

10.2 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Dr. Richard D. Propper. (Incorporated by reference from Registration Statement 333-111970, Item 10.1)

10.3 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Kerry Jiangnan Huang. (Incorporated by reference from Registration Statement 333-111970, Item 10.2)

10.4 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Li Zhang. (Incorporated by reference from Registration Statement 333-111970, Item 10.3)

10.5 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Kerry Propper. (Incorporated by reference from Registration Statement 333-111970, Item 10.4)

10.6 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Michael Urbach. (Incorporated by reference from Registration Statement 333-111970, Item 10.5)

10.7 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Dan Beharry. (Incorporated by reference from Registration Statement 333-111970, Item 10.6)

10.8 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Steven Urbach. (Incorporated by reference from Registration Statement 333-111970, Item 10.7)

10.9 Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Anthony D. Errico Jr. (Incorporated by reference from Registration Statement 333-111970, Item 10.8)

10.10 Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Chardan China Acquisition Corp.. (Incorporated by reference from Registration Statement 333-111970,
            Item 10.9)

10.11 Form of Stock Escrow Agreement between Chardan China Acquisition Corp., Continental Stock Transfer & Trust Company and the Initial Stockholders. (Incorporated by reference from Registration Statement 333-111970, Item 10.10)

10.12 Form of Registration Rights Agreement among Chardan China Acquisition Corp. and the Initial Stockholders. (Incorporated by reference from Registration Statement 333-111970, Item 10.13)

10.13 Letter amendment to Letter Agreements between Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and each of Dr. Richard D. Propper, Jiangnan Huang, Li Zhang, Kerry Propper, Michael Urbach, Dan Beharry, Steven Urbach and Anthony D. Errico Jr. (Incorporated by reference from Registration Statement 333-111970, Item 10.16)

23.1        Consent of Goldstein Golub Kessler LLP.

23.2        Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.3        Consent of Maples & Calder (included in Exhibit 5.1)*

------------------------------
*     To be filed by amendment.

ITEM 22. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Section 13 or 15 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 6th day of May 2005.

                                           ORIGIN AGRITECH LIMITED

                                           By: /s/ Kerry Propper
                                               ---------------------
                                               Kerry Propper
                                               President

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name                   TITLE                                     Date
----                   -----                                     ----

/s/ Kerry Propper      President and Treasurer (Principal        May 6, 2005
-----------------      Executive Officer and Chief Financial
Kerry Propper          Officer)